SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Murdock Communications Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
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(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
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MURDOCK COMMUNICATIONS CORPORATION

POLAR MOLECULAR CORPORATION

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Murdock Communications Corporation, or Murdock, and Polar Molecular Corporation, or Polar, have agreed on a merger transaction involving our two companies. In order to complete the merger, both Murdock’s stockholders and Polar’s stockholders must approve the merger agreement and the merger. In connection with the merger, Murdock’s stockholders are also being asked to approve the reincorporation of Murdock in the state of Delaware (including the change of Murdock’s name to “Polar Molecular Holding Corporation,” or Holding, and an increase in the number of common shares and preferred shares that Murdock is authorized to issue), a new equity incentive plan, and a new board of directors consisting of six individuals nominated by Polar and one individual nominated by Murdock. Stockholders holding approximately 56.5% of Murdock’s outstanding common stock as of May 7, 2003 have entered into a voting agreement, which requires those stockholders to vote their shares of Murdock common stock in favor of the merger agreement and the merger, in favor of the reincorporation transaction, in favor of the equity incentive plan and in favor of the new slate of Murdock directors. Stockholders holding approximately 52.2% of Polar’s outstanding common stock as of May 7, 2003 have entered into a voting agreement, which requires those stockholders to vote their shares of Polar common stock in favor of the merger agreement and the merger. We are sending you this joint proxy statement/prospectus to ask Polar stockholders to vote in favor of the merger transaction and to ask Murdock stockholders to vote in favor of the merger transaction, the reincorporation transaction, the equity incentive plan and the new slate of directors.

The number of shares of Murdock common stock (which will become Polar Molecular Holding Corporation common stock after the reincorporation) to be issued for each share of Polar common stock is not fixed and will be adjusted based upon the conversion ratio established by the merger agreement. Under the merger agreement, the conversion ratio is calculated so that each share of Polar common stock outstanding immediately before the effective time of the merger will be converted into the number of shares of Holding common stock equal to (1) four times the number of shares of Holding common stock outstanding before the effective time of the merger, divided by (2) the number of shares of Polar common stock outstanding immediately before the effective time of the merger. Based on the number of shares of Murdock common stock and Polar common stock outstanding as of May 7, 2003, assuming the merger occurs on June 30, 2003, assuming certain Polar and Murdock debt and other Murdock obligations are converted into common stock and assuming warrants to purchase 3,732,653 shares of Polar’s common stock are exercised prior to the effective time of the merger, Polar common stock stockholders would receive approximately 2.24 shares of Holding common stock for each share of Polar common stock they own. However, the final conversion ratio will not be determined until immediately before the effective time of the merger, and could be as high as approximately 2.51 shares if none of these outstanding Polar warrants are exercised prior to the effective time of the merger. Since it is possible, if not likely, that many warrant exercises will not be effected until immediately prior to closing, stockholders will be unable to access an updated conversion ratio prior to the stockholders meeting, although Polar will provide an updated conversion ratio at the meeting itself prior to taking the stockholder vote. Polar common stockholders will not receive fractional shares in the merger. Any fractional shares will be rounded up to the nearest whole share of Holding common stock. In connection with the merger, Murdock is proposing to reincorporate as a Delaware corporation called Polar Molecular Holding Corporation, or Holding. Stockholders of Murdock will continue to own the same number of shares after the merger and reincorporation, but they will hold shares in the new Delaware corporation (Holding) instead of the current Murdock. The shares of common stock of Murdock are listed on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “MURC.” We intend to apply to have the symbol changed to “PMHC” after completion of the merger.

The merger cannot be completed unless the stockholders of both entities approve it. Both Murdock and Polar have scheduled special meetings for its respective stockholders to vote on the merger. YOUR VOTE IS VERY IMPORTANT.

Whether or not you plan to attend a meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote for the merger and the other proposals. If you fail to return your card, the effect will be a vote against the merger and the reincorporation. Failure to return your proxy card will have no effect on the proposals to approve the equity incentive plan and elect new directors.

The dates, times and places of the meetings are as follows:

FOR MURDOCK STOCKHOLDERS:	FOR POLAR STOCKHOLDERS:
June 17, 2003	June 17, 2003
11:00 a.m., CDT	10:00 a.m., MDT
Arenson Law Offices	Holme Roberts & Owen LLP
American Building, Suite 904	1700 Lincoln Street, Suite 4100
101 Second Street S.E.	Denver, CO 80203
Cedar Rapids, IA 52401

This document is a prospectus of Murdock relating to the issuance of shares of Murdock’s common stock (which will become Holding’s common stock) in connection with the merger and a joint proxy statement for both Murdock and Polar to use in soliciting proxies for our meetings. It contains answers to frequently asked questions beginning on page 1 and a summary description of the merger beginning on page 4, followed by a more detailed discussion of the merger and related matters. You should also consider the matters discussed under “RISK FACTORS” commencing on page 21 of the enclosed joint proxy statement/prospectus. We urge you to review the entire document carefully.

Eugene I. Davis	Mark L. Nelson
Chief Executive Officer	President and Chief Executive Officer
Murdock Communications Corporation	Polar Molecular Corporation

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this joint proxy statement/ prospectus. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated May 12, 2003, and is first being mailed on or about May 14, 2003.

4600 South Ulster Street, Suite 940

Denver, Colorado 80237

Notice of Special Meeting of Stockholders

To Be Held on June 17, 2003

To the Stockholders of

Polar Molecular Corporation:

Notice is hereby given that a special meeting of stockholders of Polar Molecular Corporation will be held on June 17, 2003, at 10:00 a.m. Mountain Time, at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203, for the following purposes:

1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of December 19, 2001, as amended, by and among Murdock Communications Corporation, MCC Merger Sub Corporation, and Polar and the merger of MCC Merger Sub with and into Polar; and

2. To transact other business as may properly be presented at the special meeting or any adjournments of the meeting.

Polar will not complete the merger unless its stockholders approve the merger agreement and the merger.

Only stockholders of record at the close of business on May 7, 2003, are entitled to vote at the meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

Mark L. Nelson, President, Chief Executive Officer and Chairman of the Board of Directors

Denver, Colorado May 12, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD

Murdock Communications Corporation 701 Tama Street Marion, Iowa 52302 ___________________ Notice of Special Meeting of Stockholders To be Held on June 17, 2003

To the Stockholders of

Murdock Communications Corporation:

Notice is hereby given that a special meeting of stockholders of Murdock Communications Corporation, or Murdock, will be held on June 17, 2003, at 11:00 a.m. Central Time, at Arenson Law Offices, American Building, Suite 904, 101 Second Street S.E., Cedar Rapids, Iowa 52401, for the following purposes:

1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of December 19, 2001, as amended, by and among Murdock, MCC Merger Sub Corporation, or MCC Merger Sub, and Polar Molecular Corporation, or Polar, and the merger of MCC Merger Sub with and into Polar;

2. To consider and vote upon a proposal to reincorporate Murdock as a Delaware corporation, including, among other things, a change of Murdock’s name to “Polar Molecular Holding Corporation,” an increase in the number of authorized shares of our common stock from 40,000,000 to 200,000,000 and an increase in the number of authorized and undesignated shares of our preferred stock from 1,000,000 to 50,000,000;

3. To consider and vote upon a proposal to adopt a new equity incentive plan;

4. To elect seven directors to serve until the next annual meeting of stockholders; and

5. To transact other business as may properly be presented at the special meeting or any adjournments of the meeting.

Murdock will not be able to complete the merger unless its stockholders approve the merger agreement and the merger and the increase in the authorized shares of our common stock as part of the reincorporation transaction.

Only holders of record of Murdock common stock at the close of business on May 7, 2003, are entitled to vote at the meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,

Eugene I. Davis, Chief Executive Officer

Marion, Iowa May 12, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD

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QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:    What will happen in the merger?

A:    Before the merger, Murdock will reincorporate as a Delaware corporation known as Polar Molecular Holding Corporation, or Holding. In the merger, Polar will merge with a wholly owned subsidiary of Holding (formerly Murdock), with Polar surviving as a wholly owned subsidiary of Holding. Murdock (which will become Holding) together with Polar are referred to collectively as the combined company. Polar common stockholders will become Holding common stockholders and will own approximately 80% of the shares of Holding common stock that are outstanding after the merger. Current Murdock common stockholders will own the remaining shares of Holding common stock representing approximately 20% of the Holding common stock after the merger.

Q:    Why are Murdock and Polar proposing the merger?

A:    The boards of directors of Murdock and Polar believe that the combined company will have greater access to capital than either company separately and that this greater access to capital will enhance stockholder value for their respective stockholders. The Murdock board of directors also believes that the merger will provide Murdock stockholders with the possibility of increased value through ownership of an operating company. The primary business activity of the combined company will be to continue the business currently conducted and contemplated by Polar.

Q:    How were the relative post-merger ownership percentages determined?

A:    Neither the Board of Directors of Polar nor the Board of Directors of Murdock relied on any specific quantitative factors in assigning the relative post-merger ownership percentages. Instead, the Boards took into account the factors listed above, as well as other set forth in the discussion of “The Merger” below, in assigning relative ownership percentages, without giving specific quantitative weight to any one or more of the factors.

Q:    After the merger, what will the surviving entities be called and where will they be headquartered?

A:    After the reincorporation, Murdock will be called Polar Molecular Holding Corporation, or Holding. After the merger, Polar will be the surviving entity and will continue to be called Polar Molecular Corporation, and will then be a wholly owned subsidiary of Holding. The headquarters office of each of Polar and Holding will be in Denver, Colorado.

Q:    What will happen to Polar shares, options and warrants in the merger?

A:    The number of shares of Holding common stock to be issued for each share of Polar common stock is not fixed and will be adjusted based upon the conversion ratio established by the merger agreement. Under the merger agreement, the conversion ratio is calculated so that each share of Polar common stock outstanding immediately before the effective time of the merger will be converted into the number of shares of Holding common stock equal to (1) four times the number of shares of Holding common stock outstanding immediately before the effective time of the merger (which will be the same as the number of Murdock common shares outstanding before the reincorporation), divided by (2) the number of shares of Polar common stock outstanding immediately before the effective time of the merger. Based on the number of shares of Murdock common stock and Polar common stock outstanding as of May 7, 2003, Polar common stockholders would receive approximately 2.24 shares of Holding common stock for each share of Polar common stock they own. However, the final conversion ratio will not be determined until immediately before the effective time of the merger. The assumed conversion ratio assumes that the merger occurs on June 30, 2003, that certain Murdock debt and other Murdock obligations are converted to Murdock common stock in accordance with their terms, that all of the convertible debt issued by Polar in its recent private placement is converted to shares of Polar common stock in accordance with its terms and that warrants to purchase 3,732,653 shares of Polar’s common stock that were issued in connection with the convertible debt are exercised prior to the effective time of the merger. If none of these Polar warrants are exercised prior to the effective time of the merger, the conversion ratio will instead be approximately 2.51. Polar common stockholders will not receive fractional shares in the merger. Any fractional shares will be rounded up to the nearest whole share of Holding common stock. The shares of common stock to be received in the merger are listed on the Over-the-Counter Bulletin Board, or OTCBB, under the symbol “MURC.” We intend to apply to have the symbol changed to “PMHC” after completion of the merger. Options and warrants to purchase Polar common stock that by their terms survive the merger will be converted into options or warrants to purchase shares of Holding common stock based upon the same conversion ratio that is applied to the conversion of Polar common stock in the merger.

Q:    What will happen to shares of Murdock common stock in the merger?

A:    Nothing. However, in connection with the merger, Murdock is proposing to reincorporate as a Delaware corporation, Holding. If the reincorporation is completed (which is a condition to the closing of the merger), you will own a number of Holding common shares that is equal to the number of Murdock common shares you hold now.

Q:    When are the stockholders’ meetings?

A:    Polar’s special meeting of stockholders will take place on June 17, 2003. Murdock’s special meeting of stockholders will also take place on June 17, 2003. The time and location of each meeting is specified on the cover page of this document.

Q:    What will happen at the Polar stockholders’ meeting?

A:    At the Polar special stockholders’ meeting, the Polar common stockholders will vote on whether to approve the merger and the merger agreement. We cannot complete the merger unless the Polar common stockholders vote to approve the merger agreement and the merger. Stockholders holding 13,382,277 shares (or approximately 52.2% as of May 7, 2003) of Polar’s outstanding common stock have entered into a voting agreement, which requires those stockholders to vote their shares of Polar common stock in favor of the merger agreement and the merger. The votes represented by the shares covered by this voting agreement are sufficient to approve the merger agreement and the merger.

Q:    What will happen at the Murdock stockholders’ meeting?

A:    At the Murdock special stockholders’ meeting, Murdock stockholders will vote on whether to approve the merger and the merger agreement, the reincorporation of Murdock as a Delaware corporation (including the change of Murdock’s name to “Polar Molecular Holding Corporation” and an increase in the authorized number of shares of common stock to 200,000,000 and the authorized number of shares of preferred stock to 50,000,000), the adoption of a new equity incentive plan and the election of seven directors to serve until the next annual meeting of stockholders. We cannot complete the merger unless the Murdock stockholders vote to approve the merger and the merger agreement and—because Murdock does not currently have enough authorized shares to effect the merger—the reincorporation. Approval of the reincorporation and the election of the new directors are conditions to Polar’s and Murdock’s obligations to close the merger. You should be aware that stockholders holding 6,956,928 shares (or approximately 56.5% as of May 7, 2003) of Murdock’s outstanding common stock have entered into a voting agreement, which requires those stockholders to vote their shares of Murdock common stock in favor of the merger transaction, in favor of the reincorporation, in favor of the equity incentive plan and in favor of the new slate of Murdock directors. The votes represented by the shares covered by this voting agreement are sufficient to approve the merger transaction, the reincorporation, the equity incentive plan, and the new slate of Murdock directors.

Q:    What do I need to do to vote?

A:    Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your meeting. In order to assure that we obtain your vote, please follow the voting instructions on your proxy card even if you currently plan to attend your meeting in person. The Polar board of directors unanimously recommends that Polar’s stockholders vote “FOR” the merger agreement and the merger. The Murdock board of directors unanimously recommends that Murdock’s stockholders vote “FOR” the merger agreement and the merger, “FOR” the reincorporation transaction, “FOR” the equity incentive plan and “FOR” each of the seven nominees for director.

Q:    Are there risks associated with the merger that I should consider in deciding how to vote?

A:    Yes. There are risks associated with all business combinations, including this merger. In particular, you should be aware that the conversion ratio determining the number of Holding shares that Polar stockholders will receive is fixed and will not change as the market price of shares of Murdock common stock fluctuates in the period before the merger. Accordingly, the value of the shares of Holding common stock that you as a Polar stockholder will receive in the merger in return for your shares of Polar common stock may be either less than or more than the current fair market value of the shares of Polar common stock that you currently hold. There are also a number of other risks that are discussed in this document. Please read with particular care the more detailed description of the risks associated with the merger on pages 21 through 28. You should be aware that the voting agreements entered into by the Murdock and Polar majority stockholders cover shares with a sufficient number of votes to approve all of the proposals described in this joint proxy statement/prospectus.

Q:    When do you expect to complete the merger?

A:    We expect to complete the merger as quickly as possible once all the conditions to the merger, including obtaining the required approvals of Murdock stockholders and Polar stockholders at their respective special meetings, are fulfilled. Fulfilling some of these conditions is not entirely within our control. We hope to complete the merger by June 30, 2003.

Q:    Should I send in my Polar stock certificates now?

A:    No. After the merger is completed, we will send written instructions to Polar stockholders that explain how to exchange Polar stock certificates for Holding stock certificates. We will also send a letter of transmittal that must be executed by Polar stockholders in order to obtain Holding stock certificates. Please do not send in any stock certificates until you receive these written instructions and the letter of transmittal.

Q:    Should I send in my Murdock stock certificates now?

A:    No. After the reincorporation is completed, we will send written instructions to Murdock stockholders that explain how to exchange Murdock stock certificates for Holding stock certificates. We will also send a letter of transmittal that must be executed by Murdock stockholders in order to obtain Holding stock certificates. Please do not send in any stock certificates until you receive these written instructions and the letter of transmittal.

Q:    How do I vote if my shares are held in “street name”?

A:    You should vote this proxy in accordance with the instructions provided to you by your broker. Your broker will not vote your shares unless the broker receives appropriate instructions from you.

Q:    May I change my vote even after returning a proxy card?

A:    Yes. If you are a Polar stockholder and want to change your vote, you may do so at any time before the Polar special meeting by sending a proxy with a later date or a written revocation to Polar Molecular Corporation, 4600 South Ulster Street, Suite 940, Denver, Colorado 80237, Attention: Secretary. Alternatively, you may revoke your proxy by voting in person at the Polar special meeting. Similarly, if you are a Murdock stockholder and want to change your vote, you may do so at any time before the Murdock special meeting by sending a proxy with a later date or a written revocation to Murdock Communications Corporation, 701 Tama Street, Marion, Iowa 52302, Attention: Nancy C. Davis. Alternatively, you may revoke your proxy by voting in person at the Murdock special meeting.

SUMMARY

This summary highlights selected information from this document. It may not contain all of the information that is important to you. To better understand the merger and related transactions and for a more detailed description of the legal terms, you should carefully read this entire document and the documents to which we have referred you. See “Where You Can Find More Information” on page 111. The term “Murdock” generally means Murdock Communications Corporation, an Iowa corporation, and its subsidiaries. Upon reincorporation Murdock will become a Delaware corporation known as Polar Molecular Holding Corporation, or “Holding.” All references in this joint proxy statement/prospectus to Murdock in a post-reincorporation or post-merger context refer to Holding as the successor to all of the assets and liabilities of Murdock. The term “Polar” generally means Polar Molecular Corporation, a Delaware corporation. The term “MCC Merger Sub” generally means MCC Merger Sub Corporation, a Delaware corporation and wholly owned subsidiary of Murdock that will be merged with and into Polar. The term “merger agreement” means the agreement and plan of merger among Murdock, MCC Merger Sub and Polar, as amended to date. In the merger, MCC Merger Sub will merge with and into Polar with Polar surviving as a wholly owned subsidiary of Holding. The term “combined company” generally refers to Holding, as it will exist following the reincorporation, together with Polar. References to “we,” “us” and “our” are to the combined company.

The Companies

Polar Molecular Corporation 4600 South Ulster Street, Suite 940 Denver, Colorado 80237 (303) 221-1908

Polar Molecular Corporation is a Delaware corporation that develops and markets fuel additives. Polar’s primary product, DurAlt®FC, is a patented fuel additive that has been proven effective at reducing combustion chamber deposits and reducing octane requirement increase in combustion engines. Polar is privately owned, and its common stock does not trade on any stock exchange, Nasdaq or the OTCBB.

Murdock Communications Corporation 701 Tama Street Marion, Iowa 52302 (319) 447-4239

Murdock Communications Corporation is an Iowa corporation that is not currently engaged in any significant business operations. Following the proposed reincorporation, Murdock will be a Delaware corporation called Polar Molecular Holding Corporation. Murdock’s common stock trades on the OTCBB under the symbol “MURC.” We intend to apply to have the symbol changed to “PMHC” after completion of the merger.

MCC Merger Sub Corporation 701 Tama Street Marion, Iowa 52302 (319) 447-4239

MCC Merger Sub Corporation is a recently formed Delaware corporation that is a wholly owned subsidiary of Murdock. At the time of the merger, MCC Merger Sub will have conducted no business other than in connection with the merger agreement. After the merger of MCC Merger Sub with and into Polar, MCC Merger Sub will no longer exist. The merger of MCC Merger Sub with and into Polar is referred to in this document as the “merger.”

Polar Molecular Holding Corporation 701 Tama Street Marion, Iowa 52302 (319) 447-4239

Polar Molecular Holding Corporation is a recently formed Delaware corporation that is a wholly owned subsidiary of Murdock. At the time of the proposed reincorporation (which will take place immediately before the merger), Holding will have conducted no business other than in connection with the proposed reincorporation. In the proposed reincorporation, Murdock will merge with and into Holding, and Holding will succeed to all of Murdock’s assets, liabilities, rights and obligations.

The Merger

Murdock and Polar are proposing to merge MCC Merger Sub with and into Polar, with Polar continuing as the surviving corporation. After the merger, Polar will be a wholly owned subsidiary of Polar Molecular Holding Corporation, which will be the new name of Murdock after its reincorporation as a Delaware corporation. After the reincorporation and the merger, Holding will remain a publicly traded company. These transactions and the reasons for the merger are discussed under the caption “The Merger” beginning on page 34. Neither Murdock nor Polar has obtained an opinion from an investment banking firm or other entity assessing the fairness of the merger consideration to its respective stockholders.

What Polar stockholders will receive in the merger (see page 47)

The number of shares of Murdock common stock (Holding common stock after the reincorporation) to be issued for each share of Polar common stock is not fixed and will be adjusted based upon the conversion ratio established by the merger agreement. Under the merger agreement, the conversion ratio is calculated so that each share of Polar common stock outstanding immediately before the effective time of the merger will be converted into the number of shares of Holding common stock equal to (1) four times the number of shares of Holding common stock outstanding at the effective time of the merger, divided by (2) the number of shares of Polar common stock outstanding immediately before the effective time of the merger. Based on the number of shares of Murdock common stock and Polar common stock outstanding as of May 7, 2003, Polar common stockholders would receive approximately 2.24 shares of Holding common stock for each share of Polar common stock they own. However, the final conversion ratio will not be determined until immediately before the effective time of the merger. The assumed conversion ratio assumes that the merger occurs on June 30, 2003, that certain Murdock debt and other Murdock obligations are converted to Murdock common stock in accordance with their terms, that all of the convertible debt issued by Polar in its recent private placement is converted to shares of Polar common stock in accordance with its terms and that warrants to purchase 3,732,653 shares of Polar’s common stock are exercised prior to the effective time of the merger. Polar common stockholders will not receive fractional shares in the merger. If all of these Polar warrants are not exercised prior to the effective time of the merger, the conversion ratio will instead be approximately 2.51 shares per current outstanding share of Polar common stock. Any fractional shares will be rounded up to the nearest whole share of Holding common stock.

Options and warrants to purchase Polar common stock that by their terms survive the merger will be converted into options or warrants to purchase shares of Holding common stock based upon the same conversion ratio that is applied to the conversion of Polar common stock in the merger.

Votes required (see page 31)

The affirmative vote of the holders of a majority of the outstanding shares of Polar common stock is required for approval of the merger agreement and the merger at the Polar special meeting. Abstentions will have the same effect as voting against the merger.

The affirmative vote of the holders of a majority of the outstanding shares of Murdock common stock is required for the approval of the merger agreement and the merger and the reincorporation at the Murdock special meeting. Abstentions and broker non-votes will have the same effect as voting against the merger and the reincorporation.

The affirmative vote of the holders of a majority of the votes cast is required for the approval of the equity incentive plan at the Murdock special meeting. Abstentions and broker non-votes will be excluded entirely from the vote and will have no effect.

Directors will be elected by a plurality of the votes of the holders of shares present in person or by proxy at the Murdock special meeting. A vote withheld for a nominee in the election of directors will be excluded entirely from the vote and will have no effect.

Voting Agreements (see page 54)

Ten Murdock stockholders, who together hold 6,956,928 shares, or approximately 56.5% of Murdock’s outstanding common stock as of May 7, 2003, have entered into a voting agreement with Polar with respect to the merger. Each of the 10 Murdock stockholders is a director, officer or affiliate of Murdock or is otherwise associated with or related to or advised by such directors, officers, or affiliates.

As required by that agreement, those stockholders have agreed to vote their shares of Murdock stock in favor of the merger and the merger agreement, in favor of the reincorporation transaction, in favor of the equity incentive plan and in favor of the new slate of directors.

A form of the Murdock voting agreement is attached as Annex B-1 to this joint proxy statement/prospectus.

Twenty-seven of Polar’s stockholders, including directors and officers or affiliates of Polar and others who are otherwise associated with or related to Polar who together hold 13,382,277 shares, or approximately 52.2% of Polar’s outstanding common stock as of May 7, 2003, have entered into a voting agreement with Polar with respect to the merger.

As required by that agreement, those 27 stockholders have agreed to vote their shares of Polar common stock in favor of the merger agreement and the merger.

A form of the Polar voting agreement is attached as Annex B-2 to this joint proxy statement/prospectus.

Lock-up Agreements (see page 54)

Polar is in the process of entering into lock-up agreements with some of its stockholders, including directors and officers or affiliates of Polar and others who are otherwise associated with or related to Polar. Those agreements will cover shares owned by those stockholders representing approximately 52.2% of Polar’s common stock outstanding as of May 7, 2003. Under the agreements, those stockholders, in the aggregate, have agreed not to dispose of:

•	any of the covered shares for six months after the merger;

•	two-thirds of the covered shares for nine months after the merger; and

•	one-third of the covered shares for twelve months after the merger.

One of the conditions to the merger is that Polar obtain these lock-up agreements from holders of at least 90% of Polar’s common stock outstanding as of May 7, 2003. If you are a Polar stockholder, you are therefore asked to sign a copy of the lock-up agreement attached as Annex C and return it with your proxy.

Ten of Murdock’s stockholders, including former directors and officers or affiliates of Murdock and others who are otherwise associated with or related to Murdock, have entered into lock-up agreements regarding their shares. Those agreements cover a total of 6,956,928 shares, or approximately 56.5% of Murdock’s common stock outstanding as of May 7, 2003, owned by the ten stockholders. Under the agreements, those ten stockholders, in the aggregate, have agreed that they will not dispose of:

•	any of the covered shares for six months after the merger;

•	two-thirds of the covered shares for nine months after the merger; and

•	one-third of the covered shares for twelve months after the merger.

One of the conditions to the merger is that Murdock obtain these lock-up agreements from holders of at least 90% of Holding’s common stock outstanding as of May 7, 2003 (other than shares held in “street” name by nominee holders for the account of beneficial owners). If you are a Murdock stockholder, other than a nominee holder, you are therefore asked to sign a copy of the lock-up agreement attached as Annex C and return it with your proxy.

Voting procedure (see page 32)

If you are a Polar stockholder entitled to vote on the merger and the merger agreement, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible. Your shares will then be voted at the special meeting in accordance with your instructions. You may change your vote at any time before the Polar special meeting by sending a proxy with a later date or a written revocation to Polar Molecular Corporation, 4600 South Ulster Street, Suite 940, Denver, Colorado 80237, Attention: Secretary. Alternatively, you may revoke your proxy by voting in person at the Polar special meeting.

If you are a Murdock stockholder entitled to vote on the merger and the other proposals to be voted on at the Murdock special meeting,

please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible. Your shares will then be voted at the special meeting in accordance with your instructions. You may change your vote at any time before the Murdock special meeting by sending a proxy with a later date or a written revocation to Murdock Communications Corporation, 701 Tama Street, Marion, Iowa 52302, Attention: Nancy C. Davis. Alternatively, you may revoke your proxy by voting in person at the Murdock special meeting.

Directors and senior management of the combined company following the merger (see page 79)

Upon effectiveness of the merger, if Murdock’s stockholders approve his election as director at the Murdock special meeting, Mark L. Nelson will serve as President, Chief Executive Officer and Chairman of the Board of the combined company. The other nominees of Polar for directors of the combined company are Richard J. Socia, Charles Eisenstein, Alan L. Smith, Gilbert Chapelet and Chandra B. Prakash. Under the merger agreement, the board of directors is required to consist of seven members, six of whom are nominated by Polar and one of whom is nominated by Murdock. Murdock’s nominee is Wayne Wright.

Following the reincorporation and merger, Holding will have a classified board of directors consisting of seven members. We expect that Messrs. Wright and Prakash will serve as the Class I directors until the 2004 annual meeting of stockholders, Messrs. Chapelet and Smith will serve as the Class II directors until the 2005 annual meeting of stockholders and Messrs. Nelson, Eisenstein and Socia will serve as the Class III directors until the 2006 annual meeting of stockholders.

The executive officers of the combined company will be Mark L. Nelson, as President, Chief Executive Officer and Chairman of the Board, Charles Eisenstein, as Chief Operating Officer, Chandra B. Prakash, as Vice President, and Alan Smith, as Vice President. The combined company expects to employ most, if not all, of Polar’s existing employees.

Polar board recommendation to its stockholders (see page 41)

The Polar board of directors has unanimously approved the merger and believes that the merger agreement and the merger are in the best interests of Polar and its stockholders. Accordingly, it unanimously recommends that Polar stockholders vote “FOR” the approval of the merger agreement and the merger.

Murdock board recommendations to its stockholders (see page 39)

The Murdock board of directors has unanimously approved the merger agreement and the merger and believes that the merger agreement and the merger are in the best interests of Murdock and its stockholders. Consequently, it unanimously recommends that Murdock stockholders vote “FOR” the approval of the merger agreement and the merger.

The Murdock board of directors has unanimously approved the reincorporation and believes that the reincorporation is in the best interests of Murdock and its stockholders. Consequently, it unanimously recommends that Murdock stockholders vote “FOR” the approval of the reincorporation.

The Murdock board of directors has unanimously approved the equity incentive plan and believes that the equity incentive plan is in the best interests of Murdock and its stockholders. The Murdock board of directors unanimously recommends that Murdock stockholders vote “FOR” the approval of the equity incentive plan.

The Murdock board of directors has unanimously approved the nomination of each nominee for director. The Murdock board of directors unanimously recommends that Murdock stockholders vote “FOR” each nominee for director.

Interests of Murdock officers and directors in the merger that differ from your interests (see pages 43 through 44)

A consulting firm controlled by Murdock’s Chief Executive Officer is entitled to receive shares of Murdock common stock contingent upon the closing of the merger. Murdock’s Principal Accounting Officer and an outside director each has agreed to accept shares of Murdock common stock in lieu of unpaid compensation, which agreement is contingent upon the closing of the merger. Another director of Murdock has agreed to convert a Murdock promissory note into shares of Murdock common stock contingent upon the closing of the merger.

Interests of Berthel Fisher & Company and its affiliates in the merger (see pages 43 through 46)

Berthel Fisher & Company, or Berthel, and its subsidiaries and their affiliated leasing partnerships, is a significant stockholder and creditor of Murdock. Berthel Fisher & Company Financial Services, Inc., or Berthel Financial Services, an affiliate of Berthel, is also acting as Murdock’s financial advisor with respect to the proposed transactions described in this joint proxy statement/prospectus, and has served as placement agent for Polar in the private placement of $1,829,000 of 10% convertible notes by Polar. Berthel and its affiliates have agreed to convert outstanding promissory notes, investment banking fees and other obligations of Murdock into shares of Murdock common stock contingent upon the closing of the merger. In addition, Berthel Financial Services has agreed to receive compensation from one of Murdock’s largest creditors in connection with the sale by this creditor of Holding common stock to be issued to this creditor in connection with the settlement of the creditor’s debt from Murdock.

Listing of combined company	The common stock of the combined company will be quoted on the OTCBB under the symbol “MURC.” We intend to apply to have the symbol changed to “PMHC” after completion of the merger.

Treatment of options and warrants (see page 48)

Options and warrants to purchase shares of Polar common stock that by their terms survive the merger will be converted into options or warrants to purchase shares of Holding common stock based upon the same conversion ratio (from Polar to Holding shares) as is applied to the conversion of Polar common stock in the merger. The converted options and warrants will have rights similar to those of the existing Polar options and warrants. Any fractional interest resulting from the conversion will be rounded up to the nearest whole share of Holding common stock.

All outstanding options and warrants for the purchase of shares of Murdock common stock will remain outstanding and be unaffected by the merger, except for the substantial dilution in ownership percentage that will occur as the result of the merger. However, as a result of the proposed reincorporation, all outstanding options and warrants for the purchase of shares of Murdock common stock will become options and warrants for the purchase of an equal number of shares of Holding common stock.

Effects of the reincorporation and merger on the rights of Polar stockholders (see pages 47, 48, 59 and 60)

The reincorporation of Murdock as a Delaware corporation, if approved, will take place immediately before the merger. Following the reincorporation, Murdock will be a Delaware corporation known as Polar Molecular Holding Corporation. As a result of receiving shares of Holding common stock in the merger, your rights as a Holding stockholder will be governed by the certificate of incorporation and bylaws of Holding rather than the certificate of incorporation and amended and restated bylaws of Polar. These rights differ in certain respects from your current rights as a Polar stockholder, although both Polar and Holding are governed by Delaware law. Additionally, your percentage ownership interest in Polar will be diluted by approximately 20% because, after the merger, Polar’s stockholders will own in the aggregate only approximately 80% of Holding, which will in turn own 100% of Polar.

Effects of the reincorporation and merger on the rights of Murdock stockholders (see pages 47, 48, 60 and 61)

If you are a current holder of Murdock common stock, your rights as a Holding stockholder following the reincorporation will be governed by Delaware law and the certificate of incorporation and bylaws of Holding. These rights differ in certain respects from your current rights as a Murdock stockholder, which are governed by Iowa law and Murdock’s restated articles of incorporation and amended and restated bylaws. The merger will result in a substantial dilution of your percentage ownership interest in Holding, since the Polar stockholders will receive approximately 80% of the outstanding common stock of Holding as consideration for the merger.

Regulatory approvals	Neither Murdock nor Polar is aware of any federal or state regulatory approval that must be obtained in connection with the merger.

The Merger Agreement

We have attached the merger agreement as Annex A to this joint proxy statement/prospectus. It contains representations, warranties and covenants by the parties, conditions to each party’s obligations and provisions relating to termination of the merger agreement. These provisions are discussed under the caption “The Merger Agreement” beginning on page 47. In addition to that discussion, we encourage you to read the entire merger agreement because it is the legal document that governs the merger.

Conditions to the merger (see page 51)	In order to complete the merger, a number of mutual conditions must be satisfied or waived, including the following:

•	the merger and the merger agreement must be approved by the Polar stockholders at the Polar special meeting;

•	the merger and the merger agreement must be approved by the Murdock stockholders at the Murdock special meeting;

•	there must not be in effect any judgment, order or injunction of any governmental authority that would prevent or materially restrict the closing of the merger;

•	the Securities and Exchange Commission must not have terminated the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part;

•	Holders of no more than 1,000 shares of Murdock’s outstanding common stock shall have exercised dissenters’ rights in connection with the reincorporation under applicable Iowa law; and

•	Holders of no more than 1,000 shares of Polar’s outstanding common stock shall have exercised appraisal rights in connection with the merger under applicable Delaware law.

Murdock’s and MCC Merger Sub’s obligations to complete the merger are also conditioned on the satisfaction or waiver of a number of additional conditions, including the following:

•	the adverse effects on Polar’s business, operations, properties and financial condition resulting from any breaches of Polar’s representations and warranties in the merger agreement must not exceed $500,000;

•	Polar must have performed all material obligations it is required to perform at or before the effective time of the merger or within a specified cure period;

•	Polar must have obtained executed lock-up agreements from holders of at least 90% of Polar’s common stock outstanding as of May 7, 2003;

•	Polar must have delivered evidence that it has obtained all material consents from government authorities and third parties to allow the merger to proceed; and

•	Polar must have delivered to Murdock certified copies of the resolutions of its stockholders approving the merger agreement and the merger, along with other corporate documents.

Polar’s obligation to complete the merger is also conditioned on the satisfaction or waiver of a number of additional conditions, including the following:

•	the adverse effects on Murdock’s business, operations, properties and financial condition resulting from any breaches of Murdock’s representations and warranties in the merger agreement must not exceed $500,000;

•	Murdock must have performed all material obligations it is required to perform at or before the effective time of the merger or within a specified cure period;

•	Murdock must have delivered evidence that it has obtained all material consents from government authorities and third parties to allow the merger to proceed;

•	Murdock must have obtained executed lock-up agreements from holders of at least 90% of Murdock’s common stock outstanding as of May 7, 2003 (other than shares held in “street” name by nominee holders for the account of beneficial owners);

•	Murdock must have caused its creditors to forgive and/or convert into equity sufficient liabilities such that Murdock’s liabilities, excluding loans from Polar to Murdock or MCC Merger Sub and amounts for professional fees directly related to the merger, do not exceed its assets as determined under generally accepted accounting principles; and

•	Murdock must have delivered to Polar certified copies of the resolutions of its stockholders approving the merger agreement and the merger, along with other corporate documents.

The board of directors of either Murdock or Polar may choose to complete the merger even though a condition to that company’s obligation has not been satisfied if the Polar stockholders and the Murdock stockholders have approved the merger and the law allows the respective board of directors to do so.

Termination rights (see page 53)

Polar and Murdock can mutually agree in writing to terminate the merger agreement at any time before the merger is completed. Additionally, either Polar or Murdock may terminate the merger agreement if any of the following occurs:

•	a court or other governmental body prohibits the merger; or

•	the merger has not been completed on or before July 31 , 2003.

Murdock may also terminate the merger agreement if Polar materially breaches its covenants or other agreements in the merger agreement, and does not cure the breach within 20 days.

Polar may also terminate the merger agreement if Murdock materially breaches its covenants or other agreements in the merger agreement, and does not cure the breach within 20 days.

Other Information

Accounting treatment

We expect that the merger will be treated for accounting and financial reporting purposes as a reverse acquisition of Murdock by Polar, since the former Polar stockholders will control Holding after the reincorporation and merger. Under this accounting treatment, Polar is deemed for accounting purposes to be the acquiring entity and Murdock the acquired entity. The financial statements of Holding after the merger will reflect Polar on a historical basis with the results of operations of Murdock from the effective date of the merger. As Murdock has not pursued any revenue generating activity in the last six months, the merger will be treated as a recapitalization of Polar, with no goodwill recorded.

Market price information (see page 19)

On December 20, 2001, the last full trading day before the public announcement of the proposed merger, Murdock common stock closed at $0.05 per share. Murdock common stock closed at $0.71 per share on May 7, 2003.

Material federal income tax considerations (see pages 54 through 63)

For federal income tax purposes, the parties expect to report the reincorporation as a reorganization under section 368(a) of the Code (under which the receipt of stock consideration would generally be nontaxable and the gain (but not loss) related to the reincorporation would be taxable to the extent of the value of any nonstock consideration). The IRS published a revenue ruling in 1996 which provides support for the conclusion that the reincorporation will qualify as a section 368(a) reorganization. However, the facts in the ruling are different than those in this matter, so there is a risk that the scope of the ruling is not broad enough to cover the reincorporation. Therefore, there can be no assurance that the reincorporation will qualify as a section 368(a) reorganization.

For federal income tax purposes, the parties expect to report the merger as a reorganization under section 368(a) of the Code (under which the receipt of any stock consideration would be nontaxable and the gain (but not loss) related to the merger would be taxable to the extent of any nonstock consideration), but there can be no assurance that the merger will qualify as a section 368(a) reorganization.

Tax matters are complicated, and the tax consequences of the merger or the reincorporation to you will depend on the facts of your own situation. You should speak with your tax advisor in order to fully understand the particular tax consequences of the merger or the reincorporation to you.

Holding, as successor to Murdock, may have taxable income as a result of Murdock’s debt restructuring activities before the reincorporation and merger, some or all of which may result in additional tax liability depending on the application of any applicable exception provided by the Code.

Appraisal and dissenters’ rights (see pages 59 through 62)

Holders of Polar common stock have the right to seek an appraisal of the value of their shares in connection with the merger if they do not approve the merger. A copy of the Delaware procedures for exercising your appraisal rights is attached to this joint proxy statement/prospectus as Annex D.

Holders of Murdock common stock have the right to dissent from the reincorporation if they do not approve the reincorporation. A copy of the Iowa procedures for exercising your dissenters’ rights is attached to this joint proxy statement/prospectus as Annex E.

You should be aware that the merger agreement limits the number of Polar or Murdock stockholders who may exercise appraisal or dissenters’ rights. If holders of more than 1,000 shares of Murdock’s outstanding common stock exercise dissenters’ rights with respect to the reincorporation under applicable Iowa law, then neither Murdock nor Polar will be obligated to complete the merger. If holders of more than 1,000 shares of Polar’s outstanding common stock exercise appraisal rights with respect to the merger under applicable Delaware law, then neither Murdock nor Polar will be obligated to complete the merger.

Summary Pro Forma Combined Financial Data

We are providing the following financial information to aid you in your analysis of your investment in Holding, as successor to Murdock, and the financial aspects of the merger and this offering. This information is only a summary and you should read it in conjunction with the pro forma combined financial statements and related notes presented on pages 107 through 110 and the historical financial statements and related notes contained in this document.

The merger of MCC Merger Sub with and into Polar will be treated for accounting and financial reporting purposes as a reverse acquisition of Murdock by Polar, since the current Polar stockholders will control Holding after the reincorporation and merger. Under this accounting treatment, Polar is deemed for accounting purposes to be the acquiring entity and Murdock the acquired entity. The financial statements of Holding after the merger will reflect Polar on a historical basis and will include the results of operations of Murdock from the effective date of the merger. As Murdock has not pursued any revenue generating activity in the last six months, the merger will be treated as a recapitalization of Polar, with no goodwill recorded.

We have presented summary pro forma combined financial data representing the Holding pro forma combined balance sheet as of December 31, 2002 and statements of operations for the year ended March 31, 2002 and the nine-month period ended December 31 , 2002. Currently, Murdock’s fiscal year ends on December 31 of each year and Polar’s fiscal year ends on March 31 of each year.

Our pro forma combined balance sheet data give effect to the transaction as if it occurred on December 31, 2002. Our pro forma combined statements of operations data give effect to the transaction as if it occurred at the beginning of the period indicated. Our pro forma financial statements also include adjustments directly attributable to the transaction and expected to have a continuing impact on the combined company.

Although this pro forma financial information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission, or SEC, and has been prepared based on currently available information using assumptions we believe are appropriate, you should note that this information may not be indicative of the results that actually would have occurred had the combination been effected at the beginning of the periods presented or of what actual results would be in the future. You should read the notes to the pro forma combined condensed financial statements for further discussion of the assumptions we made to prepare this information.

Polar Molecular Holding Corporation

Pro Forma Combined Summary Financial Data

(Dollars in thousands)

	For Fiscal Year Ended March 31, 2002 (Adjusted for the Merger)	For Nine Months Ended December 31, 2002 (Adjusted for the Merger)
Statements of Operations Data
Revenues	$163	$184
Loss From Continuing Operations	$(2,814)	$(2,068)
Balance Sheet Data at Period End
Total Assets		$243
Notes Payable		$1,433
Long Term Debt		$6
Total Other Liabilities		$3,351
Total Stockholders’ Deficit		$(4,547)

Summary Financial Data

We are providing the following financial information to aid you in your analysis of your investment in the common stock of Holding, as successor to Murdock. This information is only a summary and you should read it in conjunction with the historical financial statements and related notes of both Murdock and Polar contained in this document.

Murdock Communications Corporation

Summary Financial Data

(Dollars in Thousands)

	Years Ended
	December 31, 2002	December 31, 2001	December 31, 2000
Statement of Operations Data:
Revenues	$—	$22	$191
Income (loss) from continuing operations	(2,941)	(3,033)	152 (1)
Income (loss) from discontinued operations	—	1,219	(5,176)
Loss before extraordinary item	(2,941)	(1,814)	(5,024)
Net loss	(2,941)	(1,814)	(4,302)
Net loss attributed to common stockholders	(2,941)	(1,814)	(4,427)
Balance Sheet Data at Period End:
Total assets	$9	$15	$277
Notes payable	13,800	8,766	8,783
Long-term debt	—	4,632	4,632
Total liabilities	22,468	19,537	18,030
Total stockholders’ deficiency	(22,459)	(19,522)	(17,753)

(1)	Includes a $2.6 million charge for the impairment of certain investments and a gain of $7.0 million in connection with a debt restructuring plan.

Polar Molecular Corporation

Summary Financial Data

(Dollars in Thousands)

	Years Ended March 31,		Nine Months Ended December 31,
	2002	2001	2002	2001
Statement of Operations Data
Revenues	$162	$256	$184	$107
Loss from Continuing Operations	(1,946)	(1,332)	(1,534)	(1,329)
Net Loss Attributable to Common Shareholders	(1,997)	(1,370)	(1,534)	(1,367)
Balance Sheet Data at Year End
Total Assets	$193	$415	$234	$181
Notes Payable	1,149	—	2,552	841
Long term debt	15	10	6	15
Total Other Liabilities	2,116	1,027	2,238	1,864
Redeemable preferred stock	—	792	—	—
Total Stockholders’ deficit	(3,087)	(1,414)	(4,562)	(2,539)

COMPARATIVE PER SHARE INFORMATION

The following table sets forth, for the periods indicated, the net loss and book value per common share data separately for Murdock and Polar on a historic basis and for Holding on a pro forma combined basis. For purposes of the following table, the conversion ratio for the merger is assumed to be 2.94 shares of Holding common stock for each share of Polar common stock. This ratio was obtained by multiplying by four the result of dividing the number of shares of Murdock’s common stock outstanding as of December 31, 2002, by the number of shares of Polar’s common stock outstanding as of December 31, 2002, and assuming that an additional 4,978,466 shares of Murdock common stock are issued in conversion of certain Murdock debt and other Murdock obligations and that all $1,718,000 of convertible debt issued by Polar in its recent private placement is converted to 1,832,117 shares of Polar common stock in accordance with its terms.

The Holding pro forma data was derived by combining the historical financial information of Murdock and Polar using the reverse acquisition method of accounting for business combinations as described under “ Pro Forma Combined Financial Statements” beginning on page 107.

You should read the information below together with the Pro Forma Combined Financial Statements and notes thereto beginning on page 107, Murdock’s historical financial statements and related notes (See “Business and Financial Information of Murdock—Selected Financial Data,” on page 87), and Polar’s historical financial statements and related notes (See “Business and Financial Information of Polar—Selected Financial Data,” on page 96). The pro forma data below is presented for informational purposes. You should not rely on the pro forma amounts as being indicative of the financial position of the combined company that would have actually occurred had the merger taken place at or before the periods presented or the future financial position of the combined company.

	Year ended March 31, 2002	Nine months ended December 31, 2002
PRO FORMA COMBINED
Earnings (loss) per share	$(0.03)	$(0.02)
Book value per share		$(0.05)
POLAR HISTORICAL:
Earnings (loss) per share	$(0.12)	$(0.07)
Book value per share		$(0.21)
MURDOCK HISTORICAL:
Earnings (loss) per share	$(0.24)	$(0.18)
Book value per share		$(1.83)

PER SHARE MARKET DATA

Murdock common stock currently is traded on the OTCBB under the symbol “MURC.” Polar common stock is not publicly traded. The following table sets forth the closing prices per share of Murdock common stock as reported on the OTCBB on (1) December 20, 2001, the last business day preceding the public announcement that Murdock and Polar had entered into the merger agreement, and (2) on May 7, 2003, the most recent trading day practicable before the filing of this joint proxy statement/prospectus:

December 20, 2001	$0.05
May 7, 2003	$0.71

Because Polar’s common stock is not publicly traded, there is currently no market valuation for its common stock.

RISK FACTORS

In deciding whether to vote in favor of the merger and the transactions contemplated by the merger agreement, you should consider the following risks related to the merger. You should carefully consider these risks along with the other information contained in this document and the documents to which we have referred you.

Despite a history of niche market retail sales, Polar is essentially a development company with no assurances of profitability.

Polar has added to its previous strategy of marketing its products to niche retail markets and has embarked on a new strategy to pursue nationwide and worldwide bulk sales of its products to gasoline suppliers for incorporation into commercial grade gasoline. While such strategy is aimed at achieving sales of a greater volume of product, it is also subject to inherent risks that may prove to be beyond our ability to control. The pool of retail gasoline providers is fairly small and is controlled by a handful of highly institutionalized decision makers. Polar has not received a purchase order from any retail gasoline supplier, and there can be no assurance that Polar will receive any purchase orders from any of these companies in the future. If Polar is unable to obtain purchase orders from its potential customers and begin producing net income, Polar may not be able to continue as a going concern. Throughout its history of operation, Polar has never produced net income and there can be no assurance that it will produce net income following the merger.

Murdock currently is a public shell corporation with no operating business and few employees.

Murdock has disposed of substantially all of its assets and currently has no active business operations. As a result, the success of the combined company following the merger will largely depend, at least initially, on Polar’s business and management capabilities. We cannot assure you that the combined company will be able to successfully implement Polar’s business plan or that Polar’s business plan, even if successfully implemented, will ultimately prove successful. Although the obligation of Polar to complete the merger is subject to the condition that at the effective time of the merger Murdock’s liabilities will not exceed its assets, the combined company may still be subject to lawsuits, claims or other unknown or contingent liabilities relating to Murdock’s historical business operations that may have a material adverse effect on the combined company’s financial condition or business prospects.

We have significant capital requirements and a continuing need for additional financing.

We believe that after the merger our capital requirements will continue to be significant, and our cash requirements may exceed our cash flow from operations. Based on agreements reached by Murdock with its creditors as of May 6, 2003, we expect that approximately $400,000 will be needed at or shortly after the closing of the merger to make required payments to Murdock’s creditors. As of March 31, 2003, Murdock also has approximately $1.8 million of outstanding liabilities which Murdock is attempting to restructure before the closing of the merger, and any agreements that Murdock may reach with these creditors may require additional payments at or shortly after the closing of the merger. We also expect that Polar will have approximately $3.2 million of outstanding debt following the closing of the merger due before the end of 2003. We do not anticipate that existing stockholders will provide any portion of our future financing requirements, other than possibly exercising outstanding warrants, that by their terms will not survive the merger, to purchase 3,732,653 shares of Polar common stock. Consequently, we cannot be sure that any additional financing will be available to us when needed, on commercially reasonable terms, or at all. Failure to obtain additional financing when needed would have a material adverse effect on us, requiring us to curtail and possibly cease our operations. The terms of future debt or equity financings may involve the following risks to us and our stockholders:

•	the holdings of our stockholders may be diluted if we sell shares of our common stock at a discount to the market price of our common stock or issue warrants with an exercise price or convertible securities with a conversion rate less than the market price of our common stock;

•	we may issue equity securities with dividend rights, liquidation preferences, voting rights or other rights and preferences superior to those of our common stock; or

•	we may issue debt securities with substantial debt service requirements, high interest rates or other terms that limit our ability to obtain additional financing or to take advantage of business opportunities.

Polar operates in a highly competitive industry, competing against numerous companies that enjoy substantially greater resources and well established market presence.

There are numerous other companies, including Lubrisol, Ethyl Corporation, Infineum, Oronite, BASF and Octel, that are engaged in the business of manufacturing and selling detergent additives for petroleum products. All of these companies have substantially greater resources than we do and enjoy well established market presence, distribution networks and market share. It is likely that any or all of these other companies are in the process of, and have allocated substantially more resources than Polar, in developing their own products that are or would be competitive with Polar’s chemical additive products. If any of these companies is successful in its efforts to develop competitive chemical additive products, such a company would have substantially greater resources to market its competing products. Increased competition or the failure of Polar or the combined company to compete successfully is likely to result in price reductions, fewer customer orders, reduced gross margins, increased marketing costs, failure to acquire or retain market share, or any combination of these problems.

Substantially all of Polar’s tangible assets, including its intellectual property, are subject to liens by Polar’s creditors, and these creditors could foreclose on substantially all of Polar’s assets if Polar defaults on its obligations.

Polar granted a first priority lien on substantially all of its assets as collateral for a promissory note in favor of Affiliated Investments, L.L.C., or Affiliated, in the original principal amount of $600,000, which originally became due and payable as of December 26, 2001. In January 2003, the principal amount of this note was increased by $75,000. While Affiliated has entered into several agreements waiving defaults under the original note and extending the due date of the original note, Polar has not been able to repay this debt. The note is currently due June 30, 2003. Any subsequent default under the note would allow Affiliated to foreclose on substantially all of Polar’s assets, subjecting those assets to foreclosure proceedings. There can be no assurance that Polar or the combined company will be in a position to repay this debt and free the Polar assets of the related lien in the near future.

Polar’s patents and trademarks are subject to a second priority lien in favor of Lockhart Holdings, Inc., or Lockhart. Polar issued a convertible promissory note in favor of Lockhart in the original principal amount of $200,000, which note originally became due October 19, 2002, but was extended to July 19, 2003. In January 2003, the principal amount of this note was increased by $25,000. Any default under the Lockhart note would also constitute a default under the Affiliated note, and would allow Affiliated and Lockhart to foreclose on substantially all of Polar’s assets. There can be no assurance that Polar or the combined company will be in a position to pay off the Lockhart note and free the Polar assets of the related lien in the near future, or that Lockhart will agree to extend further the maturity date of the Lockhart note.

Furthermore, Polar’s patents and trademarks are subject to a lien in favor of certain of Polar’s employees and advisors for deferred wages or services rendered without compensation, now existing or incurred in the future. Polar entered into a security agreement with these employees and advisors that conveys a security interest in substantially all of Polar’s assets. This lien will become effective upon the earlier of repayment of the Affiliated note or consent by Affiliated to the grant of the security interest. The security agreement provides that these employees and advisors are secured on an equal priority with the holders of $1,829,000 of convertible debt issued in Polar’s recent private placement. The agreement further provides that Polar may not grant any liens in its assets with superior rights or priority, other than those granted to Affiliated and Lockhart (including the

January 2003 increases in principal amount) and liens securing up to an additional $400,000 in new debt. There can be no assurance that Polar or the combined company will be in a position to pay its obligations to the employees and advisors under this agreement and free the Polar assets of the related lien in the near future.

Finally, Polar’s patents and trademarks are subject to a lien in favor of investors holding equity investments in the form of convertible notes in the aggregate principal amount of $1,829,000. The security interest granted to these investors is subordinated to the security interest of both Affiliated and Lockhart and ranks equal to the security interest granted to the employees and advisors described immediately above. Each of these notes becomes immediately convertible into shares of Polar’s common stock upon consummation of the merger with MCC Merger Sub, and the related security interest will be extinguished at the same time. In the event that the merger is not consummated, each of the notes becomes due and payable upon the two-year anniversary of its issuance. There can be no assurance that Polar will be in a position to repay the debt under the investor notes on their terms.

Future sales of shares of our common stock by our stockholders could cause our stock price to fall.

If our stockholders sell substantial amounts of shares of our common stock in the public market, the market price of our common stock could fall. The perception among investors that these sales will occur could also produce this effect.

After the merger, based upon the number of shares of Murdock common stock and Polar common stock outstanding as of May 7, 2003, and assuming that all of the convertible debt issued by Polar in its recent private placement is converted to shares of Polar common stock in accordance with its terms and all warrants issued in connection with this convertible debt are exercised, we will have 88,516,890 shares of Holding common stock outstanding, consisting of 70,813,512 shares to be issued to the Polar stockholders in the merger, and 17,703,378 to be held by the Murdock stockholders. All of the shares of Holding common stock to be issued to the current Polar stockholders in the merger will generally be immediately available for resale in the public markets, except for shares issued to Polar’s affiliates and except for shares subject to the lock-up agreements. All of the shares of Holding common stock held by the current Murdock stockholders will generally be immediately available for resale in the public markets, except for shares held by Murdock’s affiliates. Murdock expects to file a Form S-1 resale registration statement to register approximately 23,500,000 shares of Murdock common stock, including a total of 9,140,065 shares of Murdock common stock held by certain of Murdock’s affiliates and a total of 5,398,411 shares of Murdock common stock issued in unregistered offerings in 2002 and 2003 in connection with the conversion to equity of certain of Murdock’s liabilities. When the resale registration statement becomes effective, which Murdock intends will occur before the closing of the merger, these stockholders may sell their registered shares immediately, subject to the provisions of the Murdock lock-up agreements with respect to some of these registered shares.

Ten Murdock stockholders have entered into lock-up agreements in connection with the merger. Based upon the number of shares of Murdock common stock outstanding as of May 7, 2003 (assuming conversion of certain Murdock debt and other Murdock obligations), these lock-up agreements will restrict the transfer of 6,956,928 shares of Murdock’s outstanding common stock (or approximately 56.5%) for six months after the merger, 4,637,952 shares of Murdock’s outstanding common stock (or approximately 37.7%) for nine months after the merger and 2,318,976 shares of Murdock’s outstanding common stock (or approximately 18.8%) for twelve months after the merger. Before the effective date of the merger, Polar is required under the merger agreement to enter into lock-up agreements with some of its stockholders. These lock-up agreements are required to restrict the transfer of approximately 90% of Polar’s outstanding common stock for six months after the merger, approximately 60% of Polar’s outstanding common stock for nine months after the merger and approximately 30% of Polar’s outstanding common stock for twelve months after the merger.

Additional shares of our common stock issuable upon the exercise of Polar and/or Murdock stock options will be available for sale once we file a registration statement covering shares issued under the stock option plans of Polar and Murdock. The sale of these additional shares into the public market may further adversely affect the market price of our common stock.

Polar relies on patents and similar protections for its proprietary technology, but still may not be able to fully protect these key assets.

Polar relies primarily on a combination of U.S. and foreign patent and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights, which are its key assets. There can be no assurance that Polar’s existing patents and trademarks will not be invalidated, circumvented or challenged. There can also be no assurance that any of Polar’s pending or future patent applications, whether or not being currently challenged by applicable governmental patent examiners, will be issued with the scope of the claims sought, if at all. Furthermore, there can be no assurance that others will not develop technologies that are similar or superior to Polar’s fuel additive technology or design around any patents owned by Polar. Unauthorized parties may attempt to copy aspects of Polar’s products or to obtain and use information Polar regards as proprietary. In addition, the laws of some foreign countries do not protect proprietary rights as fully as do the laws of the United States. There can be no assurance that Polar’s means of protecting its proprietary rights in the United States or abroad will be adequate or that others will not independently develop similar or superior technology.

The limited life of Polar’s patents may allow other competitors to reproduce and sell Polar’s products within a decade.

Because patents have a limited life span, Polar will be able to retain exclusive rights to its patented technology only for a limited period of time. Polar’s current patent protection on most of its technology will expire on or before 2023. We cannot assure you that Polar will be able to extend its patent protection beyond that time.

You will incur immediate, substantial dilution in your ownership percentage after the merger is concluded.

Murdock common stockholders will experience an immediate dilution of their ownership percentage in Murdock by approximately 80%, since the merger agreement provides that the existing Polar common stockholders will receive an aggregate of approximately 80% of the common stock of Holding as consideration for the merger. Additionally, Polar common stockholders will experience an immediate dilution of their ownership interest in Polar by approximately 20%, because after the merger Polar will be a wholly owned subsidiary of Holding, only approximately 80% of which will be owned by the current Polar common stockholders. Murdock stockholders and Polar stockholders who vote in favor of the merger will therefore incur an immediate and substantial dilution of their investment. In the future, we may issue a substantial number of shares of common or preferred stock, which could further reduce the percentage of ownership and voting rights in Holding.

There will be no adjustment in the number of shares of Holding common stock that Polar shareholders will receive if the trading price of Murdock common stock goes down before the closing date.

The method of calculating conversion ratio was fixed on the date the merger agreement was signed, even though the final conversion ratio will not be known until the effective time of the merger. The conversion ratio is based on the number of shares of Murdock (or Holding) and Polar common stock outstanding immediately before the effective time of the merger, rather than the market value of Murdock common stock. The trading price of the Murdock common stock may decline before the closing date. No adjustment will be made to the number of shares of the Holding common stock Polar stockholders will receive in the event of any increase or decrease in the market price of the Murdock common stock. For historical and current market prices of the Murdock common stock, see “Per Share Market Data” on page 20. At the time of the special meeting, you will not know the exact market value of the shares of the Holding common stock that you will receive when the merger is completed.

We may not meet the listing requirements to list our common stock on the Nasdaq SmallCap Market or the American Stock Exchange.

The combined company may not be able to meet the listing requirements for the Nasdaq SmallCap Market, which requires an issuer to have net tangible assets of at least $2 million, a public float valued at $1 million or more, and a minimum bid price of $1 per share. The American Stock Exchange has several different options for listing standards, each of which is stricter than the Nasdaq SmallCap Market listing requirements.

If the Holding common stock is listed on the OTCBB, rather than the Nasdaq SmallCap Market or the American Stock Exchange, holders of Holding common stock may find that the liquidity of our securities is significantly impaired—not only in the number of securities that can be bought and sold, but also through delays in the timing of transactions, reduction in security analysts’ and the news media’s coverage of Holding, and lower prices for our securities than might otherwise be attained. In addition, companies whose stock is listed on the Nasdaq SmallCap Market or the American Stock Exchange must adhere to the rules of that market. These rules include various corporate governance procedures which, among other items, require a company to:

•	obtain stockholder approval before completing various types of important transactions, including:

—	issuances of common stock equal to 20% or more of the company’s then outstanding common stock for less than the greater of book or market value, or

—	most issuances of stock options;

•	maintain a board of directors consisting of a majority of members that qualify as independent from the company; and

•	maintain an audit committee, compensation committee and nominating committee consisting solely of independent directors.

If our common stock is listed on the OTCBB, we will not be subject to many of those rules.

Our common stock is subject to risks relating to low priced stocks.

Currently our common stock is considered a penny stock for purposes of SEC regulations. Those regulations define a “penny stock” to be any security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share (subject to certain exceptions), other than securities which are traded on the New York Stock Exchange or American Stock Exchange or quoted on Nasdaq. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, impose sales practice and disclosure requirements on brokers and dealers who engage in certain transactions involving a “penny stock.” The additional sales practice and disclosure requirements imposed on brokers and dealers could impede the sale of our common stock in the secondary market. In addition, the market liquidity for our common stock may be severely adversely affected, which could have related adverse effects on the price of our common stock. Under the penny stock regulations, a broker or dealer selling penny stock to anyone other than an established customer or an “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction before the sale, unless the broker, the dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker or dealer to deliver, in advance of any transaction involving penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker, the dealer, or the transaction is otherwise exempt. A broker or dealer is also required to disclose commissions payable to the broker or dealer and the registered representative and current quotation for the securities. In addition, a broker or dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks. These requirements may have the effect of reducing the level of trading activity of our common stock, if any, in the secondary market, and our stockholders may find it difficult to sell their shares of our common stock.

The market price and marketability of the combined company’s common stock may not improve after the merger, and may even decrease.

Currently, Murdock common stock is thinly traded on the OTCBB, and there is no public market for Polar common stock. The market price and marketability of the combined company’s stock following the merger will depend on many factors, some of which will be outside the combined company’s control. We cannot assure you that the market price per share of Holding common stock after the merger will be equal to the market price per share of Murdock common stock before the merger, or that the marketability of Holding common stock will improve or remain consistent with the marketability of Murdock common stock before the merger.

Polar depends on outside contractors to manufacture its products.

Polar relies on outside contractors to produce its products. Execution of Polar’s business plan will require Polar to purchase much greater quantities of those products in the future. If Polar is unable to arrange for outside contractors to produce product as needed due to strikes, labor or supply shortages or for any other reason, shipment of Polar’s products will be interrupted and its business may be materially adversely affected.

Furthermore, Polar’s products are manufactured by a cold blending process, which combines certain chemicals. While these chemicals are widely available in bulk from multiple potential suppliers, if a shortage of any of these chemicals should arise, Polar may not be able to obtain adequate supplies on a timely basis or at a reasonable cost, and Polar’s business would be materially adversely affected.

Sales of Polar’s products may suffer if demand for gasoline and diesel fuel falls.

All of Polar’s current products are intended to be used as additives to gasoline and diesel fuel. Because of this, demand for and sales of Polar’s products are likely to depend largely on the demand for gasoline and diesel fuel. Fuel prices historically have been volatile and have fluctuated based on many factors that are outside the control of Polar and its potential customers, including:

•	crude oil prices;

•	oil production levels;

•	consumer travel patterns; and

•	economic and political considerations.

Increases in the price of gasoline may reduce consumer demand for gasoline and diesel fuel and may adversely affect the potential market for Polar’s products.

We will incur significant charges and expenses as a result of the merger.

We expect to incur costs of approximately $1.6 million related to the merger. These costs include investment banking fees and related expenses, legal and accounting fees, and printing, mailing and other costs directly related to the merger. These costs also include indirect merger-related costs associated with Murdock’s debt restructuring activities and Polar’s loans to Murdock. The companies may also incur additional unanticipated costs in connection with the merger. Also, any delays or increased costs of combining the two companies could adversely affect us and disrupt our operations.

If key personnel resign after the merger, we may experience operational delays.

Certain Polar employees have technical expertise that we believe is necessary for the success of the combined company. Competition for employees with the technical skills we require is high. If these employees do not view the merger favorably, or for any other reason, they resign, we may be unable to recruit replacement employees with the technical skills we require on commercially reasonable terms, if at all. Although Polar is seeking to retain certain Polar employees following the merger, these employees may choose not to remain employed by Polar. If we are unable to replace these individuals, we may experience operational delays that could impact our future financial performance.

A limited number of stockholders will collectively continue to own a substantial percentage of our common stock after the merger and could significantly influence matters requiring stockholder approval.

Immediately after the merger, our seven largest stockholders will beneficially own more than 40% of our outstanding common stock. These stockholders may, if they act together, exercise significant influence over all matters requiring stockholder approval after the merger, including the election of directors and the determination of significant corporate actions. This concentration of ownership could depress our stock price or delay or prevent a change in control that could be otherwise beneficial to our stockholders.

Holding’s certificate of incorporation and bylaws and Delaware law contain provisions that could discourage a takeover.

Provisions of Holding’s certificate of incorporation and bylaws and Delaware law may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable. These provisions include the following:

•	authorizing the board to issue preferred stock;

•	prohibiting cumulative voting in the election of directors; and

•	limiting the persons who may call special meetings of stockholders.

Holding’s certificate of incorporation and bylaws also provide for a classified board in which only a third of the total board members will be elected at each annual stockholders meeting.

Polar’s obligation to complete the merger is conditioned on the satisfaction by Murdock of a net worth test.

The obligation of Polar to complete the merger is subject to the condition that at the effective time of the merger Murdock’s liabilities will not exceed its assets, each as determined in accordance with generally accepted accounting principles, consistent with past practice. Any loans extended by Polar to Murdock or MCC Merger Sub will be excluded from the amount of liabilities for purposes of this net worth test and Murdock will also be entitled to a credit against its liabilities for purposes of the net worth test equal to any portion of certain amounts Polar is required to loan to Murdock that Murdock does not receive or chooses not to accept. Murdock may also exclude the amount of liabilities for professional fees directly related to the merger. As of December 31, 2002, Murdock’s liabilities exceeded its assets by approximately $22.5 million. As of May 12, 2003, Murdock had reached agreements with the holders of Murdock debt or other obligations in the aggregate amount of $21.5 million for the satisfaction of such obligations in exchange for the issuance by Murdock of an aggregate of 5,398,411 shares of Murdock common stock and the payment by Murdock of an aggregate of $821,000, contingent on the closing of the merger. After giving effect to these agreements, Murdock’s liabilities exceeded its assets by approximately $1.8 million as of March 31, 2003. To satisfy the net worth test by closing, Murdock must reach additional agreements with its creditors to forgive or convert into equity a sufficient amount of liabilities to cause Murdock’s (or Holding’s as successor to Murdock) liabilities to not exceed its assets as of the closing of the merger. Any conversions of liabilities to equity will dilute the percentage ownership of the approximately 20% of the outstanding Holding common stock that will be held by the current Murdock stockholders after the merger and the reincorporation. Murdock also must raise sufficient funds to make all of the payments that may be required under the agreements with Murdock’s creditors, and there can be no assurance that such funds will be available from Polar or otherwise. If Murdock is not able to satisfy the net worth test,

Polar will have the right to terminate the merger agreement. If Polar waives this condition and completes the merger, the combined company may have a weaker financial condition, poorer business prospects and greater liabilities than if the condition were satisfied.

Murdock has not paid any dividends on its common stock in the past three years.

Murdock has not paid any cash dividends on its common stock in the last three years. Some of Murdock’s current financing agreements contain restrictions on the payment of dividends. Murdock does not (and Holding does not) anticipate paying any cash dividends in the foreseeable future.

There are tax uncertainties with respect to the merger transaction and reincorporation.

Although the parties intend to treat the merger as a nontaxable reorganization under section 368(a) of the Code, there is no assurance that the merger will so qualify. No tax opinion has been received with respect to the merger. Any tax audit with respect to the tax treatment of the merger will probably be at the Polar stockholder level. We also expect that the merger will have a significant adverse effect on the future use by the combined company of the aggregate net operating losses incurred by both companies before the merger. See the discussion in the “Federal Income Tax Considerations” section at page 63 below.

The parties intend to treat the reincorporation as a nontaxable reorganization under section 368(a) of the Code. The IRS published a revenue ruling in 1996 which provides support for the conclusion that the reincorporation will qualify as a section 368(a) reorganization. However, the facts in the ruling are different than those in this matter, so there is a risk that the scope of the ruling is not broad enough to cover the reincorporation. Therefore, there is no assurance that the reincorporation will so qualify. No tax opinion has been received with respect to the reincorporation.

Holding, as successor to Murdock, may have taxable income as a result of Murdock’s debt restructuring activities before the reincorporation and merger, some or all of which may result in additional tax liability depending on the application of any applicable exception provided by the Code.

Protecting directors and officers from liability may expose us to potential large expenses.

Murdock’s restated articles of incorporation, as well as Polar’s and Holding’s certificates of incorporation, allow Murdock, Polar and Holding to reimburse their respective officers and directors for damages they may be subject to, resulting from a breach of their fiduciary duties to stockholders. These charter documents also require each company to advance money to any officer or director for costs in connection with suits brought against the officer or director in their capacity as such if the law does not prevent the company from doing so. Any officer or director requesting advance money must first sign a written undertaking to reimburse the company in the event that it is ultimately determined that the officer or director is not entitled to indemnification. We may experience significant cash flow problems if we are required to either reimburse, or advance money, to our officers or directors for such purposes.

If the merger is not completed, Murdock may not be able to continue as a going concern.

Completion of the merger is subject to several closing conditions, and Murdock cannot assure its stockholders that all of the closing conditions will be satisfied or that the merger will be completed. If the merger is not completed, Murdock will continue to be subject to a significant amount of past-due debt and other liabilities, including the costs related to the proposed merger, without any source of operating cash flow to satisfy its liabilities. Murdock also will not be able to continue borrowing funds from Polar, which has been Murdock’s principal source of cash since the beginning of 2002. Most of the agreements that Murdock has reached with creditors to forgive debt or convert debt to equity are contingent on the completion of the merger. Murdock can make no assurance that it will be able to identify another merger transaction or to reach new agreements with its creditors if the merger is not completed, and in such event Murdock will not be able to continue as a going concern.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Murdock and Polar have made forward-looking statements in this joint proxy statement/prospectus and in the documents referred to in this joint proxy statement/prospectus, which are based on current expectations and subject to risks and uncertainties. All statements other than statements of historical fact included in this joint proxy statement/prospectus, including without limitation, statements contained in the “Summary,” “Risk Factors,” “Business and Financial Information of Murdock” and “Business and Financial Information of Polar” sections regarding the financial condition, operating results, business prospects, or any other aspect of future operations of Polar or the combined company, are forward-looking statements. Although Murdock and Polar believe that the forward-looking statements are reasonable, neither Murdock nor Polar can assure you that such forward-looking statements will prove to have been correct. We generally identify forward-looking statements in this joint proxy statement/prospectus using words like “believe,” “intend,” “expect,” “estimate,” “may,” “should,” “plan,” “project,” “contemplate,” “anticipate,” “predict” or similar expressions. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, level of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Accordingly, to the extent that this joint proxy statement/prospectus contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the companies, please be advised that the companies’ actual financial condition, operating results, and business performance may differ materially from that projected by the companies in forward-looking statements. The differences may be caused by a variety of factors, including but not limited to our ability to integrate the companies after the merger, higher than anticipated costs associated with the merger, failure to receive product orders, changes in general economic conditions, competition, equipment failures and business interruptions, government regulatory changes, changes in key personnel, lack of sources of additional financing, and other specific risks described in this joint proxy statement/prospectus under “Risk Factors.” In addition, the business and operations of the companies are subject to substantial risks which increase the uncertainty inherent in the forward-looking statements. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the companies or any other person that the objectives or plans of the companies will be achieved.

Except for the ongoing obligation of the companies to disclose material information as required by the federal securities laws, Murdock and Polar do not have any intention or obligation to update forward-looking statements after they distribute this document.

INFORMATION ABOUT THE MEETINGS AND VOTING

The Murdock board of directors is using this joint proxy statement/prospectus to solicit proxies from the holders of Murdock common stock for use at the Murdock special meeting. The Polar board of directors is also using this document to solicit proxies from the holders of Polar common stock for use at the Polar special meeting. We are first mailing this joint proxy statement/prospectus and accompanying form of proxy to Murdock stockholders and Polar stockholders on or about May 14, 2003. Stockholders holding 6,956,928 shares (or approximately 56.5% as of May 7, 2003) of Murdock’s outstanding common stock have entered into a voting agreement, which requires those stockholders to vote their shares of Murdock stock in favor of the merger and the merger agreement, in favor of the reincorporation, in favor of the equity incentive plan and in favor of the new slate of Murdock directors. Stockholders holding 13,382,277 shares (or approximately 52.2% of Polar’s outstanding common stock as of May 7, 2003) of Polar’s outstanding common stock have entered into a voting agreement, which requires those stockholders to vote their shares of Polar common stock in favor of the merger and the merger agreement.

Matters Relating to the Meetings

	Murdock Meeting	Polar Meeting
Time and Place:	June 17, 2003 11 a.m. (local time) Arenson Law Offices American Building, Suite 904 101 Second Street S.E. Cedar Rapids, Iowa 52401	June 17, 2003 10 a.m. (local time) Holme Roberts & Owen LLP 1700 Lincoln Street, Suite 4100 Denver, Colorado 80203

Purpose of the Meeting is to Vote on the Following Items:	• the proposal to approve and adopt the merger agreement and the merger;	• the proposal to approve and adopt the merger agreement and the merger; and

•   the proposal to reincorporate Murdock as a Delaware corporation, including the change of Murdock’s name to “Polar Molecular Holding Corporation,” an increase in the number of authorized common shares to 200,000,000 and an increase in the number of authorized preferred shares to 50,000,000;

• such other matters as may properly come before the Polar meeting, including the approval of any adjournment of the meeting.

• the proposal to adopt a new equity incentive plan;

• the proposal to elect seven directors to serve until the next annual meeting of stockholders; and

• such other matters as may properly come before the Murdock meeting, including the approval of any adjournment of the meeting.

Record Date:	The record date for shares entitled to vote is May 7, 2003.	The record date for shares entitled to vote is May 7, 2003.

	Murdock Meeting	Polar Meeting
Outstanding Shares Held on Record Date:	As of May 7, 2003, there were approximately 12,304,967 outstanding shares of Murdock common stock.	As of May 7, 2003, there were approximately 25,636,202 outstanding shares of Polar common stock.

Shares Entitled to Vote:	• Shares of Murdock common stock held at the close of business on the record date, May 7, 2003.	• Shares of Polar common stock held at the close of business on the record date, May 7, 2003.

	• Each share of Murdock common stock that you own entitles you to one vote.	• Each share of Polar common stock that you own entitles you to one vote.

	• Shares held by Murdock are not voted.	• Shares held by Polar are not voted.

Quorum Requirement:	• A quorum of stockholders is necessary to hold a valid meeting.	• A quorum of stockholders is necessary to hold a valid meeting.

•   The presence in person or by proxy at the meeting of holders of a majority of the shares of Murdock common stock entitled to vote at the meeting is a quorum. Abstentions and broker “non-votes” count as present for establishing a quorum.

•   The presence in person or by proxy at the meeting of holders of a majority of the shares of Polar common stock entitled to vote at the meeting is a quorum. Abstentions count as present for establishing a quorum.

	• A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction has been given.	• Shares held by Polar in its treasury do not count toward a quorum.

• Shares held by Murdock in its treasury do not count toward a quorum.

Vote Necessary to Approve Murdock and Polar Proposals

Murdock Proposals	Vote Necessary
Approval of the merger and the merger agreement.	Approval requires the affirmative vote of a majority of the outstanding shares of Murdock common stock.

Approval of the reincorporation of Murdock as a Delaware corporation, including the change of Murdock’s name to “Polar Molecular Holding Corporation,” an increase in the number of authorized common shares from 40,000,000 to 200,000,000 and an increase in the number of authorized preferred shares from 1,000,000 to 50,000,000.

Approval requires the affirmative vote of a majority of the outstanding shares of Murdock common stock.

Approval of the proposal to adopt a new equity incentive plan.	Approval requires the affirmative vote of a majority of the votes cast at the meeting.

Election of seven directors to serve until the next annual meeting of stockholders.	Approval of each director nominee requires the affirmative vote of a plurality of the votes of the holders of shares present in person or by proxy at the meeting.

Polar Proposal	Vote Necessary
Approval of the merger and the merger agreement.	Approval requires the affirmative vote of a majority of the outstanding shares of Polar common stock.

Proxies

Voting your proxy.    You may vote in person at your meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against, or abstain from voting on, any proposal submitted at your meeting. Complete, sign, date, and return your proxy card in the enclosed envelope.

If you submit your proxy but do not make specific choices, your proxy will follow the recommendations of the board of directors and vote your shares:

Murdock	Polar
• “FOR” ratification and approval of the merger proposal and merger agreement.	• “FOR” ratification and approval of the merger proposal and merger agreement.

•        “FOR” approval of the reincorporation of Murdock as a Delaware corporation, including the change of Murdock’s name to “Polar Molecular Holding Corporation,” an increase in the number of authorized common shares from 40,000,000 to 200,000,000 and an increase in the number of authorized preferred shares from 1,000,000 to 50,000,000.

• In its discretion as to any other business as may properly come before the Polar meeting.

• “FOR” adoption of the new equity incentive plan.

• “FOR” each of the seven nominees for director.

• In its discretion as to any other business as may properly come before the Murdock meeting.

Murdock special meeting costs.    Murdock will bear the cost of preparing, assembling, and mailing the Notice of Special Meeting of Murdock Stockholders, this joint proxy statement/prospectus, and proxies to Murdock stockholders. Murdock will also reimburse brokers who are holders of record of common stock for their expenses in forwarding proxies and proxy soliciting material to the beneficial owners of such shares. In addition to the use of the mails, proxies may be solicited without extra compensation by directors, officers, and employees of Murdock by telephone, telecopy or personal interview.

Polar special meeting costs.    Polar will bear the cost of preparing, assembling, and mailing the Notice of Special Meeting of Polar Stockholders, this joint proxy statement/prospectus, and proxies to Polar stockholders. In addition to the use of the mails, proxies may be solicited without extra compensation by directors, officers, and employees of Polar by telephone, telecopy or personal interview.

Revoking your proxy.    You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date;

•	notifying Polar’s corporate secretary in writing (if you are a Polar stockholder), or (if you are a Murdock stockholder) by notifying Murdock in writing marked “Attention: Nancy C. Davis” before the meeting that you have revoked your proxy; or

•	voting in person at the meeting.

Voting in person.    If you plan to attend your meeting and wish to vote in person, we will give you a ballot to vote at the meeting. However, if you are a Murdock stockholder and your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on May 7, 2003, the record date for voting.

Broker Non-Votes.    A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain matters in the absence of instructions from the beneficial owner of the shares (known as “broker non-votes”). For shares that are registered in the name of a broker or other “street name” nominee, the stockholder’s votes will only be counted as to those matters actually voted. The shares subject to any such proxy that are not being voted with respect to a particular proposal may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Shares not being voted as to a particular matter, and directions to “withhold authority” to vote for directors, will be considered as abstentions. As a result, an abstention or broker non-vote will have no effect with respect to the election of directors or the proposal to approve the equity incentive plan. An abstention or broker non-vote will have the effect of a vote against the proposal to approve the merger and the proposal to approve the reincorporation.

Other Business; Adjournments

We are not aware of any other business to be acted upon at either meeting. If, however, other matters are properly brought before either meeting, or any adjourned meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, including to adjourn the meeting.

Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournments may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting. Neither Murdock nor Polar currently intends to seek an adjournment of its respective meeting.

THE MERGER

This section of the joint proxy statement/prospectus describes the proposed merger. While we believe that the description covers the material terms of the merger and the related transactions, it may not contain all of the information that is important to you. The merger agreement is attached to this joint proxy statement/prospectus as Annex A, and we encourage you to read it carefully and in its entirety.

Introduction

Murdock, MCC Merger Sub and Polar have entered into the merger agreement providing for the merger. Under the merger agreement, at the time specified in the agreement, MCC Merger Sub will merge with and into Polar, with Polar to be the surviving corporation. The number of shares of Holding common stock to be issued for each share of Polar common stock is not fixed and will be adjusted based upon the conversion ratio established by the merger agreement. Under the merger agreement, the conversion ratio is calculated so that each share of Polar common stock outstanding immediately before the effective time of the merger will be converted into the number of shares of Holding common stock equal to (1) four times the number of shares of Holding common stock outstanding immediately before the effective time of the merger (which will be the same as the number of Murdock common shares outstanding before the reincorporation), divided by (2) the number of shares of Polar common stock outstanding immediately before the effective time of the merger. Based on the number of shares of Murdock common stock and Polar common stock outstanding as of May 7, 2003, Polar common stockholders would receive approximately 2.24 shares of Holding common stock for each share of Polar common stock they own. However, the final conversion ratio will not be determined until immediately before the effective time of the merger. The assumed conversion ratio assumes that 5,398,411 shares of Murdock common stock are issued in conversion of certain Murdock debt and other Murdock obligations, that all $1,829,000 of the convertible debt issued by Polar in its recent private placement is converted to 2,191,288 shares of Polar common stock in accordance with its terms, that warrants to purchase 3,732,653 shares of Polar’s common stock, which were issued in connection with Polar’s convertible debt, are exercised prior to the effective time of the merger, and that the merger occurs on June 30, 2003. If none of the Polar warrants issued in connection with Polar’s convertible debt are exercised, the conversion ratio will be approximately 2.51. Polar common stockholders will not receive fractional shares in the merger. Any fractional shares will be rounded up to the nearest whole share of Holding common stock.

At May 7, 2003, there were outstanding 25,636,202 shares of Polar common stock. At May 7, 2003, there were outstanding 12,304,967 shares of Murdock common stock. After the closing, stockholders of Polar will own approximately 80%, in the aggregate, of all of the issued and outstanding shares of Holding common stock, and current stockholders of Murdock will own approximately 20%, in the aggregate, of all issued and outstanding shares of Holding common stock.

THERE CAN BE NO ASSURANCE THAT THE MARKET PRICE PER SHARE OF HOLDING COMMON STOCK AFTER THE MERGER WILL BE EQUAL TO THE MARKET PRICE PER SHARE OF MURDOCK COMMON STOCK BEFORE THE MERGER, OR THAT THE MARKETABILITY OF HOLDING COMMON STOCK WILL IMPROVE OR REMAIN CONSISTENT WITH THE MARKETABILITY OF MURDOCK STOCK BEFORE THE MERGER.

Background of the Merger

Murdock’s historical business activities focused on the telecommunications industry. As of the end of 1999, Murdock had two principal business units: Priority International Communications, Inc., or PIC, which provided operator services, call processing and related value added services, and Incomex, Inc., or Incomex, which provided billing and collection services for calls to the United States from resort hotels in Mexico. Murdock also operated Murdock Technology Services, or MTS, which provided database profit management services to the hospitality telecommunications management market. In addition, Murdock had investments in Actel Integrated

Communications, Inc., or Actel, a provider of local exchange communications services as a facility-based carrier based in Mobile, Alabama, and in AcNet S.A. de C.V. and AcNet USA, Inc., or the AcNet entities, two related corporations which provided internet services, network services and data communications in Mexico and Texas.

During 1999, Murdock’s financial condition significantly deteriorated, and as of March 1, 2000, Murdock was past due in the payment of approximately $17.8 million of debt and related interest. In December 1999, Murdock engaged Berthel Fisher & Company Financial Services, Inc., or Berthel Financial Services, as Murdock’s exclusive financial advisor and placement agent to assist in restructuring Murdock’s outstanding debt and exploring strategic alternatives for Murdock. Berthel Financial Services is an affiliate of Berthel Fisher & Company, or Berthel, which along with Berthel Financial Services and other affiliates, is a significant stockholder and creditor of Murdock.

In February 2000, Murdock entered into a nonbinding letter of intent to enter into a merger transaction with Floragraph LLC, which owned Flower.com, an online floral Web site. A definitive agreement was never completed and, following the expiration of the letter of intent on June 30, 2000, Murdock continued to explore other strategic alternatives potentially available to it.

During 2000, Murdock developed a strategic plan focused on restructuring its outstanding debt, attempting to stabilize the PIC business, attempting to realize value from its investments in Actel and the AcNet entities and seeking to sell certain of its other business segments and assets.

During the second quarter of 2000, Murdock completed a debt restructuring plan. Under the debt restructuring plan, Murdock received gross cash proceeds of approximately $4.9 million from the sale of shares of Actel preferred stock in a private offering and used those proceeds to repay outstanding debt and for other corporate purposes. Murdock also transferred shares of Actel preferred stock and issued convertible notes due in 2003 in an aggregate principal amount of $4.6 million in exchange for the cancellation of outstanding debt in the aggregate principal amount of $9.2 million. Following the completion of the debt restructuring plan, Murdock retained approximately 49% of its original investment in the Actel preferred stock.

On June 30, 2000, Murdock sold Incomex to three of the former stockholders of Incomex for (a) the transfer to Murdock by the purchasers of 250,000 shares of Murdock common stock originally issued by Murdock pursuant to Murdock’s acquisition of Incomex, (b) cancellation and forgiveness of all amounts outstanding under promissory notes in the aggregate principal amount of $684,919, and related accrued interest, originally issued by Murdock to the former stockholders of Incomex, and (c) the cancellation of all employment compensation and employment contracts between Murdock and the purchasers. The parties also executed mutual releases relating to liabilities between Murdock and Incomex and claims that Murdock may have against the former stockholders of Incomex.

In February 2000, Murdock entered into a Rental Agreement with TeleManager.net providing for the operation of Murdock’s Telemanager system, the principal business of Murdock’s MTS division, by TeleManager.net in exchange for monthly rental payments to Murdock. On December 20, 2000, Murdock sold certain assets which were subject to the Rental Agreement to TeleManager.net for (a) cash at closing of $104,500 and (b) the termination of employment agreements with the two principal owners of TeleManager.net who were former executives of Murdock. The parties also executed mutual releases relating to certain potential liabilities between Murdock and the former officers.

During 2000, both Actel and the AcNet entities began to experience cash flow difficulties. AcNet USA filed for bankruptcy on March 29, 2001, and Murdock was informed that AcNet S.A. de C.V. was in receivership. On April 11, 2001, Actel filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code. On September 14, 2001, Actel’s case was converted to a case under Chapter 7 of the Bankruptcy Code.

During 2001, PIC continued to experience operational and cash flow difficulties and it became clear that Murdock would not be able to stabilize PIC’s business. In view of these difficulties and the bankruptcy filings for

Actel and the AcNet entities, Murdock developed a strategic plan to sell PIC, Murdock’s only remaining significant asset, and to explore potential merger transactions. Effective July 31, 2001, Murdock sold all of the shares of PIC to Dartwood, LLC for a total purchase price of $196,000, comprised of $100,000 cash and a non-interest bearing promissory note of $96,000 payable in 24 monthly installments of $4,000. Murdock assigned the cash payment of $100,000 and the promissory note to MCC Investment Company, or MCCIC, to repay $196,000 of outstanding debt. Wayne Wright, a director, executive officer and stockholder of Murdock, is the father of the owner of Dartwood, LLC. MCCIC is owned by Berthel and Larry A. Cahill, another substantial stockholder of Murdock.

From January 2000 to August 2001, Murdock, with the assistance of Berthel Financial Services as its financial advisor, conducted a search of possible merger candidates. On August 13, 2001, Murdock announced that it had entered into a merger agreement with Informed Care Inc., or Informed, and Hometown Info, Inc. d/b/a Grocery Shopping Network, or Hometown, two other privately owned companies.

In January 2001, Polar was in search of a financing opportunity and was seeking liquidity, preferably through an initial public offering, for its stockholders. Polar engaged APS Financial of Austin, Texas, or APSF, to assist with a private placement of Polar’s securities and issued $800,000 of Series B preferred stock to APSF investors.

On July 27, 2001, APSF notified Polar that it did not intend to raise any equity capital for Polar. The Series B preferred stock held by APSF investors was scheduled to be redeemed on October 29, 2001, and APSF declined to extend the redemption date. Shortly before the October 29 deadline, Polar received a new secured bridge loan, on essentially the same terms as the APSF investment, in the principal amount of $600,000 from a large Polar stockholder, Affiliated. An additional $200,000 secured bridge loan under substantially the same terms was secured from a Polar contractor, Lockhart. In January 2003, Polar borrowed an additional $75,000 from Affiliated and an additional $25,000 from Lockhart.

Despite the extension of the bridge loans, Polar’s cash reserves were depleted and Polar was unable to pay its staff, consultants, or operating costs.

In the late summer of 2001, other investment sources had expressed interest in providing financing for Polar if Polar were able to enter into a significant contract for the sale of its products. On September 11, 2001, Polar signed a worldwide joint marketing agreement, which did not provide for any committed purchases of Polar’s product, with TotalFinaElf Additives. On the same day, terrorists attacked the World Trade Center, creating, among other things, great uncertainty in the investor markets. Polar was unable to obtain equity financing.

From October 2001 through November 2001, Polar continued its efforts to raise the additional equity financing necessary to enable it to continue operations. These attempts, however, proved unsuccessful. Polar contacted numerous venture capital companies and other potential investors and, in each case, the venture capital companies and other potential investors declined interest in a private equity offering for Polar until such time as Polar was able to demonstrate significant sales and assure profitability.

Polar consulted with several private investment firms for their advice. Representatives from these firms made presentations to Polar between July 2001 and December 2001. Various broker dealers with petroleum industry background were included in these meetings and presentations. Virtually all of the firms approached by Polar required from Polar large placement fees in advance and large equity grants, neither of which were acceptable to management. Polar also consulted with underwriters in exploring Polar’s initial public offering potential, but this avenue was found to be cost prohibitive and solid interest was not identified.

On November 1, 2001, Polar engaged Houlihan Smith and Company Inc., or Houlihan, to act as Polar’s financial advisor with respect to a potential merger transaction. Houlihan estimated market capitalization for the combined company, working capital for present and future fiscal periods, and the equity dilution Polar would be required to accept in return for the opportunity to combine with a public company such as Murdock, with increased access to financing. Confidentiality agreements were exchanged with Berthel at the beginning of discussions on November 1, 2001.

At a meeting held on October 3, 2001, Murdock’s board of directors discussed termination of the merger agreement with Informed and Hometown due to failure by the parties to meet the conditions set forth in the merger agreement. Berthel agreed to attempt to locate another merger partner for Murdock. Informal termination discussions were held with Informed and Hometown, and a consensual termination agreement was prepared for submission to Informed and Hometown. Sometime between October 3, 2001 and November 10, 2001, the parties agreed that the merger should be terminated and that a termination agreement should be executed. Murdock’s board of directors unanimously approved termination of the merger agreement with Informed and Hometown on November 14, 2001, and the parties executed the consensual termination agreement on November 27, 2001. At the November 14, 2001 meeting, Berthel presented information it received about Polar from Houlihan. Murdock’s board of directors requested more information about Polar, pending the execution of the consensual termination of the merger agreement with Informed and Hometown.

In November 2001, Polar engaged Holme Roberts & Owen LLP, or HRO, to evaluate the terms of the proposed transactions. On or about November 29, 2001, Houlihan, Berthel, Murdock’s counsel and HRO met with Polar at its offices to discuss the possibility of a merger between the companies. Houlihan suggested that Polar pursue a private offering of convertible debt, followed by a merger of Polar into Murdock if certain contingencies were met. Houlihan presented the merger and compared its terms with other available options. Polar asked HRO to help negotiate the terms of the proposed placement agreement and merger agreement.

Terms were prepared for a placement agreement with Berthel Financial Services regarding a convertible debt offering, which provided Polar with the opportunity to attract the working capital necessary to operate. At the same time, Polar’s board began to review terms for the proposed merger transaction with Murdock. The Polar board first reviewed the private placement and merger opportunity on December 2, 2001.

Houlihan and Polar’s management presented Polar’s board of directors with the terms, equity exchange rate and market capitalization potential of the merger. The board members reviewed the initial offering and merger terms on December 2, 2001. As the opportunity was refined and negotiations continued, the board of directors was informed about changes in the terms of the proposed transaction. On December 7, 2001, Polar’s counsel submitted a draft agreement and plan of merger to Murdock for its review. The parties discussed the terms of the merger agreement over the next week by telephone conference. On December 14, 2001, the Murdock board of directors initially determined that the merger is fair to, and in the best interests of, Murdock and its stockholders, approved and adopted the merger agreement (subject to further refinements) and the transactions contemplated thereby, and resolved to recommend that Murdock stockholders vote for approval and adoption of the merger agreement and the transactions contemplated thereby. A revised version of the merger agreement was distributed to the parties on December 15, 2001. On January 21, 2003, the Murdock board unanimously reconfirmed its earlier vote. On December 17, 2001, by unanimous vote, the Polar board of directors determined that the merger is fair to, and in the best interests of, Polar and its stockholders, approved and adopted the merger agreement and the transactions contemplated thereby, and resolved to recommend that Polar stockholders vote for approval and adoption of the merger agreement and the transactions contemplated thereby.

The final merger agreement was executed by representatives of Polar, Murdock and MCC Merger Sub on December 19, 2001. The final placement agreement regarding convertible debt of Polar was executed by representatives of Polar and Berthel Financial Services on December 21, 2001. In connection with the merger agreement and the placement agreement, representatives of Polar, Murdock and MCC also entered into an agreement regarding effectiveness dated as of December 19, 2001. This agreement provided that, despite being executed, the merger agreement would not become effective unless and until Polar received a minimum of $300,000 from the sale of its convertible debt. This condition was met on March 13, 2002, and the merger agreement became effective without any further action by any of the parties.

The parties anticipated that Polar would complete the private placement before the merger, to provide working capital for Polar and for the combined company following the merger. However, due largely to Polar’s lack of revenue as well as depressed market and economic conditions, Berthel Financial Services was not able to complete the initial convertible debt financing until the end of October 2002. The parties agreed that the merger agreement should be amended to extend the expiration date, in order to enable Polar to receive additional working capital through the private placement. Polar and Berthel Financial Services also amended the placement agreement several times to extend the term of the private placement and to provide that Polar would loan some of the proceeds of the private placement to Murdock to assist Murdock in meeting its ongoing financial obligations.

In early July 2002, it became apparent to Murdock and Polar that it would not be possible to satisfy all of the conditions to the merger before August 31, 2002. On July 9, 2002, Mark Nelson and Tom Berthel discussed the need to extend the merger expiration date and to provide for the conversion of the loans from Polar to Murdock into shares of Murdock common stock immediately before the merger. The first draft of the first amendment to the merger agreement was distributed on July 15, 2002. On July 30, 2002, Murdock and Polar discussed the appropriate conversion formula for the Murdock loan amount. Murdock’s legal counsel, counsel to Berthel and Berthel Financial Services and Polar’s management and legal counsel were involved in meetings and documentation for all changes to the merger agreement. Polar’s and Murdock’s boards of directors were notified and approved of all changes to the merger documents. Murdock and Polar agreed on these terms via correspondence sent through their respective counsel and the final amendment was signed on August 1, 2002.

The first amendment to the merger agreement, dated as of August 1, 2002, changed the expiration date of the agreement from August 31, 2002 to November 30, 2002. The first amendment also provided that all loans from Polar to Murdock outstanding as of the effective time of the merger will be converted into the number of shares of Holding common stock obtained by dividing the outstanding loan balance as of that time by $3.03. As a result of this amendment, Polar, as a wholly owned subsidiary of Holding following the merger, will hold approximately 145,063 shares of Holding common stock.

In late October 2002, it became apparent to Murdock and Polar that it would not be possible to satisfy all of the conditions to the merger before November 30, 2002, as required by the terms of the merger agreement. At about the same time, the parties began discussing the need to amend the merger agreement to extend the expiration date to a date that would realistically allow the parties to meet the conditions to the merger. The first draft of the second amendment to the merger agreement was distributed on October 21, 2002.

The management of each of Murdock and Polar also determined that it would be in the best interests of Murdock, Polar and the combined company to obtain voting agreements from stockholders holding a majority of the outstanding common stock of Murdock and Polar, in addition to the lock-up agreements originally contemplated by the merger agreement. Discussions between the management of Murdock and Polar regarding the need for voting agreements were first held in early September 2002. Subsequent negotiations and subsequent drafts of the second amendment further refined the agreement of the parties on these issues.

The second amendment to the merger agreement, dated as of November 26, 2002, changed the expiration date of the agreement from November 30, 2002 to March 31, 2003. The second amendment also provided, as additional conditions to the consummation of the merger, that each of Murdock and Polar would deliver voting agreements executed by holders of a majority of their respective outstanding common shares, and lock-up agreements executed by holders of a significant percentage of their respective outstanding common shares.

The second amendment also resolved several other issues that had arisen in connection with the proposed merger. First, the second amendment provided that any stock issuance by Murdock in order to settle outstanding litigation matters would not affect the conversion ratio established by the merger agreement, unless Polar and Murdock agreed in good faith that an adjustment was reasonably required to support the stock price of the combined company. Second, the second amendment contained an additional obligation on the part of Murdock to file a registration statement with the SEC to register for resale all unregistered shares of Murdock common stock held by certain creditors and warrant holders, as determined by Murdock. Finally, the second amendment obligated Polar to establish and empower, before the closing of the merger, working committees similar to those required by the New York Stock Exchange, the American Stock Exchange and Nasdaq for the governance of a public company.

In late December 2002, Murdock and Polar determined that the terms of the merger agreement should be amended further to modify certain representations, warranties and covenants of both Murdock and Polar, to more accurately reflect events since the merger agreement was originally signed. These include representations, warranties and covenants regarding the size of Polar’s private placement of convertible debt and warrants, Murdock’s debt restructuring activities and the reincorporation of Murdock into Holding. Also, due to the poor cash position of both Murdock and Polar, the parties agreed that their obligations to complete the merger should be subject to a condition limiting the exercise of appraisal or dissenters’ rights. The first draft of the third amendment to the merger agreement was distributed on January 31, 2003.

The third amendment to the merger agreement, effective as of January 30, 2003, provided, as additional conditions to the consummation of the merger, that no more than 1,000 shares of Murdock or Polar common stock shall have exercised dissenters’ or appraisal rights with respect to the reincorporation or the merger, respectively. The third amendment also provided for the filing by Murdock of a registration statement on Form S-1 to register the resale of shares of Murdock common stock held by debtholders and warrant holders to be determined by Murdock. In addition, the third amendment modified certain of Polar’s and Murdock’s representations, warranties and covenants in the merger agreement to account for events since the original agreement date that the parties had mutually agreed to permit.

In April 2003, Murdock and Polar determined that it would be beneficial to extend the termination date of the merger and for the combined company to have more restrictions in place regarding post-merger trading of Holding’s shares. A draft of a fourth amendment to the merger agreement was circulated among the parties on May 10, 2003 and was executed on May 12, 2003. The fourth amendment provided that the termination date of the merger would be extended until July 31, 2003 and required that, as an additional condition, on or prior to the merger, Polar must have obtained executed lock-up agreements from holders of at least 90% of Polar’s common stock outstanding as of May 7, 2003 and Murdock must have obtained executed lock-up agreements from holders of at least 90% of Murdock’s common stock outstanding as of May 7, 2003 (other than shares held in “street” name by nominee holders for the account of beneficial owners). In addition, the fourth amendment removed the condition that Polar and Murdock deliver disclosure schedules to one another and removed the requirement that Polar’s board nominees not be officers, employees or consultants of Polar or that Murdock’s board nominee be acceptable to the holders of Polar’s convertible debt.

Reasons for the Merger; Recommendations of the Boards

Murdock

The boards of directors of each of Murdock and Polar have unanimously approved the merger as in the best interests of Murdock and its stockholders and Polar and its stockholders, respectively. Neither Murdock nor Polar has obtained an opinion from an investment banking firm or other entity assessing the fairness of the merger consideration to its respective stockholders. The following discussions identify the principal reasons underlying the unanimous approvals by both boards.

On December 14, 2001, the Murdock board of directors determined that the merger is fair to and in the best interests of Murdock and its stockholders, approved and adopted the merger agreement and the transactions contemplated thereby, and resolved to recommend that Murdock stockholders vote “FOR” approval and adoption of the merger agreement and the transactions contemplated thereby. On January 21, 2003, the Murdock board unanimously reconfirmed its earlier vote.

In reaching its decision, the Murdock board of directors considered a number of factors, including the following:

•	Murdock’s future financial outlook, including its past-due debt and limited capital resources, and possible alternatives to the proposed merger. In this regard, the Murdock board considered the amount and range of merger consideration most likely to be required by other merger candidates, the likelihood of receiving a better offer from another merger candidate and the view of Murdock’s management that the merger represented the best strategic alternative available to Murdock under the circumstances;

•	the limited alternatives available to Murdock if it failed to complete the merger or another business transaction. As described in “Background of the Merger,” in 2000 and 2001, Murdock sold its operating businesses and adopted the strategic direction of pursuing potential merger transactions such as the proposed merger with Polar;

•	Polar’s business, financial condition, results of operations, assets, management, competitive position and prospects;

•	the percentage ownership of Murdock’s stockholders of the combined company after the merger, which percentage ownership was assigned without giving specific quantitative weight to the other factors;

•	the search for other merger candidates undertaken by Murdock’s management with the assistance of Berthel Financial Services, Murdock’s financial advisor; and

•	the terms and conditions of the merger agreement.

The Murdock board of directors also identified and considered a number of negative factors in its deliberations concerning the merger, including the following:

•	the uncertain current and prospective market for Polar’s products and the other risks relating to Polar’s business and operations;

•	the need for Murdock to cause its creditors to forgive and/or convert into equity a sufficient amount of Murdock’s liabilities such that Murdock’s liabilities will not exceed its assets as of the closing of the merger;

•	the dilutive effect of the merger and equity issuances to creditors on Murdock’s stockholders;

•	the condition in the merger agreement that holders of a significant percentage of Murdock common stock execute lock-up agreements;

•	the risk that if the merger is not completed, Murdock would have incurred significant costs and further reduced its financial position; and

•	the other risks described under “Risk Factors” beginning on page 21.

After deliberation, the Murdock board of directors concluded that on balance the potential benefits of the merger to the Murdock stockholders described above outweighed these risks.

The foregoing discussion of the information and factors considered by the Murdock board of directors is not intended to be exhaustive, but includes the material factors considered by the Murdock board of directors. In reaching its decision to approve the merger and to recommend the merger to the Murdock stockholders, the Murdock board of directors did not view any single factor as determinative and did not find it necessary or practicable to assign any relative or specific weights to the various factors considered. Furthermore, individual directors may have given different weights to different factors.

THE MURDOCK BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MURDOCK STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE ISSUANCE OF SHARES OF MURDOCK (OR HOLDING AS SUCCESSOR TO MURDOCK) COMMON STOCK AS PART OF THE

MERGER. THE MURDOCK BOARD OF DIRECTORS FURTHER UNANIMOUSLY RECOMMENDS THAT MURDOCK STOCKHOLDERS VOTE FOR THE REINCORPORATION OF MURDOCK AS A DELAWARE CORPORATION, FOR APPROVAL OF THE EQUITY INCENTIVE PLAN AND FOR THE ELECTION OF EACH OF THE SEVEN NOMINEES FOR DIRECTOR.

STOCKHOLDERS HOLDING 6,956,928 SHARES (OR APPROXIMATELY 56.5% AS OF MAY 7, 2003) OF MURDOCK’S OUTSTANDING COMMON STOCK HAVE ENTERED INTO A VOTING AGREEMENT, WHICH REQUIRES THOSE STOCKHOLDERS TO VOTE THEIR SHARES OF MURDOCK COMMON STOCK IN FAVOR OF THE MERGER AND THE MERGER AGREEMENT, IN FAVOR OF THE REINCORPORATION TRANSACTION, IN FAVOR OF THE EQUITY INCENTIVE PLAN AND IN FAVOR OF THE NEW SLATE OF MURDOCK DIRECTORS.

Polar

On December 17, 2001, by unanimous vote, the Polar board of directors determined that the merger is fair to and in the best interests of Polar and its stockholders, approved and adopted the merger agreement and the transactions contemplated thereby, and resolved to recommend that Polar stockholders vote “FOR” approval and adoption of the merger agreement and the transactions contemplated thereby.

In reaching its decision, the Polar board of directors considered a number of factors, including the following:

•	Berthel Financial Services’ investment in and affiliation with Murdock would tend to make it more likely that Berthel Financial Services would be able to raise funds for Polar before the merger;

•	Polar’s board believed that the merger was more likely to produce liquidity and greater access to capital than an initial public offering, given the depressed condition of the then-current public offering market;

•	following the merger, as a public company, Polar could more easily complete complementary acquisitions to expand its distribution and product development capabilities, if its market strategy ultimately required it and conditions allowed for it;

•	following the merger, as a public company, Polar’s ability to offer stock-based compensation would be enhanced; and

•	following the merger, as a public company, Polar may be a more attractive acquisition candidate for a larger company.

The Polar board of directors also identified and considered a number of negative factors in its deliberations concerning the merger, including:

•	Berthel Financial Services required the merger in order to work on the private placement of Polar’s convertible debt securities;

•	the substantial dilutive effect of the merger on Polar’s stockholders; and

•	the significant costs related to the merger.

After deliberation, the Polar board of directors concluded that on balance the potential benefits to the Polar stockholders of the merger and private placement described above outweighed these risks.

The foregoing discussion of the information and factors considered by the Polar board of directors is not intended to be exhaustive, but includes the material factors considered by the Polar board of directors. In reaching its decision to approve the merger and to recommend the merger to the Polar stockholders, taking into account the relative post-merger ownership of the combined company between Polar’s and Murdock’s stockholders the Polar board of directors did not view any single factor as determinative and did not find it necessary or practicable to assign any relative or specific weights to the various factors considered. Furthermore, individual directors may have given different weights to different factors.

THE POLAR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT POLAR STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. STOCKHOLDERS HOLDING 13,382,277 SHARES (OR APPROXIMATELY 52.2% AS OF MAY 7 , 2003) OF POLAR’S OUTSTANDING COMMON STOCK HAVE ENTERED INTO A VOTING AGREEMENT, WHICH REQUIRES THOSE STOCKHOLDERS TO VOTE THEIR SHARES OF POLAR COMMON STOCK IN FAVOR OF THE MERGER AGREEMENT AND THE MERGER.

POTENTIAL CONFLICTS OF INTEREST

Murdock

From 1991 to 1998, Murdock obtained lease and other financing services from Berthel and its subsidiaries and their affiliated leasing partnerships. These financing arrangements have been converted into promissory notes that accrue interest at the rate of 12% per year. As of June 30, 2002, Murdock owed Berthel a total of approximately $ 4.0 million of principal and accrued interest under these notes. Berthel has agreed that at the time of the proposed merger, all principal and accrued interest under these notes as of June 30, 2002 will convert to Murdock (or Holding) common stock at the rate of $3.03 per share, and any interest accrued after June 30, 2002 will be forgiven. Berthel beneficially owns approximately 45.9% of the Murdock common stock outstanding as of December 31, 2002.

In December 1999, Murdock entered into a financial advisory agreement with Berthel Financial Services, an investment banking affiliate of Berthel. Under this agreement, Berthel Financial Services agreed to provide investment banking services and advice regarding the identification and investigation of strategic alternatives available to Murdock. This agreement, which was in effect until July 1, 2001, required Murdock to pay Berthel Financial Services a nonrefundable $30,000 retainer and a retainer fee of $15,000 per month. On July 1, 2001, Murdock entered into a new financial advisory agreement with Berthel Financial Services, which requires Murdock to pay Berthel Financial Services a retainer fee of $20,000 per month. Retainer fees under the July 1, 2001 agreement have been accruing on a monthly basis and are expected to continue to accrue until the closing of the proposed merger. As of March 31, 2003, Murdock owed a total of approximately $501,711 to Berthel Financial Services for accrued fees and expenses under these agreements.

Murdock has also subleased office space from Berthel Fisher & Company Management Corp., or Berthel Management, an affiliate of Berthel, since October 2001 on a month-to-month basis. Murdock owes Berthel Management approximately $9,000 in rental payments as of March 31, 2003.

As of May 7 , 2003, Polar has loaned to Murdock approximately $439,540 from the proceeds of a private placement of Polar’s convertible debt securities, which was completed by Polar in early February 2003. Murdock has agreed to pay $90,000 of this amount to Berthel Financial Services to repay accrued investment banking fees and expenses subject to the condition that Murdock retains sufficient funds to reasonably operate until the closing of the proposed merger. To the extent that Murdock is unable to pay any part of this $90,000 amount to Berthel Financial Services in cash, Berthel Financial Services has agreed to convert the amount that Murdock is unable to pay into shares of Murdock (or Holding) common stock at a rate of $1.00 per share upon the closing of the proposed merger. Berthel Financial Services and Berthel Management have also agreed that at the time of the proposed merger, they will convert all other amounts due to them by Murdock into a total of 750,000 shares of Murdock (or Holding) common stock.

As of March 31, 2003, Murdock owed a total of approximately $747,590 to MCCIC, a company owned by Berthel and Larry A. Cahill. These borrowings accrue interest at the rate of 12% per year. MCCIC has agreed that at the time of the proposed merger, it will convert $526,669 of the outstanding debt into shares of Murdock (or Holding) common stock at a rate of $2.00 per share. MCCIC has agreed to convert all other debt, including accrued interest, into shares of Murdock (or Holding) common stock at the rate of $1.00 per share at the time of the proposed merger. Mr. Cahill beneficially owns approximately 44.6% of the Murdock common stock outstanding as of May 7, 2003.

Murdock entered into an agreement dated August 1, 2002, as amended, with Pirinate Consulting Group, L.L.C., or Pirinate, whereby Pirinate agreed to provide the services of Eugene I. Davis to serve as Chairman of the Board and Chief Executive Officer of Murdock effective August 1, 2002. Under this agreement, Murdock issued 40,000 shares of Murdock common stock to Mr. Davis in satisfaction of unpaid fees for Mr. Davis’ past services. During the term of Mr. Davis’ services, Murdock will pay Pirinate $3,000 per month. Murdock also agreed to issue 4,000 shares of Murdock (or Holding) common stock per month during the term of Mr. Davis’ services, contingent upon the closing of the merger.

Wayne Wright, Murdock’s Principal Accounting Officer and a member of Murdock’s board of directors, accrues compensation at the rate of $4,000 per month and David Kirkpatrick, a member of Murdock’s board of directors, accrues compensation monthly at the rate equal to the greater of (a) $1,000 per month or (b) $1,000 for each meeting of the board of directors attended during such month. Mr. Wright and Mr. Kirkpatrick have agreed to convert all accrued compensation into shares of Murdock (or Holding) common stock at the time of the proposed merger at a rate of $3.03 per share for compensation accrued before August 1, 2002 and at a rate of $1.00 per share for compensation accrued on or after August 1, 2002. As of March 31, 2003, $60,000 of compensation was accrued with respect to Mr. Wright and $25,000 of compensation was accrued with respect to Mr. Kirkpatrick.

Murdock has issued certain promissory notes to Larry A. Cahill, a substantial Murdock stockholder, and Guy O. Murdock, a member of Murdock’s board of directors. These loans were made for working capital purposes and to enable Murdock to reduce its debt to third parties. Mr. Cahill and Mr. Murdock have agreed that at the time of the proposed merger, they will convert all principal and accrued interest as of June 30, 2002 into shares of Murdock (or Holding) common stock at the rate of $3.03 per share, and will forgive all interest accrued after June 30, 2002. As of June 30, 2002, Murdock owed approximately $1.7 million to Mr. Cahill and approximately $205,578 to Mr. Murdock. These borrowings accrue interest at the rate of 12% per year.

Polar

Polar recently extended a loan in the principal amount of $100,000 to Mark L. Nelson. The note bears interest at the prime rate plus one percent, accrued interest is payable annually, and all outstanding principal and interest is due and payable on or prior to February 7, 2007. Polar obtained the funds for the loan to Mr. Nelson by increasing the principal amount of the promissory note to Affiliated Investments, LLC by $75,000 and by increasing the principal amount of the promissory note to Lockhart Holdings, Inc. by $25,000. The additional principal amount extended under the Affiliated note is secured by a first priority security interest in substantially all of Polar’s patents. The additional principal amount extended under the Lockhart note is secured by a second priority security interest in Polar’s patents and trademarks. Polar has extended loans to Mr. Nelson in the aggregate principal amount of $424,090, while Polar owes Mr. Nelson the aggregate principal amount of $449,162 in loans and unpaid wages.

MATERIAL CONTRACTS AMONG THE PARTIES

Polar Loans to Murdock

Through May 7, 2003, Murdock has borrowed approximately $439,540 from Polar. The borrowings are one-year notes bearing interest at 10%. $134,375 of this amount is currently due; the remaining amounts become due between May 2003 and February 2004.

Placement Agreement

On December 21, 2001, Polar entered into a placement agreement with Berthel Financial Services. Berthel Financial Services is affiliated with Berthel, which along with Berthel Financial Services and other affiliates is a significant stockholder and creditor of Murdock. Berthel Financial Services is also acting as Murdock’s financial advisor with respect to the proposed merger. The placement agreement has been amended eleven times since December 21, 2001, to extend the term of the agreement and change certain provisions.

Under the placement agreement, as amended, Berthel Financial Services served as placement agent in the offer and sale of $1,829,000 of 10% secured convertible notes. All offers and sales were made only to “accredited investors,” as defined in Regulation D under the Securities Act of 1933, as amended, or the Securities Act. The notes are automatically convertible into the right to receive shares of Polar common stock upon the closing of the proposed merger. The number of common shares receivable on conversion will be determined by dividing the principal amount of the note held by each note investor, together with accrued and unpaid interest, by $0.98. Based upon the aggregate principal and interest on the notes that would be outstanding on June 30, 2003 if no principal or interest is paid prior to that date, the aggregate number of shares of Polar common stock that would be issued to the note investors upon conversion of the notes on June 30, 2003 would be 2,191,288. The notes mature on various dates from March 2004 through December 2004 if they are not converted earlier and are secured by a third priority lien on Polar’s patents.

Each purchaser of notes in the initial private placement also received warrants granting the purchaser the right to purchase the number of shares of Polar common stock into which the principal amount of the notes held by that purchaser are convertible. The exercise price of the warrants is $0.49 per share, and the warrants may be exercised before the earlier of the effective time of the merger or the second anniversary of the issuance of each warrant. If all of the warrants are exercised, Polar will receive an additional $1,829,000 (minus commissions payable to Berthel Financial Services) and be required to issue an additional 3,732,653 shares of its common stock.

Polar agreed in the placement agreement to lend to Murdock a portion of the funds it received from the issuance of the notes. See “—Polar Loans to Murdock” above.

The placement agreement also provides that Polar will loan to Murdock from proceeds raised from exercise of the warrants issued in connection with the $1,500,000 private placement and the $700,000 additional private placement, the sum of:

•	$89,410; and

•	one-third of the proceeds (net of any commissions) raised from the exercise of the warrants issued in connection with the $1,500,000 private placement and the $700,000 additional private placement.

To the extent that Murdock does not receive or chooses not to accept any portion of the amounts described above, Murdock shall receive a credit against its liabilities for purposes of meeting the net worth test under the merger agreement, which is a condition to the consummation of the merger. As of May 7, 2003, this represents $89,410. Murdock shall repay the loans immediately prior to the merger by issuing to Polar the amount of shares of Murdock common stock obtained by dividing the aggregate amount loaned by $3.03.

As compensation for its services as placement agent, Berthel Financial Services has received:

•	$162,220 in fees and commissions;

•	$25,958 in expenses; and

•	warrants exercisable for 152,051 shares (10% of the total number of shares receivable on conversion of the notes issued by Polar and placed by Berthel in the private placement), at an exercise price of 120% of the conversion price of the notes.

Additionally, upon the exercise of warrants sold in the private placement, Berthel Financial Services is also entitled to receive 10% of the proceeds received by Polar from exercise of the warrants, or $182,900 if all of the warrants are exercised.

Houlihan, Polar’s financial advisor in connection with the proposed merger, received a fee of 2% of the gross proceeds of the notes in excess of $700,000 as compensation for its due diligence services in connection with the placement agreement.

THE MERGER AGREEMENT

This section describes various material provisions of the merger agreement. Because the description of the merger agreement contained in this joint proxy statement/prospectus is a summary, it does not contain all the information that may be important to you. You should read carefully the entire merger agreement attached as Annex A to this joint proxy statement/prospectus before you decide how to vote. Stockholders holding 6,956,928 shares (or approximately 56.5% as of May 7, 2003) of Murdock’s outstanding common stock have entered into a voting agreement, which requires those stockholders to vote their shares of Murdock common stock in favor of the merger agreement and the merger, in favor of the reincorporation, in favor of the equity incentive plan and in favor of the new slate of directors. Stockholders holding 13,382,277 shares (or approximately 52.2% as of May 7, 2003) of Polar’s outstanding common stock have entered into a voting agreement, which requires those stockholders to vote their shares of Polar stock in favor of the merger agreement and the merger. Forms of the Murdock and Polar voting agreements are attached as Annex B-1 and Annex B-2, respectively, to this joint proxy statement/prospectus.

Primary Terms of the Merger Agreement

The merger and timing of the merger.    Immediately before the merger, Murdock will be reincorporated as Holding, a Delaware corporation. Subject to the terms and conditions of the merger agreement, MCC Merger Sub will then be merged with and into Polar, with Polar to survive the merger and to become a wholly owned subsidiary of Holding. The merger agreement provides that the closing will take place on a date specified by the parties no later than the second business day after the conditions to closing have been satisfied or waived. The merger will become effective when the plan of merger is duly filed with the Secretary of State of the State of Delaware.

Treatment of Polar common stock.    The number of shares of Holding common stock to be issued for each share of Polar common stock is not fixed and will be adjusted based upon the conversion ratio established by the merger agreement. Under the merger agreement, the conversion ratio is calculated so that each share of Polar common stock outstanding immediately before the effective time of the merger will be converted into the number of shares of Holding common stock equal to (1) four times the number of shares of Holding common stock outstanding immediately before the effective time of the merger (which will be the same as the number of Murdock common shares outstanding before the reincorporation), divided by (2) the number of shares of Polar common stock outstanding immediately before the effective time of the merger. Based on the number of shares of Murdock common stock and Polar common stock outstanding as of May 7, 2003, Polar common stockholders would receive approximately 2.24 shares of Holding common stock for each share of Polar common stock they own. However, the final conversion ratio will not be determined until immediately before the effective time of the merger. The assumed conversion ratio assumes that 5,398,411 shares of Murdock common stock are issued in conversion of certain Murdock debt and other Murdock obligations, that all $1,829,000 of the convertible debt issued by Polar in its recent private placement is converted to 2,191,288 shares of Polar common stock in accordance with its terms, that warrants to purchase 3,732,653 shares of Polar’s common stock, which were issued in connection with Polar’s convertible debt, are exercised prior to the effective time of the merger and that the merger occurs on June 30, 2003. If none of the Polar warrants issued in connection with Polar’s convertible debt are exercised, the conversion ratio will be reduced to approximately 2.51. Polar common stockholders will not receive fractional shares in the merger. Any fractional shares will be rounded up to the nearest whole share of Holding common stock.

Holding will not issue fractional shares of its common stock in the merger. If a fractional interest results from the conversion calculation, such fractional interest will be rounded up to the nearest whole share of Holding common stock.

Holders of shares of Polar common stock who have complied with all the requirements for perfecting appraisal rights, as set forth in the provisions of applicable law, will be entitled to their rights with respect to such shares. See “Appraisal and Dissenters’ Rights” on page 59. The merger agreement limits the number of Polar and Murdock stockholders who may exercise appraisal or dissenters’ rights. If holders of more than 1,000 shares of Polar’s outstanding common stock exercise appraisal rights with respect to the merger under applicable Delaware law, then neither Murdock nor Polar will be obligated to complete the merger. If holders of more than 1,000 shares of Murdock’s outstanding common stock exercise dissenters’ rights with respect to the reincorporation under applicable Iowa law, then neither Murdock nor Polar will be obligated to complete the merger.

Treatment of Polar options and warrants.    Upon completion of the merger, each outstanding option or warrant to purchase shares of Polar common stock that by its terms survives the merger will be converted into an option or warrant to purchase shares of Holding common stock based on the conversion ratio applicable to Polar common stock under the merger agreement. Any warrant or option to purchase Polar common stock that by its terms survives the merger will be deemed to constitute an option or warrant to purchase Holding common stock on the same terms and conditions as were applicable under the option or warrant immediately before the effective time of the merger at a price per share equal to:

•	the aggregate exercise price for shares of Polar common stock otherwise purchasable under such Polar option or warrant, divided by

•	the aggregate number of shares of Holding common stock for which such option or warrant is exercisable immediately following the effective time of the merger.

Any fractional interest that results from the conversion calculation will be rounded up to the nearest whole share of Holding common stock.

After the effective time of the merger, all Polar options that by their terms survive the merger will continue to vest according to the terms of the option in effect immediately before the effective time. After the effective time of the merger, Holding will comply with the terms of the warrant agreements pursuant to which the Polar warrants were issued and stock option plans pursuant to which the Polar stock options were granted, in each case to the extent such agreements or plans survive the merger. Holding will maintain a sufficient number of shares of its common stock for delivery on exercise of the converted Polar warrants or options. After the merger, Holding will seek to register its common stock issuable under these stock options and warrants, to the extent required by the respective option or warrant agreements, or to the extent held by employees and certain consultants of Polar and Holding, and use its best efforts to cause such registration to remain effective for as long as these options or warrants remain outstanding.

Exchange of shares.    Before the effective time of the merger, Murdock will appoint a paying agent to exchange certificates representing shares of Polar common stock for certificates representing shares of Holding common stock, and immediately following the effective time of the merger, Holding will deposit the certificates of Holding common stock with the paying agent in trust for the benefit of the holders of Polar common stock.

As soon as reasonably practicable after the effective time of the merger, the paying agent will send a letter with instructions for the exchange of certificates to each person who held shares of Polar common stock at the effective time of the merger. Upon the surrender to the paying agent of a certificate for Polar common stock together with a properly completed letter of transmittal, the Polar stock certificates will be cancelled and the holder will receive Holding common stock certificates representing the number of shares of Holding common stock to which he or she is entitled under the merger agreement.

Success Fees.    Upon completion of the merger, Polar will be responsible for payment of fees to Houlihan for financial advisory services, which payment will be made in the form of shares of Polar common stock representing 1% of Polar’s outstanding common stock immediately before the effective time of the merger.

Other Provisions

Representations and warranties.    In the merger agreement, Polar, Murdock and MCC Merger Sub each make a number of representations and warranties, the accuracy and completeness of which are conditions to the other party’s obligations to complete the merger.

Polar’s representations and warranties to Murdock and MCC Merger Sub include, but are not limited to, representations and warranties to the effect that, except as disclosed in a disclosure schedule to be provided to Murdock:

•	the execution, delivery, and performance of the merger agreement and related agreements will be authorized by all necessary corporate action on the part of Polar, and will not violate any laws, material Polar contracts, or Polar’s charter documents;

•	no filings or approvals are required in order for Polar to enter into and perform its obligations under the merger agreement and the related agreements, except for approvals required solely due to the participation of Murdock or MCC Merger Sub in the merger;

•	the capitalization of Polar is as set forth in the merger agreement;

•	the financial statements of Polar that have been provided to Murdock fairly represent the financial condition and results of operations of Polar at the dates indicated;

•	since October 31, 2001, Polar has conducted its business only in the ordinary course and no events or changes have occurred that have had or would reasonably be expected to have a material adverse effect on Polar or its business;

•	there is no litigation, pending or threatened, against Polar that would reasonably be expected to have a material adverse effect on Polar or the transactions contemplated by the merger agreement; and

•	Polar is not a party to or bound by any material agreement or arrangement containing non-competition or other limitations restricting the conduct of the business of Polar.

Murdock and MCC Merger Sub’s representations and warranties to Polar include, but are not limited to, representations and warranties that, except as disclosed in a disclosure schedule to be provided to Polar:

•	the execution, delivery, and performance of the merger agreement and the related agreements will be authorized by all necessary corporate action on the part of Murdock and MCC Merger Sub, and will not violate any laws, material Murdock contracts, or the charter documents of Murdock or MCC Merger Sub;

•	no filings or approvals are required in order for Murdock to enter into and perform its obligations under the merger agreement and the related agreements, except for approvals required solely due to the participation of Polar in the merger;

•	Murdock has filed all required reports, schedules, forms, statements, and other documents with the SEC since March 31, 2000, and, as of their respective dates, such filed documents did not contain any untrue statements of material fact or omit to state any material fact required to be stated;

•	the financial statements of Murdock and its subsidiaries that have been provided to Polar have been prepared in accordance with generally accepted accounting principles and fairly present, in all material respects, the consolidated financial position and results of operations of Murdock and its subsidiaries as of the dates indicated;

•	since December 31, 2000, Murdock and its subsidiaries have conducted their business only in the ordinary course and no events or changes have occurred that have had or would reasonably be expected to have a material adverse effect on Murdock or its business;

•	there is no litigation, pending or threatened, against Murdock or any of its subsidiaries, including MCC Merger Sub, that would reasonably be expected to have a material adverse effect on Murdock or the transactions contemplated by the merger agreement; and

•	neither Murdock nor any of its subsidiaries is a party to or bound by any material agreement or arrangement containing non-competition or other limitations restricting the conduct of the business of Murdock or any of its subsidiaries.

Covenants.    In the merger agreement, Polar and Murdock have agreed to various negative and affirmative covenants. Polar covenants that, among other things, Polar will, except as expressly contemplated by the merger agreement:

•	conduct its business in the ordinary course, including specific limitations on particular activities;

•	not incur indebtedness other than up to $2,200,000 in convertible debt;

•	allow Murdock and its representatives reasonable access to its offices, properties, books and records upon reasonable notice during normal business hours;

•	use its reasonable efforts to obtain all third party consents required to permit the closing of the merger;

•	update or supplement its disclosure schedule to disclose to Murdock material events that occur between the signing of the merger agreement and the closing;

•	cooperate with Murdock in making all required governmental filings related to the merger;

•	use its reasonable efforts to ensure that the conditions to the merger (see “—Conditions to the merger” below) that are within its control are satisfied;

•	deliver to Murdock voting agreements executed by holders of at least a majority of Polar’s common stock which require that the executing stockholders vote their shares of Polar common stock in favor of the merger agreement and in favor of the merger; and

•	as promptly as practicable after the registration statement of which this joint proxy statement/prospectus is a part is declared effective, hold a special meeting of its stockholders for the purpose of voting on the approval of the merger, and take all lawful action to solicit such approval of its stockholders in favor of the merger and the merger agreement.

Murdock covenants that, among other things, Murdock will, except as expressly contemplated by the merger agreement:

•	conduct its business in the ordinary course, including specific limitations on particular activities;

•	allow Polar and its representatives reasonable access to its offices, properties, books and records upon reasonable notice during normal business hours;

•	use its reasonable efforts to obtain all third party consents required to permit the closing of the merger;

•	update or supplement its disclosure schedule to disclose to Polar material events that occur between the signing of the merger agreement and the closing;

•	cooperate with Polar in making all required governmental filings related to the merger;

•	use its reasonable efforts to ensure that the conditions to the merger (see “—Conditions to the merger” below) that are within its control are satisfied;

•	use its reasonable best efforts to cause the registration statement of which this joint proxy statement/prospectus is a part to be declared effective as promptly as practicable after it is filed with the SEC;

•	deliver to Polar voting agreements executed by holders of at least a majority of Murdock’s common stock that require that the executing stockholders vote their shares of Murdock common stock in favor of the merger agreement and the merger, in favor of the reincorporation, in favor of the equity incentive plan and in favor of the new slate of directors;

•	as promptly as practicable after the registration statement of which this joint proxy statement/prospectus is a part is declared effective, hold a special meeting of its stockholders for the purpose of voting upon the approval of the merger and the merger agreement, the reincorporation of Murdock as a Delaware corporation (including the change of Murdock’s name to “Polar Molecular Holding Corporation,” an increase in the number of authorized shares of common stock to 200,000,000 and an increase in the number of authorized shares of preferred stock to 50,000,000), the equity incentive plan, and the election of seven directors to serve until the next annual meeting of stockholders, and take all lawful action to solicit such approval of its stockholders in favor of these matters; and

•	use all of its reasonable efforts to cause its creditors to forgive and/or convert into equity sufficient liabilities so that Murdock’s liabilities (or Holding’s as successor to Murdock), excluding loans from Polar to Murdock, do not exceed its assets at the effective time of the merger.

Conditions to the merger.    The respective obligations of Murdock, Polar and MCC Merger Sub to consummate the merger are subject to the waiver or satisfaction of a number of conditions, including, but not limited to, the following:

•	Polar stockholder approval of the merger agreement shall have been obtained;

•	Murdock stockholder approval of the merger agreement, the reincorporation and the election of the new director slate shall have been obtained;

•	Holders of a majority of Polar’s outstanding common stock shall have entered into a voting agreement, to the effect that each such stockholder will vote in favor of the merger at the Polar stockholder meeting, which condition has been met;

•	Holders of a majority of Murdock’s outstanding common stock shall have entered into a voting agreement, to the effect that each such stockholder will vote in favor of the merger, the reincorporation, the equity incentive plan and the new slate of directors at the Murdock stockholder meeting, which condition has been met;

•	no order, judgment or ruling of any governmental authority shall be in effect that would prohibit or materially limit the ability of MCC Merger Sub to acquire or operate Polar’s business, provided that all parties will use their reasonable best efforts to have any such order, judgment or ruling lifted;

•	the registration statement of which this joint proxy statement/prospectus is a part shall have become effective in accordance with the Securities Act;

•	Polar shall have received at least $1.5 million in gross proceeds from the sale of convertible debt or other securities, which condition has been met;

•	holders of no more than 1,000 shares of Murdock’s outstanding common stock shall have exercised dissenters’ rights in connection with the reincorporation under applicable Iowa law; and

•	holders of no more than 1,000 shares of Polar’s outstanding common stock shall have exercised appraisal rights in connection with the merger under applicable Delaware law.

The obligations of Murdock and MCC Merger Sub to consummate the merger are subject to the satisfaction or waiver of a number of additional conditions, including but not limited to:

•	the adverse effects on Polar’s business, operations, properties and financial condition resulting from any breaches of Polar’s representations and warranties in the merger agreement must not exceed $500,000, except for certain specified representations and warranties which must be true and correct in all respects;

•	Polar shall have performed all of its agreements contained in the merger agreement required to be performed at or before the effective time of the merger, subject to a 20-day cure period following written notice of breach, other than any failure which would not reasonably be expected to have a material adverse effect on the parties’ ability to complete the merger;

•	Polar shall have obtained all consents or approvals of governmental authorities and other third parties necessary for the completion of the merger;

•	Polar shall have repaid or extended until at least June 30, 2003, a bridge financing arrangement in the original principal amount of $600,000 with Affiliated, as amended;

•	Before the effective date of the merger, Polar shall have delivered to Murdock lock-up agreements executed by Polar stockholders, which cover at least 90% of Polar’s outstanding common stock as of May 7, 2003, and which restrict the transfer of all of the covered shares for six months following the merger, two-thirds of the covered shares for nine months following the merger, and one-third of the covered shares for twelve months following the merger; and

•	Polar shall have delivered to Murdock certified copies of the resolutions of its stockholders approving the merger agreement and the merger, along with other corporate documents.

The obligations of Polar to consummate the merger are subject to the satisfaction or waiver of a number of additional conditions, including but not limited to:

•	the adverse effects on Murdock’s and its subsidiaries’ business, operations, properties and financial condition resulting from any breaches of Murdock’s and MCC Merger Sub’s representations and warranties in the merger agreement must not exceed $500,000, except for certain specified representations and warranties which must be true and correct in all respects;

•	Murdock and MCC Merger Sub shall have performed all of their agreements contained in the merger agreement required to be performed at or before the effective time of the merger, subject to a 20-day cure period following written notice of breach, other than any failure which would not reasonably be expected to have a material adverse effect on the parties’ ability to complete the merger;

•	Murdock and MCC Merger Sub shall have obtained all consents or approvals of governmental authorities and other third parties necessary for the completion of the merger;

•	Murdock shall have caused its creditors to forgive and/or convert into equity sufficient liabilities so that Holding’s liabilities (as successor to Murdock), excluding from liabilities amounts of loans from Polar to Murdock or MCC Merger Sub and the amounts of professional fees directly related to the merger, do not exceed its assets at the effective time of the merger;

•	Before the effective date of the merger, Murdock shall have delivered to Polar lock-up agreements executed by Murdock stockholders, which cover at least 90% of Murdock’s common stock outstanding as of May 7, 2003, other than shares held in “street” name, assuming conversion of certain Murdock debt and other Murdock obligations) of Murdock’s outstanding common stock, and which restrict the transfer of all of the covered shares for six months following the merger, two-thirds of the covered shares for nine months following the merger, and one-third of the covered shares for twelve months following the merger; and

•	Murdock shall have delivered to Polar certified copies of the resolutions of its stockholders approving the merger agreement and the merger, the reincorporation transaction and the election of the seven new directors, along with other corporate documents.

Polar has agreed to loan to Murdock a portion of the proceeds from Polar’s recent private placement of convertible debt securities. See “Material Contacts Among the Parties—Placement Agreement” above for further discussion of this arrangement. Polar and Murdock have agreed that if Murdock either chooses not to accept any portion of the amounts to be loaned from Polar, or otherwise does not receive the agreed amounts, Murdock will receive a credit against its liabilities for purposes of the condition requiring Murdock’s (or Holding’s) liabilities not to exceed its assets at the effective time of the merger.

Termination of the merger agreement.    The merger agreement may be terminated at any time before the effective time of the merger, whether before or after approval of the merger by Polar’s stockholders or Murdock’s stockholders, for specified reasons, including but not limited to:

•	by mutual written consent of Murdock and Polar;

•	by either party if any governmental authority shall have issued an order, judgment or ruling prohibiting the merger;

•	by either party if the merger is not consummated on or before July 31, 2003;

•	by Murdock, if Polar has breached any of its covenants or agreements in the merger agreement, and such breach materially and adversely affects the parties’ ability to complete the merger and reincorporation and is not cured by Polar within 20 days of receipt of notice of the breach; or

•	by Polar, if Murdock has breached any of its covenants or agreements in the merger agreement, and such breach materially and adversely affects the parties’ ability to complete the merger and reincorporation and is not cured by Murdock within 20 days of receipt of notice of the breach.

VOTING AGREEMENTS AND LOCK-UP AGREEMENTS

Voting Agreements

The following is a summary of the material terms of the voting agreements among 10 Murdock stockholders and 27 Polar stockholders and is qualified by reference to the complete text of the agreements, forms of which are incorporated by reference and attached as Annex B-1 and B-2, respectively, to this joint proxy statement/prospectus. Each of the 10 Murdock stockholders is a director, officer or affiliate of Murdock or is otherwise associated with or related to or advised by such directors, officers or affiliates. The 27 Polar stockholders include directors, officers and affiliates of Polar and others who are otherwise associated with or related to Polar. The 27 Polar stockholders, in aggregate, hold 13,382,277 shares of Polar’s outstanding common stock, which represents approximately 52.2% of Polar’s outstanding common stock as of May 7, 2003. The 10 Murdock stockholders, in aggregate, hold 6,956,928 shares of Murdock’s outstanding common stock, which represents approximately 56.5% of Murdock’s outstanding common stock as of May 7, 2003.

Agreement to Vote in Favor of the Merger

Each of the 27 Polar stockholders and the 10 Murdock stockholders has irrevocably agreed, subject to the conditions described in “—Termination” below, to vote at any stockholders meeting that may be called:

•	in favor of the merger and adoption of the merger agreement;

•	against any proposal or action likely to result in the company’s obligations under the merger agreement not being fulfilled; and

•	against any merger, consolidation or other business combination, sale of assets, recapitalization, or liquidation or any other material change in Polar’s or Murdock’s structure or business.

Because the 10 Murdock stockholders own more than 50% of the outstanding shares of Murdock and the 27 Polar stockholders own more than 50% of the outstanding shares of Polar, the voting agreements will ensure the approval of the merger and the merger agreement at the Murdock special meeting and the Polar special meeting, respectively.

Agreement to Vote in Favor of the Other Murdock Proposals

Each of the 10 Murdock stockholders has also irrevocably agreed, subject to the conditions described in “—Termination” below, to vote at any stockholders meeting that may be called:

•	in favor of the reincorporation transaction;

•	in favor of the adoption of the equity incentive plan; and

•	in favor of the election of each of the seven nominees for director.

Because the 10 Murdock stockholders own more than 50% of the outstanding shares of Murdock, the voting agreements will ensure the approval of the reincorporation, the equity incentive plan and the election of each of the seven nominees for director at the Murdock special meeting.

Irrevocable Proxy

Each of the 27 Polar stockholders has irrevocably, subject to the conditions described in “—Termination” below, granted to Polar or its nominees a proxy, and has appointed them as attorneys-in-fact, to vote all of its shares of Polar common stock in favor of the merger and the merger agreement, and with respect to any postponements or adjournments of any annual or special meeting of Polar’s stockholders.

Each of the 10 Murdock stockholders has irrevocably, subject to the conditions described in “—Termination” below, granted to Polar or its nominees a proxy, and has appointed them as attorneys-in-fact, to vote all of its shares of Murdock common stock in favor of the merger and the merger agreement, in favor of the reincorporation, in favor of the equity incentive plan and in favor of the new slate of directors and with respect to any postponements or adjournments of any annual or special meeting of Murdock’s stockholders.

Termination

The voting agreements will automatically terminate if the merger agreement is terminated in accordance with its terms before the closing of the merger. If the voting agreements are terminated, their provisions will cease to have effect.

Lock-Up Agreements

The following is a summary of the material terms that is included in the lock-up agreements to be entered into among Polar and certain of its stockholders, and the material terms that are included in the lock-up agreements to be entered into among Murdock and certain of its stockholders and is qualified by reference to the complete text of the agreements. Each of the ten Murdock stockholders who has already entered into this agreement is a director, officer or affiliate of Murdock or is otherwise associated with or related to or advised by such directors, officers or affiliates.

Transfer Restrictions

The merger agreement requires that the Polar lock-up agreements cover shares owned by certain Polar stockholders representing at least 90% of Polar’s common stock outstanding as of May 7, 2003. These stockholders will agree not (except in limited circumstances) to transfer or otherwise dispose of:

•	all of the covered shares for a period of six months after the closing of the merger;

•	two-thirds of the covered shares for a period of nine months after the closing of the merger; and

•	one-third of the covered shares for a period of twelve months after the closing of the merger.

The merger agreement requires that the Murdock lock-up agreements cover at least 90% of Murdock’s common stock outstanding as of May 7, 2003 (other than shares held in “street” name by nominee holders for the account of beneficial owners). Lock-up agreements have already been executed by holders of 6,956,928 shares of Murdock’s outstanding common stock owned by ten Murdock stockholders, which represents approximately 56.5% of Murdock’s outstanding common stock as of May 7, 2003 (assuming conversion of certain Murdock debt and other Murdock obligations). These stockholders have agreed, and other Murdock stockholders will agree, not (except in limited circumstances) to transfer or otherwise dispose of:

•	all of the covered shares for a period of six months after the merger;

•	two-thirds of the covered shares for a period of nine months after the merger; and

•	one-third of the covered shares for a period of twelve months after the merger.

Termination

The lock-up agreements will automatically terminate if the merger agreement is terminated in accordance with its terms before the closing of the merger. If the lock-up agreements are terminated, their provisions will cease to have effect.

EQUITY INCENTIVE PLAN

Primary Terms of the Equity Incentive Plan

Scope and Purpose of Plan.    The terms of the plan provide for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock awards, stock bonuses, stock units, stock appreciation rights and other stock grants to certain key employees and consultants of Murdock. The plan will become effective immediately upon approval of the Murdock stockholders at the Murdock special meeting, although currently Murdock has no intention of granting any awards under the plan before the merger. The purpose of proposing the plan for approval is to allow Holding to grant incentive awards of Holding common stock under the plan for the benefit of the combined company following the merger. Holding will assume the plan as part of the reincorporation, and all references to Murdock in the plan will be applicable to Holding following the reincorporation and merger. Adoption of the equity incentive plan will be conditioned on completion of the merger with Polar. If the merger is not completed, the plan will not take effect.

Plan Administration.    The plan provides that the plan will be administered by a committee consisting of members of the Murdock board of directors, in accordance with Rule 16b-3 of the Exchange Act. The committee is granted the authority and discretion under the plan to select participants that are either employees of Murdock (including officers and/or directors of Murdock that are also employees), on whose services Murdock is or will become largely dependent, or consultants to or non-employee directors of Murdock whose services are important to Murdock. The committee is also granted the discretion to determine the awards to be made pursuant to the plan, including the number of awards, the time and manner in which such awards are to be granted, the conditions upon which such awards may be exercised or retained, and other terms and requirements of the various compensation incentives.

Shares of Stock Subject to the Plan.    The plan provides that Murdock will set aside 15,000,000 shares of Murdock common stock to be issued under the plan as various forms of compensation incentives. All 15,000,000 shares may be issued as incentive options under the plan. The plan provides that the maximum shares with respect to which a single participant may receive options or stock appreciation rights is 2,000,000. The plan also provides that adjustments to the number of shares of Murdock common stock will automatically result in the equivalent adjustment being made to the number of shares which may be granted under the plan, the number of shares covered by outstanding awards under the plan, the number of shares available to any one participant, and the maximum number of shares available for grant as incentive options.

Corporate Reorganization or Change in Control.    Upon the occurrence of a Corporate Transaction, the committee has the discretion to:

•	declare all options and stock appreciation rights fully exercisable;

•	declare that all restrictions with respect to restricted stock and other awards have lapsed;

•	declare any or all stock units immediately payable;

•	provide for the assumption or substitution of any or all awards under the plan; or

•	make any other provision for the outstanding awards (including termination of the awards) as the committee deems appropriate.

The definition of Corporate Transaction includes, subject to certain qualifications:

•	the merger or consolidation with or into another corporation or other reorganization;

•	the sale or conveyance of all or substantially all of Murdock’s property;

•	the dissolution or liquidation of Murdock;

•	a change in control in which any individual, entity, or group, other than a trustee or other fiduciary holding securities under an employee benefit plan, acquires beneficial ownership of fifty percent or more of the outstanding shares of Murdock common stock or of the current voting power of the outstanding securities of Murdock, or the members of the board of directors in place or approved by the board in place cease to represent the majority at any time during any period of three consecutive years; or

•	any other transaction that the board of directors determines to be a Corporate Transaction.

Options.    Participants in the plan may be granted one or more options to purchase shares of Murdock common stock. Each option is to be designated by the committee as an incentive option or a non-qualified option. Each option grant is to be evidenced by an agreement or certificate setting forth the number of shares to be granted, the manner of exercise, any withholding requirements, the exercise price for the shares, the duration and restrictions on exercise, and the consideration for the grant of the option. The aggregate fair market value of the shares with respect to which incentive options are exercisable for the first time by an option holder in any calendar year, is not to exceed $100,000. The option period for incentive options may not exceed 10 years. The exercise price for all options may not be less than the fair market value on the date of the grant. Incentive options granted to stockholders holding ten percent or more of Murdock’s common stock shall have an option price of at least 110% of the fair market value of the shares on the date of the grant and the option period shall not exceed five years. Incentive option grants are not assignable or transferable except by the laws of descent and distribution, and no stockholder rights will be transferred until the option holder becomes a stockholder of record.

Restricted Stock Awards.    Participants in the plan may be granted one or more restricted stock awards consisting of shares of Murdock common stock. The participant’s right to retain a restricted stock award shall be subject to certain restrictions which may include continuous employment with the company or the attainment of specific performance goals. A participant receiving a restricted stock award is entitled to voting, liquidation and other stock rights upon receipt of the shares, but shall not be able to transfer or encumber the shares other than pursuant to the laws of descent and distribution.

Stock Units.    The committee may award stock units to participants. In connection with such awards, the committee will determine the number of stock units to be granted, the goals and objectives to be satisfied, the time and manner of payment, and any other terms and conditions applicable to the stock units.

Stock Appreciation Rights.    The committee may grant stock appreciation rights to eligible employees or eligible consultants, which entitle the recipient to receive the increased value of the shares covered by the award from the date of grant to the exercise date. The committee is authorized to set the duration and the restrictions on exercise of stock appreciation rights granted under the plan. The committee may in its discretion, on the exercise date, elect to pay in cash the increase in the fair market value of the shares of Murdock common stock covered by the grant or issue the number of shares of Murdock common stock equal to such increased value.

Stock Bonuses.    The committee may award stock bonuses to participants, subject to such conditions and restrictions as it determines in its sole discretion. Stock bonuses may be outright grants of stock or may be grants of stock subject to certain employment conditions or performance goals.

Other Common Stock Grants.    The board of directors may, in its discretion, establish other incentive compensation arrangements under which participants may acquire shares of Murdock common stock, whether by purchase, outright grant or otherwise. Any such arrangement shall be subject to the plan and any shares issued in connection with such arrangement shall be issued under the plan.

Amendment, Modification and Termination of the Plan.    The board of directors may terminate the plan at any time and may amend or modify the plan from time to time; provided that no such amendment or modification may become effective without the requisite stockholder approval, if required pursuant to applicable statutes or regulatory requirements or, if on the advice of counsel, Murdock determines that stockholder approval is otherwise necessary or desirable. Unless otherwise terminated by the board of directors, the plan will terminate at the close of business on the 10-year anniversary of the effective date of the plan, and no awards will be granted pursuant to the plan after such termination. Awards outstanding at the time of the termination may continue to be exercised, become free of restrictions, or paid in accordance with the terms of such awards.

This summary is only an incomplete description of the equity incentive plan. A copy of the equity incentive plan is attached to this joint proxy statement/prospectus as Annex I and we encourage you to read it in its entirety.

APPRAISAL AND DISSENTERS’ RIGHTS

Polar Stockholders

Under Delaware law, Polar stockholders are eligible for appraisal rights in connection with the merger. If the merger is completed, each holder of Polar common stock who has:

•	filed written notice with Polar of an intention to exercise rights to appraisal of his, her, or its shares in advance of the Polar special meeting, and

•	followed the procedure set forth in the Delaware General Corporation Law, or the DGCL, Section 262 (attached as Annex D to this joint proxy statement/prospectus and incorporated by reference),

will be entitled to be paid the fair value in cash of their shares of Polar stock. The fair value of shares of Polar stock will be determined by the Delaware Court of Chancery, exclusive of any element of value arising from the merger. The shares of Polar stock with respect to which holders have perfected their appraisal rights in accordance with Section 262 and have not effectively withdrawn or lost their appraisal rights are referred to in this joint proxy statement/prospectus as the “dissenting shares.”

You should be aware that the merger agreement limits the number of Polar stockholders who may exercise appraisal rights. If holders of more than 1,000 shares of Polar’s outstanding common stock exercise appraisal rights with respect to the merger, then neither Murdock nor Polar will be obligated to complete the merger.

General Requirements

A holder wishing to exercise appraisal rights must provide a written demand in advance of the Polar special meeting concerning the merger and the merger agreement. A vote for the merger will result in a loss of appraisal rights. A proxy or vote against the merger does not satisfy the requirement for a written demand. Within ten days after the effective date of the merger, Holding must mail a notice to all stockholders who have complied with Section 262 notifying such stockholders of the effective date of the merger. Within 120 days after the effective date, holders of Polar stock may file a petition in the Delaware Court of Chancery for the appraisal of their shares, although they may, within 60 days of the effective date, withdraw their demand for appraisal. Within 120 days of the effective date, the holders of the dissenting shares may also, upon written request, receive from Polar a statement setting forth the aggregate number of shares with respect to which demands for appraisal have been received.

Appraisal rights are available only to the record holder of shares. If you wish to exercise appraisal rights but have a beneficial interest in Polar stock which is held of record by or in the name of another person, such as a broker or nominee, you should act promptly to cause the record holder to follow the procedures set forth in Section 262 of the DGCL to perfect your appraisal rights. A demand for appraisal should be signed by or on behalf of the stockholder exactly as the stockholder’s name appears on the stockholder’s stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a record holder; however, the agent must identify the record owner or owners in the demand. A record holder such as a broker who holds shares as a nominee for several beneficial owners may exercise appraisal rights for the shares held for one or more beneficial owners and not exercise appraisal rights for the shares held by other beneficial owners. In this case, the demand should state the number of shares for which appraisal rights are being demanded. When no number of shares is stated, the demand will be presumed to cover all shares held of record by the broker or nominee.

Loss of Appraisal Rights

If any holder of Polar common stock who demands appraisal under Section 262 of the DGCL fails to perfect, or effectively withdraws or loses the right to appraisal, that holder’s shares will be converted into the right to receive the number of shares of Holding common stock calculated in accordance with the terms of the merger agreement. Dissenting shares lose their status if:

•	the merger is abandoned;

•	the stockholder seeking appraisal rights fails to make a timely written demand for appraisal;

•	neither Polar nor the stockholder files a complaint or intervenes in a pending action within 120 days after the effective date of the merger; or

•	the stockholder delivers to Holding, as the surviving corporation, within 60 days of the effective date of the merger, or thereafter with Holding’s approval, a written withdrawal of the stockholder’s demand for appraisal of the dissenting shares, although no appraisal proceeding in the Delaware Court of Chancery may be dismissed as to any stockholder without the approval of the court.

Failure to follow the steps required by Section 262 of the DGCL may result in the loss of appraisal rights, in which event a Polar stockholder will be entitled to receive the consideration with respect to the holder’s dissenting shares in accordance with the merger agreement. In view of the complexity of the provisions of Section 262 of the DGCL, Polar stockholders are encouraged to consult with their own advisors regarding these appraisal rights.

Murdock Stockholders

If any stockholders of Murdock have properly exercised and perfected their dissenters’ rights in connection with the reincorporation in accordance with the provisions of Division 13 of the Iowa Business Corporation Act, or IBCA, the shares of common stock owned by such dissenting stockholders will be converted into the right to receive payment of the “fair value” of such shares determined under Division 13 of the IBCA. “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the reincorporation, excluding any appreciation or depreciation in anticipation of the reincorporation and Polar merger, except to the extent that exclusion would be inequitable.

Stockholders wishing to exercise their dissenters’ rights must carefully comply with the applicable procedures set forth in Division 13 of the IBCA, which are summarized below. Stockholders who fail to follow the specific requirements of Division 13 of the IBCA will lose the right to payment of the fair value of their shares and will instead receive shares of common stock of Holding as part of the reincorporation. A complete copy of Division 13 of the IBCA is attached to this joint proxy statement/prospectus as Annex E and is incorporated herein by reference.

You should be aware that the merger agreement limits the number of Murdock stockholders who may exercise dissenters’ rights. If holders of more than 1,000 shares of Murdock’s outstanding common stock exercise dissenters’ rights with respect to the reincorporation, then neither Murdock nor Polar will be obligated to complete the merger.

General Requirements

Iowa law provides that each record or beneficial stockholder of Murdock is entitled to dissent from the reincorporation and demand payment of the fair value of his or her shares of common stock. A stockholder wishing to exercise dissenters’ rights must:

•	before a stockholder vote on the reincorporation, deliver to Murdock written notice of his or her intent to demand payment for shares when and if the stockholders approve the reincorporation; and

•	either abstain from voting on or vote against the reincorporation.

No later than 10 days after the reincorporation is consummated, Holding must deliver a written dissenter’s notice to all stockholders who properly deliver written notice of their intent to demand payment and who also either abstain from voting on or vote against the reincorporation. In the dissenter’s notice, Holding must:

•	state that the reincorporation was authorized;

•	state the effective date of the reincorporation;

•	include the addresses where Holding will receive payment demands and where the stock certificates must be deposited;

•	supply a form which the dissenting stockholder may use to demand payment;

•	set the date by which Holding must receive the payment demand and the stock certificates, which cannot be less than 30 days after the delivery of the dissenter’s notice; and

•	include a copy of Division 13 of the IBCA.

After receiving the dissenter’s notice, a stockholder must demand payment in writing and deposit any stock certificates according to the instructions in the dissenter’s notice. Any stockholders who fail to demand payment in writing or properly deposit stock certificates will not be entitled to payment for their shares under Division 13 of the IBCA. Once a stockholder demands payment, and, in the case of certificated shares, deposits the certificates with Holding, he or she may not transfer his or her shares. However, if the effective date of the reincorporation does not occur within 60 days after the date Holding sets as the day by which a stockholder must demand payment, Holding must return the deposited shares and lift the transfer restrictions, and send a new dissenter’s notice to the stockholders.

Upon the later of the effective date of the reincorporation, or upon receipt of a demand for payment by a dissenting stockholder, Holding must pay each dissenting stockholder who has complied with the requirements of Division 13 of the IBCA the amount Holding estimates to be the fair value of such shares, plus accrued interest. The payment must be accompanied by:

•	certain financial information of Holding;

•	a statement of Holding’s estimate of the fair value of the shares;

•	an explanation of how the interest was calculated;

•	a statement of the dissenting stockholder’s right to demand payment if he or she rejects Holding’s estimate of the fair value of the shares; and

•	a copy of Division 13 of the IBCA.

A dissenting stockholder may notify Holding in writing of his or her own estimate of the fair value of the shares and interest due and demand payment of the estimated amount or reject Holding’s valuation, if:

•	the dissenting stockholder believes that the amount paid or offered is less than the fair value of the shares or that the interest due is incorrectly calculated;

•	Holding fails to make payment within 60 days after the date set by Holding for demanding payment; or

•	Murdock and Holding do not consummate the reincorporation within the time specified by Section 490-1326 of the IBCA and does not return share certificates deposited by the holder as required by Division 13 of the IBCA.

To be effective, Murdock (or Holding as the case may be) must receive this written notification or rejection from the dissenting stockholder within 30 days after Murdock (or Holding as the case may be) makes or offers payment to each dissenting stockholder. In the event a demand for payment remains unresolved, Murdock (or Holding as the case may be) may commence a court proceeding to determine the fair value of the shares and accrued interest within 60 days after receiving the payment demand from a dissenting stockholder. If Murdock (or Holding as the case may be) does not commence the proceeding within the 60-day period, it must pay each dissenting stockholder whose demand remains unresolved the amount demanded. Murdock (or Holding as the case may be) must make all dissenting stockholders whose demand remains unresolved parties to the proceeding. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value of the shares. Each dissenting stockholder made a party to the proceeding will be entitled to judgment for the amount, if any, by the which the court finds that the fair value of his shares, plus interest, exceeds the amount already paid by Murdock (or Holding as the case may be).

Loss of Dissenters’ Rights

If any holder of Murdock common stock demands payment for his or her shares under Division 13 of the IBCA, but fails to perfect, or effectively withdraws or loses, his or her right to such payment, such holder will receive shares of common stock of Holding as part of the reincorporation.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain United States federal income tax consequences applicable to holders of the Polar common stock who exchange their stock for Holding common stock in the merger and the holders of Murdock common stock who exchange their stock for Holding common stock in the reincorporation and hold their Polar common stock or Murdock common stock, and will hold the Holding common stock received, as a capital asset. This discussion is intended only as a descriptive summary and does not purport to be a complete technical analysis or listing of all potential tax considerations that may be relevant to the Polar or Murdock stockholders. It is based on the current provisions of the Internal Revenue Code of 1986, as amended, or the Code, the applicable Treasury Regulations, and public administrative and judicial interpretations of the Code and Regulations, all of which are subject to change, which changes could be applied retroactively.

The parties have not sought and will not seek any rulings from the Internal Revenue Service, or the Service, with respect to the reincorporation or the merger. There can be no assurance that the Service will not take a different position concerning the tax consequences of the reincorporation or the merger or that the Service’s position would not be sustained by a court.

This discussion does not cover all aspects of federal taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, particular stockholders and does not address foreign, state, or local tax consequences. The tax consequences to a Polar or Murdock stockholder may vary depending upon the stockholder’s particular situation or status. Stockholders that are subject to special rules under the Code (including insurance companies, tax-exempt organizations, mutual funds, retirement plans, financial institutions, dealers in securities, persons that hold the Polar or Murdock common stock as part of a “straddle” or as a “hedge” against currency risk or in connection with a conversion or constructive ownership transaction, persons that have a functional currency other than the United States dollar, investors in pass-through entities, foreign persons or entities, and stockholders who acquired their existing stock pursuant to the exercise of employee stock options or otherwise as compensation) may be subject to special rules not discussed below.

This summary is provided for general informational purposes only and does not constitute legal or tax advice. Polar stockholders and Murdock stockholders are urged and expected to consult their own tax advisors as to the specific tax consequences to them of the merger and the reincorporation and the consequences of owning Holding common stock, including tax return reporting requirements and the applicability and effect, if any, of federal, state, local and foreign tax laws.

Federal Income Tax Treatment of the Reincorporation

The parties intend that the reincorporation will qualify as a reorganization within the meaning of section 368(a) of the Code. As stated above, neither Murdock nor Holding has requested or intends to request a ruling from the Service with respect to whether the reincorporation will qualify as a reorganization within the meaning of section 368(a) of the Code and, as a result, there can be no assurance that the Service will agree with, and not challenge, the tax treatment of the transaction by the parties. The IRS published a revenue ruling in 1996 which provides support for the conclusion that the reincorporation will qualify as a section 368(a) reorganization. However, the facts in the ruling are different than those in this matter, so there is a risk that the scope of the ruling is not broad enough to cover the reincorporation. In addition, neither Murdock nor Holding has received an opinion of counsel with respect to any tax aspects of the transaction.

On their federal income tax returns for the year in which the reincorporation occurs, the parties expect to report the reincorporation as a section 368(a) reorganization (pursuant to which the receipt of any stock consideration received in exchange for stock would be nontaxable and the gain (but not loss) related to the transaction would be taxable to the extent of the value of any nonstock consideration). Murdock and Holding recommend that each stockholder consult his or her own tax advisor with respect to the tax consequences of the reincorporation transaction.

Tax Consequences to the Murdock Stockholders Who Receive Holding Stock

Nontaxable Transaction.    The parties expect the material federal income tax consequences of the reincorporation to U.S. stockholders of Murdock to be as follows if the reincorporation is treated as a reorganization within the meaning of section 368(a) of the Code:

•	no gain or loss should be recognized by holders of Murdock common stock on the exchange of their Murdock common stock for Holding common stock;

•	the aggregate adjusted tax basis of the Holding common stock received in the reincorporation by a holder of Murdock common stock should be equal to the aggregate adjusted tax basis of the holder’s Murdock common stock exchanged therefor; and

•	the holding period of the Holding stock received in the merger by a holder of Murdock common stock should include the holding period of the holder’s Murdock common stock exchanged therefor.

Taxable Transaction.    If the reincorporation does not qualify as a reorganization under section 368(a) of the Code, we expect that each holder of Murdock stock would recognize gain or loss on the exchange of his or her Murdock stock for Holding stock, measured by the difference between the fair market value of the Holding shares received by such stockholder and such stockholder’s tax basis in the Murdock shares surrendered. The gain or loss recognized must be computed separately for each class or block of stock. A Holding stockholder’s adjusted tax basis in the Holding stock would be equal to the fair market value of the Holding stock received as of the date of the merger, and the holder’s holding period for the Holding stock would commence on the day following the date of the merger. Various provisions of the Code may apply, in some circumstances, to limit the utilization of losses, if any, recognized by certain taxpayers.

Appraisal and Dissenters’ Rights

A Murdock stockholder who receives cash for his Murdock common stock as a result of exercising his or her dissenters’ rights related to the reincorporation generally will recognize capital gain or loss equal to the difference between the amount of cash he receives and the adjusted tax basis of this Murdock common stock. Special rules, which could result in such gain being treated as a dividend in certain circumstances, could apply if a Murdock stockholder continues to actually or constructively own an interest in Holding.

Federal Income Tax Treatment of the Merger

The parties intend that the merger will qualify as a reorganization within the meaning of section 368(a) of the Code. As stated above, neither Polar nor Murdock has requested or intends to request a ruling from the Service with respect to whether the merger will qualify as a reorganization within the meaning of section 368(a) of the Code and, as a result, there can be no assurance that the Service will agree with, and not challenge, the tax treatment of the transaction by the parties. In addition, neither Polar nor Murdock has received an opinion of counsel with respect to any tax aspects of the transaction.

On their federal income tax returns for the year in which the merger occurs, the parties expect to report the merger as a section 368(a) reorganization (pursuant to which the receipt of any stock consideration received in exchange for stock would be nontaxable and the gain (but not loss) related to the transaction would be taxable to the extent of the value of any nonstock consideration). Murdock and Polar recommend that each stockholder consult his or her own tax advisor with respect to the tax consequences of the merger transaction.

Tax Consequences to the Murdock Stockholders

Murdock does not expect that there will be any material tax consequences to its stockholders from the merger transaction, whether it is a taxable transaction or a nontaxable transaction for federal income tax purposes. It is expected, however, that the issuance of additional Holding stock to the Polar stockholders pursuant to the merger will result in a significant limitation on the use by Holding of the net operating loss carryforwards of the companies after the merger. Murdock has not yet determined the overall effect of the merger on the use of such net operating losses.

Tax Consequences to the Polar Stockholders Who Receive Holding Stock

Nontaxable Transaction.    We expect the material federal income tax consequences of the merger to U.S. stockholders of Polar to be as follows if the merger is treated as a reorganization within the meaning of section 368(a) of the Code:

•	no gain or loss should be recognized by holders of Polar common stock on the exchange of their Polar common stock for Holding common stock;

•	the aggregate adjusted tax basis of the Holding common stock received in the merger by a holder of Polar common stock should be equal to the aggregate adjusted tax basis of the holder’s Polar common stock exchanged therefor; and

•	the holding period of the Holding stock received in the merger by a holder of Polar common stock should include the holding period of the holder’s Polar common stock exchanged therefor.

Taxable Transaction.    If the merger does not qualify as a reorganization under section 368(a) of the Code, we expect that each holder of Polar stock would recognize gain or loss on the exchange of his or her Polar stock for Holding stock, measured by the difference between the fair market value of the Holding shares received by such stockholder and such stockholder’s tax basis in the Polar shares surrendered. The gain or loss recognized must be computed separately for each class or block of stock. A Polar stockholder’s adjusted tax basis in the Holding stock would be equal to the fair market value of the Holding stock received as of the date of the merger, and the holder’s holding period for the Holding stock would commence on the day following the date of the merger. Various provisions of the Code may apply, in some circumstances, to limit the utilization of losses, if any, recognized by certain taxpayers.

Appraisal and Dissenters’ Rights

A Polar stockholder who receives cash for his Polar common stock as a result of exercising his or her appraisal rights related to the merger generally will recognize capital gain or loss equal to the difference between the amount of cash he receives and the adjusted tax basis of this Polar common stock. Special rules, which could result in such gain being treated as a dividend in certain circumstances, could apply if a Polar stockholder continues to actually or constructively own an interest in Holding.

Other Matters

The Polar option holders should consult their tax advisors with respect to the tax consequences to them from the exchange of options in the merger.

A Polar stockholder may be subject to backup withholding at a rate of 30% unless, at the time the shares of Polar stock are surrendered, the stockholder provides its taxpayer identification number and certifies that the number is correct or properly certifies that it is awaiting a taxpayer identification number, or unless an exemption is demonstrated to apply. Backup withholding is not an additional tax. Amounts so withheld can be refunded or credited against the federal income tax liability of the stockholder, provided appropriate information is forwarded to the IRS.

If the merger is reported by a Polar stockholder as a section 368(a) reorganization, the Polar stockholders must file with their federal income tax returns for the taxable year of the merger a statement of the facts with respect to the exchange of Polar stock for Murdock stock, as more fully described in Treasury Regulation §1.368-3.

Holding, as successor to Murdock, may have taxable income as a result of Murdock’s debt restructuring activities before the reincorporation and merger, some or all of which may result in additional tax liability depending on the application of any applicable exception provided by the Code. The preceding discussion of certain United States federal income tax matters is for information only. Polar and Murdock stockholders are urged and expected to consult their own tax advisors as to the specific tax consequences to them of the merger and the reincorporation, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local, and other applicable tax laws and the effect of any proposed changes in the tax laws.

FEDERAL SECURITIES LAW CONSEQUENCES

All shares of Holding common stock that Polar stockholders will receive in the merger will be freely transferable, except for the Holding common stock that is received by persons who are deemed to be “affiliates” of Polar under the Securities Act at the time of the Polar special meeting. These affiliates may resell their shares of Holding common stock they receive in the merger only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of Polar for the above purposes generally include individuals or entities that control, are controlled by or are under common control with Polar, and include directors and certain executive officers of Polar.

OTHER PROPOSALS TO BE PRESENTED AT THE MURDOCK SPECIAL MEETING

In addition to the proposal to approve the merger and the merger agreement, Murdock stockholders will be asked to consider and vote upon the following proposals. Each of these proposals is conditioned on the closing of the merger with Polar. If the merger is abandoned, none of the actions described below will be effected.

PROPOSAL No. 2:    Approval of the reincorporation of Murdock as a Delaware corporation, including the change of Murdock’s name to “Polar Molecular Holding Corporation,” an increase in the authorized number of common shares from 40,000,000 to 200,000,000 and an increase in the number of authorized preferred shares from 1,000,000 to 50,000,000.

Murdock’s board of directors recommends the approval of a transaction in which Murdock will be reincorporated in Delaware. The reincorporation will be accomplished by merging Murdock with and into Polar Molecular Holding Corporation, or Holding, a newly formed Delaware corporation and wholly owned subsidiary of Murdock, with Holding as the surviving corporation of this merger. A copy of the reincorporation merger agreement is attached to this joint proxy statement/prospectus as Annex F. You are urged to read the reincorporation merger agreement carefully and in its entirety before making a decision on the reincorporation proposal. Stockholders holding 6,956,928 shares (or approximately 56.5% as of May 7, 2003) of Murdock’s outstanding common stock have entered into a voting agreement, which requires those stockholders to vote their shares of Murdock common stock in favor of the reincorporation proposal.

In the reincorporation:

•	Murdock (the Iowa corporation) will cease to exist as a separate entity;

•	Holding (the Delaware corporation), by operation of law, will succeed to all the rights and properties, and be subject to all the obligations and liabilities, of Murdock including, without limitation, those under the merger agreement with Polar and MCC Merger Sub; and

•	each outstanding share of Murdock common stock, no par value per share, will be converted into one share of Holding’s common stock, $.01 par value per share.

The reincorporation will not involve any change in the business, properties, management personnel or outstanding capital of Murdock. Holding will own 100% of MCC Merger Sub following the reincorporation and 100% of Polar following the merger of MCC Merger Sub with and into Polar.

Stockholders of Murdock will be required to surrender their Murdock common stock certificates in exchange for Holding common stock certificates, but should not do so at this time.

STOCKHOLDERS OF MURDOCK HAVE DISSENTERS’ RIGHTS WITH RESPECT TO THE REINCORPORATION. SEE “APPRAISAL AND DISSENTERS’ RIGHTS.” HOWEVER, YOU SHOULD BE AWARE THAT IF HOLDERS OF MORE THAN 1,000 SHARES OF MURDOCK’S OUTSTANDING COMMON STOCK EXERCISE DISSENTERS’ RIGHTS WITH RESPECT TO THE REINCORPORATION UNDER APPLICABLE IOWA LAW, THEN NEITHER MURDOCK NOR POLAR WILL BE OBLIGATED TO COMPLETE THE MERGER.

The principal purposes of the reincorporation are:

•	to change Murdock’s state of incorporation from Iowa to Delaware; and

•	to adopt certain changes to Murdock’s charter documents, including changing the company’s name to “Polar Molecular Holding Corporation” and increasing the authorized number of common and preferred shares.

Reasons for the Reincorporation

For many years the State of Delaware has followed a policy of encouraging incorporation in that state and has adopted comprehensive, modern and flexible corporate laws that are periodically updated and revised to meet changing business needs. As a result, many corporations have been initially incorporated in Delaware or have subsequently reincorporated in Delaware in a manner similar to that proposed by Murdock. Because of Delaware’s prominence as a state of incorporation for many corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing the Delaware General Corporation Law, or DGCL, and establishing public policies with respect to corporations incorporated in Delaware. As a result, Delaware corporation law is comparatively well known and understood. It is anticipated that, as in the past, Delaware corporation law will continue to be interpreted and explained in a number of significant court decisions. Murdock stockholders should be aware, however, that Delaware law has been publicly criticized on the grounds that it does not afford minority stockholders all the same substantive rights and protections that are available under the laws of a number of other states (including Iowa) and that, as a result of the proposed reincorporation, the rights of stockholders will change in a number of important respects. Murdock’s board of directors believes that the advantages of the reincorporation to Murdock and its stockholders outweigh its possible disadvantages.

Increase in Authorized Common Stock

We are also proposing to amend Murdock’s charter documents to increase the authorized number of common shares that Murdock can issue from 40,000,000 to 200,000,000. This amendment is designed to allow for the issuance of Murdock common stock to holders of Polar common stock, options and warrants under the merger agreement among Polar, Murdock and MCC Merger Sub. Murdock does not currently have enough authorized but unissued common shares to enable it to issue the number of shares required by the merger agreement. Murdock’s board of directors believes the increase in the number of authorized shares is also necessary to provide Murdock with the flexibility to act in the future with respect to financing programs, acquisitions, stock splits, issuances under equity incentive plans and other corporate purposes without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares may arise. Murdock’s board of directors further believes that the lack of authorized common stock available for issuance would unnecessarily limit Holding’s ability to pursue these opportunities. Other than as required by the merger agreement or in connection with the merger, neither Murdock’s board of directors nor Holding’s board of directors has any immediate plans, understandings, agreements or commitments to issue additional shares of common stock. No additional action or authorization by Murdock’s or Holding’s stockholders would be necessary before issuing additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which Murdock’s or Holding’s common stock is then listed or quoted.

Increase in Authorized Preferred Stock

The proposed reincorporation also would increase the authorized number of preferred shares that Murdock can issue from 1,000,000 to 50,000,000. Holding’s board of directors would be permitted to issue shares of preferred stock in classes or series with rights and preferences determined by the board. No additional action or authorization by Murdock’s or Holding’s stockholders would be necessary before issuing shares of preferred stock, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which Murdock’s or Holding’s common stock is then listed or quoted.

Results of the Reincorporation

The principal differences between the rights of Iowa stockholders and Delaware stockholders are discussed in “Comparison of Murdock and Holding Stockholder and Polar Stockholder Rights.” You are urged to read this section of the joint proxy statement/prospectus carefully and in its entirety before making a decision on the reincorporation proposal.

The authorization of additional shares of common stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of Murdock’s or Holding’s current stockholders, until such time as additional shares are issued. We intend to issue the number of shares of Holding common stock to be issued under the merger agreement as consideration for the merger. This number, however, is not fixed and will be adjusted based upon the conversion ratio established by the merger agreement. Under the merger agreement, the conversion ratio is calculated so that each share of Polar common stock outstanding immediately before the effective time of the merger will be converted into the number of shares of Holding common stock equal to (1) four times the number of shares of Holding common stock outstanding immediately before the effective time of the merger (which will be the same as the number of shares before reincorporation), divided by (2) the number of shares of Polar common stock outstanding immediately before the effective time of the merger. Based on the number of shares of Murdock common stock and Polar common stock outstanding as of May 7, 2003, Polar common stockholders would receive approximately 2.24 shares of Holding common stock for each share of Polar common stock they own. However, the final conversion ratio will not be determined until immediately before the effective time of the merger. The assumed conversion ratio assumes that 5,398,411 shares of Murdock common stock are issued in conversion of certain Murdock debt and other Murdock obligations, that all $1,829,000 of the convertible debt issued by Polar in its recent private placement is converted to 2,191,288 shares of Polar common stock in accordance with its terms, that warrants to purchase 3,732,653 shares of Polar’s common stock, which were issued in connection with Polar’s convertible debt, are exercised prior to the effective time of the merger and that the merger occurs on June 30, 2003. Polar common stockholders will not receive fractional shares in the merger. Any fractional shares will be rounded up to the nearest whole share of Holding common stock. Upon effectiveness of the merger, the existing Polar stockholders as a group will hold approximately 80% of the outstanding Holding common stock. The issuance of Holding common stock to the Polar stockholders will have a substantial dilutive effect on the voting power and percentage ownership of current Murdock stockholders.

Summary of Provisions of Holding’s Charter Documents

In addition to the changes in stockholders’ rights resulting in the change from Iowa law to Delaware law, Holding’s certificate of incorporation and bylaws contain some important differences from Murdock’s restated articles of incorporation and amended and restated bylaws. For a description of these differences, please see “Description of Murdock and Holding Capital Stock” and “Comparison of Murdock and Holding Stockholder and Polar Stockholder Rights.” A copy of Holding’s proposed certificate of incorporation is attached to this joint proxy statement/prospectus as Annex G, and a copy of Holding’s proposed bylaws is attached to this joint proxy statement/prospectus as Annex H. You are urged to read the proposed certificate of incorporation and bylaws carefully and in their entirety before making a decision on the reincorporation proposal.

Vote Required

Adoption of the reincorporation transaction requires the vote of a majority of the outstanding shares of Murdock’s common stock. Stockholders holding 6,956,928 shares (or approximately 56.5% as of May 7, 2003) of Murdock’s outstanding common stock have entered into a voting agreement, which requires those stockholders to vote their shares of Murdock common stock in favor of the reincorporation. If the proposal is approved, Murdock and Holding intend to file a certificate of merger merging Murdock into Holding. The reincorporation will be effective immediately upon acceptance of filing by the Delaware Secretary of State, which we expect will occur immediately before the merger of MCC Merger Sub with and into Polar. If the proposal is not approved, Murdock will not be able to complete the merger of MCC Merger Sub with and into Polar because Murdock will not have enough authorized and unissued shares of common stock to issue the number of shares required by the merger agreement.

THE MURDOCK BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REINCORPORATION TRANSACTION. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL OF THE REINCORPORATION.

PROPOSAL No. 3:    Approval of the equity incentive plan.

Under the merger agreement, Murdock agreed to present a new equity incentive plan to its stockholders for approval. The holders of 6,956,928 shares (or approximately 56.5% as of May 7, 2003) of Murdock’s outstanding common stock have previously entered into a voting agreement, which requires those stockholders to vote their shares of Murdock common stock in favor of the equity incentive plan. The equity incentive plan provides that 15,000,000 shares of Murdock’s common stock will be set aside to be issued from time to time as various forms of incentive compensation. The plan would be administered by a committee consisting of members of Murdock’s board of directors in accordance with Rule 16b-3 of the Exchange Act. The plan further provides that the committee is granted the authority and discretion to select participants under the plan that are either employees of (including officers and/or directors of Murdock who are also employees) or consultants to Murdock, or non-employee directors of Murdock whose services are important to Murdock. The committee is also granted the discretion to determine the awards to be made pursuant to the plan, including the number of awards, the time and manner in which such awards are to be granted, conditions upon which such awards may be exercised or retained, and other terms and requirements of the various compensation incentives. Holding will assume the plan as part of the reincorporation, and all references to Murdock in the plan will be applicable to Holding following the reincorporation and merger.

Murdock is soliciting proxies in favor of adopting the equity incentive plan described above. A copy of the equity incentive plan is attached as Annex I. You are encouraged to read the equity incentive plan carefully and in its entirety before making a decision on the proposal to adopt the equity incentive plan.

Reasons for Adopting the New Equity Incentive Plan

Murdock’s board of directors believes that adopting the new equity incentive plan will assist the combined company in attracting and retaining the most qualified employees, consultants, directors and officers. Murdock anticipates that the plan will provide added incentives for these persons to continue in the long term service of the combined company and to create a more direct interest in the future operations of the combined company by more closely aligning the compensation of participating persons with stockholder value. The board further believes that the new equity incentive plan is necessary to provide Holding with the flexibility to act following the merger with respect to employee and officer incentives without the delay and expense associated with obtaining stockholder approval each time an opportunity arises in which it is in the best interests of the combined company to issue equity incentives to its employees or officers.

Results of Adopting the New Equity Incentive Plan

There are currently no plans, understandings, agreements or commitment to issue any of the incentive shares. If the plan is approved and adopted, shares of Holding common stock could be issued at any time by act of the committee without any additional action or authorization by Holding’s stockholders, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which Holding’s common stock is then listed or quoted. Any issuance of shares of Holding common stock under the equity incentive plan will dilute your voting power and earnings per share as a Holding stockholder, up to 7.5% based upon the number of shares expected to be outstanding after the merger, if all of the shares allocated to the plan are issued. Furthermore, the recipients of the shares issued under the equity incentive plan may have incentives that differ from yours with respect to any issue which may come before Holding’s stockholders for a vote. Notwithstanding these negative effects, the board believes that the new equity incentive plan is necessary to facilitate the operation of the business of the combined company following the merger and in the best interests of the combined company.

Holding will assume the equity incentive plan as part of the reincorporation.

Vote Required

Adoption of the equity incentive plan requires the vote of a majority of the votes cast at the Murdock special meeting. Abstentions and broker non-votes will be excluded entirely from the vote and will have no effect. Stockholders holding 6,956,928 shares (or approximately 56.5% as of May 7, 2003) of Murdock’s outstanding common stock have entered into a voting agreement, which requires those stockholders to vote their shares of Murdock common stock in favor of adopting the equity incentive plan.

THE MURDOCK BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE EQUITY INCENTIVE PLAN PROPOSAL. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE EQUITY INCENTIVE PLAN PROPOSAL.

PROPOSAL No. 4:    Election of seven directors to serve until the next annual meeting of stockholders.

The number of members of Murdock’s board of directors is currently fixed at four. Under the merger agreement, Murdock and Polar have agreed that Murdock’s board of directors after the closing of the merger will consist of seven members. Polar has the right to nominate six individuals to serve as directors, and Murdock has the right to nominate one individual to serve as a director. Each director serves until the end of the one-year term to which he or she is elected and until his or her successor has been elected, or until his or her earlier resignation or removal. Upon Murdock’s merger with Holding, we intend that these directors will serve as the directors of Holding.

Holding has a classified board of directors consisting of seven members. Two directors will be designated as Class I directors to serve until the 2004 annual meeting of stockholders, two directors will be designated as Class II directors to serve until the 2005 annual meeting of stockholders and three directors will be designated as Class III directors to serve until the 2006 annual meeting of stockholders. Each year thereafter, two or three directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at that annual meeting.

Polar has nominated the following individuals to serve as directors: Mark L. Nelson, Richard J. Socia, Charles Eisenstein, Alan L. Smith, Gilbert Chapelet and Chandra Prakash. Murdock has nominated Wayne Wright to serve as a director. Each of these individuals has consented to serve as a director of Murdock if elected and if the merger is completed. Two of the nominees, Mark L. Nelson and Alan L. Smith, are current directors and executive officers of Polar. Richard J. Socia is a current director of Polar. Each of Chandra Prakash and Charles Eisenstein is a current officer of Polar. Gilbert Chapelet is a current consultant to Polar. Mark L. Nelson also is related to Otis L. Nelson and A. Richard Nelson, who are current directors of Polar. Following the reincorporation and merger, we expect that Messrs. Prakash and Wright will serve as the Class I directors, Messrs. Chapelet and Smith will serve as the Class II directors and Messrs. Nelson, Eisenstein and Socia will serve as the Class III directors of Holding.

Murdock is soliciting proxies in favor of the election of each of the seven individuals identified above. Murdock intends that all properly executed proxies will be voted for these seven nominees unless otherwise specified. If any of the nominees should be unable to serve as a director, an event that Murdock does not presently anticipate, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by Polar or Murdock, as applicable.

Information Concerning the Nominees

For information on the background and experience of the nominees for director, see “Information About Directors and Officers of the Combined Company.”

Vote Required

Directors will be elected by a plurality of the votes of the holders of Murdock common shares present in person or by proxy at the annual meeting. Stockholders holding 6,956,928 shares (or approximately 56.5% as of May 7, 2003) of Murdock’s outstanding common stock have entered into a voting agreement, which requires those stockholders to vote their shares of Murdock common stock in favor of the new slate of directors. If all of the nominees are not elected, Polar will have the right to terminate the merger agreement. Election of the new slate of directors is a condition of Polar’s obligation to close the merger.

THE MURDOCK BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE SEVEN NOMINEES FOR DIRECTOR. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR ELECTION OF EACH NOMINEE.

DESCRIPTION OF MURDOCK AND HOLDING CAPITAL STOCK

The following summary of the current terms of Murdock’s capital stock and the terms of Holding’s capital stock to be in effect after the completion of the reincorporation and merger is not meant to be complete and is qualified by reference to Murdock’s restated articles of incorporation and amended and restated bylaws and Holding’s certificate of incorporation and bylaws. Copies of the Murdock restated articles of incorporation and amended and restated bylaws will be sent to holders of shares of Murdock common stock or Polar common stock upon request. See “Where You Can Find More Information” on page 111. Copies of Holding’s proposed certificate of incorporation and bylaws are attached to this joint proxy statement/prospectus as Annex G and Annex H, respectively.

Authorized Capital Stock

Under Murdock’s restated articles of incorporation, Murdock’s authorized capital stock consists of 40,000,000 shares of Murdock common stock, no par value per share, and 1,000,000 shares of preferred stock, no par value per share.

Following the reincorporation transaction, Holding’s authorized capital stock will consist of 200,000,000 shares of common stock, $.01 par value per share, and 50,000,000 shares of preferred stock, $.01 par value per share.

Murdock Common Stock

Murdock common stock outstanding.    The outstanding shares of Murdock common stock are duly authorized, fully paid, and nonassessable.

Voting rights.    Each holder of Murdock common stock is entitled to one vote for each share of Murdock common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. There is no cumulative voting.

Dividend rights.    The holders of Murdock common stock are entitled to receive, from funds legally available for the payment thereof, dividends when and as declared by resolution of Murdock’s board of directors, subject to the payment of any preferential dividend rights granted to the holders of any Murdock preferred stock. No dividend may be paid to the holders of the Murdock common stock unless all required dividends and distributions have been paid or made to the holders of any outstanding shares of preferred stock. Currently, Murdock has no shares of preferred stock outstanding.

Rights upon liquidation.    In the event of liquidation, each share of Murdock common stock is entitled to share pro rata in any distribution of Murdock’s assets after payment of or providing for the payment of liabilities and the liquidation preference of any then outstanding Murdock preferred stock.

Preemptive rights.    Murdock common stockholders have no preemptive right to subscribe for or purchase additional shares of any class of Murdock’s stock.

Murdock Preferred Stock

Murdock’s restated articles of incorporation authorize 1,000,000 shares of undesignated preferred stock. This preferred stock may be issued in classes and series with rights and preferences determined by Murdock’s board of directors, without further action by Murdock’s stockholders. Between September 30, 1997 and June 19, 1998, Murdock issued a total of 18,920 shares of Series A Convertible Preferred Stock. All of the outstanding shares of Series A Convertible Preferred Stock converted into 1,683,880 shares of Murdock common stock on September 30, 2000, in accordance with their terms. Currently, Murdock has no shares of preferred stock outstanding.

Holding Common Stock

Holding common stock outstanding.    The outstanding shares of Holding common stock to be issued pursuant to the reincorporation and the merger will be duly authorized, fully paid, and nonassessable.

Voting rights.    Each holder of Holding common stock is entitled to one vote for each share of Holding common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. There is no cumulative voting.

Dividend rights.    The holders of Holding common stock are entitled to receive, from funds legally available for the payment thereof, dividends when and as declared by resolution of Holding’s board of directors, subject to the payment of any preferential dividend rights granted to the holders of any Holding preferred stock. Immediately after the closing of the reincorporation and the merger, Holding will have no shares of preferred stock outstanding.

Rights upon liquidation.    In the event of liquidation, each share of Holding common stock is entitled to share pro rata in any distribution of Holding’s assets after payment of or providing for the payment of liabilities and the liquidation preference of any then outstanding Holding preferred stock.

Preemptive rights.    Holding common stockholders have no preemptive right to subscribe for or purchase additional shares of any class of Holding’s stock.

Holding Preferred Stock

Holding’s certificate of incorporation authorizes 50,000,000 shares of undesignated preferred stock. This preferred stock may be issued in classes and series with rights and preferences determined by Holding’s board of directors, without further action by Holding’s stockholders.

Warrants

Redeemable Common Stock Purchase Warrants

As of May 7, 2003, there were outstanding redeemable common stock purchase warrants to purchase an aggregate of 1,818,618 shares of Murdock common stock. All of these warrants are presently exercisable. These warrants have an exercise price of $3.14 per share and expire on October 21, 2003. In the reincorporation, these warrants will be converted into warrants to purchase an equal number of shares of Holding common stock.

These warrants are currently traded on the OTCBB under the symbol “MURCW.” We intend to apply to have the symbol changed to “PMHCW” after completion of the merger.

Other Warrants

As of May 7, 2003, Murdock also has outstanding additional warrants to purchase a total of 10,109,295 shares of Murdock common stock. These warrants have exercise prices ranging from $0.05 to $9.75, with a weighted average exercise price of $2.40. The expiration dates of these warrants ranged from November 30, 2003 to June 21, 2009. These warrants are not publicly traded on any stock exchange, Nasdaq or OTCBB. In the reincorporation, all of these warrants that have not expired by their terms will be converted into warrants to purchase an equal number of shares of Holding common stock.

Limitations of Liability; Indemnification of Holding’s Officers and Directors

As permitted by the DGCL, Holding’s certificate of incorporation provides that Holding’s directors shall not be personally liable to Holding or Holding’s stockholders for monetary damages for breach of fiduciary duty as a director, except in instances where Delaware law prohibits exemption from liability. As a result of this provision, Holding and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Holding’s certificate of incorporation and bylaws provide for the indemnification of Holding’s directors and officers to the fullest extent authorized by the DGCL, except that Holding will indemnify a director or officer in connection with an action initiated by that person only if Holding’s board of directors authorized bringing the action.

The indemnification provided under Holding’s certificate of incorporation and bylaws include the right to be paid expenses in advance of any proceeding for which indemnification may be had. However, payment of these expenses incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to Holding of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified.

Possible Anti-takeover Effects

Holding’s certificate of incorporation and bylaws and certain provisions of Delaware law contain provisions that may have the effect of hindering or delaying an attempted takeover of Holding other than through negotiation with Holding’s board of directors. These provisions could have the effect of discouraging attempts to acquire Holding or remove incumbent management, even if some or a majority of Holding’s stockholders believe this action to be in their best interest, including attempts that might result in the stockholders receiving a premium over the market price for the shares of Holding’s common stock held by the stockholders.

Classified Board of Directors.    Holding’s certificate of incorporation provides for a classified board of directors. Holding’s board will consist of seven members, who will be divided into three classes serving staggered three-year terms. Once the classified board is in place, only two or three of Holding’s seven board members will be elected at each annual stockholders’ meeting, with the other directors continuing for the remainder of their class terms. This provision could delay or prevent an acquisition of control of Holding by a holder of a substantial block of Holding’s stock, or the removal of Holding’s incumbent board of directors or management.

Preferred Stock Issuances.    Holding’s certificate of incorporation allows Holding’s board, without stockholder approval, to issue preferred stock with terms set by the board. The preferred stock could be issued quickly with terms that delay or prevent the change in control or make removal of Holding’s management more difficult. Also, the issuance of preferred stock may cause the market price of Holding’s common stock to decrease. See “Description of Murdock and Holding Capital Stock—Holding Preferred Stock” for more information.

Special Stockholders’ Meetings.    Holding’s bylaws provide that special meetings of stockholders, unless otherwise prescribed by statute, may be called only by the chairman of the board or a majority of the board of directors.

Section 203 of the DGCL.    In addition to these provisions of Holding’s certificate of incorporation and bylaws, Holding is subject to the provisions of Section 203 of the DGCL, which generally prohibits publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other similar transactions resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the last three years did own, 15% or more of a corporation’s voting stock. These provisions and the provisions of Holding’s certificate of incorporation and bylaws described above could have the effect of delaying, deferring or preventing a proxy contest or an acquisition of control of Holding by a holder of a substantial block of Holding’s stock, or the removal of the incumbent board of directors. Such provisions could also have the effect of discouraging an outsider from making a tender offer or otherwise attempting to obtain control of Holding, even though such an attempt might be beneficial to Holding and its stockholders. The existence of these provisions may reduce the price that certain investors might be willing to pay in the future for shares of Holding’s common stock.

COMPARISON OF MURDOCK AND HOLDING STOCKHOLDER

AND POLAR STOCKHOLDER RIGHTS

Polar is a Delaware corporation and the rights of its stockholders are governed by the DGCL and the certificate of incorporation and bylaws of Polar. Murdock is currently an Iowa corporation and the rights of its stockholders are currently governed by the Iowa Business Corporation Act, or IBCA; and Murdock’s restated articles of incorporation and amended and restated bylaws. In connection with the merger, Murdock will reincorporate as a Delaware corporation (Holding) with a certificate of incorporation and bylaws prepared in accordance with the DGCL. After the reincorporation and the merger, the Polar stockholders will become Holding stockholders and as such their rights will be governed by the DGCL and Holding’s certificate of incorporation and bylaws. The table set forth below lays out a summary of the material differences between the current rights of the Polar stockholders and the Murdock stockholders and their rights after the reincorporation.

	Murdock and Holding Stockholder Rights	Polar Stockholder Rights
Authorized Capital Stock	• The authorized capital stock of Murdock currently consists of 40,000,000 shares of common stock and 1,000,000 shares of preferred stock.	• The authorized capital stock of Polar consists of 40,000,000 shares of common stock.

• Holding’s authorized capital stock consists of 200,000,000 shares of common stock and 50,000,000 shares of preferred stock.

Number of Directors	• The Murdock board of directors currently consists of four directors.	• The Polar board currently consists of six directors.

• The Holding board will consist of seven directors.

Classification of board of directors	• Murdock does not have a classified board. • The certificate of incorporation of Holding provides for a classified board consisting of three classes of two or three directors each.	• Polar does not have a classified board.

Removal of directors	• Murdock directors may be removed from office with or without cause by the affirmative vote of the holders of at least a majority of the shares entitled to vote at an election of directors.	• Polar directors may be removed from office with or without cause by the affirmative vote of the holders of at least a majority of the shares entitled to vote at an election of directors.

• Directors of Holding may be removed from office, but only for cause, by the affirmative vote of the holders of at least a majority of the shares entitled to vote at an election of directors.

Stockholder action by written consent

•   Iowa law permits any action required to be taken at a meeting of stockholders to be taken without a meeting if a written consent is signed by the holders of 90% of the outstanding shares entitled to vote. Murdock’s amended and restated bylaws require actions by written consent to be unanimous.

•   Unless prohibited in the certificate of incorporation, Delaware law permits any action required to be taken at a meeting of stockholders to be taken without a meeting if a written consent is signed by the holders of not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all such

	Murdock and Holding Stockholder Rights	Polar Stockholder Rights

•   Unless prohibited in the certificate of incorporation, Delaware law permits any action required to be taken at a meeting of stockholders to be taken without a meeting if a written consent is signed by the holders of not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all such shares entitled to vote were present and voted. The certificate of incorporation of Holding does not prohibit stockholder action by written consent.

shares entitled to vote were present and voted. • Polar’s certificate of incorporation does not prohibit stockholder action by written consent.

Amendment of articles of incorporation and bylaws

•   Murdock’s amended and restated bylaws currently may be amended by the vote of the board of directors or the stockholders.

•   Murdock’s restated articles of incorporation may be amended by the vote of holders of at least a majority of the shares of Murdock common stock.

•   Murdock’s restated articles of incorporation authorize Murdock’s board of directors, without additional stockholder approval, to issue preferred stock with rights and preferences determined by the board.

•   The Holding bylaws may be amended by the vote of the holders of at least a majority of the shares of Holding common stock or by the board of directors.

•   Holding’s certificate of incorporation may be amended by the vote of the holders of at least a majority of the shares of Holding common stock.

•   Holding’s certificate of incorporation authorizes Holding’s board of directors, without additional stockholder approval, to issue preferred stock with rights and preferences determined by the board.

•   The Polar bylaws currently may be amended by the vote of the holders of at least a majority of the shares of Polar common stock or by the board of directors.

•   The Polar certificate of incorporation may be amended by the vote of the holders of at least a majority of the shares of Polar common stock.

•   Polar’s certificate of incorporation authorizes Polar’s board of directors, without additional stockholder approval, to issue preferred stock with rights and preferences determined by the board.

Voting power	• Each share of Murdock common stock has one vote.	• Each share of Polar common stock has one vote.

• Each share of Holding common stock has one vote.

Dividends

•   Iowa law permits a corporation to declare and pay dividends unless, after paying them, the corporation would not be able to pay its debts or the corporation’s total assets would be less than the sum of its

•   Delaware law permits a corporation to declare and pay dividends out of surplus or if there is not a surplus, out of net profits, as long as the amount of capital following the payment is not less than the aggregate

	Murdock and Holding Stockholder Rights	Polar Stockholder Rights

     total liabilities plus the amount that would be needed to satisfy the preferential rights superior to those receiving the distribution on dissolution.

•   Delaware law permits a corporation to declare and pay dividends out of surplus or if there is not a surplus, out of net profits, as long as the amount of capital following the payment is not less than the aggregate amount of capital represented amount of capital represented by the issued and outstanding stock of all classes having preference in the distribution of assets.

• by the issued and outstanding stock of all classes having preference in the distribution of assets.

Appraisal/ dissenters’ rights

•   Iowa law provides for dissenters’ rights for mergers, statutory share exchanges, dispositions of all or substantially all of the property of a corporation if the stockholders of the corporation were entitled to vote on the disposition under state law, and certain amendments to the articles of incorporation affecting voting, preemptive, redemption or preferential rights.

• Delaware law provides that appraisal rights are generally available only for mergers.

• Delaware law provides that appraisal rights are generally available only for mergers.

INFORMATION ABOUT DIRECTORS AND OFFICERS OF THE COMBINED COMPANY

Directors

In the merger agreement, Murdock and Polar have agreed that Holding’s board of directors will consist of seven members following the merger. Polar has the right to nominate six of the members. Murdock has the right to nominate one of the members. Murdock and Polar have nominated the following individuals to be elected as directors at the Murdock special stockholders’ meeting. If the Murdock stockholders approve their election and the reincorporation of Murdock in Delaware, we expect these individuals to take office as directors of Holding upon the completion of the merger:

Name	Age	Position(s) with Holding
Mark L. Nelson	55	President, Chief Executive Officer and Chairman of the Board of Directors
Richard J. Socia	56	Director
Charles Eisenstein	59	Director, Executive Vice President and Chief Operating Officer
Chandra B. Prakash, Ph.D.	67	Director, Vice President
Alan L. Smith	59	Director, Vice President
Gilbert Chapelet	63	Director, Consultant
Wayne Wright	57	Director

The following is a brief summary of the background of the nominees:

Mark L. Nelson will serve as the combined company’s Chairman of the board of directors, President and Chief Executive Officer. Mr. Nelson is one of Polar’s co-founders and one of the inventors of Polar’s products. He has served as the Chairman and Chief Executive Officer of Polar since December 1994 and President since February 1995. Mr. Nelson currently has with Polar, and will have with the combined company, overall responsibility for activities related to business and market development, establishment of strategic alliances, legal affairs and capital formation.

Richard J. Socia will serve as a director of the combined company. He has served as one of Polar’s directors since December 1994 and its Secretary since March 2001. He is the principal of a real estate firm in Michigan.

Charles Eisenstein will serve as director, Executive Vice President and Chief Operating Officer of the combined company. Mr. Eisenstein recently retired from PPG Grow Automotive. For more than a decade, Mr. Eisenstein was President and Chief Operating Officer of Grow Automotive, a wholly owned subsidiary and automotive chemicals manufacturing division for, most recently, PPG. Mr. Eisenstein has worked extensively in the automotive chemicals business throughout North America, Europe, and Asia.

Chandra B. Prakash, Ph.D. will serve as director and Vice President of the combined company. He has acted as Polar’s Vice President of Environmental & Vehicle/Fuel Regulations, with special focus in India, Canada and other international markets. From 1990 until April 1997, Dr. Prakash was Head of Transportation Fuels with the Federal Department of Environment in Canada (the Canadian equivalent of the EPA). Dr. Prakash has also managed R&D programs and authored over 60 technical papers and presentations at various worldwide symposia. Dr. Prakash retired from the Canadian Federal Department of Environment in April 1997 and worked as a consultant for several companies on alternative fuels until he became a consultant for Polar in November 1997. In December 2000 he completed a short-term assignment for The Canadian Economic Development Agency (CIDA) as the advisor for phasing out leaded gasoline in Indonesia.

Alan L. Smith will serve as director and Vice President of the combined company. He has been one of Polar’s directors since March 1999 and a Vice President and Senior Automotive Industry Advisor since February 1998. He joined Polar upon retiring from Ford Motor Company. After twenty-nine years of experience with Ford Motor Company in engine design and development, Mr. Smith moved in 1992 to the position of Chief Powertrain Reliability Engineer, where he was responsible for development and implementation of Quality and Reliability standards and procedures for all Ford engines and transmissions. This led to two subsequent promotions to Director of Quality for Ford Electronics and later, Director of Quality for all Ford commercial vehicles.

Dr. Gilbert Chapelet will serve as director of the combined company. He recently concluded a career spanning 30 years with TotalFinaElf. Prior to his retirement in 2002, Dr. Chapelet served as Manager of Elf Research. Dr. Chapelet has also managed a number of businesses for Elf Acquitaine and TotalFinaElf related to the development and sales of fuels and fuel additives. He also will serve as a consultant to the combined company on fuel additives.

Wayne Wright will serve as director of the combined company. Mr. Wright served as President of Priority International Communications, Inc. (a wholly-owned subsidiary of Murdock from October 1997 to July 2001) from March 1997 to July 2001 and as Chairman of the Board of Priority International Communications, Inc. from 1996 to 1997. Effective October 2001, Mr. Wright began serving as the Company’s Principal Accounting Officer.

Executive Officers

The proposed executive officers of Holding, their ages, and their positions following the merger are as follows:

Name	Age	Position
Mark L. Nelson	55	President, Chief Executive Officer and Chairman of the Board of Directors
Alan L. Smith	59	Vice President
Chandra B. Prakash, Ph.D.	67	Vice President
Charles Eisenstein	59	Executive Vice President and Chief Operating Officer
Deborah A. Pilkington	49	Vice President

The following is a brief summary of the background of individuals expected to be executive officers of Holding following the merger, except for Mark L. Nelson, Charles Eisenstein, Chandra Prakash and Alan L. Smith, each of whom will also serve as a director and whose background is summarized above:

Deborah A. Pilkington will serve as Vice President and Administrative Assistant to Mark L. Nelson. For the past 15 years, she has provided administrative support to Mr. Nelson in all his activities with Polar, including corporate and board matters, legal and financial matters, shareholder relations, market development, and the development of strategic relationships for Polar.

Executive Compensation

Murdock

Cash and Other Compensation.    The table which follows sets forth certain information concerning compensation paid to, earned by or awarded to Eugene I. Davis, Murdock’s Chairman of the Board and Chief Executive Officer and Wayne Wright, Murdock’s Principal Accounting Officer. Mr. Davis and Mr. Wright are referred to in this joint proxy statement/prospectus as the named executive officers.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)	Awards Securities Underlying Options (#)	All Other Compensation ($)
Eugene I. Davis	2002	—		—	—	15,000	(2)
Chairman of the Board and	2001	—		—	—	121,187	(2)
Chief Executive Officer (1)	2000	—		—	—	181,109	(2)
Wayne Wright	2002	48,000	(3)	—	—	—
Principal Accounting Officer	2001	—		—	—	—
	2000	—		—	—	—

(1)	Mr. Davis served as Chairman of the Board and Chief Executive Officer of Murdock from May 2000 to October 2001. Mr. Davis resigned as Chief Executive Officer on October 9, 2001 and resumed service as Chief Executive Officer on August 1, 2002. Mr. Davis served as Interim Chairman of the Board and Interim Chief Executive Officer from January 2000 through May 2000. Mr. Davis’ services are contracted through Pirinate.
(2)	Represents amounts earned by Pirinate, an entity controlled by Mr. Davis, during fiscal 2000, 2001 and 2002. Included in the $121,187 for 2001 is $10,000 that was not paid as of December 31, 2001. In 2002, Murdock issued 40,000 shares of common stock to Mr. Davis in lieu of the $10,000 amount due. Mr. Davis will also receive 20,000 shares of Murdock common stock related to 2002 upon consummation of the merger.
(3)	Represents accrued compensation of $4,000 per month.

Options Granted During 2002.    There were no stock options granted to the named executive officers of Murdock during the year ended December 31, 2002.

Fiscal Year-End Option Values.    There were no unexercised options held by the named executive officers of Murdock at December 31, 2002.

Polar

Cash and Other Compensation.    The following table shows all the cash compensation paid or to be paid by Polar, as well as certain other compensation paid or accrued, during the fiscal years indicated, to Polar’s Chief Executive Officer and each other executive officer who received total annual salary and bonus in excess of $100,000 in any fiscal year. Those persons are collectively referred to as the named officers.

Summary Compensation Table

(based on calendar year)

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Accrued But Not Paid ($)	Bonus ($)	Stock Awards ($) (1)		Securities Underlying Options (#)
Mark L. Nelson,	2002	150,000	126,000	—	66,082
President, Chief Executive Officer and	2001	150,000	14,000	—	38,615	(2)	122,910
Chairman of the Board of Directors	2000	50,000	44,000	—	—		—
Alan Smith,	2002	110,000	79,125	—	11,977		—
Vice President	2001	110,000	8,305	—	14,351		105,556
Chandra Prakash	2002	120,000	110,000	—	9,948		—
Vice President	2001	120,000	25,000	—	13,253	(3)	—
Melissa Polich,	2002	108,000	16,000	—	19,390	(4)	—
Former Chief Financial Officer

(1)	Because Polar’s common stock is not publicly traded, there is currently no market valuation for these shares. For purposes of this calculation, Polar has assumed that its common stock was valued at $.052 per share as determined by a valuation performed by Houlihan dated December 12, 2002.
(2)	Represents 388,889 shares of common stock issued in exchange for relinquishment of rights under the royalty agreement of March 2001.
(3)	Conversion of prior period consulting fees.
(4)	Employment contract to vest over two years. Ms. Polich was not an employee of Polar before the 2002 fiscal year.

Options Granted During the Year Ended March 31, 2002.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants

Name	Number of Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
Mark L. Nelson	1,032,073	37.9%	$.0001
Alan Smith	174,191	6.4%	$.0001
Chandra Prakash, Ph.D	144,686	5.3%	$.0001
Melissa Polich	162,222	6.0%	$.0001

(1)	All options granted have been exercised.

The following table sets forth information with respect to the named officers concerning exercise of options during the fiscal year ended March 31, 2002 and unexercised options held as of the end of that fiscal year. Polar did not have any SARs outstanding.

Aggregated Option Exercises and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Unexercised Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-The- Money Options at Fiscal Year End Exercisable/Unexercisable (1)
Mark L. Nelson	1,032,073	53,565	266,976 (2)/-0-	-0-/-0-
Alan L. Smith	174,191	9,041	22,222/-0-	-0-/-0-
Chandra Prakash, Ph.D	144,686	7,509	22,222/-0-	-0-/-0-
Melissa Polich	162,222	8,419	-0-/-0-	-0-/-0-

(1)	Because Polar’s common stock is not publicly traded, there is currently no market valuation for the shares issuable upon exercise of these options. For purposes of this calculation, Polar has assumed that its common stock was valued at $.052 per share as determined by a valuation performed by Houlihan dated December 12, 2002.
(2)	Includes options that were issued to Mr. Nelson in exchange for patent assignments not otherwise included in the options issued to Mr. Nelson in his capacity as an employee or director.

Consulting Agreements

On January 10, 2000, Murdock entered into a letter agreement with Pirinate, an entity controlled by Eugene I. Davis, for the personal services of Mr. Davis as Murdock’s Interim Chairman of the Board and Interim Chief Executive Officer. Pirinate received $15,000 a month, plus out-of-pocket expenses, for these services. The initial term of this agreement was three months. Thereafter, either party could terminate this agreement, with or without cause, effective upon sixty days’ prior written notice. The parties agreed in May 2000 that Mr. Davis would serve as Chairman of the Board and Chief Executive Officer of Murdock. Effective July 1, 2001 this agreement was modified to provide for payment of $10,000 a month through September 30, 2001, at which time the agreement terminated. Mr. Davis resigned as Chief Executive Officer on October 9, 2001, and remained on the Board of Directors.

Murdock entered into an agreement dated August 1, 2002, as amended, with Pirinate, whereby Pirinate agreed to provide the services of Eugene I. Davis to serve as Chairman of the Board and Chief Executive Officer of Murdock effective August 1, 2002. Under this agreement, Murdock issued 40,000 shares of Murdock common stock to Mr. Davis in satisfaction of unpaid fees for Mr. Davis’ past services. During the term of Mr. Davis’ services, Murdock will pay Pirinate $3,000 per month. Murdock also agreed to issue 4,000 shares of Murdock (or Holding) common stock per month during the term of Mr. Davis’ services, contingent upon the closing of the merger.

Compensation of Directors

Murdock has agreed to pay David Kirkpatrick, a member of Murdock’s board of directors, a monthly retainer equal to the greater of (a) $1,000 or (b) $1,000 for each meeting of the board of directors attended during such month. In addition, in January 2000 Murdock issued options to Mr. Kirkpatrick to purchase up to 20,000 shares of common stock, 10,000 of which were fully vested at the time of issuance and 10,000 of which vested on January 1, 2001, with an exercise price of $2.25 per share. Through its letter agreement with Pirinate, Pirinate receives compensation for making Mr. Davis available to serve as Murdock’s Chairman of the Board and Chief Executive Officer as described under “Consulting Agreements” above. Mr. Wright accrues compensation at the rate of $4,000 per month. Mr. Wright and Mr. Kirkpatrick have agreed to convert all accrued compensation into shares of Murdock (or Holding) common stock at the time of the proposed merger at a rate of $3.03 per share for compensation accrued before August 1, 2002 and at a rate of $1.00 per share for compensation accrued on or after August 1, 2002. As of December 31, 2002, $48,000 of compensation was accrued with respect to Mr. Wright and $22,000 of compensation was accrued with respect to Mr. Kirkpatrick. Mr. Murdock does not receive any compensation for serving on Murdock’s board of directors.

Certain Relationships and Related Transactions

Murdock

From 1991 to 1998, Murdock obtained lease and other financing services from Berthel and its subsidiaries and their affiliated leasing partnerships. These financing arrangements have been converted into promissory notes that accrue interest at the rate of 12% per year. As of June 30, 2002, Murdock owed Berthel a total of approximately $4.0 million of principal and accrued interest under these notes. Berthel has agreed that at the time of the proposed merger, all principal and accrued interest under these notes as of June 30, 2002 will convert to Murdock (or Holding) common stock at the rate of $3.03 per share, and any interest accrued after June 30, 2002 will be forgiven. Berthel beneficially owns approximately 45.9% of the Murdock common stock outstanding as of May 7, 2003.

In December 1999, Berthel entered into a Standstill Agreement with Murdock. Under the Standstill Agreement, Berthel indicated its intention to form a creditors committee to represent the interests of Berthel and other creditors of Murdock. Murdock agreed to provide the creditors committee with access to information regarding Murdock and its business, and to advise the creditors committee in advance regarding certain significant corporate developments.

The creditors committee may also demand that Murdock take certain actions with respect to Murdock’s assets and business. The members of the creditors committee agreed not to take any actions to collect past-due debt owed by Murdock without the unanimous approval of the creditors committee. As of March 31, 2003, Murdock and Berthel are the only parties to the Standstill Agreement and Berthel is the only member of the creditors committee.

In December 1999, Murdock entered into a financial advisory agreement with Berthel Financial Services, an investment banking affiliate of Berthel. Under this agreement, Berthel Financial Services agreed to provide investment banking services and advice regarding the identification and investigation of strategic alternatives available to Murdock. This agreement, which was in effect until July 1, 2001, required Murdock to pay Berthel Financial Services a nonrefundable $30,000 retainer and a retainer fee of $15,000 per month. On July 1, 2001, Murdock entered into a new financial advisory agreement with Berthel Financial Services, which requires Murdock to pay Berthel Financial Services a retainer fee of $20,000 per month. Retainer fees under the July 1, 2001 agreement have been accruing on a monthly basis and are expected to continue to accrue until the closing of the proposed merger. As of March 31, 2003, Murdock owed Berthel Financial Services a total of approximately $501,711 for accrued fees and expenses under these agreements.

Murdock has also subleased office space from Berthel Management, an affiliate of Berthel, since October 2001 on a month-to-month basis. Murdock owes Berthel Management approximately $9,000 in rental payments as of March 31, 2003.

As of May 7, 2003, Polar has loaned to Murdock approximately $439,540 from the proceeds of a private placement financing completed by Polar in early February 2003. Murdock has agreed to pay $90,000 of this amount to Berthel Financial Services to repay accrued investment banking fees and expenses so long as Murdock has sufficient funds to reasonably operate until the closing of the proposed merger. To the extent that Murdock is unable to pay any part of this $90,000 amount to Berthel Financial Services in cash, Berthel Financial Services has agreed to convert the amount that Murdock is unable to pay into shares of Murdock (or Holding) common stock at a rate of $1.00 per share upon the closing of the proposed merger. Berthel Financial Services and Berthel Management have also agreed that upon completion of the proposed merger, they will convert all other amounts due to them by Murdock into a total of 750,000 shares of Murdock (or Holding) common stock.

As of March 31, 2003, Murdock owed a total of approximately $747,590 to MCCIC, a company owned by Berthel and Larry A. Cahill. These borrowings accrue interest at the rate of 12% per year. MCCIC has agreed that at the time of the proposed merger, it will convert $526,669 of the outstanding debt into shares of Murdock (or Holding) common stock at a rate of $2.00 per share. MCCIC has agreed to convert all other debt, including accrued interest, into shares of Murdock (or Holding) common stock at the rate of $1.00 per share at the time of the proposed merger. Mr. Cahill beneficially owns approximately 44.6% of the Murdock common stock outstanding as of May 7, 2003.

Murdock has issued certain promissory notes to Larry A. Cahill and Guy O. Murdock, a member of Murdock’s board of directors. These loans were made for working capital purposes and to enable Murdock to reduce its debt to third parties. Mr. Cahill and Mr. Murdock have agreed that upon completion of the proposed merger, they will convert all principal and accrued interest as of June 30, 2002 into shares of Murdock (or Holding) common stock at the rate of $3.03 per share, and will forgive all interest accrued after June 30, 2002. As of June 30, 2002, Murdock owed approximately $1.7 million to Mr. Cahill and approximately $205,578 to Mr. Murdock. These borrowings accrue interest at the rate of 12% per year.

Polar

Patent Assignments and License; Cancellation of Options as Repayment of Advances.    Polar’s business depends, and the business of the combined company will depend, upon the inventions that are the subject of Polar’s patents. Otis L. Nelson, Jr., Mark L. Nelson and A. Richard Nelson, all of whom are principal stockholders and current or former officers and directors of Polar, are the inventors of Polar’s products and applied for the initial patents thereon. In 1986, the Nelsons assigned all of their patents and patent applications to Polar. The terms of the assignment were subsequently modified by an agreement dated February 3, 1999 and later by an agreement executed in January 2001, which modified the form of compensation paid to the Nelsons to procure the assignment. Under a 1999 Modification Agreement in connection with the patent assignments, Polar agreed to pay $2,000,000 to the Nelsons. The 1999 Modification Agreement was subsequently modified so that, instead of receiving $2,000,000 in cash, the Nelsons would receive: (a) 48,210 shares of Polar’s common stock (subsequently converted into options to purchase 48,210 shares of Polar’s common stock for $0.001 per share); and (b) options to purchase 87,037 shares of Polar’s common stock at $0.40 per share during the five year period ending February 3, 2004.

Shares Issued Upon Option Exercises in January, 2001.    As of January, 2001, Polar had approximately 166,815 options outstanding to its employees and consultants with an exercise price of $0.001 per share. In January, 2001 Polar agreed to temporarily reduce the exercise price of those options from $0.001 to $0.0001 per share if they were exercised before March 15, 2001. All those options were exercised. Among the persons that exercised those options were the following officers and directors who purchased the following number of shares: Mark L. Nelson—13,657 shares; Alan L. Smith—11,728 shares; A. Richard Nelson—37,187 shares; Robert J. MacKenzie—309 shares; Richard J. Socia—22,960 shares; and Otis L. Nelson—37,187 shares.

Shares Issued for Accrued Salaries and Consulting Fees.    During the year ended March 31, 2001, Polar obtained a settlement with certain officers of Polar whereby consulting fees owed to Polar’s officers (totaling approximately $142,974) were reduced by 85% and then converted into 254,859 shares of common stock. At this same time, additional shares of 629,676 were issued to officers as compensation for services. Charles Eisenstein, who serves as Polar’s Executive Vice President and Chief Operating Officer, was granted 111,112 shares of Polar common stock on August 1, 2002 at $0.0001 per share as part of his consulting arrangement with Polar.

Investors’ Rights Agreements.    Polar has entered into an Investors’ Rights Agreement dated as of January 30, 2001, with five of its stockholders and APS Financial Corporation, a Polar warrant holder. As of December 31, 2002, these investors collectively own a total of 749,830 shares of Polar common stock and warrants to acquire an additional 1,907,615 shares. Under this agreement, at any time after Polar has had net operating income of at least $1,250,000 for a fiscal quarter, a majority of the holders of the securities covered by this Investor Rights Agreement may demand registration of such securities, provided that the anticipated aggregate offering price is at least $5,000,000.

Also, if Polar proposes to register its securities under the Securities Act, these investors will be entitled to notice of the registration and to include their shares in the registration, provided that the underwriters for the proposed offering will have the right to limit the number of shares included in the registration.

Polar has also entered into an Investor Rights Agreement dated as of October 25, 2001 with Affiliated. As of May 7, 2003, Affiliated owns 1,882,412 shares, or approximately 7.3%, of Polar’s common stock. This agreement requires Polar to register Affiliated’s shares if it proposes to register its securities under the Securities Act. However, Polar is only obligated to register such shares to the extent that they do not reduce the number of securities included in the offering by investors under the January 30, 2001 Investors’ Rights Agreement. Affiliated is not entitled to demand registration rights.

Issuances of Stock to Affiliates and Employees.    On November 30, 2001, Polar’s board approved the issuance of options to purchase an aggregate of 2,882,670 shares to directors, officers, employees and certain other persons in recognition of the efforts of such individuals in beginning to position Polar for additional transactions. The exercise price on such options, all of which were exercised, was equal to the par value of such shares ($.0001 per share). The options are subject to a repurchase right by Polar for twelve months in certain circumstances.

Of these options, 1,032,073 were issued to Mark L. Nelson, 228,472 were issued to Gerard Gorman, 21,143 were issued to Robert J. MacKenzie, 334,543 were issued to Otis L. Nelson, Jr., 378,318 were issued to A. Richard Nelson, 49,850 were issued to Deborah A. Pilkington, 162,222 were issued to Melissa Polich (a portion of which was transferred to a family member of Ms. Polich), 144,686 were issued to Chandra B. Prakash, 174,191 were issued to Alan L. Smith and 187,278 were issued to Richard J. Socia.

In January 2003, Polar issued a total of 600,000 stock options and grants to its directors and officers. Of the options, 150,000 were issued to Alan L. Smith and 100,000 were issued to Chandra B. Prakash. The options have an exercise price of $0.042 and became fully vested immediately. Of the grants, 150,000 were issued to Deborah A. Pilkington, 100,000 were issued to Chuck Eisenstein and 100,000 were issued to Robert J. McKenzie.

Polar recently extended a loan in the principal amount of $100,000 to Mark L. Nelson. The note bears interest at the prime rate plus one percent, accrued interest is payable annually, and all outstanding principal and interest is due and payable on or prior to February 7, 2007. Polar obtained the funds for the loan to Mr. Nelson by increasing the principal amount of the promissory note to Affiliated Investments, LLC by $75,000 and by increasing the principal amount of the promissory note to Lockhart Holdings, Inc. by $25,000. The additional principal amount extended under the Affiliated note is secured by a first priority security interest in substantially all of Polar’s patents.

The additional principal amount extended under the Lockhart note is secured by a second priority security interest in Polar’s patents and trademarks. Polar has extended loans to Mr. Nelson in the aggregate principal amount of $424,090, while Polar owes Mr. Nelson the aggregate principal amount of $449,162 in loans and unpaid wages.

BUSINESS AND FINANCIAL INFORMATION OF MURDOCK

General

Murdock previously operated as a holding company with Murdock’s principal assets as of December 31, 2000 being the PIC business segment and its investment in Actel. PIC was largely a reseller of call processing services. Actel, based in Mobile, Alabama, was a facilities-based competitive local exchange carrier of advanced voice and data communications services to small and medium sized enterprises. Actel offered advanced end-user services in the Southeastern United States. Actel filed for bankruptcy under Chapter 11 on April 11, 2001. As a result, Murdock recorded an impairment charge of $1.6 million in 2000, due to the uncertainty of ultimate recovery of its investment in Actel. On September 14, 2001, Actel’s case was converted to a case under Chapter 7.

Effective July 31, 2001, Murdock sold all the shares of PIC to Dartwood, LLC for a total purchase price of $196,000, comprised of $100,000 cash and a non-interest bearing promissory note of $96,000 payable in 24 monthly installments of $4,000. Murdock assigned the cash payment of $100,000 and the promissory note to MCCIC to repay $196,000 of outstanding debt. MCCIC is owned by Berthel and Larry A. Cahill, another significant stockholder of Murdock. Wayne Wright, a director, executive officer and stockholder of Murdock, is the father of the owner of Dartwood, LLC. The disposition was recorded in the third quarter of 2001 and resulted in a gain of approximately $1.3 million to Murdock.

Murdock currently has no operating activities and no reportable segments. Murdock’s current strategic direction is to continue to negotiate with its creditors to restructure indebtedness and to explore potential merger transactions, such as the proposed merger with Polar. Due to Murdock’s large amount of past-due debt, Murdock has continued its restructuring efforts through 2002 and into 2003. If Murdock is unable to restructure its past-due debt, or if the holders of Murdock’s past-due debt seek to enforce their rights, Murdock will not be able to complete the proposed merger with Polar or to continue operating as a going concern. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below. Murdock was incorporated as an Iowa corporation in 1989.

Employees

As of May 7, 2003, Murdock had one employee. Murdock’s employee is not subject to a collective bargaining agreement.

Murdock’s sole employee will receive a severance payment of $3,115 in connection with the termination of her employment upon the closing of the merger. Murdock also granted this employee stock options for 10,000 shares of common stock at an exercise price of $0.40, contingent upon the closing of the merger.

Properties

Murdock’s corporate office is located in Marion, Iowa. Murdock leases this office on a month to month basis.

Legal Proceedings

Murdock’s past-due debt at March 31, 2003 includes approximately $13.1 million of notes and accrued interest to insiders which Murdock believes that the holders of the notes have pledged the notes to a bank as collateral for loans made by the bank to such holders. This bank was liquidated by the Federal Depositary Insurance Corporation, or FDIC, during 2000. Murdock was notified in December 2000 that the FDIC sold significantly all the loans and related collateral to Republic Credit Corporation I, or Republic. In March 2001, Murdock received a demand letter from Republic for approximately $575,000 of principal plus accrued interest on certain notes it held, and on July 5, 2001, Republic obtained a default judgment against Murdock for $781,252 plus interest at the rate of 18% per year from and after February 6, 2001 related to those notes. On June 20, 2002,

Murdock and Republic agreed to settle approximately $10.8 million of principal and accrued interest related to the notes as of September 30, 2002 for $500,000. The terms of the settlement required $15,000 to be paid to Republic upon the signing of the agreement, and the remaining $485,000 is due upon consummation of the merger with Polar. The settlement initially provided that if the merger was not completed for any reason on or before December 31, 2002, the agreement with Republic would be terminated except that Republic would retain the $15,000 paid by Murdock. In November 2002, Murdock and Republic entered into an extension agreement, which was amended in January 2003.

MCC defaulted on its prior settlement agreement with Republic on March 7, 2003. Republic and the Company have agreed to reinstate the settlement agreement through an amendment. The amendment adds significant new terms and conditions which include:

•	Murdock paying Republic a non-refundable payment of $35,000 upon execution of the amended settlement agreement;

•	Murdock providing Republic with 350,000 shares of Murdock’s common stock at the closing of the merger;

•	Murdock paying Republic a non-refundable payment of $200,000 in cash at the closing of the merger;

•	Murdock providing Republic with Murdock’s or Polar’s promissory note in the amount of $500,000 at the closing of the merger, provided that the note is discountable to $300,000 according to its terms;

•	Republic receiving waivers and releases from Murdock related to Republic’s sale of collateral notes on June 20, 2002, and Murdock’s release of the FDIC;

•	Republic receiving releases from each payee of Murdock’s promissory notes within a short period after the amendment is executed, and those payees must place a portion of the Murdock common stock owned by them into escrow, pending a settlement of the dispute between those parties and Republic; and

•	the closing of the merger must occur prior to October 31, 2003.

Murdock was notified by the FDIC of discrepancies between the amount of Murdock’s notes payable pledged as collateral by a note holder and the amount of notes payable recorded by Murdock. The FDIC originally indicated to Murdock that an additional $1,125,000 is outstanding representing various notes with a significant stockholder and creditor. The FDIC notified Murdock on May 10, 2000, that the discrepancies total only $770,000. Also, in July 2001, Murdock was notified that Peoples Bank had obtained a judgment against Guy O. Murdock, a Murdock director and stockholder, in the amount of $350,000, and that the collateral was a Murdock promissory note in the principal amount of $350,000. Murdock’s management believes that no funds were received by Murdock with respect to these notes and that it has other defenses. No assurance can be given that Murdock’s defenses are valid or that Murdock will not be liable for any part or all of the amounts allegedly due under these notes. No loss, if any, has been recorded in Murdock’s consolidated financial statements with respect to these matters.

On November 23, 2001, three individuals, one of whom was a former officer and director of Murdock, and who along with another of the individuals purchased Incomex, a former subsidiary of Murdock, filed suit against Murdock, several former officers and directors of Murdock and several related parties. These lawsuits allege that the named individuals and entities devised a scheme to defraud the three plaintiffs to personally borrow funds from a financial institution, invest the proceeds in Murdock as a note payable with the promise of stock options and repayment of the notes, and give the financial institution a security interest in the notes under the Uniform Commercial Code. Unspecified damages sought by the plaintiffs include actual, punitive, and treble damages and court costs and attorney costs. One of the plaintiffs, John S. Rance, also asserted that he was entitled to $500,000 allegedly outstanding under a note payable. Murdock’s director and officer, or D&O, insurance carrier has notified Murdock that because one of the plaintiffs was a former director of Murdock, the D&O policy will not provide coverage for the claims by that plaintiff. Murdock believes that its D&O policy may provide coverage, up to the policy limit, in this lawsuit related to the other two plaintiffs. In November 2002, Murdock entered into a settlement agreement providing for the issuance by Murdock of 517,000 shares of common stock to the three plaintiffs and one other individual who did not file suit. The effectiveness of the settlement is contingent on the closing of the merger with Polar. No loss, if any, has been recorded in Murdock’s consolidated financial statements with respect to these matters.

As of December 31, 2002, Murdock had been notified by several state taxing authorities that approximately $46,000 of past-due taxes and penalties is allegedly owed. Some of the states have assigned the alleged amounts due to collection agencies or filed tax warrants. Murdock’s management believes that it has meritorious defenses against these amounts. No assurance can be given that Murdock’s defenses are valid or that Murdock will not be liable for any part of the amounts. No loss, if any, has been recorded in Murdock’s consolidated financial statements with respect to these matters.

Market for Murdock’s Common Equity and Related Stockholder Matters

The Murdock common stock trades on the OTCBB under the symbol “MURC” and Murdock’s redeemable common stock purchase warrants trade on the OTCBB under the symbol “MURCW.” We intend to apply to have the symbols changed to “PMHC” and “PMHCW” after the completion of the merger. The following table sets forth the high and low bid quotations for the Murdock common stock and redeemable common stock purchase warrants as reported on the OTCBB. Such transactions reflect interdealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Common Stock		Warrants
Quarter	High	Low	High	Low
FISCAL 2000
First	2.63	0.88	0.69	0.15
Second	1.63	0.31	0.19	0.13
Third	0.69	0.25	0.13	0.13
Fourth	0.52	0.09	0.06	0.02
FISCAL 2001
First	0.25	0.05	0.05	0.02
Second	0.10	0.03	0.05	0.01
Third	0.45	0.03	0.10	0.01
Fourth	0.18	0.05	0.045	0.005
FISCAL 2002
First	0.18	0.08	0.01	0.01
Second	0.18	0.08	0.01	0.008
Third	0.23	0.06	0.008	0.008
Fourth	0.48	0.18	0.02	0.005
FISCAL 2003
First	0.47	0.21	0.02	0.01

At March 31, 2003, there were approximately 140 holders of record of Murdock common stock. Murdock has not paid any cash dividends on the common stock in the last three years. Certain of Murdock’s current financing agreements contain restrictions on the payment of dividends. Murdock does not anticipate paying any cash dividends in the foreseeable future.

Selected Financial Data

The following sets forth selected consolidated financial data in respect of Murdock’s continuing operations. The selected financial information set forth in the table below is not necessarily indicative of the results of future operations of Murdock and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements, related notes and independent auditors’ report, contained herein. The statement of operations data for each of the five years for the period ended December 31, 2002 and the related balance sheet data have been derived from the audited consolidated financial statements of Murdock. These financial statements were prepared on a going concern basis.

	Years Ended December 31,
	2002	2001	2000(a)	1999(b)	1998(c)
	(In thousands, except per share data)
Statement of Operations Data:
Total revenues	$—	$22	$191	$4,313	$5,263
Income (loss) from continuing operations	(2,941)	(3,033)	152	(9,161)	(1,967)
Basic and diluted net loss per common share from continuing operations	(0.24)	(0.25)	—	(0.90)	(0.40)
Balance Sheet Data: (at end of year)
Total assets	$9	$15	277	10,462	12,911
Notes payable	13,800	8,766	8,783	14,426	2,487
Long-term debt	0	4,632	4,632	3,820	5,347
Total liabilities	22,468	19,537	18,030	24,226	8,834
Redeemable preferred stock	—	—	—	1,868	1,837
Shareholders’ equity (deficit)	(22,459)	(19,522)	(17,753)	(15,632)	2,240

(a)	Includes: a $1.0 million charge for the write-down of Murdock’s investment in the AcNet entities; a $1.6 million charge for impairment of investment in Actel, and a gain of $7.0 million recorded in connection with a debt restructuring plan.
(b)	Includes: a $3.7 million charge for the write-down of Murdock’s investment in the AcNet entities.
(c)	Includes a gain of $0.5 million relating to the termination of Murdock’s agreement with AT&T.

Selected Quarterly Financial Data

	2002
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	(In thousands except per share data)
Statement of Operations Data:
Revenues	$—	$—	$—	$—
Income (loss) from continuing operations	(749)	(763)	(733)	(696)
Income (loss) from continuing operations per share	(0.06)	(0.06)	(0.06)	(0.06)

	2001
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Statement of Operations Data:
Revenues	$—	$—	$1	$21
Income (loss) from continuing operations	(978)	(546)	(776)	(733)
Income (loss) from continuing operations per share	(0.09)	(0.04)	(0.06)	(0.06)

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following is a discussion of Murdock’s financial condition, results of operations and capital resources. The discussion and analysis should be read in conjunction with Murdock’s consolidated financial statements and related notes included elsewhere within this joint proxy statement /prospectus.

Results of Operations

Comparison of Years Ended December 31, 2002 and 2001

Selling, General and Administrative Expense—Consolidated selling, general and administrative expense decreased $33,000 to $709,000 for the year ended December 31, 2002 from $742,000 for the year ended December 31, 2001. The decrease is primarily related to lower rents and consulting fees.

Depreciation and Amortization Expense—Consolidated depreciation and amortization expense declined $6,000 to $0 for the year ended December 31, 2002. The decline is due to all assets being fully depreciated at December 31, 2001.

Interest Expense—Consolidated interest expense, including amortization of debt discount, declined $69,000 to $2,235,000 for the year ended December 31, 2002 from $2,304,000 in 2001. The decrease is due to the reduction of debt associated with the sale of PIC.

Other Income (Expense)—Consolidated other income (expense) increased $6,000 to $3,000 income for the year ended December 31, 2002 from a $3,000 expense for the year ended December 31, 2001. The increase is due to funds from workers compensation insurance received in 2002.

Comparison of Years Ended December 31, 2001 and 2000

Selling, General and Administrative Expense—Consolidated selling, general and administrative expense increased $167,000 to $742,000 for the year ended December 31, 2001 from $575,000 for the year ended December 31, 2000. The increase is primarily related to employee severance.

Depreciation and Amortization Expense—Consolidated depreciation and amortization expense declined $30,000, to $6,000 for the year ended December 31, 2001 from $36,000 for year ended December 31, 2000. The decline is due to impairments recorded in 1999 and 2000. All assets are fully depreciated at December 31, 2001.

Interest Expense—Consolidated interest expense, including amortization of debt discount, declined $1,127,000 to $2,304,000 for the year ended December 31, 2001 from $3,431,000 in 2000. The decline is due to the reduction of debt associated with the sale of the two business segments and the Debt Restructuring Plan.

Other Income (Expense)—Consolidated other income (expense) declined $7.0 million to a $3,000 expense for the year ended December 31, 2001 from a $7,001,000 income for the year ended December 31, 2000. The decrease was primarily due to a pre-tax gain of $7.0 million recorded in connection with the Debt Restructuring Plan completed in the second quarter of 2000 (see Note 6 to Notes to Financial Statements).

Discontinued Operations

PIC—Effective July 31, 2001, Murdock sold all the shares of PIC to Dartwood, LLC for a total purchase price of $196,000, comprised of $100,000 cash and a non-interest bearing promissory note of $96,000 payable in 24 monthly installments of $4,000. Murdock assigned the cash payment of $100,000 and the promissory note to MCCIC to repay $196,000 of outstanding debt. Wayne Wright, a director, executive officer and shareholder of Murdock is the father of the owner of Dartwood, LLC. The disposition was recorded in the third quarter of 2001 and resulted in a gain of approximately $1.3 million for Murdock.

Incomex—Effective June 30, 2000 Murdock sold all the shares of Incomex, Inc., a wholly owned subsidiary, to three of the former shareholders of Incomex, for (a) transfer to Murdock by the purchasers of 250,000 shares of Murdock’s Common Stock originally issued by Murdock pursuant to Murdock’s acquisition of Incomex, (b) cancellation and forgiveness of all amounts outstanding under promissory notes in the aggregate principal amount of $684,919, and related accrued interest, originally issued by Murdock to the shareholders of Incomex, and (c) the cancellation of all employment compensation and employment contracts between Murdock and the purchasers. The parties also executed mutual releases relating to liabilities between Murdock and Incomex and claims that Murdock may have against the former shareholders of Incomex. Incomex is primarily engaged in the business of providing billing and collections services to the hospitality industry from Mexico to the United States.

As a result of the sale of Incomex described above, Murdock recorded a loss on disposition of $332,000 in the second quarter of 2000.

Liquidity and Capital Resources

At December 31, 2002, MCC’s current liabilities of $22.5 million exceeded current assets of $8,000, resulting in a working capital deficit of $22.5 million. During the year ended December 31, 2002, MCC used $404,000 in cash for operating activities of continuing operations. Murdock’s principal source of cash during 2002 were loans from Polar. During 2002, Murdock received loans in the aggregate amount of $394,787 from Polar. Murdock also received advances in the aggregate amount of $7,083 from MCCIC. Murdock issued warrants to purchase a total of 14,166 shares of Common Stock to MCCIC in connection with these advances. The warrants were issued at exercise prices ranging from $0.08 per share to $0.17 per share with five year terms. MCCIC has no commitment to make any future advances to Murdock.

Murdock must raise sufficient funds to make payments that may be required under agreements with Murdock’s creditors. Murdock also must fund its current operations which average $50,000 per month and expenses associated with completing the proposed merger with Polar. MCC’s only future source of cash is expected to come from Polar. MCC has no operating activities and no source of operating cash flow. If MCC is unsuccessful in continuing to obtain financing from Polar, MCC may not be able to continue as a going concern.

Murdock’s debt totaled $13.8 million as of December 31, 2002, compared with $13.4 million as of December 31, 2001. As of December 31, 2002, Murdock was past due in the payment of approximately $14.6 million of principal and accrued interest payments. Murdock was also past due with its trade vendors in the payment of approximately $1.1 million as of December 31, 2002. If Murdock is unable to raise the necessary funds to repay its past due debt or to arrange for extensions or conversions of such debt, its creditors may sue Murdock to demand payment of the amounts past due. Any action by Murdock’s creditors to demand repayment of past due indebtedness is likely to prevent Murdock from continuing as a going concern.

Murdock’s past due debt at December 31, 2002 includes approximately $12.7 million of notes and accrued interest which are believed to have been pledged by the holders of the notes to a bank as collateral for loans made by the bank to such holders. The FDIC liquidated this bank during 2000. Murdock was notified in December 2000 that the FDIC sold substantially all the loans and related collateral to Republic. In March 2001, Murdock received a demand letter from Republic for approximately $575,000 of principal plus accrued interest on the notes, and on July 5, 2001 Republic obtained a default judgment against Murdock for $781,252 plus interest at the rate of 18% per year from and after February 6, 2001. A settlement was reached on June 20, 2002 with Republic to settle approximately $11.2 million of principal and accrued interest related to the notes as of December 31, 2002 for $500,000. The terms of the settlement required $15,000 to be paid to Republic upon signing of the agreement and the remaining $485,000 is due upon consummation of Murdock’s pending merger transaction with Polar. The settlement initially provided that if the merger transaction with Polar was not completed for any reason on or before December 31, 2002, the agreement with Republic would be terminated except that Republic would retain the $15,000 paid by Murdock. During November 2002, Murdock entered into the first extension agreement with Republic. Under the terms of the first extension agreement Murdock could request up to three additional one-month extensions of the original settlement deadline of December 31, 2002. Each one-month extension would be granted to Murdock provided that Murdock pay $10,000 prior to the first day of the month of any such extension to Republic. Murdock made an extension payment of $10,000 for January 2003. During January 2003, Murdock entered into the second extension agreement. Under the terms of the second extension agreement, Murdock may request one additional one-month extension to April 30, 2003. Additionally, under the terms of the second extension agreement, Murdock postponed payment of the February extension fee in exchange for an extension fee of $25,000 which was due prior to March 1, 2003 for the February and March extension fees. Murdock was unable to make the $25,000 payment and received notification from Republic that Murdock has defaulted on the agreement. On May 5, 2003 the Company entered into an amendment to a settlement agreement with Republic to cure the default. Under the terms of the amended settlement agreement, Republic agreed to accept payment of $235,000 in cash, a note payable for $500,000 due one year from the closing of the proposed merger with Polar, and 350,000 shares of the Company’s common stock in full satisfaction of all principal and interest due of approximately $11.2 million as of December 31, 2002. Until such time as Murdock satisfies all of the conditions of the settlement agreement (as it may be extended or otherwise amended), the notes and related interest will remain on the books of Murdock and interest will continue to be accrued.

Buckeye acquired loans and related collateral from the FDIC and on September 1, 2002 agreed to accept payment of $100,000 in cash and 475,000 shares of Common Stock in full satisfaction of all principal and interest due under these notes which totaled $964,452 as of December 31, 2002. The shares to be received by Buckeye include 225,000 shares to be issued by Murdock, 100,000 shares to be transferred by Guy O. Murdock, 75,000 shares to be transferred by Larry A. Cahill and 75,000 shares to be transferred by Wayne Wright. The terms of the settlement required $25,000 to be paid to Buckeye upon signing the agreement and $75,000 and the shares are due upon consummation of Murdock’s pending merger transaction with Polar. The terms of the settlement provided that if the merger transaction with Polar was not completed for any reason on or before March 31, 2003, the agreement with Buckeye would be terminated except that Buckeye would retain the $25,000 paid by Murdock. As the merger transaction with Polar was not completed by March 31, 2003, the settlement agreement with Buckeye terminated. An extension agreement has been signed to extend the settlement agreement to the closing date of the merger. Until such time as Murdock satisfies all of the conditions of the settlement agreement (if extended or otherwise amended), the notes and related interest will remain on the books of Murdock and interest will continue to be accrued. MCC continues to engage in discussions with its other creditors to restructure indebtedness. The obligation of Polar to complete the merger is subject to the condition that at the effective time of the merger MCC’s liabilities will not exceed its assets, each as determined in accordance with generally accepted accounting principles, consistent with past practice. Any loans extended by Polar to MCC or MCC Merger Sub and liabilities for professional fees incurred directly related to the merger will be excluded from the amount of liabilities for purposes of this net worth test and MCC will also be entitled to a credit against its liabilities for purposes of the net worth test equal to any portion of certain amounts Polar is required to loan to MCC that MCC does not receive or chooses not to accept. As of December 31, 2002, MCC’s liabilities exceeded its assets by approximately $21.9 million, excluding loans from Polar and professional fees directly related to the merger. As of December 31, 2002, MCC had reached agreements with the holders of MCC debt or other obligations in the aggregate amount of approximately $21.0 million for the satisfaction of such obligations in exchange for the issuance by MCC of an aggregate of 4,571,307 shares of Common Stock and the payment by MCC of an aggregate of $570,000, contingent on the closing of the merger. However, as of March 7, 2003 Murdock is in default on terms of one of these settlement agreements for $11.2 million requiring a cash payment of $485,000. On May 5, 2003 the Company entered into an amendment to a settlement agreement with Republic to cure the default. Under the terms of the amended settlement agreement, Republic agreed to accept payment of $235,000 in cash, a note payable for $500,000 due one year from the closing of the proposed merger with Polar, and 350,000 shares of the Company’s common stock in full satisfaction of all principal and interest due of approximately $11.2 million as of December 31, 2002. To satisfy the net worth test by closing, MCC must reach additional agreements with its creditors to forgive or convert into equity a sufficient amount of liabilities to cause MCC’s liabilities not to exceed its assets as of the closing of the merger. Any conversions of liabilities to equity will dilute the outstanding Common Stock held by current MCC shareholders. MCC also must raise sufficient funds to make all of the payments that may be required under the agreements with MCC’s creditors, and there can be no assurance that such funds will be available from Polar or otherwise. If MCC is not able to satisfy the net worth test, Polar will have the right to terminate the merger agreement.

If the merger is not completed for any reason, MCC will continue to be subject to a significant amount of past-due debt and other liabilities, including the costs related to the proposed merger, without any source of operating cash flow to satisfy its liabilities. MCC also would not be able to continue to borrow from Polar, which has been MCC’s principal source of cash since the beginning of 2002. Most of the agreements that MCC has reached with creditors to forgive debt or convert debt to equity are contingent on the completion of the merger with Polar. MCC can make no assurance that it would be able to identify another merger transaction or to reach new agreements with its creditors if the merger is not completed, and in such event MCC would not be able to continue as a going concern.

Based on agreements reached by MCC with its creditors as of May 6, 2002, MCC expects that approximately $400,000 will be needed at or shortly after the closing of the merger to make required payments to MCC’s creditors. As of March 21, 2003, Murdock also has approximately $1.8 million of outstanding liabilities which MCC is attempting to restructure before the closing of the merger, and any agreements that MCC may reach with these creditors may require additional payments at or shortly after the closing of the merger.

Critical Accounting Policies and Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period. Management bases its estimates on historical experience and on various other assumptions and information that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from estimates under different assumptions or conditions.

Management believes that there are not any particular accounting policies that are more significant than others that are used in the preparation of the consolidated financial statements as Murdock does not currently have any continuing operations. Accounting policies are further disclosed in Note 1 to the consolidated financial statements.

Impact of New Accounting Pronouncements

In April 2002, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard No. 145. This statement, among other things, significantly limits the situations whereby the extinguishments of debt is treated as an extraordinary item in the statement of operations. This statement requires reclassification of all prior period extraordinary items related to debt extinguishments. The provisions of this statement are effective for fiscal years beginning after May 15, 2002.

Quantitative and Qualitative Disclosures About Market Risk

Murdock does not have any foreign currency exchange risk or commodity price risk. All of Murdock’s debt was at a fixed interest rate at December 31, 2002 and 2001 and, therefore, Murdock is not impacted by changes in interest rates related to the debt. The interest rates range from 10% to 18%. Murdock had outstanding fixed rate long-term debt obligations with carrying values of $0 million and $4.6 million at December 31, 2002 and 2001, respectively. The fair value of this debt was zero at December 31, 2002 and 2001.

BUSINESS AND FINANCIAL INFORMATION OF POLAR

Polar’s Business

Polar is a Delaware corporation based in Denver, Colorado. Polar’s business objective is to commercialize its proprietary additive technologies that improve fuel economy, reduce greenhouse gas emissions, and provide alternatives to leaded gasoline for the global automotive fuel market.

DurAlt®FC

DurAlt®FC Polar’s first commercial product, has been in limited use since 1985 as a retail after-market fuel additive and as a bulk treatment additive in large fleets and marine harbors. Product efficacy has been proven in numerous laboratory and fleet tests performed by major oil companies, independent laboratories, engine manufacturers, and published in two technical papers by the International Society of Automotive Engineers. Retail market customers include Harley Davidson Motorcycle Company, Amway Corporation, and several others. Harley Davidson, after a fleet test of DurAlt®FC adopted the product under private label in 1986 as Harley Davidson Genuine Fuel Additive Formulated with DurAlt®FC.

The benefits of DurAlt®FC on gasoline engines can best be understood in connection with two related concepts:

•	octane number requirement, or octane demand; and

•	octane requirement increase.

Octane Number Requirement.    It is desirable to produce gasoline that will burn evenly and completely without knocking (the premature ignition of a portion of the fuel in the combustion chamber of an internal combustion engine). The anti-knock characteristics of a gasoline are directly related to the maximum efficiency obtainable from the engine and are indicated by the gasoline’s octane number – the higher this number, the less likely the gasoline is to cause knocking. In order to increase the octane number of gasoline and thereby reduce engine knocking, oil refiners blend “octane boosting” additives into the gasoline. Many commonly used “octane boosters,” such as lead and MTBE, have been determined later to have adverse environmental and health effects and are being phased out of gasoline in the U.S. market.

Octane Requirement Increase.    When a new gasoline engine is first started, carbon from incomplete combustion creates deposits on the cylinder head and piston crown areas of the engine’s combustion chamber. These are known as combustion chamber deposits. Over the first 10,000 to 15,000 miles of a new engine’s life, the accumulation of combustion chamber deposits drives up the octane demand of the engine by five to ten octane numbers, so that higher octane fuel is often required to produce the same performance the engine had when it was new. This phenomenon is known as octane requirement increase. As a result, a car’s octane requirement increases over time. Because of octane requirement increase, auto companies are forced to “de-tune” gasoline engines by design, thereby sacrificing fuel economy in order to prevent engine knock and damage due to combustion chamber deposit buildup and resultant increase in octane demand.

DurAlt®FC technology does not increase the octane rating of gasoline, but it effectively achieves the same result by decreasing the octane requirement of automotive engines and especially by reducing octane requirement increase. DurAlt®FC allows optimal engine performance on regular octane gasoline. This in turn, would permit oil companies to produce gasoline at appropriate octane levels as required by engine manufacturers, without resorting to the use of octane-boosting components that have harmful side effects. Polar is pursuing practical applications of DurAlt®FC that it believes would have four beneficial effects:

•	The first potential effect, and perhaps the most beneficial from a health perspective, would be the reduction or total elimination of lead as an octane-boosting gasoline additive in the many countries where it is still in use.

•	The second potential effect would be to provide automobile manufacturers worldwide with the ability to design their engines to operate at more efficient settings due to reduced octane demand if DurAlt®FC-treated gasoline was used throughout the U.S. and worldwide markets.

•	The third potential effect would be an immediate fuel economy boost and lower carbon dioxide, or greenhouse gas emissions from “knock sensor” equipped engines. Most automobiles produced today employ knock sensors.

•	The fourth potential effect is already occurring to a limited degree in the consumer after-market. DurAlt®FC allows automobiles, motorcycles and marine engines to be operated on regular octane grade gasoline rather than mid-grade and premium gasoline.

Independent laboratory and oil company test results demonstrate that DurAlt®FC can reduce octane requirement increase by 55 to 80 percent in gasoline engines. These results have the potential to enable auto companies to redesign their gasoline engines to run more efficiently, with fuel economy improvements of up to 5%, if DurAlt®FC technology or its equivalent is used in all gasoline. Such improvements could produce corresponding benefits to consumers, energy supplies and the environment. Carbon dioxide emissions from automobiles make up a substantial portion of the greenhouse gases emitted into the atmosphere. Any improvement in fuel economy correlates into a reduction in greenhouse gas emissions from automotive sources.

Also, the DurAlt®FC chemistry has been reviewed by the U.S. Environmental Protection Agency, or EPA, and other environmental organizations. The EPA has determined that – unlike lead, MBTE, and some other fuel additive technology – DurAlt®FC is “substantially similar” to, and therefore does not pose any greater health risk than, unleaded gasoline.

Other Applications.    DurAlt®FC provides documented benefits for diesel engines as well as for gasoline engines. Adding DurAlt®FC to diesel fuel improves combustion and the lubricity of diesel fuel and assists in keeping injectors clean. A large part of Polar’s current focus is on strategic development of the opportunity of DurAlt®FC as a gasoline additive for oil refiners. However, Polar intends to expand its focus, when time and resources permit, to include the use of DurAlt®FC as a diesel additive for oil refiners. In many countries, including several in Western Europe, the diesel market is as large as, or larger than, the gasoline market.

Current Sales.    Our largest customers are Amway Corporation, Harley Davidson Motorcycle Company, MotorVac Technologies, Everbest Products, Inc. and Pacific Crest, LLC, who purchase DurAlt®FC for sales to consumers under private label. These after-market sales preserve historical relationships and supplement Polar’s primary business strategy, the direct sale to major oil companies and detergent additive manufacturers for bulk treatment of gasoline and diesel fuel worldwide.

Market Drivers

The growing severity of air pollution in major urban centers of the U.S. prompted federal enactment of the Clean Air Act in 1970 and the Clean Air Act Amendments in 1990. These laws mandate reductions in known causes of air pollution, specifically including reduction of automobile exhaust emissions, development of cleaner automotive “reformulated” fuels, utilization of catalytic converters, elimination of lead in gasoline, and the use of detergents in gasoline to preserve fuel economy and meet emissions standards. These were all major steps in a series of national and international actions that are now driving the worldwide potential for DurAlt®FC technology.

•

The Clean Air Act requires automobile manufacturers to meet standards for corporate average fuel economy, or CAFE, which become increasingly demanding year-by year; however, Congress has imposed a temporary freeze on these standards in recent years while the auto industry seeks to develop improvements, and consideration is given to broadening the legislated scope of the standards to cover light trucks, SUVs, and the like, which have become increasingly popular. In fact, SUVs and light trucks comprise approximately 50% of the new vehicles sold in the U.S. today, thus reducing corporate average fuel economy for new vehicle launches each year. In response to this concern, the Bush administration recently announced that it is considering a plan to increase fuel economy requirements in SUVs and light trucks by 1 1/2 miles per gallon from 2005-2007. DurAlt®FC technology performance features, based on test results from independent laboratories and a major oil company, could allow auto manufacturers to improve fuel economy by three to five percent.

•	Due to requirements to preserve cleanliness and efficiency of fuel injection systems on automobiles, oil refiners have been required, since 1995, to develop or use additives to keep fuel injection and supply system valves clean in order to preserve fuel economy and meet emissions standards.

•	The EPA’s requirement for the use of catalytic converters on all gasoline powered engines, coupled with health concerns, necessitated the elimination in the U.S. of all lead additives to boost octane rating in motor gasoline. Tetra Ethyl Lead destroys the catalyst in catalytic converter systems.

•	The U.N. World Health Organization, the EPA, the World Bank, and other environmental organizations have called for the global elimination of lead additives in gasoline to enable the implementation of catalytic converters on automotive equipment in order to greatly reduce automobile emissions. Catalytic converters alone reduce automotive emissions by approximately 90%. These environmental organizations have raised other health concerns due to the toxic effects of airborne lead oxides from automobile exhausts.

•	MTBE, introduced as a gasoline component in many U.S. markets to reduce ozone-related emissions and boost octane levels in lieu of lead additives, has been determined to contaminate groundwater supplies and is being phased out of use. The anticipated “octane pool” shortage, due to MTBE phase-out, can be offset by the ability of DurAlt®FC to reduce octane requirement increase, eliminating the need for higher octane fuel than recommended by the engine manufacturer.

•	Increasing concerns over the risk of global warming, which is caused partly by greenhouse gas emissions from automobiles, resulted in the 1998 Kyoto Protocols for reducing greenhouse gas emissions. The Kyoto Protocols have been adopted by nearly all countries. The U.S. government has not yet endorsed or ratified the Protocols, although the Bush administration acknowledges that greenhouse gas emissions are a concern. Two major oil companies, BP Amoco and Royal Dutch Shell, have publicly disclosed plans to reduce greenhouse gas emissions resulting from their operations.

•	The World Wide Fuel Charter, published in December 1988 by the major auto manufacturers worldwide, set a global standard for automotive fuels that forbids the use of additives that are metallic or known to be toxic and sets minimum standards for combustion chamber deposits in engines.

DurAlt®FC meets the requirements set forth for fuel additives in the World Wide Fuel Charter, and provides proven technology to address fuel economy and emissions objectives of the auto manufacturers in their efforts to meet government environmental standards. DurAlt®FC’s ability to reduce octane requirement increase in gasoline engines can be used to offset octane demand for gasoline engines as MTBE and Tetra Ethyl Lead are phased out of gasoline motor fuels, thus helping to counteract the resultant octane pool shortages in the U.S. and worldwide. DurAlt®FC has been ruled by the EPA to be “substantially similar” to gasoline and thus equally safe as gasoline, posing no added risk of toxicity or damage to sensitive automotive engine emission control systems. Polar believes that DurAlt®FC, if applied nationwide to gasoline base stocks, could enable auto manufacturers, at no additional cost, to design engine settings that would increase average fuel economy by as much as 5%. In addition, most cars, trucks and SUVs already on the highway are equipped with knock sensors that prevent engines from knocking and pinging. Because DurAlt®FC reduces octane demand in gasoline engines as they accumulate miles and engine deposits, the knock sensor is not activated, resulting in fuel economy improvements and reduced greenhouse gas emissions without any adjustments in engine settings by auto manufacturers. This means that DurAlt®FC is able to increase fuel economy and engine performance even if applied to only a portion of the nation’s gasoline. DurAlt®FC, in a study funded by the EPA, was found to be the most cost-effective means for eliminating lead additives in gasoline for the Russian oil sector because of DurAlt®FC’s ability to reduce octane requirement increase in gasoline engines.

Business Strategy

Polar began in 1998 to focus its business strategy on the sale of DurAlt®FC for bulk treatment of gasoline for the global market. Since then, Polar has relied upon prior published test results of DurAlt®FC, prior contracts, and new members of its management team to create new strategic relationships with those critical few companies required to accomplish its objectives. One advantage of Polar’s strategy is that there are relatively few companies producing gasoline and gasoline additives worldwide. Thus, with a small team of experts, Polar is able to concentrate on these critical few potential customers, understand their business and tailor its approach to meet their needs. Polar’s business strategy is to sell DurAlt®FC technology to oil companies as well as detergent additive manufacturers, and to cooperate with major automobile manufacturers to help drive demand for DurAlt®FC technology as a solution for all parties in meeting fuel economy and emissions standards.

Polar plans to work with leading detergent additive manufacturers to develop a market for Polar’s fuel additive technology with oil companies around the world.

U.S. Market

In the U.S., major oil and additive companies are faced with the need to respond to requirements of auto companies (such as the World Wide Fuel Charter) and regulatory requirements such as MTBE phase-out, in addition to their normal objectives for profitability and growth. Polar intends to work with major U.S. automobile manufacturers who require the benefits provided by DurAlt®FC in a cooperative effort to market its technology to oil companies.

Western Europe

Western Europe has already implemented lead phase-out and automotive emissions standards similar to those that have been implemented in the U.S. As a result, Polar believes that very similar business strategies will succeed in the U.S. market and in Western Europe. Moreover, the Worldwide Joint Marketing Agreement entered into with TotalFinaELF Additives, or TFEA, is likely to enhance Polar’s ability to penetrate the European market. TFEA is a division of TotalFinaELF, the fourth largest oil company in the world and the largest in Europe. TFEA has already run extensive tests on DurAlt®FC technology, establishing its effectiveness in controlling combustion chamber deposit buildup and substantially reducing octane requirement increase in gasoline powered engines. Market support from major auto companies could also benefit oil companies that introduce DurAlt®FC into their gasoline in Western Europe.

Other Global Markets

Polar believes that DurAlt®FC is a cost effective technology for reduction of lead in gasoline and as such, has a large potential market which includes many of the developing countries in Africa, Eastern Europe, Latin America and parts of Asia and the Middle East. Polar believes the test results obtained with DurAlt®FC by TotalFinaELF Research substantiate DurAlt®FC’s ability to assist in the phase-out of lead in motor gasoline by reducing octane requirement increase in gasoline engines, thus reducing the need for the octane-boosting feature of lead in gasoline.

Production

As it has done historically, Polar will contract its product manufacturing, storage and shipping activities with producers whose core competencies meet its demanding expectations. Polar’s policy is to cooperate in conjunction with established, reliable sources that enable Polar to assure quality control and demand for products while eliminating the need for Polar to make large capital investments in manufacturing plants and equipment. In addition to manufacturing and quality assurance capabilities, the relationship gives Polar access to valuable information concerning raw material purchasing, transportation, regulation, handling and storage of petroleum additives without developing or managing this capability and expertise internally. Polar expects to apply this formula to the global market in order to provide product and logistical support to meet its customers’ requirements. Polar anticipates that, as its volumes increase, it will realize savings both in raw material costs and in manufacturing costs per gallon.

Other Products

In addition to DurAlt®FC, Polar has other patented products, which fill market niches in the petroleum and refining industries.

•	DuraFlo®—An “anti-gel” additive for diesel fuel to combat problems that occur when diesel fuel is used in winter months.

•	DuraSta®—A fuel stabilizer for long-term storage of both gasoline and middle distillate fuels.

•	DuraKleen®—An additive for crude oil and heavy residual oils (such as Bunker C, #4, 5 and 6 heating oil for commercial applications), to assist in the storage, transportation and efficient burning of such fuels.

Polar currently commercializes these products to a limited degree as bulk treatment additives sold to independent fuel distributors of the major oil companies, and for use by fleets and industrial applications.

Patents and Trademarks

Polar has obtained patents in the U.S. and worldwide to protect its intellectual property. Currently, Polar holds 6 U.S. patents and 34 foreign patents. The U.S. patent for DurAlt®FC Plus Detergent, issued this year, extends Polar’s U.S. patent coverage for DurAlt®FC with detergents from 2005 until 2023. None of Polar’s patents have been challenged in any of the jurisdictions, including the U.S., Germany and Japan, in which it holds patents.

Competition

Polar believes that DurAlt®FC currently has no direct competition for its ability to control combustion chamber deposit buildup and octane requirement increase in gasoline engines at low concentrations. Some detergent additive manufacturers make limited claims addressing some, but not all, of Polar’s performance claims. DurAlt®FC is non-metallic, has been approved for bulk treatment of unleaded gasoline by the EPA, and has independent performance claim verification by several auto company/engine manufacturers, oil companies, independent laboratories and environmental groups.

There are, however, numerous companies—including Lubrizol, Ethyl Corporation, Infineaum, Oronite, BASF and Octel—that are engaged in the business of manufacturing and selling detergent additives for petroleum products. Although Polar believes that its products are superior to those currently on the market, all of these other companies have substantially greater resources than Polar, as well as established distribution networks and market share. These companies have expended substantial sums on advertising to establish product identity and brand recognition and Polar and the combined company will not, for the foreseeable future, be in a position to establish product identity or brand recognition in this manner. Polar expects to face intense scrutiny and challenges of many kinds from these or other well established companies in its attempt to introduce DurAlt(R)FC into the market. Polar’s business strategy includes attempting to work with these potential competitors to combine DurAlt(R)FC with their products, creating a complete gasoline additive package. However, there can be no assurance that these potential competitors will be willing to cooperate with Polar or the combined company, or that these companies will place any purchase orders for DurAlt®FC or any other of Polar’s or the combined company’s products. There also can be no assurance that Polar or the combined company will be able to introduce and market DurAlt(R)FC or any of its products successfully.

Employees

As of May 7, 2003, Polar had five employees. None of Polar’s employees are subject to a collective bargaining agreement. In addition to its seven employees, Polar also has consulting agreements with Charles Eisenstein, James Clarke and Gilbert Chapelet, each of whom has over 25 years’ experience in the chemical manufacturing, automotive and commercial fuel industries, respectively. Melissa Polich, the former Chief Financial Officer of Polar, has recently raised claims in the approximate amount of $320,000 in connection with her separation of employment from Polar. Polar intends to vigorously defend any such claims.

Market and Dividends on Polar Common Equity and Related Stockholder Matters

Currently there is no trading market for Polar common stock. As of May 7, 2003, there were 25,636,202 shares of Polar common stock outstanding. In addition, there were options to purchase an aggregate of 1,165,867 shares of Polar common stock and warrants to purchase an aggregate of 3,732,653 shares of Polar common stock outstanding. There were 677 holders of Polar common stock.

Upon consummation of the merger, based on the up to 70,813,512 shares of Holding common stock to be delivered to Polar common stockholders in the merger, if the merger were consummated as of June 30, 2003, and assuming that no additional shares of Murdock common stock have been issued since December 31, 2002 (other than in connection with the conversion of certain Murdock debt and other Murdock obligations), Polar directors, officers and their affiliates, would own as a group approximately 80% of the outstanding shares of Holding common stock.

Polar has never paid any cash dividends on its common stock.

Selected Financial Data

The selected financial information presented below as of March 31, 2002, 2001, 2000, 1999 and 1998 and for the years then ended is derived from the financial statements of Polar audited by Hein + Associates LLP. The selected financial information presented below as of December 31, 2002 and 2001 and for the nine-month periods then ended is unaudited, but, in the opinion of management, includes all adjustments (consisting of only normally recurring accruals) necessary to fairly present such information. The results of the nine-months ended December 31, 2002 are not necessarily indicative of results that may be expected for the full year. The financial data should be read in conjunction with those financial statements and the footnotes thereto appearing elsewhere in this Memorandum and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	(In thousands except per share data)
	Nine Months Ended December 31,		Years Ended March 31,
	2002	2001	2002	2001	2000	1999	1998
Statement of Operations Data:
Revenues	$184	$107	$162	$256	$165	$182	$307
Loss from continuing operations	(1,534)	(1,329)	(1,946)	(1,332)	(3,354)	(4,616)	(1,313)
Net loss attributable to common stockholders	(1,534)	(1,367)	(1,997)	(1,370)	(3,354)	(4,616)	(1,313)
Basic and diluted net loss per common share
Income (loss) from continuing operations	$(0.07)	$(0.09)	$(0.12)	$(0.14)	$(0.39)	$(0.58)	$(0.16)
Net loss	$(0.07)	$(0.09)	$(0.12)	$(0.15)	$(0.39)	$(0.58)	$(0.16)
Balance Sheet Data at Period End:
Total Assets	234	181	193	415	272	292	1,236
Notes Payable	2,552	841	1,149	—	271	384	13
Long-term debt	6	15	15	10	87	81	777
Total liabilities	2,145	1,210	2,116	1,027	1,282	1,759	3,045
Redeemable Preferred Stock Series B	—	—	—	792	—	—
Stockholder’s equity (deficit)	(4,562)	(2,539)	(3,087)	(1,414)	(1,368)	(1,932)	(2,599)

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

The discussion in this section contains forward-looking statements that involve risks and uncertainties regarding Polar’s revenues and associated costs and expenses. See “Cautionary Statement Concerning Forward-Looking Statements.” Polar’s actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors,” as well as those risks discussed in this section and elsewhere in this joint proxy statement/prospectus.

The following discussion contains an analysis that should be read in conjunction with the financial statements and related notes contained elsewhere in this joint proxy statement/prospectus.

Results of Operations

Comparison of Nine Months Ended December 31, 2002 and 2001

Net sales increased approximately $77,000, or 72%, to $184,000 for the nine months ended December 31, 2002 from $107,000 for the nine months ended December 31, 2001. This increase was due primarily to adding a new distributor in the Korean market.

Operating expenses increased approximately $160,000, or 11%, to $1,558,000 for the nine months ended December 31, 2002 from $1,398,000 for the nine months ended December 31, 2001. The major component of that increase was the expense due to the proposed merger and related transactions.

Interest expense increased approximately $85,000, or 354%, to $109,000 for the nine months ended December 31, 2002 from $24,000 for the nine months ended December 31, 2001. This increase was due primarily to an increase in notes payable of $1,718,000.

After excluding the non-cash expenses incurred on the issuance of stock and options, which were not material, Polar’s remaining operating expenses increased approximately $287,000, or 23%, to $1,535,000 for the nine months ended December 31, 2002 from $1,248,000 for the nine months ended December 31, 2001. Significant changes in operating expenses for the nine months of 2002 as compared to the same period of 2001 included an increase in salaries payable to Polar officers and employees.

As a result of the foregoing, Polar’s net loss increased approximately $205,000, or 15%, to $1,534,000 for the nine months ended December 31, 2002 from $1,329,000 for the nine months ended December 31, 2001.

Comparison of Fiscal Years Ended March 31, 2002 and 2001

Net sales decreased approximately $94,000, or 37%, to $162,000 for the year ended March 31, 2002 from $256,000 for the year ended March 31, 2001. This decrease in net sales was primarily the result of the redirection of Polar’s efforts towards seeking to enter agreements with major oil companies, rather than the limited number of distributors to which Polar had previously been selling. Sales in fiscal 2002 also decreased because of a decrease in the licensing fee charged to one customer.

Although net sales decreased by 37% from 2001 to 2002, the cost of sales also decreased by $24,000, or 36%, to $42,000 in 2002 from $66,000 in 2001.

Operating expenses increased approximately $564,000, or 40%, to $1,969,000 in 2002 from $1,405,000 in 2001. The biggest cause of that increase was the non-cash expenses incurred with respect to merger costs and stock options, which increased approximately $45,000, or 28%, to $208,000 in 2002 from $163,000 in 2001. Depreciation and amortization also increased to $74,000 in 2002 from $63,000 in 2001.

Interest expense decreased approximately $18,000, or 15%, to $99,000 in 2002 from $117,000 in 2001, due to the payoff of notes payable within 2001.

After excluding the non-cash expenses that were incurred with respect to the issuance of stock and stock options, merger related expenses and depreciation and amortization, Polar’s total cash operating expenses increased approximately $383,000, or 32%, to $1,562,000 in 2002 from $1,179,000 in 2001.

The significant changes in Polar’s cash operating expenses from 2001 to 2002 included the following:

•	An increase in marketing expenses of approximately $14,000, or 70%, to $34,000 in 2002 from $20,000 in 2001; and

•	An increase in consulting fees of approximately $274,000, to $277,000 in 2002 from $2,000 in 2001.

These increases reflect Polar’s efforts to redirect its marketing efforts towards major oil companies.

As a result of the foregoing factors, Polar’s loss from operations increased approximately $634,000, or 52%, to $1,849,000 in 2002 from $1,215,000 in 2001. After taking account of other income and expense items, Polar’s net loss increased approximately $614,000, or 46%, to $1,946,000 in 2002 from $1,332,000 in 2001.

Comparison of Fiscal Years Ended March 31, 2001 and 2000

Net sales increased approximately $91,000, or 55%, to $256,000 for the year ending March 31, 2001 from $165,000 for the year ended March 31, 2000. This increase in net sales was primarily the result of the recognition of deferred revenues.

Operating expenses decreased approximately $1,961,000, or 58%, to $1,405,000 in 2001 from $3,366,000 in 2000. The biggest cause of this decrease was non-cash expenses incurred with respect to shares of common stock and stock options that were issued in 2000 for payment to employees and consultants. Non-cash expenses with respect to the issuance of stock and stock options decreased to $163,000 in 2001 from $1,721,000 in 2000. Depreciation and amortization increased to $63,000 in 2001 from $55,000 in 2000.

After excluding the non-cash expenses that were incurred with respect to the issuance of stock and stock options and depreciation and amortization, Polar’s total operating expenses decreased approximately $411,000, or 26%, to $1,179,000 in 2001 from $1,590,000 in 2000.

The significant changes in Polar’s cash operating expenses from 2000 to 2001 included a decrease in marketing expense of approximately $84,000, or 81%, to $20,000 in 2001 from $104,000 in 2000. This reflects Polar’s efforts to redirect its marketing efforts towards major oil companies.

As a result of the foregoing factors, Polar’s loss from operations decreased approximately $2,042,000, or 63%, to $1,215,000 in 2001 from $3,257,000 in 2000. After taking account of other income and expense items, Polar’s net loss decreased approximately $2,007,000, or 60%, to $1,332,000 in 2001 from $3,354,000 in 2000. However, in analyzing the net loss for 2000, it should be noted that $1,721,000 of that amount was the result of the non-cash expenses related to the grant of stock and options for various purposes.

Liquidity And Capital Resources

On March 31, 2002, Polar had a working capital deficit (current assets minus current liabilities) of $3,223,000. As of December 31, 2002, that working capital deficit had increased by $1,471,000, or 33%, to $4,694,000. This decline was primarily the result of the increase of secured notes and the additional merger costs for the operating period.

Berthel Financial Services served as placement agent in the offer and sale of $1,829,000 of 10% secured convertible notes. All offers and sales were made only to “accredited investors,” as defined in Regulation D under the Securities Act. The notes are convertible into Polar common stock at the option of the holder upon or before the closing of the proposed merger. The number of common shares receivable on conversion is determined by dividing the principal amount held by each note investor by $0.98. The notes mature on various dates from March 2004 through December 2004 and are secured by a third priority lien on Polar’s patents.

After the merger, Polar expects that it will have approximately $3.2 million of outstanding debt due before the end of 2003.

Polar’s business strategy includes pursuing nationwide and worldwide bulk sales of its products to gasoline suppliers for incorporation into commercial grade gasoline. Polar is likely to require substantial capital resources in order to implement this plan, and Polar’s strategy may fail due to insufficient capital or other factors, many of which may be beyond its ability to control. Polar has not received a purchase order from any retail gasoline supplier, and there can be no assurance that Polar will receive any purchase orders from any of these companies in the future. If Polar is unable to obtain purchase orders from its potential customers and begin producing net income, Polar may not be able to continue as a going concern.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Murdock

The following table sets forth information concerning the beneficial ownership of the common stock of Murdock as of December 31, 2002 for the following:

•	each person or entity who is known by Murdock to own beneficially more than 5% of the outstanding common stock of Murdock;

•	each of Murdock’s current directors;

•	each of the named executive officers of Murdock; and

•	all directors and officers of Murdock as a group.

Beneficial ownership of common stock has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 of the SEC under the Exchange Act, which provide, among other things, that a person is deemed to be the beneficial owner of common stock if such person, directly or indirectly, has or shares voting power or investment power with respect to the common stock or has the right to acquire such ownership within sixty days after December 31, 2002.

NAME OF BENEFICIAL OWNER(1)	SHARES BENEFICIALLY OWNED(2)	PERCENT OF CLASS
Eugene I. Davis	40,000	*
David Kirkpatrick(3)	20,000	*
Guy O. Murdock(4)	808,481	6.5
Wayne Wright(5)	2,720,067	22.0
Berthel Fisher & Company(6)	8,935,073	45.9
Larry A. Cahill(7)	8,367,519	44.6
All directors and executive officers as a group (4 persons)(8)	3,588,548	28.5

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each person listed in the table is c/o Murdock Communications Corporation, 701 Tama Street, Marion, Iowa 52302.
(2)	This table is based upon information supplied by directors, executive officers and principal stockholders. Unless otherwise indicated in footnotes to this table, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned.
(3)	Consists of 20,000 shares subject to exercise of options.
(4)	Includes 195,000 shares subject to exercise of warrants.
(5)	Includes 1,580,067 shares owned by a trust of which Mr. Wright is trustee, 80,000 shares subject to exercise of warrants and 250,000 shares held by Mr. Wright’s spouse.
(6)	Includes (i) 3,242,697 shares of common stock beneficially owned by certain affiliates of Berthel for which Berthel shares voting and investment power, including 401,879 shares subject to exercise of warrants and 1,172,278 shares subject to conversion of convertible notes (based upon $3,551,996 of principal and interest outstanding under such notes as of December 31, 2002, divided by the conversion rate of $3.03 per share); (ii) 5,392,887 shares subject to the exercise of warrants held by MCCIC, a company owned by Berthel and Larry A. Cahill; and (iii) 299,489 shares directly owned by Berthel, including 75,000 shares subject to the exercise of warrants and 110,917 shares subject to the conversion of convertible notes (based upon $336,078 of principal and interest outstanding under such notes as of December 31, 2002, divided by the conversion rate of $3.03 per share). Reflects information reported in a Schedule 13D filed with the SEC by Berthel on January 16, 1997, as amended on June 6, 1997, January 8, 1998, May 1, 1998, June 22, 1998, August 6, 1998 and January 15, 1999, as well as certain other information provided to Murdock. The address of Berthel is 701 Tama Street, P.O. Box 609, Marion, Iowa 52302-0609.

(7)	Includes 600,000 shares subject to exercise of warrants, 473,564 shares subject to conversion of convertible notes (based upon $1,434,899 of principal and interest outstanding under such notes as of December 31, 2002, divided by the conversion rate of $3.03 per share), 828,529 shares owned by a family limited liability company and 24,734 shares owned by two trusts of which Mr. Cahill is trustee. Also includes 5,392,887 shares subject to the exercise of warrants held by MCCIC, a company owned by Berthel and Mr. Cahill. Mr. Cahill’s address is 3330 Southgate Court S.W., Cedar Rapids, Iowa 52404.
(8)	Includes 20,000 shares subject to exercise of options and 275,000 shares subject to exercise of warrants.

Polar

The following table sets forth information concerning the beneficial ownership of common stock of Polar as of May 7, 2003 for the following:

•	each person or entity who is known by Polar to own beneficially more than 5% of the outstanding common stock of Polar;

•	each of Polar’s current directors;

•	the chief executive officer and certain other highly compensated officers of Polar; and

•	all directors and officers of Polar as a group.

NAME OF BENEFICIAL OWNER(1)	SHARES BENEFICIALLY OWNED		PERCENT OF CLASS
Directors and Officers
Mark L. Nelson	2,551,225	(2)	9.8%
Alan L. Smith	639,632	(3)	2.5%
Chandra B. Prakash	535,055	(3)	2.1%
Chuck Eisenstein	312,223		1.2%
Deborah A. Pilkington	332,247	(4)	1.3%
Richard J. Socia	702,962	(5)	2.7%
Robert J. McKenzie	159,177	(6)	*
Otis L. Nelson, Jr.	804,104	(7)	3.1%
A. Richard Nelson	1,639,304	(7)	6.3%
All directors and executive officers as a group (9 persons)	7,675,929	(8)	29.1%

5% Owners

Affiliated Investments, L.L.C.	1,882,412		7.3%
2950 Auburn Court
Auburn Hills, Michigan 48326
Joan Nelson	1,777,778	(9)	6.9%
217 Rosamond Street
Lansing, Michigan 48912
APS Financial Corporation	2,657,445	(10)	9.6%
2559 Gray Falls #350
Houston, Texas 77077

*Less than 1%

(1)	Unless otherwise indicated, the address of each person named in the table is c/o Polar Molecular Corporation, 4600 South Ulster Street, Suite 940, Denver, Colorado 80237.
(2)	Includes 266,796 shares subject to currently exercisable options.
(3)	Includes 22,222 shares subject to currently exercisable options.

(4)	Includes 5,556 shares subject to currently exercisable options.
(5)	Includes 39,167 shares subject to currently exercisable options.
(6)	Includes 11,111 shares subject to currently exercisable options.
(7)	Includes 182,778 shares subject to currently exercisable options.
(8)	Includes a total of 732,630 shares subject to currently exercisable options.
(9)	Includes 444,444 shares owned by Ms. Nelson’s son and 888,889 shares owned by a trust for Ms. Nelson’s nephew, of which Ms. Nelson is the trustee.
(10)	Includes shares owned by APS and investors affiliated with APS. Includes a total of 1,907,615 shares subject to currently exercisable warrants.

PRO FORMA COMBINED FINANCIAL STATEMENTS

The following pro forma combined financial statements represent Holding’s pro forma combined balance sheet as of December 31, 2002 and statements of operations for the year ended March 31, 2002 and the nine-month period ended December 31, 2002.

The merger of MCC Merger Sub with and into Polar will be treated for accounting and financial reporting purposes as a reverse acquisition of Murdock by Polar, since the former Polar stockholders will control Holding after the reincorporation and merger. Under this accounting treatment, Polar is deemed for accounting purposes to be the acquiring entity and Murdock the acquired entity. The financial statements of Holding after the merger will reflect Polar on a historical basis and will include the results of operations of Murdock from the effective date of the merger. As Murdock has not pursued any revenue generating activity in the last six months, the merger will be treated as a recapitalization of Polar, with no goodwill recorded.

The following pro forma combined balance sheet gives effect to the transaction as if it occurred on December 31, 2002. The accompanying pro forma combined statements of operations give effect to the transaction as if it occurred at the beginning of the periods presented. The financial statements include adjustments directly attributable to the transaction and that are expected to have a continuing impact on the combined company.

The pro forma information is based on historical financial statements. The information has been prepared in accordance with the rules and regulations of the SEC and is provided for comparison and analysis purposes only. The pro forma information does not purport to be indicative of the results that actually would have occurred had the combination been effected at the beginning of the periods presented.

Polar Molecular Holding Corporation

Pro Forma Combined Balance Sheet

As of December 31, 2002

(Dollars in Thousands)

	Polar December 31, 2002	Murdock December 31, 2002		Pro Forma Adjustments	Combined December 31, 2002
ASSETS
Current Assets
Cash and cash equivalents	$73	$1			$74
Accounts receivable	14	2			16
Inventory	9	—			9
Prepaid expenses	—	5			5

Total current assets	96	8			104
Property, Plant and Equipment, net	38	—			38
Other Assets	—	1			1
Patent and Trademark, net	100				100

Total Assets	$234	$9			$243

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Current portion of long-term debt, and notes with no stated maturity	$2,552	$13,800 [a]		$(13,219)	$1,433
			[b]	(1,700)
Accounts payable	816	960 [a]		(207)	1,569
Current portion of capital lease obligation	12	—			12
Deferred revenue	340	—			340
Accrued payroll and payroll taxes	924	—			924
Other accrued expenses	146	7,708	[a]	(7,271)	506
	—	— [b]		(77)	—

Total current liabilities	4,790	22,468		(22,474)	4,784
Notes Payable, net of current portion	6	—			6
Stockholder’s Deficit
Common stock	2	22,291 [a]		10,248	860
			[c]	(31,681)
Common stock Warrants	—	1,052			1,052
Treasury stock at cost	—	(94)			(94)
Additional paid-in capital	13,721	134	[b]	1,795	11,938
			[c]	(3,712)
Accumulated deficit	(18,280)	(45,842)[a,b]		10,431	(18,298)
			[c]	35,393
Deferred stock-based compensation	(5)	—			(5)
Total Stockholders’ deficit	(4,562)	(22,459)		22,474	(4,547)

Total Liabilities and Stockholders’ Deficit	$234	$9		$0	$243

a	Conversion of Murdock notes and other liabilities ($20,697), for which agreements exist, for 4,978,466 shares of common stock. Such agreements are contingent upon the closing of the merger.
b	Conversion of Polar notes ($1,718), net of discount of $18, and accrued interest of $77 for 1,534,594 shares of common stock in accordance with the terms of the note conversion that will occur upon the closing of the merger.
c	Recapitalization adjustments for merger of Polar and Murdock under the reverse acquisition method.
d	Elimination of interest on notes converted at the beginning of the period.

Polar Molecular Holding Corporation

Pro Forma Combined Statement of Operations

For the Nine-Month Period Ended December 31, 2002

(Dollars in thousands except per share amounts)

	Polar	Murdock		Holding
	Nine Months Ended December 31, 2002		Adjustment	Nine Months Ended December 31, 2002
Revenues	$184	$—	$—	$184
Cost of Revenues	52	—	—	52

Gross Profit	132	—	—	132
Other Operating Expenses
Officers’ salaries and bonuses	540	—	—	540
Travel and entertainment	50	—	—	50
Selling, general and administrative expenses	616	565	—	1,181
Allowance for advances to merger candidate	270	—	—	270
Expense for options issued for royalties	—	—	—	—
Expense for stock and options For Services	23	—	—	23
Depreciation and amortization expense	59	—	—	59

Total operating expenses	1,558	565	—	2,123

Loss From Operations	(1,426)	(565)	—	(1,991)
Other Income (Expenses)
Interest expense, net	(109)	(1,682)[d]	1,711	(80)
Other income (debt forgiveness)	1	2	—	3

Total non-operating income (expense)	(108)	(1,680)	1,711	(77)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(1,534)	$(2,245)	$1,711	$(2,068)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.07)	$(0.18)		$(0.02)

‘BASIC AND DILUTED WEIGHTED AVERAGE’ COMMON SHARES OUTSTANDING	21,406,116	12,281,732		85,972,160

Polar Molecular Holding Corporation

Pro Forma Combined Statement of Operations

For the Year Ended March 31, 2002

(Dollars In thousands except per share amounts)

	Polar	Murdock		Holding
	Year Ended March 31, 2002		Adjustment	Year Ended March 31, 2002
Revenues	$162	$1	$—	$163
Cost of Revenues	42	—	—	42

Gross Profit	120	1	—	121
Other Operating Expenses
Officer’s salaries and bonuses	496	—	—	496
Travel and entertainment	32	—		32
Selling, general and administrative expenses	1,034	680	—	1,714
Allowance for advances to merger candidate	125	—	—	125
Expense for options issued for royalties	—	—	—	—
Expense for stock and options For Services	208	—	—	208
Depreciation and amortization expense	74	5	—	79

Total operating expenses	1,969	685	—	2,654

Loss From Operations	(1,849)	(684)	—	(2,533)
Other Income (Expenses)
Interest expense, net	(99)	(2,287)[d]	2,127	(259)
Other income (debt forgiveness)	2	(24)	—	(22)

Total non-operating income (expense)	(97)	(2,311)	2,127	(281)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(1,946)	$(2,995)	$2,127	$(2,814)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.12)	$(0.24)		$(0.03)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	16,696,459	12,264,967		85,972,160

LEGAL MATTERS

The validity of the shares of the Murdock common stock to be issued by Murdock in the merger have been passed upon by Arenson & Zimmerman, PLC.

EXPERTS

The consolidated financial statements of Murdock as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, included in this joint proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is included herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Murdock’s ability to continue as a going concern) and has been included herein in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

The financial statements of Polar as of March 31, 2002 and 2001, and for each of the three years in the period ended March 31, 2002, included in this joint proxy statement/prospectus have been audited by Hein + Associates LLP, independent certified public accountants, as stated in their report, which is included herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Polar’s ability to continue as a going concern) and has been included herein in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

INDEPENDENT AUDITORS

Representatives of Deloitte & Touche LLP, current independent auditors of Murdock, are expected to be present at the Murdock special meeting and will be available to respond to appropriate questions.

Representatives of Hein + Associates LLP, current independent auditors of Polar, are expected to be present at the Polar special meeting and will be available to respond to appropriate questions.

WHERE YOU CAN FIND MORE INFORMATION

Murdock files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at “http://www.sec.gov.”

Murdock filed a registration statement on Form S-4 to register with the SEC the Murdock common stock to be issued to Polar stockholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Murdock in addition to being a proxy statement of Polar and Murdock for their special meetings. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

You should rely only on the information contained in this joint proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated May 12, 2003.

INDEPENDENT AUDITOR’S REPORT

Board of Directors

Polar Molecular Corporation

Denver, CO

We have audited the accompanying balance sheet of Polar Molecular Corporation as of March 31, 2002, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years ended March 31, 2002 and 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Polar Molecular Corporation as of March 31, 2002 and the results of its operations and its cash flows for the years ended March 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HEIN + ASSOCIATES LLP

Denver, Colorado

October 11, 2002

POLAR MOLECULAR CORPORATION

BALANCE SHEETS

$ in 000s, Except Per Share Data

	December 31, 2002	March 31, 2002
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$73	$—
Accounts receivable	14	33
Inventory	9	9

Total current assets	96	42
Property, Plant and Equipment, net of accumulated depreciation of $70 and $67	38	33
PATENT AND TRADEMARK, net of accumulated amortization of $347 and $333	100	118

TOTAL ASSETS	$234	$193

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt, and notes with no stated maturity	$2,552	$1,149
Current portion of capital lease obligation	12	10
Accounts payable	816	801
Deferred revenue	340	468
Accrued payroll and payroll taxes	924	714
Other accrued liabilities	146	123

Total current liabilities	4,790	3,265
Long-Term Capital lease Obligation, net of current portion	6	15
Commitments and Contingencies (Note 7)
PREFERRED STOCK, Series B, 10,000,000 shares authorized for total preferred stock, none outstanding, mandatory redemption, liquidation preference	—	—
Stockholders’ Deficit:
Preferred stock, Series A, 10,000,000 shares authorized for total preferred stock, none outstanding, liquidation preference	—	—
Common stock—$.0001 par value, 40,000,000 shares authorized, 21,643,900 and 21,015,485 shares issued and outstanding	2	2
Additional paid-in capital	13,721	13,668
Deferred stock-based compensation	(5)	(11)
Accumulated deficit	(18,280)	(16,746)

Total stockholders’ deficit	(4,562)	(3,087)

Total Liabilities and Stockholders’ Deficit	$234	$193

See accompanying notes to these financial statements.

POLAR MOLECULAR CORPORATION

STATEMENTS OF OPERATIONS

$ in 000s, except per share data

	For the nine months ended December 31,		For the years ended March 31,
	2002	2001	2002	2001
	(unaudited)	(unaudited)
Revenues	$184	$107	$162	$256
Cost of revenues	52	15	42	66

Gross profit	132	92	120	190
Other operating expenses:
Officers’ salaries and bonuses	540	391	496	371
Travel and entertainment expenses	50	48	32	146
General and administrative	616	752	1,034	662
Allowance for advances to merger candidate	270	—	125	—
Expense for options issued for royalties	—	—	—	87
Expense for stock and options for services	23	150	208	76
Amortization and depreciation	59	57	74	63

Total other operating expenses	1,558	1,398	1,969	1,405

Loss from operations	(1,426)	(1,306)	(1,849)	(1,215)
Other income (expense):
Interest expense	(109)	(24)	(99)	(117)
Other income	1	1	2	—

Total other income (expense)	(108)	(23)	(97)	(117)

Net loss	(1,534)	(1,329)	(1,946)	(1,332)
Preferred stock dividends	—	(38)	(51)	(38)

Net loss available to common stockholders	$(1,534)	$(1,367)	$(1,997)	$(1,370)

Basic and diluted net loss per common share	$(0.07)	$(0.09)	$(0.12)	$(0.15)

Basic and diluted weighted average common shares outstanding	21,406,116	14,803,189	16,696,459	9,216,966

See accompanying notes to these financial statements.

POLAR MOLECULAR CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Period From April 1, 2000 Through December 31, 2002 (unaudited)—$ in 000s, Except Per Share Data

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Deferred Stock-based Compensation	Total
Balances, April 1, 2000	—	$—	8,632,182	$1	$12,059	$(13,379)	$—	$(1,319)
Issuance of shares in private placements	—	—	30,556	—	98	—	—	98
Notes converted to common stock	—	—	933,005	—	537	—	—	537
Stock issued for interest	—	—	187,418	—	117	—	—	117
Stock issued with debt	—	—	11,111	—	—	—	—	—
Stock options exercised	—	—	1,606,808	—	68	—	—	68
Issuance of Series A preferred stock	1,250	125	—	—	—	—	—	125
Conversion of Preferred Stock, Series A	(1,250)	(125)	277,778	—	125	—	—	—
Stock issued for services	—	—	1,421,602	—	74	—	—	74
Re-issue of shares previously cancelled	—	—	8,646	—	—	—	—	—
Stock issued for royalties	—	—	1,666,667	—	87	—	—	87
Issuance of Series B preferred stock	8,000	800	—	—	—	—	—	800
Warrants issued with Preferred Stock, Series B	—	(26)	—	—	26	—	—	—
Accrued consulting forgiven	—	—	—	—	143	—	—	143
Net loss	—	—	—	—	—	(1,332)	—	(1,332)
Preferred stock dividends	—	18	—	—	—	(38)	—	(20)

Balances, March 31, 2001	8,000	792	14,775,773	1	13,334	(14,749)	—	(622)
Stock issued with debt	—	—	914,115	—	43	—	—	43
Stock issued for interest and extension of notes	—	—	211,111	—	11	—	—	11
Stock issued for preferred stock dividends	—	—	899,795	—	47	—	—	47
Stock options exercised	—	—	2,882,670	1	2	—	—	3
Stock issued for services	—	—	1,334,910	—	69	—	—	69
Stock cancelled	—	—	(2,889)	—	—	—	—	—
Stock options issued to employees and consultants	—	—	—	—	150	—	(11)	139
Warrants issued with Preferred Stock, Series B	—	—	—	—	10	—	—	10
Warrants issued with debt	—	—	—	—	2	—	—	2
Redemption of Series B preferred stock	(8,000)	(800)	—	—	—	—	—	(800)
Net loss	—	—	—	—	—	(1,946)	—	(1,946)
Preferred stock dividends	—	8	—	—	—	(51)	—	(43)

Balances, March 31, 2002	—	—	21,015,485	2	13,668	(16,746)	(11)	(3,087)
Stock issued with debt (unaudited)	—	—	200,000	—	10	—	—	10
Stock issued for interest and extension of notes (unaudited)	—	—	317,303	—	16	—	—	16
Stock issued for services (unaudited)	—	—	111,112	—	6	—	—	6
Warrants issued with debt (unaudited)	—	—	—	—	10	—	—	10
Stock options granted to employees and consultants (unaudited)	—	—	—	—	11	—	(8)	3
Net loss (unaudited)	—	—	—	—	—	(1,534)	14	(1,520)

Balances, December 31, 2002 (unaudited)	—	$—	21,643,900	$2	$13,721	$(18,280)	$(5)	$(4,562)

See accompanying notes to these financial statements.

POLAR MOLECULAR CORPORATION

STATEMENTS OF CASH FLOWS

$ in 000s

	For the nine months ended December 31,		For the years ended March 31,
	2002	2001	2002	2001
	(unaudited)
Cash flows from operating activities:
Net loss	$(1,534)	$(1,329)	$(1,946)	$(1,332)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	59	57	74	63
Allowance for advances to merger candidate	270	—	125	—
Stock issued for interest	16	3	11	116
Common stock options issued for services	23	187	208	74
Stock issued for royalties	—	—	—	86
Amortization of debt discount and issuance cost	8	—	85	—
Changes in operating assets and liabilities:
Accounts receivable	20	26	9	(37)
Inventory	—	(1)	1	(9)
Prepaid expenses	—	4	5	(4)
Accounts payable	15	435	600	30
Deferred revenue	(129)	(76)	(88)	(131)
Accrued liabilities	233	489	605	23

Net cash used in operating activities	(1,019)	(205)	(311)	(1,121)
Cash flows from investing activities:
Patent additions	(30)	(6)	(8)	(20)
Purchase of equipment	(16)	(2)	(2)	(3)

Net cash used in investing activities	(46)	(8)	(10)	(23)
Cash flows from financing activities:
Cash received from note borrowings	1,145	40	151	311
Cash paid on capital lease	(7)	(7)	(8)	—
Cash paid on note borrowing	—	—		(122)
Proceeds from stock issuances	—	—	—	98
Proceeds from Preferred Series A	—	—	—	125
Proceeds from Preferred Series B	—	—	—	800
Proceeds from options exercised	—	3	2	69

Net cash provided (used) by financing activities	1,138	36	145	1,281
Increase (decrease) in cash	73	(177)	(176)	137
Cash, at beginning of year	—	177	176	39

Cash, at end of year	$73	$—	$—	$176

Supplemental cash flow information:
Cash payments for:
Interest	$18	$4	$5	$—

Income taxes	$—	$—	$—	$—

Non-cash financing activities:
Conversion of notes payable to stock	$—	$—	$—	$538

Redemption of preferred stock through notes	$—	$800	$800	$—

Conversion of preferred stock to common	$—	$—	$—	$125

See accompanying notes to these financial statements.

POLAR MOLECULAR CORPORATION

NOTES TO FINANCIAL STATEMENTS

(Information for periods subsequent to March 31, 2002 is unaudited.)

1.    Organization and Nature of Operations:

Polar Molecular Corporation (the “Company”) was incorporated in 1984 and merged with SunCom, Inc., a Utah corporation, in 1986 in order to facilitate the marketability of the Company’s common stock. SunCom was incorporated in 1983 and had no significant operations and did not have any material assets as of the merger date. The Company became a public company in 1986 and was placed in bankruptcy in 1993. In 1994, the Company emerged from bankruptcy as a private company. The Company markets its proprietary petroleum additives for use in crude and refined petroleum products.

2.    Significant Accounting Policies:

Cash and Cash Equivalents—The Company considers all highly liquid debt securities purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable—No provision for uncollectible accounts was deemed necessary at March 31, 2002. The Company recorded no bad debts during the year ending March 31, 2001 and $3,000 of bad debts during the year ended March 31, 2002 for trade receivables.

Inventories—Inventories consist primarily of packaging materials and finished products. Inventories are stated at the lower of cost (first-in, first-out method) or market.

Income Taxes—The Company accounts for income taxes under the liability method, whereby current and deferred tax assets and liabilities are determined based on tax rates and laws enacted as of the balance sheet date. Deferred tax expense represents the change in the deferred tax asset/liability balance.

Property and Equipment—Property and equipment is stated at cost. Depreciation is computed principally using an accelerated method over 5 to 7 years.

Expenditures for maintenance and repairs which do not materially extend the useful lives of property and equipment are charged to earnings. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in earnings.

	December 31, 2002	March 31, 2002
	(unaudited)
Property and Equipment:
Machinery and equipment	$94,000	$88,000
Furniture and fixtures	14,000	4,000

	108,000	92,000
Less accumulated depreciation and amortization	(70,000)	(59,000)

Property and equipment, net	$38,000	$33,000

Depreciation expense for the nine months ended December 31, 2002 and 2001 and for the years ended March 31, 2002 and 2001 is $11,000; $12,000; $16,000 and $7,000, respectively.

Revenue Recognition—The Company recognizes revenue as its product is sold, collectibility is reasonably assured, and delivery has occurred.

POLAR MOLECULAR CORPORATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

(Information for periods subsequent to March 31, 2002 is unaudited.)

Deferred Revenue—Deferred revenue consists of sales which were billed in advance. Deferred revenue is being recognized based on subsequent sales.

Use of Estimates—The preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Significant estimates include the life and realization of the Company’s capitalized costs associated with its patents and the fair value of stock and stock warrants. Due to lack of capital to adequately market its product, the lack of a market for the Company’s stock, and other uncertainties it is reasonably possible these estimates could materially change in the next year.

Stock-Based Compensation—The Company accounts for stock-based compensation issued to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for stock options granted to employees is measured as the excess, if any, of the market price of the Company’s common stock at the measurement date (generally, the date of grant) over the amount an employee must pay to acquire the stock.

The Company accounts for options, warrants, and similar instruments which are granted to non-employees for goods and services at fair value on the grant date, as required by SFAS No. 123, Accounting for Stock-Based Compensation. Fair value is generally determined under an option pricing model using the criteria set forth in SFAS No. 123. The Company did not adopt SFAS No. 123 to account for stock-based compensation for employees but is subject to the pro forma disclosure requirements.

Impairment of Long-Lived Assets—In the event that facts and circumstances indicate that the cost of assets or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market value or discounted cash flow value is required.

Fair Value of Financial Instruments—The Company estimates that the fair value of all of its financial instruments approximates the carrying value.

Research and Development Costs—These costs are expensed as incurred.

Trademarks and Patents—Trademarks and patents consist of legal costs incurred, as well as royalties paid, to obtain the trademark and patents. Patents are being amortized over 17 years.

The Company expenses advertising costs as incurred. Marketing related expenses were approximately $34,000 and $20,000 for the years ended March 31, 2002 and 2001, respectively.

Impact of Recently Issued Accounting Pronouncements—In June 2001, the FASB also approved for issuance SFAS 143 “Asset Retirement Obligations.” SFAS 143 establishes accounting requirements for retirement obligations associated with tangible long-lived assets, including (1) the timing of the liability recognition, (2) initial measurement of the liability, (3) allocation of asset retirement cost to expense, (4) subsequent measurement of the liability and (5) financial statement disclosures. SFAS 143 requires that an asset retirement cost should be capitalized as part of the cost of the related long-lived asset and subsequently allocated

POLAR MOLECULAR CORPORATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

(Information for periods subsequent to March 31, 2002 is unaudited.)

to expense using a systematic and rational method. The Company will adopt the statement effective no later than April 1, 2003, as required. Adoption of this statement did not have a material effect on its financial position, results of operations or cash flow.

In October 2001, the FASB also approved SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 replaces SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The new accounting model for long-lived assets to be disposed of by sale applies to all long-lived assets, including discontinued operations, and replaces the provisions of APB Opinion No. 30, Reporting Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, for the disposal of segments of a business. Statement 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. Statement 144 also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of Statement 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, are to be applied prospectively. The Company implemented the statement effective April 1, 2002 and the adoption has not had a material effect on its financial position, results of operations or cash flow.

In April 2002, the FASB also approved SFAS 145, Rescission of FASB No. 4, 44 and 64, Amendment of FASB 13, and Technical Corrections. This statement clarifies updates and simplifies existing accounting pronouncements related to gain and losses on extinguishments of debt and lease modifications, among other items. This statement is effective for fiscal years beginning after May 15, 2002 and the Company does not believe that the adoption of this statement will have a material effect on its financial position, results of operations or cash flow.

In July 2002, the FASB issued Statements of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (SFAS 146). SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs cover by SFAS 146 include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company does not expect the adoption of this standard to have a material effect on its financial position, results of operations or cash flow.

In August 2002, the FASB issued Statements of Financial Accounting Standards No. 147, Acquisitions of Certain Financial Institutions (SFAS 147). SFAS 147 requires financial institutions to follow the guidance in SFAS 141 and SFAS 142 for business combinations and goodwill and intangible assets, as opposed to the previously applied accounting literature. This statement also amends SFAS 144 to include in its scope long-term customer relationship intangible assets of financial institutions. The provisions of SFAS 147 do not apply to the Company.

In December 2002, the FASB issued Statements of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure—An Amendment of FASB Statement 123 (SFAS 123). For entities that change their accounting for stock-based compensation from the intrinsic method to the fair value method under SFAS 123, the fair value method is to be applied prospectively to those awards granted after the beginning of the period of adoption (the prospective method). The amendment permits two additional transition

POLAR MOLECULAR CORPORATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

(Information for periods subsequent to March 31, 2002 is unaudited.)

methods for adoption of the fair value method. In addition to the prospective method, the entity can choose to either (i) restate all periods presented (retroactive restatement method) or (ii) recognize compensation cost from the beginning of the fiscal year of adoption as if the fair value method had been used to account for awards (modified prospective method). For fiscal years beginning December 15, 2003, the prospective method will no longer be allowed. The Company currently accounts for its stock-based compensation using the intrinsic value method as proscribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and plans on continuing using this method to account for stock options, therefore, it does not intend to adopt the transition requirements as specified in SFAS 148. The Company will adopt the new SFAS 148 disclosure requirements in the first quarter of fiscal 2003.

Unaudited Information—The balance sheet as of December 31, 2002 and the statements of operations for the nine month periods ended December 31, 2002 and 2001 were taken from the Company’s books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the financial position of the Company as of December 31, 2002 and the results of operations for the nine months ended December 31, 2002 and 2001.

3.    Continued Operations:

At December 31, 2002, the Company had a working capital deficit of $4,694,000, stockholders’ deficit of $4,562,000, and has incurred significant losses from operations since its inception. These factors indicate the Company may be unable to continue operations as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue operations. The Company has taken the following steps to improve its operations:

As the first step in the Company’s business strategy to sell DurAlt® FC to major oil and additive companies for bulk treatment of gasoline worldwide, in September 2001 the Company entered into a Marketing Agreement with TFEA, a business unit of TotalFinaELF (TFE), pursuant to which the Company has agreed to create and market a combined fuel additive package consisting of its DurAlt® FC and TFEA’s gasoline and diesel detergent additives. The agreement targets potential sales for the combined additive package in Europe, North and South America, Asia and Africa, and the Company anticipates that the first customer contracts will be concluded in 2003. The Company has not yet received a purchase order under this agreement. Additionally, the Company anticipates that outstanding warrants may be exercised once purchase activity with TFE commences which will provide for additional cash flow.

4.    Proposed Merger with Murdock Communications Corporation:

The Company has entered into an Agreement and Plan of Merger dated December 19, 2001, with Murdock Communications Corporation (Murdock), an over-the-counter traded public shell corporation. Under the agreement, the Company would be merged with a wholly owned subsidiary of Murdock and would continue as the surviving corporation and as a wholly owned subsidiary of Murdock and Murdock’s name would change to Polar Molecular Holdings Corporation. Stockholders of the Company immediately prior to the merger would receive 80% of the outstanding common stock of Murdock immediately following the merger. The merger is subject to a number of significant conditions, including the approval of certain proxy and registration documents by the Securities and Exchange Commission, the approval of the merger by the stockholders of the Company and Murdock, the conversion of a significant amount of Murdock’s debt into its equity, and various other conditions.

POLAR MOLECULAR CORPORATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

(Information for periods subsequent to March 31, 2002 is unaudited.)

In relation to the merger, the Company advanced $125,000 to Murdock during the year ended March 31, 2002 and an additional $270,000 during the nine months ended December 31, 2002. In the event that the merger is successful, all advances will be converted to equity. However, as there can be no assurance that the merger will be successful, the Company has established a reserve for the full $125,000 and $395,000 as of March 31, 2002 and December 31, 2002, respectively.

5.    Patents:

When the Company was founded in 1986, its principal stockholders assigned patents to the Company in return for certain licensing and royalty rights. In February 1993, the Company entered into bankruptcy. When it emerged in December of 1994, the Company qualified for fresh start accounting and the reorganized Company reaffirmed the patent assignments and royalty agreements with the original stockholders. The patents were assigned $325,000 of the reorganizational value. Upon emergence from bankruptcy, the Company began to amortize the cost over the average remaining life of all its patents at the reorganization date, which was 9 years. Subsequent to its emergence from bankruptcy, the Company capitalized an additional $90,000 through March 31, 2002 relating to the patents. These costs are also being amortized over their remaining life.

The Company recorded amortization of $58,000 during the year ended March 31, 2002 and $55,000 for the year ended March 31, 2001. The Company evaluates the realizability of its patents based on estimated cash flows to be generated from such assets. To the extent impairment is identified, the Company will recognize a write-down of the related assets. To date, no impairment has been identified.

6.    Related Party Transactions:

During the year ended March 31, 2001, the Company entered into a Patent Assignment Affirmation and Royalty Release Agreement with the principal stockholders who assigned the patents (Note 5) whereby in exchange for 1,666,667 shares of common stock, the principal stockholders agreed to release the Company of any and all outstanding and future royalty obligations related to the patents and to release their security interest in the patents. In relation to a prior agreement with certain investors in the Company, the principal stockholders agreed to give those investors a total of 30% of the shares of common stock to be received. Accordingly, the principal stockholders received 1,166,667 shares of common stock and the investors received 500,000 shares of common stock. One of the investors who received 83,333 shares is also a director of the Company. The Company recognized royalty expense of approximately $87,000 in relation to the issuance of the common stock during the year ended March 31, 2001.

As of December 31, 2002 and March 31, 2002, the Company had accrued compensation and expenses due to certain officers and directors in the amount of approximately $1,106,000 and $794,000, respectively, which were partially offset by advances to officers and directors of approximately $333,000 and $262,000, respectively. The total accrued compensation has been collateralized by a second priority lien on the Company’s patents.

7.    Commitments and Contingencies:

Operating Leases—The Company is leasing office space in Denver, Colorado for approximately $5,000 per month. The agreement requires 90 days notice to terminate.

Rent expense for office space and equipment was $50,000; $78,000; $112,000 and $57,000 for the nine months ended December 31, 2002 and 2001 and the years ended March 31, 2002 and 2001, respectively.

POLAR MOLECULAR CORPORATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

(Information for periods subsequent to March 31, 2002 is unaudited.)

Future minimum lease payments under operating leases are as follows:

Years Ending March 31,	Amount
2003	$ 62,000
2004	62,000
2005	61,000
2006	61,000
2007	21,000

Total	$267,000

Capital Leases—The Company leases fixed assets under capital leases. As of March 31, 2002, the Company had recorded fixed assets under capital leases of approximately $33,000 with accumulated depreciation of approximately $10,000. Depreciation expense for assets under capital leases was approximately $6,000; $6,000; $10,000 and $0 for the nine months ended December 31, 2002 and 2001 and the years ended March 31, 2002 and 2001, respectively.

Future minimum lease payments under capital leases are as follows:

Years Ending March 31,	Principal	Interest	Total
2003	$10,000	$3,000	$13,000
2004	13,000	2,000	15,000
2005	2,000	—	2,000

Total	25,000	$5,000	$30,000

Less current portion	10,000

Long-term capital lease obligation	$15,000

Consulting Agreements—The Company has entered into several agreements with outside consultants. The terms of the agreements generally require hourly or daily fees to be paid based on services provided, and one agreement requires a minimum monthly payment of $2,000.

Litigation—The Company is from time to time subject to routine litigation incidental to its business. The Company believes that the results of pending legal proceedings will not have a material adverse effect on the financial condition, results of operation or liquidity of the Company.

8.    Unearned Revenue/Significant Customers:

In 1995, the Company received $1,275,000 advanced royalties from one customer. This advanced payment of royalties gives the customer the right to manufacture, sell and/or use 300,000 gallons of additives. As of December 31, 2002 and March 31, 2002, the unearned revenue under this agreement was $340,000 and $468,000, respectively. This revenue will be recognized as income in the period the additives are sold or used. Revenue recognized in the years ended December 31, 2002 and 2001 associated with the agreement represents approximately 54% and 51% of total sales for each year, respectively.

POLAR MOLECULAR CORPORATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

(Information for periods subsequent to March 31, 2002 is unaudited.)

9.    Debt:

The Company has the following debt at December 31, 2002 and March 31, 2002:

	December 31, 2002	March 31, 2002
	(unaudited)
Bridge loan, collateralized by patents, interest of 50,000 shares of common stock per month, extended maturity of June 30, 2003, issued with 555,556 shares of common stock resulting in an original discount of approximately $28,000 with $0 unamortized.	$574,000	$574,000

Bridge loan, collateralized by patents, interest at 10% per annum, extended maturity of January 31, 2003, issued with 86,889 shares of common stock resulting in an original discount of approximately $5,000 with $0 and $3,000 unamortized, respectively.	200,000	197,000

Notes payable, unsecured, interest at 12% per annum, maturity of December 26, 2001, issued with 271,670 shares of common stock resulting in an original discount of approximately $11,000 with $0 and $1,000 unamortized, respectively. 50% of the outstanding balance was subsequently converted to 30,000 shares of common stock with the remaining balance having no stated maturity date.	60,000	59,000

Convertible notes payable, collateralized by patents, convertible into common stock at $1.17 per share, interest at 10%, maturity two years from issue date, issued with warrants to purchase 2,401,710 and 535,043 shares of common stock, respectively (total of 2,936,753) at $0.585 resulting in original discounts of approximately $12,000 with $9,000 and $2,000 unamortized, respectively. Additionally, during the nine months ended December 31, 2002, the Company granted 200,000 shares of common stock and warrants to purchase 142,564 shares of common stock at $1.40 per share to the underwriter resulting in an original and unamortized discount of approximately $10,000.

	1,700,000	301,000

Notes payable with no specified maturity, interest payable at 12% per annum.	18,000	18,000

Total	$2,552,000	$1,149,000

10.    Stockholders’ Equity:

Stock Split—In the year ended March 31, 2002, the Company declared a 1 for 9 reverse stock split. Accordingly, all common stock and common stock equivalents reflected in the financial statements and accompanying notes reflect the effect of the reverse split.

Common Stock—In the year ended March 31, 2001, the Company issued 30,556 shares of common stock in private placements for net proceeds of $98,000.

In the year ended March 31, 2001, the Company issued 1,666,667 shares to officers, directors and non-employees for royalties related to the patents (Note 6). The weighted average grant date fair value of the common stock was $0.052.

POLAR MOLECULAR CORPORATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

(Information for periods subsequent to March 31, 2002 is unaudited.)

In the year ended March 31, 2001, the Company issued 933,005 shares for the conversion of $537,000 in debt. Conversion rates ranged from $0.45 to $0.74 based on prior understandings between the parties.

In the nine months ended December 31, 2002 and 2001 and the years ended March 31, 2002 and 2001, there were also 317,303; 0; 211,111 and 187,418 shares of common stock, respectively, issued for the payment of $17,000; $0; $11,000 and $117,000 of interest, respectively.

In the years ended March 31, 2002 and 2001, 2,882,670 and 1,606,808 shares, respectively, were issued for the exercise of stock options. Proceeds for the exercises totaled $3,000 and $68,000, respectively.

In the nine months ended December 31, 2002 and 2001 and the years ended March 31, 2002 and 2001, 111,112; 834,687; 1,334,910 and 1,421,602 shares, respectively, were issued to officers, directors, and consultants for services valued at $6,000; $43,000; $69,000 and $74,000, respectively. Shares granted in February 2002 to one officer totaling 500,222 shares vest over one year. Therefore, $11,000 of related compensation has been deferred to fiscal 2003. The weighted average grant date fair value of the common stock was $0.052.

During the year ended March 31, 2001, the Company obtained a settlement with a consultant of the Company whereby consulting fees owed to the consultant (totaling approximately $143,000) were reduced by 85% and then converted the remaining liability into 254,859 shares of common stock. The shares issued are included in the shares issued for services above.

Preferred Stock—The Company has authorized the issuance of a total of 10,000,000 shares of preferred stock with a par value of $0.001.

During the year ended March 31, 2001, the Company issued 1,250 shares of Series A preferred stock for total proceeds of $125,000 with cumulative dividends at 12% when and as declared by the Board. The Series A preferred stock had a liquidation preference equal to the amount invested and was redeemable solely at the discretion of the Company. The Series A preferred stock was converted into 277,778 shares of common stock during the year ended March 31, 2001.

Also during the year ended March 31, 2001, the Company issued 8,000 shares of Series B preferred stock for total proceeds of $800,000. The Series B preferred stock was issued along with warrants to purchase 440,115 shares of common stock at $0.7335 per share and underwriter warrants to purchase 878,475 shares of common stock at $0.7335 per share. The fair value of the warrants was accreted as dividends in total amount of approximately $26,000 with approximately $18,000 being recognized in the year ended March 31, 2001 and approximately $8,000 being recognized in the year ended March 31, 2002.

The Series B preferred stock was collateralized by all of the assets of the Company; contained a mandatory redemption feature of 90 days after closing; cumulative dividends of 10% per annum payable at redemption; and had a liquidation preference equal to the amount of the investment plus accrued and unpaid dividends.

During the year ended March 31, 2002, the Company issued additional warrants to purchase 527,084 shares of common stock at $0.7335 per share which were valued at approximately $11,000 as terms for a six month extension of the mandatory redemption date. The Series B preferred stock was later redeemed with proceeds of the two bridge loans (Note 9) and the Company issued a total of 899,795 shares of common stock in satisfaction of all unpaid dividends.

POLAR MOLECULAR CORPORATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

(Information for periods subsequent to March 31, 2002 is unaudited.)

Anti-Dilution Agreement—In 1996, the Company sold 500,000 shares of its common stock for $0.50 a share in a private placement to a limited liability company (LLC). The Company granted the LLC a right of first refusal to participate in any future private placements of the Company’s common stock prior to any public offering. In addition, if the Company agreed that if it sold shares below $0.50, it would be required to issue shares at no cost sufficient to preserve the ownership of the Company by the LLC. In fiscal 1999, the Company issued 126,974 shares under this provision.

In fiscal 2000, the Company had a dispute with the LLC. The Company has been unable to locate the principals of the LLC since the dispute. The Company believes that it has properly terminated the anti-dilution agreement, and has not issued any additional shares to the LLC. If it were determined that the anti-dilution agreement was not properly terminated, the Company believes it would be required to issue approximately 126,000 shares of common stock.

Stock Options and Warrants—The following is a table of options and warrants issued during the years ended March 31, 2001 and 2002 and the nine months ended December 31, 2002:

	Number of Options/ Warrants	Weighted Average Exercise Price
Outstanding, April 1, 2000	2,989,266	$1.4400
Options and warrants granted	1,321,368	0.7335
Options and warrants granted	613,393	0.1630
Options and warrants expired	(16,667)	2.2500
Options and warrants expired	(11,111)	1.8000
Options and warrants exercised	(1,523,614)	0.0009
Options and warrants exercised	(19,583)	0.9000
Options and warrants exercised	(55,834)	0.1000
Options and warrants exercised	(1,111)	0.2000
Options and warrants exercised	(1,111)	0.2250
Options and warrants exercised	(5,556)	2.0250

Outstanding, March 31, 2001	3,289,440	1.7300
Options and warrants granted	2,882,670	0.0001
Options and warrants granted	527,083	0.7335
Options and warrants granted	24,000	1.0000
Options and warrants granted	535,043	0.5850
Options and warrants granted	21,624	1.4000
Options and warrants exercised	(2,882,670)	0.0001

Outstanding, March 31, 2002	4,397,190	1.4700
Options and warrants granted (unaudited)	2,437,710	0.5850
Options and warrants granted (unaudited)	142,564	1.4000
Options and warrants granted (unaudited)	211,112	0.0001

Outstanding, December 31, 2002 (unaudited)	7,188,576	$1.1200

In the nine months ended December 31, 2002 and 2001 and years ended March 31, 2002 and 2001, 211,112; 2,882,670; 2,882,670 and 0 options and warrants were granted below the market price of the Company’s stock, respectively, and the remaining 2,580,274; 551,083; 1,107,750 and 1,934,761 options and warrants were at or above the market price of the Company’s stock, respectively. At March 31, 2002, all options were exercisable.

POLAR MOLECULAR CORPORATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

(Information for periods subsequent to March 31, 2002 is unaudited.)

The fair value of each option and warrant granted in the years ended March 31, 2002 and 2001 was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

	Year Ended March 31,
	2002	2001
Expected volatility	100%	100%
Risk-free interest rate	3.49%–4.93%	4.93%
Expected dividends	$—	$—
Expected terms (in years)	2–5	5

Had compensation cost been determined based on the fair value at grant dates for all stock option awards consistent with SFAS No. 123, the Company’s net loss would not have changed as the fair value was equivalent to the intrinsic value.

11.    Income Taxes:

Deferred tax assets (liabilities) are comprised of the following as of March 31:

	2002	2001
Stock options	$8,000	$8,000
Accrued salaries	280,000	118,000
Merger related expenses, cost of debt issuance and other	183,000	(3,000)
Net operating loss	3,650,000	3,290,000
Less valuation allowance	(4,121,000)	(3,413,000)

Net deferred tax asset	$—	$—

At March 31, 2002, the Company has net operating loss carryforwards totaling approximately $10,000,000. These operating loss carryforwards expire in the years 2010 through 2022, and are likely to be subject to limitations due to changes in the common stock of the Company and Internal Revenue Code Section 382.

The valuation allowance increased by approximately $708,000 during the year ended March 31, 2002.

12.    Subsequent Events (Unaudited):

Subsequent to December 31, 2002, the Company advanced an additional $45,000 to Murdock (Note 4).

Subsequent to December 31, 2002 the Company borrowed an additional $111,000 under the convertible notes (Note 9) and granted warrants to purchase an additional 189,743 shares of common stock at $0.585 per share and underwriter warrants to purchase 9,487 shares of common stock at $1.40 per share.

Subsequent to December 31, 2002, the Company borrowed an additional $75,000 and $25,000 under the two bridge loans (Note 9). Additionally, the bridge loan due January 31, 2003 was extended to July 31, 2003. The additional $100,000 borrowed was then advanced to an officer of the Company for a note receivable with interest at the prime rate plus 1% and due February 7, 2007.

The Company has also granted 850,000 shares of common stock to officers, directors and consultants; options to purchase 350,000 shares of common stock at $0.042 per share to officers and consultants; and an option to purchase 400,000 shares of common stock at $0.05 per share to a third party vendor. The Company also authorized the issuance of 333,330 shares to the Company’s president for the cancellation of an outstanding option for a like amount of shares.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of

Murdock Communications Corporation

Cedar Rapids, Iowa

We have audited the accompanying consolidated balance sheets of Murdock Communications Corporation and subsidiaries (the “Company”) as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders’ equity (deficiency) and cash flows for each of the three years in the period ended December 31, 2002. Our audits also included the financial statement schedule listed in the Index. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Murdock Communications Corporation and subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s recurring losses, negative working capital, and shareholders’ deficiency raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/    DELOITTE & TOUCHE LLP

Cedar Rapids, Iowa

March 7, 2003

MURDOCK COMMUNICATIONS CORPORATION

CONSOLIDATED BALANCE SHEETS

December 31, 2002 and 2001 (Dollars in Thousands)

	2002	2001
ASSETS
CURRENT ASSETS:
Cash	$1	$3
Accounts receivable, less allowances for doubtful accounts: 2002—$179; 2001—$179	2	—
Prepaid expenses and other current assets	5	11

Total current assets	8	14

OTHER ASSETS	1	1

TOTAL	$9	$15

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
Notes payable with related parties (Note 5)	$7,186	$2,721
Notes payable, others (Note 5)	6,614	6,045
Accounts payable	960	614
Accrued interest	7,272	5,036
Other accrued expenses	436	489

Total current liabilities	22,468	14,905
LONG-TERM LIABILITIES:
Long-term debt with related parties (Note 5)	—	4,063
Long-term debt, others (Note 5)	—	569

Total liabilities	22,468	19,537

COMMITMENTS AND CONTINGENCIES (Note 10)
SHAREHOLDERS’ EQUITY (DEFICIENCY):
Common stock, no par or stated value (Note 8):
Authorized—40,000,000 shares
Issued and outstanding: 2002—12,554,967 shares; 2001—12,514,967 shares	22,291	22,287
Common stock warrants (Note 7):
Issued and outstanding: 2002—10,889,478; 2001—10,875,312	1,052	1,052
Treasury stock at cost: 2002 and 2001—250,000 shares	(94)	(94)
Additional paid-in capital	134	134
Accumulated deficit	(45,842)	(42,901)

Total shareholders’ deficiency	(22,459)	(19,522)

TOTAL	$9	$15

See notes to consolidated financial statements.

MURDOCK COMMUNICATIONS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2002, 2001 and 2000 (Dollars in Thousands Except Share Data)

	2002	2001	2000
CONTINUING OPERATIONS:
REVENUES:
Call processing	$—	$19	$135
Other revenue	—	3	56

Total revenues	—	22	191

COST OF SALES:
Call processing	—	—	330
Other cost of sales	—	—	5

Total cost of sales	—	—	335

GROSS PROFIT (LOSS)	—	22	(144)

OPERATING EXPENSES:
Selling, general and administrative expense	709	742	575
Depreciation and amortization expense	—	6	36
Impairment of assets (Note 4)	—	—	1,682
AcNet bad debt and acquisition expenses (Note 4)	—	—	990

Total operating expenses	709	748	3,283

LOSS FROM OPERATIONS	(709)	(726)	(3,427)

NONOPERATING INCOME (EXPENSE):
Interest expense	(2,235)	(2,304)	(3,431)
Other income (expense) (Note 6)	3	(3)	7,001

Total nonoperating income (expense)	(2,232)	(2,307)	3,570

INCOME (LOSS) BEFORE INCOME TAXES	(2,941)	(3,033)	143
INCOME TAX BENEFIT (Note 9)	—	—	9

INCOME (LOSS) FROM CONTINUING OPERATIONS	(2,941)	(3,033)	152

DISCONTINUED OPERATIONS (Note 3):
Loss from operations	—	(95)	(4,844)
Gain (loss) on disposition	—	1,314	(332)

Total discontinued operations	—	1,219	(5,176)

LOSS BEFORE EXTRAORDINARY ITEM	(2,941)	(1,814)	(5,024)
EXTRAORDINARY ITEM—GAIN ON EXTINGUISHMENT OF DEBT (Note 5)	—	—	722

NET LOSS	(2,941)	(1,814)	(4,302)
DIVIDENDS AND ACCRETION ON 8% SERIES A CONVERTIBLE PREFERRED STOCK	—	—	(125)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,941)	$(1,814)	$(4,427)

BASIC AND DILUTED NET LOSS PER COMMON SHARE
Income (loss) from continuing operations	$(0.24)	$(0.25)	$—
Income (loss) from discontinued operations	—	0.10	(0.48)

Loss before extraordinary item	(0.24)	(0.15)	(0.48)
Extraordinary item—gain on extinguishment of debt	—	—	0.07

Net loss	$(0.24)	$(0.15)	$(0.41)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	12,281,732	12,264,967	10,869,511

See notes to consolidated financial statements.

MURDOCK COMMUNICATIONS CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIENCY)

Years Ended December 31, 2002, 2001 and 2000 (Dollar and Share Data in Thousands)

	8% Series A Convertible Preferred Stock		Common Stock		Common Stock Warrants		Treasury Stock
	Number of Shares	Issued	Number of Shares	Issued	Number of Warrants	Issued	Number of Shares	Issued	Additional Paid-In Capital	Accumulated Deficit	Shareholders’ Equity (Deficiency)
BALANCES AT JANUARY 1, 2000	19	$1,868	10,576	$20,259	5,867	$635	—	$—	$134	$(36,660)	$(13,764)
Issuance of warrants in connection with termination of employment agreements	—	—	—	—	150	—	—	—	—	—	—
Issuance of warrants in connection with debt financing with lender	—	—	—	—	5,199	472	—	—	—	—	472
Cancellation of warrants	—	—	—	—	(495)	(99)	—	—	—	—	(99)
Conversion of common stock warrants into common stock	—	—	19	35	(25)	(1)	—	—	—	—	34
Accretion to conversion price of 8% Series A Convertible Preferred Stock	—	23	—	—	—	—	—	—	—	(23)	—
Conversion of preferred stock into common stock	(19)	(1,891)	1,684	1,891	—	—	—	—	—	—	—
Accrued dividends on 8% Series A Convertible Preferred Stock paid in common stock	—	—	236	102	—	—	—	—	—	(102)	—
Treasury stock acquired—Incomex sale	—	—	—	—	—	—	250	(94)	—	—	(94)
Net loss for 2000	—	—	—	—	—	—	—	—	—	(4,302)	(4,302)

BALANCES AT DECEMBER 31, 2000	—	—	12,515	22,287	10,696	1,007	250	(94)	134	(41,087)	(17,753)

BALANCES AT JANUARY 1, 2001	—	—	12,515	22,287	10,696	1,007	250	(94)	134	(41,087)	(17,753)
Issuance of warrants in connection with debt financing	—	—	—	—	179	45	—	—	—	—	45
Net loss for 2001	—	—	—	—	—	—	—	—	—	(1,814)	(1,814)

BALANCES AT DECEMBER 31, 2001	—	—	12,515	22,287	10,875	1,052	250	(94)	134	(42,901)	(19,522)
Issuance of warrants in connection with debt financing	—	—	—	—	14	—	—	—	—	—	—
Issuance of common stock for the extinguishment of an accrued expense	—	—	40	4	—	—	—	—	—	—	4
Net loss for 2002	—	—	—	—	—	—	—	—	—	(2,941)	(2,941)

BALANCES AT DECEMBER 31, 2002	—	$—	12,555	$22,291	10,889	$1,052	250	$(94)	$134	$(45,842)	$(22,459)

See notes to consolidated financial statements.

MURDOCK COMMUNICATIONS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2002, 2001 and 2000 (Dollars in Thousands)

	2002	2001	2000
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,941)	$(1,814)	$(4,302)
Adjustments to reconcile net loss to net cash flows from operating activities of continuing operations:
Impairment of assets	—	—	1,682
AcNet bad debt and acquisition expenses	—	—	990
Depreciation and amortization	—	64	719
Gain on sale of property and equipment	—	—	(102)
Noncash interest expense	—	45	464
Gain on debt restructuring plan	—	—	(6,946)
Loss on discontinued operations	—	95	4,844
(Gain) loss on disposition of discontinued operations	—	(1,314)	332
Extraordinary gain on extinguishment of debt	—	—	(722)
Changes in operating assets and liabilities:
Receivables	(2)	—	490
Other current assets	6	34	139
Other noncurrent assets	—	—	11
Outstanding checks in excess of available balances	—	—	(10)
Accounts payable and accrued expenses	2,533	2,421	1,016
Other liabilities	—	—	(22)

Net cash flows from operating activities of continuing operations	(404)	(469)	(1,417)
Net cash flows from discontinued operations	—	148	(357)

Net cash flows from operating activities	(404)	(321)	(1,774)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of investments	—	—	4,948
Proceeds from sale of subsidiary	—	100	—
Proceeds from sale of property and equipment	—	—	489
Payments received on note receivable	—	—	500

Net cash flows from investing activities	—	100	5,937

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital lease obligation with a related party	—	(1)	(472)
Borrowings on notes payable	402	158	656
Payments on notes payable	—	(100)	(2,772)
Payments on long-term debt with related parties	—	—	(429)
Payments on long-term debt, others	—	—	(1,042)

Net cash flows from financing activities	402	57	(4,059)

NET INCREASE (DECREASE) IN CASH	(2)	(164)	104
CASH AT BEGINNING OF YEAR	3	167	63

CASH AT END OF YEAR	$1	$3	$167

SUPPLEMENTAL DISCLOSURE:
Cash paid during the year for interest, principally to a related party	$—	$—	$853
Cash paid during the year for income taxes	—	—	6

See notes to consolidated financial statements.

MURDOCK COMMUNICATIONS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2002, 2001 and 2000—(Concluded)

SUPPLEMENTAL DISCLOSURES OF 2002 NONCASH INVESTING AND FINANCING ACTIVITIES:

The Company issued 40,000 shares of common stock in exchange for the extinguishment of an accrued expense.

SUPPLEMENTAL DISCLOSURES OF 2001 NONCASH INVESTING AND FINANCING ACTIVITIES:

In connection with the sale of the Priority International Communications, Inc. subsidiary, the Company received a note receivable for $96,000 and assigned it to MCC Investment Company, LLC to repay outstanding debt and accrued interest.

During the year the Company issued 179,600 common stock warrants and recorded a $45,000 increase to common stock warrants and deferred financing costs which costs were recorded as interest expense due to the past due status of the underlying debt.

SUPPLEMENTAL DISCLOSURES OF 2000 NONCASH INVESTING AND FINANCING ACTIVITIES:

The Company recorded an increase to the carrying value of the Company’s 8% Series A Convertible Preferred Stock and a charge to accumulated deficit of $23,000 representing the current period accretion to its conversion price of $1,891,000. These shares were converted into 1,683,880 shares of common stock.

During the year, common stock warrants were exercised by individuals, increasing common stock by $35,000 (18,941 shares) in a cashless exercise through the exchange of debt.

The Company issued stock dividends of $102,000 representing 236,129 shares of common stock recorded as an increase to common stock and an increase in accumulated deficit.

The Company recorded $94,000 representing treasury stock received in the cashless sale of the Incomex subsidiary, representing 250,000 shares of common stock, and the net assets of the Company decreased by $1,648,000 related to the sale.

During the year the Company issued 5,199,121 common stock warrants and recorded a $472,000 increase to common stock warrants and deferred financing costs.

The Company transferred 1,063,584 shares of Actel Integrated Communications, Inc. Preferred Stock, reducing the cost basis of the investment by $729,910, and $4,600,000 of new notes payable were issued in connection with the transaction in exchange for the cancellation of approximately $9,200,000 of outstanding indebtedness related to the Debt Refinancing Plan.

In December of 2000, the Company cancelled warrants with a recorded value of $99,000.

See notes to consolidated financial statements.

MURDOCK COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2002, 2001 and 2000

1.    BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business—Murdock Communications Corporation (individually, or collectively with its wholly-owned subsidiaries discussed below, referred to herein as the “Company”) had been engaged in recent years in the business of providing operator services and call processing to North American payphones, hotels and institutions, database profit management services and telecommunications billing and collection services for the hospitality industry and outsourced operator services for the telecommunications industry. The Company operated its business under three business units prior to the sales discussed below. At December 31, 2002 and 2001 the Company had no operating activities and no reportable segments. The Company continues to exist as a public shell for use as a reverse merger vehicle.

MTS—Murdock Technology Services (“MTS”) was created in 1998 to meet the needs of the hospitality telecommunications management market by providing database profit management services and other value added telecommunication services. The division’s main product, the MCC Telemanager ™, was a proprietary software and hardware product, created to help manage telecommunication installations and services in the hospitality market.

In February 2000, the Company entered into a Rental Agreement with Telemanager.net providing for the lease of MCC Telemanager ™ technology by Telemanager.net in exchange for monthly rental payments to the Company. On December 20, 2000, the Company sold all the primary assets which were subject to the Rental Agreement to Telemanager.net. Telemanager.net is owned by former executives of the Company.

Incomex—On February 13, 1998, the Company purchased Incomex, Inc. (“Incomex”), the Company’s second business unit. Incomex was primarily engaged in the business of providing billing and collection services to the hospitality industry from Mexico to the United States. The Company sold 100% of the stock of Incomex to three of the former shareholders of Incomex with an effective closing date of June 30, 2000 (see Note 3).

PIC—On October 31, 1997, the Company purchased Priority International Communications, Inc. (“PIC”). PIC was primarily engaged in the business of providing long-distance telecommunications services to patrons of hotels, public and private payphone owners and aggregators of operator service traffic with which PIC had contracts to provide such services. Services included, but were not limited to, credit card billing services, live operator services, automated collection and messaging delivery services, voice mail services and telecommunications consulting.

Also, on October 31, 1997, the Company purchased PIC Resources Corp. (“PIC-R”). PIC-R, operating through its wholly-owned subsidiary ATN Communications, Incorporated (“ATN”) was merged into PIC in January 1999. ATN was primarily engaged in the business of providing carrier services for long-distance telecommunications companies throughout the United States. ATN handled incoming operator assisted calls with their operators on location. Unless otherwise indicated, references in this report to “PIC” include the historical operations of ATN.

Effective July 31, 2001 the Company sold 100% of the stock of PIC to a third party who is related to a director, executive officer and shareholder of the Company (see Note 3).

Basis of Presentation—The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $45.8 million and current liabilities exceed current

MURDOCK COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2002, 2001 and 2000

assets by $22.5 million at December 31, 2002. The Company also is past due in the payment of approximately $14.6 million in principal and accrued interest payable. If the creditors who hold the past due debt seek to enforce their payment rights, the Company would not be able to repay the debt. These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time. Management’s plans are discussed below.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and to obtain additional financing and refinancing as may be required. Management’s plans to accomplish these objectives include, but are not limited to, the following:

•	The Company intends to continue to negotiate with its creditors to restructure indebtedness and obtain financing to fund operations. The Company believes that possible sources of funds will primarily consist of advances from Polar Molecular Corporation (“Polar”). If the Company is unsuccessful in this strategy, the Company may not be able to continue operating as a going concern.

•	The Company has an agreement with Polar to use the Company’s public shell as a reverse merger vehicle. On December 19, 2001 the Company and Polar entered into an Agreement and Plan of Merger (see Note 2). The merger is subject to a number of significant closing conditions, including, among others, approval by the shareholders of the parties, that shareholders owning no more than 1,000 shares of the Company’s or Polar’s common stock shall have exercised dissenters’ or appraisal rights with respect to the merger, the conversion of substantially all of the Company’s indebtedness into equity, and completion of the merger by May 15, 2003. If the merger is not completed for any reason, the Company will continue to be subject to a significant amount of past due debt and other liabilities, including the costs related to the proposed merger, without any source of operating cash flow to satisfy its liabilities. The Company also would not be able to continue to borrow from Polar, which has been the Company’s principal source of cash since the beginning of 2002. The Company can make no assurance that it would be able to identify another merger transaction if the merger is not completed, and in such event, the Company would not be able to continue as a going concern.

•	The Company retains an investment banker, Berthel Fisher & Company Financial Services, Inc. (“Berthel”), to assist the Company regarding the identification and investigation of strategic alternatives available to the Company. Berthel, including entities related to Berthel, is a significant shareholder of the Company.

Discontinued Operations—The accompanying statements of operations have been reclassified for the dispositions of the Incomex subsidiary (see Note 3) and the PIC subsidiary (see Note 3) so that the results for each subsidiary’s operations are classified as discontinued operations for all periods presented. The statements of cash flows and related notes to the consolidated financial statements have also been reclassified to conform to the discontinued operations presentation.

Principles of Consolidation—The consolidated financial statements included the accounts of the Company and the accounts of its wholly-owned subsidiaries, PIC and Incomex (prior to their sale). Significant intercompany accounts and transactions have been eliminated in consolidation.

MURDOCK COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2002, 2001 and 2000

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Revenue Recognition—Revenue was recognized as calls were placed and processed. Revenue recognized on the sale of hardware occurred at the time of delivery and revenues for other services was recognized at the time the services were rendered.

Furniture and Equipment—Furniture and equipment were stated at cost. For financial reporting purposes, depreciation and amortization were computed on these assets using the straight-line method over their estimated useful lives of five years. For income tax purposes, accelerated methods were used. Furniture and equipment were fully depreciated and written off in 2001.

Intangible Assets—Intangible assets relate to deferred financing and lease and loan restructuring costs. Financing and lease and loan restructuring costs incurred were deferred and were amortized over the new or restructured lease and loan agreement terms using the effective interest method. All amounts were fully amortized at December 31, 2001.

Impairment of Long-Lived Assets—The Company reviewed long-lived assets for impairment whenever events or changes in circumstances indicated the carrying amount of these assets may not be recoverable. See Note 3 for impairments recorded in 2000.

Investments—The Company owned convertible preferred stock of Actel Integrated Communications, Inc. (“Actel”) which was not readily marketable. This investment was accounted for at cost. This investment experienced a decline in value that was other than temporary in 2000 due to Actel filing for bankruptcy in April 2001. The Company recorded an impairment loss of $1.6 million in 2000 which was equal to the stock’s cost basis at December 31, 2000.

Income Taxes—Deferred income taxes are provided for the tax consequences in future years of temporary differences between the tax basis of assets and liabilities and their financial reporting amounts, based on enacted tax laws and tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense is the tax payable for the year and the change during the period in deferred tax assets and liabilities.

Accretion on Preferred Stock—Up to September 30, 2000, the date of conversion, the Company accreted the carrying value of the 8% Series A Convertible Preferred Stock (net of offering costs incurred) to the conversion price by the effective interest method.

Cumulative Dividends on Preferred Stock—Up to September 30, 2000, the date of conversion, cumulative dividends on the Company’s 8% Series A Convertible Preferred Stock were recorded as a charge to accumulated deficit as the dividends were earned by the holders and an accrued liability was recorded.

Stock-Based Compensation—At December 31, 2002 the Company has two stock-based employee compensation plans which are more fully described in Note 8. As permitted by Statement of Accounting

MURDOCK COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2002, 2001 and 2000

Standard No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), the Company measures compensation using the intrinsic value based method as prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” but is required to make pro forma disclosures in the footnotes to the financial statements as if the measurement provisions of SFAS 123 and SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure—an Amendment of SFAS 123” had been adopted. Under the intrinsic value method, compensation is measured as the difference between the market value of the stock on the grant date, less the amount required to be paid for the stock. The difference, if any, is charged to expense over the vesting period of the options. No compensation expense was recorded in connection with the grant of options for the years ended December 31, 2002, 2001 and 2000, respectively, as all options granted under the plans had an exercise price greater than or equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation.

		2002	2001	2000
Net loss attributable to common shareholders	As reported	$(2,941)	$(1,814)	$(4,427)
	Pro forma	(2,941)	(1,837)	(4,731)
Net loss per common share	As reported	$(0.24)	$(0.15)	$(0.41)
	Pro forma	(0.24)	(0.15)	(0.44)

The weighted average fair values at date of grant for options granted during 2000 were estimated to be $45,000. The Company’s calculations were made using the Black-Scholes option pricing model with the following weighted average assumptions: ten year expected life; stock volatility of 221% in 2000; risk-free interest rate of 5.2% in 2000; and no dividends during the expected term. No options were granted during 2002 or 2001 and the pro forma amounts reflect options vesting during the year.

Net Loss Per Common Share—Basic net loss per common share has been computed using the weighted average number of shares of common stock outstanding during the year. The warrants outstanding are anti-dilutive and are, therefore, excluded from the computation of loss per share. In the future, the warrants may become dilutive. Potential common shares excluded from the per share computation because they were antidilutive are as follows:

	Years Ended December 31,
	2002	2001	2000
Options	—	—	—
Warrants	73,484	45,454	—

Total	73,484	45,454	—

The exercise prices on all outstanding options and warrants exceed the market price of the Company’s common stock at December 31, 2002, 2001 and 2000, except as noted above.

Reclassifications—Certain amounts in the 2001 and 2000 consolidated financial statements have been reclassified to conform with the 2002 presentation.

MURDOCK COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2002, 2001 and 2000

Impact of New Accounting Pronouncements—In April 2002, the Financial Accounting Standards Board (“FASB”) issued Statement of Accounting Standard No. 145 (“SFAS 145”), Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement, among other things, significantly limits the situations whereby the extinguishment of debt is treated as an extraordinary item in the statement of operations. This statement requires reclassification of all prior period extraordinary items related to debt extinguishments. The provisions of this statement are effective for fiscal years beginning after May 15, 2002.

2.    PROPOSED MERGER WITH POLAR

On December 19, 2001 the Company and Polar entered into an Agreement and Plan of Merger (as amended, the “Agreement”). Under the terms of the Agreement, the outstanding shares of Polar’s common stock will be converted into the number of shares of the Company’s no par value common stock (the “Common Stock”) equal to 80% of the outstanding shares of the Common Stock as of the effectiveness of the merger and the Company’s shareholders will retain a 20% ownership. The outstanding warrants and options of the Company will remain outstanding after the completion of the merger and the outstanding warrants and options of Polar will be converted into warrants and options to purchase Common Stock based on the exchange ratio in the merger.

Polar develops and markets fuel additives. Polar’s primary product, DurAlt®FC, is a patented fuel additive that has been proven effective at reducing combustion chamber deposits and reducing octane requirement increase in combustion engines. Polar had a stockholders’ deficit of $4.2 million (unaudited) at September 30, 2002 and revenues for its fiscal year ended March 31, 2002 were $162,000 (unaudited).

One of the conditions to completing the merger is that the Company must cause its creditors to forgive and/or convert into equity sufficient liabilities such that the Company’s liabilities, excluding loans from Polar and professional fees directly related to the merger, do not exceed its assets at the time of the merger. As of December 31, 2002, the Company’s liabilities exceeded its assets by approximately $21.9 million, excluding loans from Polar and professional fees directly related to the merger. As of December 31, 2002, the Company has reached agreements with the holders of the Company’s debt or other obligations in the aggregate amount of approximately $21.0 million for the satisfaction of such liabilities in exchange for approximately 4,570,000 shares of the Company’s common stock and the payment by the Company of approximately $570,000 in cash. However, as of March 7, 2003 the Company is in default on the terms of one of these settlement agreements for $11.2 million requiring a cash payment of $485,000. Also see Note 16. All of the agreements are contingent on the closing of the merger and/or the cash payment.

To satisfy the above mentioned closing condition, the Company must reach additional agreements with its creditors. Any conversions of liabilities to equity will dilute the outstanding common stock held by the current shareholders. The Company also must raise sufficient funds to make all of the payments that may be required under the agreements with the Company’s creditors, and there can be no assurance that such funds will be available from Polar or otherwise. If the Company is not able to satisfy the net worth test, Polar will have the right to terminate the merger agreement.

The Company filed an S-4 Registration Statement with the Securities and Exchange Commission in February 2003 in connection with the proposed merger.

MURDOCK COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2002, 2001 and 2000

3.    DISCONTINUED OPERATIONS

Effective June 30, 2000 the Company sold all the shares of Incomex to three of the former shareholders of Incomex for (a) the transfer to the Company by the purchasers of 250,000 shares of the Company’s common stock originally issued by the Company pursuant to the Company’s acquisition of Incomex, (b) cancellation and forgiveness of all amounts outstanding under promissory notes in the aggregate principal amount of $684,919, and related accrued interest, originally issued by the Company to the shareholders of Incomex, and (c) the cancellation of all employment compensation and employment contracts between the Company and the purchasers. The parties also executed mutual releases relating to liabilities between the Company and Incomex and claims that the Company may have against the former shareholders of Incomex.

Summary operating results of the discontinued operations of Incomex are as follows for the year ended December 31, 2000 (amounts expressed in thousands):

2000
Revenues	$2,987
Expenses	(4,162)

Loss from discontinued operations	$(1,175)

The loss from discontinued operations includes goodwill and fixed asset impairment charges of approximately $4.3 million for 2000.

Effective July 31, 2001, the Company sold all the shares of PIC to Dartwood, LLC for a total purchase price of $196,000, comprised of $100,000 cash and a noninterest bearing promissory note of $96,000 payable in 24 monthly installments of $4,000. A director, executive officer and significant shareholder of the Company is related to the owner of Dartwood, LLC.

Summary operating results of the discontinued operations for PIC are as follows for the years ended December 31, 2001 and 2000 (amounts expressed in thousands):

	2001	2000
Revenues	$2,438	$8,246
Expenses	2,533	11,915

Loss from discontinued operations	$(95)	$(3,669)

The loss from discontinued operations includes charges (credits) related to the following items for the year ended December 31, 2000 (amounts expressed in thousands):

2000
Goodwill impairment	$3,300
USF fees	(894)
Telecommunications equipment impairment	600

Total	$3,006

In December 1999, ATN received notice from the Universal Service Administrative Company (“USAC”) that Universal Service Fund (“USF”) fees were due. A carrier of interstate/intrastate calls is required to pay a USF fee

MURDOCK COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2002, 2001 and 2000

based on a percentage of total call revenue. The USF fee is applicable to all calls carried after January 1, 1997. The notice was the first time that management became aware of any liability to this agency. It was management’s belief that these USF fees had been charged to the end-user and remitted to USAC by its prior billing and collection firm. The prior billing and collection firm’s position was that they had collected the USF fees and remitted them to ATN. As ATN is legally responsible for USF fees, in December 1999 it recorded an estimated liability of $1.7 million. During the first two months of 2001, ATN received credit memos from USAC which reflected a balance due to USAC of $806,000. Accordingly, ATN recorded a $894,000 credit for USF fees in the fourth quarter of 2000 based on the new information from USAC. The Company reached a settlement agreement with the prior billing and collection firm on January 25, 2001, which released the firm from any claims that ATN may have related to USF fees. Any liability related to USF fees was transferred to the purchaser of PIC.

4.    INVESTMENTS

During 1998, the Company reached an agreement to invest in Actel. Actel, based in Mobile, Alabama, was a facilities-based competitive local exchange carrier of advanced voice and data communications services to small and medium sized enterprises. As of June 21, 1999 the Company had invested $3.0 million in Actel. Effective June 21, 1999, the Company and Actel entered into an agreement to amend the terms of the original investment agreement with respect to the Company’s investment in Actel. This agreement amended certain provisions of the investment agreement including limiting the Company’s investment in Actel to $3.0 million. During the third quarter of 1999, the $3.0 million investment was converted into 4,371,428 shares of Actel’s Series A Convertible Preferred Stock as allowed by the investment agreement. Each share of Series A Convertible Preferred Stock accrued a cumulative 10% dividend per annum through March 10, 2002 and was convertible into 3 shares of Actel’s common stock at any time at the option of the Company, subject to certain restrictions. The share and conversion information have been retroactively restated for a stock split of the Series A Convertible Preferred Stock and common stock by Actel during 2000.

During the second quarter of 2000, the Company undertook a Debt Restructuring Plan which resulted in the Company selling or exchanging 2,213,198 shares of Actel Series A Convertible Preferred Stock in private placements. Following these transactions, the Company held 2,158,230 shares of Actel Series A Convertible Preferred Stock.

During late 2000, Actel began experiencing cash flow difficulties and on April 11, 2001, Actel filed for bankruptcy protection under Chapter 11. On September 14, 2001 the bankruptcy proceeding was converted to Chapter 7. The Company recorded an impairment charge of approximately $1.6 million in 2000, due to the uncertainty of ultimate recovery of the investment.

During 1998, the Company reached an initial lending/investment agreement with AcNet S.A. de C.V. of Mexico (“AcNet Mexico”). The initial agreement was revised in June 1999, whereby the Company entered into two agreements providing the Company with separate options to acquire (i) Intercarrier Transport Corporation (“ITC”), the holder of approximately 99% of the outstanding shares of AcNet Mexico, and (ii) AcNet USA, Inc. (“AcNet USA”), an affiliate of AcNet Mexico, for an aggregate of 2,325,000 shares of the Company’s common stock, $200,000 in closing costs and an additional $550,000 to pay off certain debt and accounts payable. The option with ITC expired on August 31, 2001 and the option with AcNet USA expired on December 31, 1999. As of December 31, 2000, the Company had loaned $3.7 million to the AcNet entities, recorded $264,000 of interest and incurred $729,000 of costs either related to the acquisition or paid on behalf of the AcNet entities.

MURDOCK COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2002, 2001 and 2000

In light of the Company’s liquidity issues and other issues involving the AcNet entities, the Company did not pursue the options to acquire the AcNet entities. As a result and due to cash flow difficulties being experienced by the AcNet entities, the Company recorded asset write-downs of $3,703,000 in 1999 and $990,000 in the second quarter of 2000 due to the write-off of costs associated with the proposed acquisition and the uncertainty of ultimate recovery of the investment. The Company commenced legal action against the AcNet entities in April 2000 to collect its advances and interest. On March 29, 2001, AcNet USA filed for bankruptcy protection and the Company has been informed that AcNet Mexico is in receivership.

On May 31, 2001, the AcNet entities filed a motion with the Iowa state court seeking permission to untimely file a counter-claim against the Company, and asked for damages against the Company of approximately $20 million plus punitive damages. The AcNet entities alleged the Company breached an oral agreement, committed fraudulent misrepresentation, and the AcNet entities also filed counts for common counts, action for account stated, and negligent misrepresentation. On September 6, 2001, the Company entered into a Compromise Settlement Agreement and Full and Final Release with the AcNet entities. Under the terms of the Agreement, the AcNet entities paid a nominal consideration to the Company and both parties exchanged releases on all claims against the other party.

5.    NOTES PAYABLE

Notes payable as of December 31, 2002 and 2001, consisted of the following:

	2002	2001
	(Dollars in thousands)
Past due notes payable to individuals, $200,000 of which has been provided by related parties, bearing interest at the default rate of 18%, due March 5, 1999. Warrants to purchase 300,000 shares of the Company's common stock were issued, 200,000 of which were issued to related parties, at an exercise price of $1.44 per share which expire, if unexercised, on March 31, 2004.	$300	$300

Past due notes payable to individuals, $25,000 of which has been provided by related parties, bearing interest at the default rate of 18%, due March 31, 1999. Warrants to purchase 275,000 shares of the Company's common stock were issued, 25,000 of which were issued to related parties, at an exercise price of $1.75 per share which expire, if unexercised, on March 31, 2004.	275	275

Past due notes payable to individuals, $1,725,000 of which has been provided by related parties, bearing interest at the default rate of 18%, due November 30, 1999. Warrants to purchase 984,000 shares of the Company's common stock were issued, 230,000 of which were issued to related parties. The warrants were issued at exercise prices ranging from $2.50 to $3.53 and, if unexercised, expire on dates ranging from November 2003 to December 2003.	6,895	6,895

Past due note payable to consultant bearing interest at the default rate of 18%, due March 31, 1999. Warrants to purchase 25,000 shares of the Company's common stock were issued at an exercise price of $1.75 per share which expire, if unexercised, on March 31, 2004.	25	25

Past due note payable to an individual, bearing interest at the default rate of 18%, due May 19, 2001.	500	500

MURDOCK COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2002, 2001 and 2000

	2002	2001
	(Dollars in thousands)
Past due note payable to Murdock Communications Corporation Investment Company ("MCCIC") bearing interest at 12%, due June 21, 2001. Warrants to purchase 4,289,897 shares of the Company's common stock were issued at a weighted average exercise price of $2.00 per share which, if unexercised, expire between December 2004 and April 2005. The note is collateralized by substantially all assets of the Company (see additional terms below).	388	388

Past due revolving promissory note payable to MCCIC bearing interest at 12%, due June 21, 2001. In 2002 warrants to purchase 14,166 shares of the Company's common stock were issued at a weighted average exercise price of $.14 per share which, if unexercised, expire between January 2007 and March 2007. In 2001 warrants to purchase 179,600 shares of the Company's common stock were issued at a weighted average exercise price of $.13 per share which, if unexercised, expire between August 2006 and December 2006. In 2000 warrants to purchase 909,224 shares of the Company's common stock were issued at a weighted average exercise price of $1.94 per share which, if unexercised, expire between December 2004 and April 2005. The note is collateralized by substantially all assets of the Company (see additional terms below).

	190	183

Past due notes payable to various Berthel entities, bearing interest at 12% due June 21, 2001.	200	200

Uncollateralized convertible notes payable to individuals, bearing interest at 12% due May 29, 2003 (see Note 6 for conversion terms). Warrants to purchase 978,724 shares of the Company's common stock were issued at an exercise price of $1.75 per share which, if unexercised, expire March 31, 2004.	569	569

Uncollateralized convertible notes payable to related party individuals, bearing interest at 12% due May 29, 2003 (see Note 6 for conversion terms).	1,142	1,142

Uncollateralized convertible notes payable to Berthel, bearing interest at 12% due May 29, 2003 (see Note 6 for conversion terms).	2,921	2,921

Uncollateralized one year notes payable to Polar, bearing interest at 10%.	395	—

Total notes payable	13,800	13,398
Past due or current portion of notes payable	(13,800)	(8,766)

Long-term debt	$—	$4,632

On June 17, 1999, the Company completed a bridge financing in the amount of $2.0 million with New Valley Corporation (“New Valley”). Pursuant to the bridge financing, the Company issued a note in the principal amount of $2.0 million (the “Note”). This principal and all unpaid accrued interest at 12% per annum were due July 21, 1999. The Company was past due on this note effective July 21, 1999. Warrants to purchase 250,000 shares of the Company’s common stock were issued in connection with the Note at an exercise price of $3.50 per share and may be exercised at anytime through June 21, 2009. Because the Company did not repay the Note on or prior to September 21, 1999, the warrants may be exercised to purchase a total of 500,000 shares of the Company’s common stock. On December 17, 1999, the Company amended the terms of the agreement with New Valley. The amendment reset the interest rate to 12% since inception (14% upon default) and the note was due in 5 monthly payments of $200,000 beginning January 17, 2000 with a final payment of $1.0 million on June 17, 2000. Waivers of any prior

MURDOCK COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2002, 2001 and 2000

violations were included as part of the amendment. The Note was convertible into shares of common stock of the Company at the option of New Valley at any time up to the maturity date. The number of shares in the conversion was to be obtained by dividing the principal amount of the Note converted by the conversion price of $3.00.

The January, February and March 2000 payments under the Note were paid on behalf of the Company by MCCIC, a company owned by Berthel and another significant shareholder of the Company. On April 6, 2000, the entire interest of New Valley in this loan was purchased by MCCIC. The terms of the note and warrant purchase agreement with MCCIC, bearing interest at 12%, was amended on June 22, 2000 with payment of all remaining principal and interest due on June 21, 2001.

During 2000, the Company also entered into a Revolving Promissory Note with MCCIC, bearing interest at 12% with payment of all remaining principal and all accrued interest due on June 21, 2001.

The Company reached a Compromise Settlement Agreement and Mutual Release with the FDIC on October 19, 2000 to pay $300,000 in settlement of two notes payable with a financial institution with combined principal of $900,000. As a result, the Company recorded a $722,000 extraordinary gain on extinguishment of debt, including interest, in the fourth quarter of 2000 when the settlement was paid.

6.    DEBT RESTRUCTURING PLAN

During the second quarter of 2000, the Company undertook a plan (“the Debt Restructuring Plan”) designed to restructure a significant portion of the Company’s principal amount of debt and accrued interest under the Company’s past due debt. In connection with the Debt Restructuring Plan, the Company recorded a pre-tax gain of approximately $7.0 million as a result of the sale of shares of Actel’s Series A Convertible Preferred Stock for cash and cancellation of debt as discussed below.

The Debt Restructuring Plan consisted of (i) a private offering (the “Actel Share Offering”) by the Company of shares of Series A Convertible Preferred Stock (the “Actel Shares”) of Actel for cash, and (ii) a private offering (the “Unit Offering”) by the Company to certain holders of outstanding indebtedness of the Company of units consisting of Actel Shares and convertible notes of the Company (the “Convertible Notes”).

During the second quarter of 2000, the Company sold 1,149,614 Actel Shares for gross proceeds of $4.9 million in the Actel Share Offering, resulting in a gain of approximately $3.7 million. Proceeds were partially used to (i) reduce a total of $2.2 million of the amounts owed to MCCIC under the Company’s bridge loan originally obtained from New Valley and the Company’s Revolving Promissory Note from MCCIC, (ii) reduce $1.0 million of past due notes and lease payables to Berthel, (iii) pay placement fees and other offering expenses of $444,000, and (iv) pay $479,000 to certain note holders upon conversion in the Unit Offering in partial payment of amounts owed to such note holders. The remaining proceeds were used for general working capital.

During the second quarter of 2000, the Company transferred 1,063,584 Actel Shares and issued Convertible Notes in an aggregate principal amount of $4.6 million in the Unit Offering in exchange for the cancellation of outstanding indebtedness in the amount of $9.2 million, resulting in a gain of approximately $3.3 million. The Convertible Notes accrue interest at the rate of 12% annually, with principal and accrued interest due on May 29, 2003, and are convertible into shares of the Company’s no par value common stock at a conversion price of $3.03 per share (330 shares for each $1,000 due under the Convertible Notes). The Convertible Notes are uncollateralized obligations of the Company.

MURDOCK COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2002, 2001 and 2000

7.    COMMON STOCK WARRANTS

A summary of common stock warrant activity during the years ended December 31, 2002, 2001 and 2000 is as follows:

	Warrant Shares	Warrant Price Per Share	Weighted Average Warrant Price Per Share	Expiration Date
Balance at January 1, 2000	5,866,591	$1.12–9.75	$3.05	2002–2009
Warrants issued with termination of employment agreements	150,000	1.00	1.00	2003
Warrants issued with notes payable to MCCIC (Note 5)	5,199,121	0.94–2.44	1.99	2004–2005
Warrants exercised	(25,000)	1.75	1.75
Warrants cancelled	(495,000)	3.50–4.13	3.88

Balance at December 31, 2000	10,695,712	1.127–9.75	2.44	2002–2009
Warrants issued in connection with MCCIC advances (Note 5)	179,600	0.05–0.38	0.13	2006

Balance at December 31, 2001	10,875,312	0.05–9.75	2.40	2002–2009
Warrants issued in connection with MCCIC advances (Note 5)	14,166	0.08–0.17	0.14	2007

Balance at December 31, 2002	10,889,478	0.05–9.75	2.40	2003–2009

The weighted average remaining life of the warrants was 1.9, 2.3 and 3.1 years at December 31, 2002, 2001 and 2000, respectively.

Warrants outstanding and exercisable at December 31, 2002 were as follows:

Exercise Price	Warrants
$0.05–$0.38	193,766
0.94	435,467
1.00	150,000
1.12	229,279
1.25	200,000
1.31	884,804
1.44	21,000
1.50	100,000
1.75	1,918,228
2.09	499,600
2.19	40,000
2.25	831,467
2.44	2,207,783
2.50–3.00	90,000
3.01–3.25	1,798,084
3.26–3.60	1,210,000
9.75	80,000

10,889,478

MURDOCK COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2002, 2001 and 2000

On March 22, 2001, the Company extended the expiration date of 1,939,228 warrants from March 31, 2001 to March 31, 2002. On March 21, 2002 these warrants were extended to March 31, 2003. Subsequently, on March 5, 2003 these warrants were extended to March 31, 2004.

8.    STOCK OPTION PLANS

The Company adopted the 1993 Stock Option Plan (the “1993 Plan”) whereby options may be granted to employees to purchase up to an aggregate of 272,529 shares of the Company’s common stock. The 1993 Plan is administered by the Board of Directors, which determines to whom options will be granted. The 1993 Plan provides for the grant of incentive stock options (as defined in Section 422 of the Internal Revenue Code) to employees of the Company. The exercise price of stock options granted under the 1993 Plan is established by the Compensation Committee or the Board of Directors, but the exercise price may not be less than the fair market value of the common stock on the date of grant of each option. Each option shall be for a term not to exceed ten years after the date of grant, and a participant’s right to exercise an option vests at the rate of twenty percent on the date of grant and each anniversary date until the option is fully vested.

A summary of stock option activity under the 1993 Plan during the years ended December 31, 2002, 2001 and 2000, is summarized as follows:

	Options Outstanding	Option Price Per Share	Weighted Average Option Price Per Share	Options Exercisable	Weighted Average Option Price Per Share
Balance at January 1, 2000	221,101	$1.88–2.25	$2.06	182,564	$2.02
Cancelled	(20,299)	1.88
Cancelled	(15,523)	1.88
Cancelled	(5,000)	2.25
Cancelled	(8,836)	2.00

Balance at December 31, 2000	171,443	1.88–2.25	2.09	171,443	2.09
Cancelled	(67,899)	1.88
Cancelled	(8,836)	2.00
Cancelled	(94,708)	2.25

Balance at December 31, 2001 and 2002	—	—	—	—	—

At December 31, 2002, 253,029 shares were available for future grants. The Company has reserved 253,029 shares of common stock in connection with the 1993 Plan.

The Company has adopted the 1997 Stock Option Plan (the “1997 Stock Option Plan”). During 1998, the Company amended the 1997 Stock Option Plan to increase the number of shares authorized to 1,727,471. The 1997 Stock Option Plan is also administered by the Compensation Committee or the Board of Directors which determines to whom the options will be granted. The 1997 Stock Option Plan provides for the grant of incentive stock options (as defined in Section 422 of the Internal Revenue Code) or nonqualified stock options to executives or other key employees of the Company. The exercise price of the stock options granted under the 1997 Stock Option Plan is established by the Compensation Committee or the Board of Directors, but the exercise price may not be less than the fair market value of the common stock on the date of the grant of each

MURDOCK COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2002, 2001 and 2000

option for incentive stock options. Each option shall be for a term not to exceed ten years after the date of grant for non-employee directors and five years for certain shareholders. Options cannot be exercised until the vesting period, if any, specified by the Compensation Committee or the Board of Directors has expired.

A summary of stock option activity under the 1997 Stock Option Plan for the years ended December 31, 2002, 2001 and 2000, is as follows:

	Options Outstanding	Option Price Per Share	Weighted Average Option Price Per Share	Options Exercisable	Weighted Average Option Price Per Share
Balance at January 1, 2000	1,289,957	$2.00–4.16	$2.64	1,106,259	$2.63
Cancelled	(323,236)	2.25–2.75
Cancelled	(600,000)	2.25–3.50
Cancelled	(1,164)	2.00
Cancelled	(15,000)	3.13–4.16
Cancelled	(15,000)	3.13–4.16
Cancelled	(10,000)	3.13
Cancelled	(2,000)	3.88
Cancelled	(5,500)	2.56
Cancelled	(4,500)	2.75
Granted at market	20,000	2.25

Balance at December 31, 2000	333,557	2.00–2.81	2.58	323,557	2.58
Cancelled	(1,164)	2.00
Cancelled	(102,393)	2.25
Cancelled	(135,000)	2.75

Balance at December 31, 2001	95,000	2.25–2.81	2.69	95,000	2.69
Cancelled	(75,000)	2.81

Balance at December 31, 2002	20,000	2.25	2.25	20,000	2.25

At December 31, 2002, 1,707,471 shares were available for future grants and the remaining life of the options outstanding was eight years. The Company has reserved 1,727,471 shares of common stock in connection with the 1997 Stock Option Plan.

9.    INCOME TAXES

The provision for (benefit from) income taxes consisted of the following for the years ended December 31, 2002, 2001 and 2000 (dollars in thousands):

	2002	2001	2000
Continuing operations
Current, state	$—	$—	$(9)

MURDOCK COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2002, 2001 and 2000

The provision for (benefit from) income taxes from continuing operations for the years ended December 31, 2002, 2001 and 2000 is less than the amounts computed by applying the statutory federal income tax rate of 35% to the income (loss) before income taxes from continuing operations due to the following items (dollars in thousands):

	2002	2001	2000
Computed expected amount	$(1,029)	$(1,062)	$50
Amortization and write-down of goodwill	—	—	1,313
State income taxes, net of federal tax benefit	—	—	(9)
Change in valuation allowance	1,029	1,062	(1,363)

Income tax provision (benefit)	$—	$—	$(9)

At December 31, 2002 the Company has net operating loss carryforwards for federal income tax purposes of approximately $40 million to use to offset future taxable income. These net operating losses will expire between 2008 and 2022.

Certain restrictions under the Tax Reform Act of 1986, caused by a change in ownership resulting from sales of common stock, limit the annual utilization of net operating loss carryforwards. The initial public offering of the Company’s common stock during 1996 resulted in such a change in ownership. The Company estimates that the post-change taxable income that may be offset with the pre-change net operating loss carryforward of approximately $4.5 million will be limited annually to approximately $600,000.

Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2002 and 2001 are as follows (dollars in thousands):

	2002	2001
Deferred tax assets:
Current:
Allowance for doubtful accounts receivable	$63	$62

Noncurrent:
Interest and other accruals	1,033	1,521
Carryforward of net operating loss	13,862	13,224

	14,895	14,745

Total deferred tax assets	14,958	14,807
Valuation allowance for deferred tax assets	(14,958)	(14,807)

Net deferred tax assets	$—	$—

A valuation allowance for the entire balance of deferred tax assets has been recorded because management believes it is more likely than not that such assets will not be realized due to the Company’s history of operating losses.

10.    COMMITMENTS AND CONTINGENCIES

At December 31, 2002 the Company’s only operating lease is a month to month lease of office space with a related party in the amount of $500 per month. Rent expense under operating leases for the years ended December 31, 2002, 2001 and 2000 was $6,000, $20,000 and $95,000, respectively.

MURDOCK COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2002, 2001 and 2000

The Company guaranteed a facility lease between Actel and a third party. The lease expires in June 2009 and total remaining noncancellable lease payments were $765,000 at December 31, 2000. Actel was current on its lease payments as of December 31, 2000. However, on April 11, 2001 Actel filed for Chapter 11 bankruptcy protection which was subsequently converted to Chapter 7. The Company has not received any notification from the bankruptcy trustee or the third party regarding the guarantee during 2001 or 2002. No loss, if any, has been recorded in the consolidated financial statements with respect to this matter.

The Company was notified by the FDIC of discrepancies between the amount of the Company’s notes payable pledged as collateral by a note holder and the amount of notes payable recorded by the Company. The FDIC notified the Company on May 10, 2000, that the discrepancies total $770,000. Also, in July 2001, the Company was notified that Peoples Bank had obtained a judgment against a Company director and shareholder in the amount of $350,000, and that the collateral was a Company promissory note in the principal amount of $350,000. Another party has asserted that he is entitled to $500,000 allegedly outstanding under a note payable. Management believes that no funds were received by the Company with respect to these notes and that it has other defenses. No assurance can be given that the Company’s defenses are valid or that the Company will not be liable for any part or all of the amounts allegedly due under these notes. No loss, if any, has been recorded in the consolidated financial statements with respect to these matters.

On November 23, 2001 three individuals, one of which was a former officer and director of the Company, filed suit against the Company, several former officers and directors of the Company and several related parties. These lawsuits allege that the named individuals and entities devised a scheme to defraud the three plaintiffs to personally borrow funds from a financial institution, invest the proceeds in the Company as a note payable with the promise of stock options and repayment of the notes, and give the financial institution a security interest in the notes under the Uniform Commercial Code. Unspecified damages sought by the plaintiffs include actual, punitive, and treble damages and court costs and attorney costs. The Company’s Director and Officer (“D&O”) insurance carrier has notified the Company that because one of the plaintiffs was a former director of the Company, that the D&O policy will not provide coverage for the claims by that plaintiff. The Company believes that its D&O policy will provide coverage, up to the policy limit, in this lawsuit related to the other two plaintiffs. In November 2002, the Company entered into a settlement agreement providing for the issuance by the Company of 517,000 shares of the Company’s common stock to the three plaintiffs and one other individual who did not file suit. The effectiveness of the settlement is contingent on the closing of the proposed merger with Polar. No loss, if any, has been recorded in the consolidated financial statements with respect to these matters.

As of December 31, 2002 the Company had been notified by several state taxing authorities that approximately $46,000 of past due taxes and penalties is allegedly owed. Some of the states have assigned the alleged amounts due to collection agencies or filed tax warrants. Management believes that it has meritorious defenses against these amounts. No assurance can be given that the Company’s defenses are valid or that the Company will not be liable for any part of these amounts. No loss, if any, has been recorded in the consolidated financial statements with respect to these matters.

As of December 31, 2002 the Company had been notified by several vendors that approximately $45,600 is owed. Management believes that it has meritorious defenses against these amounts. No loss, if any, has been recorded in the consolidated financial statements with respect to these matters.

The Company has divested certain of its businesses during 2001 and 2000. As a result of such divestitures, there may be lawsuits, claims or proceedings instituted or asserted against the Company related to the period that the businesses were owned by the Company. No loss, if any, has been recorded in the consolidated financial statements with respect to these matters.

MURDOCK COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2002, 2001 and 2000

On November 16, 1998 the Company entered into an Employment Agreement with Paul C. Tunink, Chief Financial Officer. The Employment Agreement had a term through November 30, 1999 and renewed automatically from year to year thereafter, unless terminated by either party, and provided for a base salary of not less than $128,000. The Employment Agreement contained a provision restricting competition with the Company for a period of one year following termination of employment. Mr. Tunink’s Employment Agreement provided that if his employment was terminated by the Company for any reason other than cause, Mr. Tunink would be entitled to receive severance at an annual rate of $128,000 for one year and continuation of health insurance coverage for one year. During the fourth quarter of 2001, Mr. Tunink’s employment was terminated in an effort to control costs. As of December 31, 2001, the Company recorded a payable of approximately $146,000 related to this severance agreement.

11.    RELATED PARTY TRANSACTIONS

The Company conducts a significant amount of business with Berthel and other affiliated entities. Berthel provided lease and other financing services, including investment banking, to the Company. Other affiliated entities provided financing, consulting and miscellaneous services to the Company. See Note 5 for the disclosure of the various related party financing agreements.

In December 1999, Berthel entered into a Standstill Agreement with the Company. Under the Standstill Agreement, Berthel indicated its intention to form a creditors committee to represent the interests of Berthel and other creditors of the Company. The Company agreed to provide the creditors committee with access to information regarding the Company and its business and to advise the creditors committee in advance regarding certain significant corporate developments. The creditors committee may also demand that the Company take certain actions with respect to the Company’s assets and business. The creditors committee agreed to forbear from taking actions to collect past due debt owed by the Company in the absence of the unanimous approval of the creditors committee. As of December 31, 2002, the Company and Berthel are the only parties to the Standstill Agreement and Berthel is the only member of the creditors committee.

In January 2000, the Company retained Berthel to assist the Company regarding the identification and investigation of strategic alternatives that might be available to the Company. Various fees were paid to Berthel under the Placement Agreement including a monthly retainer and placement fees. The Company paid Berthel total fees of $536,000 during 2000. This agreement was revised on July 1, 2001 for a period of 12 months with annual renewal options. The agreement allows for a monthly retainer fee of $20,000 and other success fees defined in the agreement based on the strategic event that occurs. The expenses related to the previous agreement and the revised agreement for 2002 and 2001 were $248,131 and $218,980, respectively. As of December 31, 2002 the Company owes Berthel $442,111 under both agreements.

The Company has subleased office space from Berthel Fisher & Company Management Corp., an affiliate of Berthel, since October 2001 on a month-to-month basis. The expense related to this sublease agreement for 2002 and 2001 was $6,000 and $1,500, respectively. The Company owes Berthel Fisher & Company Management Corp. approximately $7,500 in rental payments as of December 31, 2002.

On July 1, 1994, the Company entered into an agreement with a minority shareholder to provide telecommunication services to hotels owned and managed by Larken, Inc., a company 50% owned by the minority shareholder. Revenues of $0, $0 and $109,000 were generated from such agreement for the years ended December 31, 2002, 2001 and 2000, respectively. The agreement provided for a fixed payment of $30,000 per month in commissions to be paid to the minority shareholder. This agreement was terminated in June 2000.

MURDOCK COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2002, 2001 and 2000

In January 2000, the Company entered into a letter agreement with Pirinate Consulting Group, LLC (“Pirinate”), an entity controlled by Eugene I. Davis, for the personal services of Mr. Davis as the Company’s Interim Chairman of the Board and Interim Chief Executive Officer. Pirinate received $15,000 a month plus out-of-pocket expenses for these services. In May 2000 Mr. Davis became the Chairman of the Board and Chief Executive Officer of the Company. Mr. Davis resigned on October 9, 2001 as Chief Executive Officer and remained on the Board of Directors.

The Company entered into an agreement dated August 1, 2002, as amended, with Pirinate, whereby Pirinate agreed to provide the services of Eugene I. Davis to serve as Chairman of the Board and Chief Executive Officer effective August 1, 2002. Under the agreement, the Company issued 40,000 shares of the Company’s common stock to Pirinate in satisfaction of unpaid fees for Mr. Davis’ past services and the Company agreed to pay Pirinate $3,000 per month during the term of Mr. Davis’ services. The Company also agreed to contingent compensation of 4,000 shares of the Company’s common stock per month, contingent upon the closing of the proposed merger with Polar.

On December 24, 2000, the Company signed a consulting services letter agreement with Prentice Services LTD (“Prentice”), an entity controlled by Wayne Wright, a member of the Company’s Board of Directors and a significant shareholder. The agreement provided that Mr. Wright would serve as President of PIC and would provide consulting services to PIC, as directed by the Company’s Chief Executive Officer. Prentice received $15,000 a month, plus out-of-pocket expenses, for these services. Also, at the sole discretion of the Company’s Board of Directors, Prentice would receive additional success fees and bonuses. The Company paid $105,000 and $15,000 under this agreement in 2001 and 2000, respectively.

During 2002, Mr. Wright served as the Company’s Interim Principal Accounting Officer and received compensation of $4,000 per month.

A summary of transactions with related parties for the years ended December 31, 2002, 2001 and 2000 is as follows (dollars in thousands):

	2002	2001	2000
Consulting expense—Prentice (included in discontinued operations)	$—	$105	$15
Consulting expense—director	48	—	—
Consulting expense—Pirinate	15	121	181
Interest expense on related party notes payable	542	539	1,620
Interest expense on notes payable to Berthel	375	372	243
Interest expense on notes payable to MCCIC	69	68	36
Interest expense on notes payable to Polar	20	—	—
Commissions to minority shareholder	—	—	180
Investment banking and placement fees to Berthel	248	219	536
Lease payments to Berthel	—	—	840
Rent expense on lease with Berthel	6	2	—

Certain parties were considered related parties in 2000 but not in 2001 or 2002 due to the disposition of assets.

MURDOCK COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2002, 2001 and 2000

12.    PROFIT SHARING PLAN

The Company had a profit sharing plan under Section 401(k) of the Internal Revenue Code. Employees were eligible to participate in the plan after completing three months of service. There were no contributions required and no discretionary contributions made to the plan for the year ended December 31, 2000.

Effective November 15, 2000, the Company terminated the plan due to low participation and high administrative expenses.

13.    FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value amounts disclosed below are based on estimates prepared by the Company utilizing valuation methods appropriate in the circumstances. The carrying amount for financial instruments included among cash, receivables, notes payable, and other short-term payables approximates their fair value because of the short maturity of those instruments. The estimated fair value of other significant financial instruments are based principally on discounted future cash flows at rates commensurate with the credit and interest rate risk involved and the timing of when the instruments were entered into.

The estimated fair values of the Company’s other significant financial instruments at December 31, 2002 and 2001 are as follows (dollars in thousands):

	2002		2001
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Long-term debt	$—	$—	$4,632	$—

14.    SUBSEQUENT EVENT

During the period from January 1, 2003 through March 7, 2003, the Company borrowed $44,753 from Polar. The notes are payable on January 16, 2004 and February 4, 2004 and bear interest at 10%.

MURDOCK COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2002, 2001 and 2000

15.    QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following is a summary of the quarterly results of operations for the years ended December 31, 2002 and 2001 (dollars in thousands except per share data). These quarterly results have been reclassified from those previously reported in form 10-Q’s filed with the Securities and Exchange Commission to reflect the results of operations for PIC, that was sold effective July 31, 2001, as discontinued operations for all periods presented.

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Total
2002
Revenues	$—	$—	$—	$—	$—
Gross profit	—	—	—	—	—
Loss from continuing operations	(696)	(733)	(763)	(749)	(2,941)
Net loss	(696)	(733)	(763)	(749)	(2,941)
Basic and diluted net loss per common share	$(0.06)	$(0.06)	$(0.06)	$(0.06)	$(0.24)
2001
Revenues	$21	$1	$—	$—	$22
Gross profit	21	1	—	—	22
Loss from continuing operations	(733)	(776)	(546)	(978)	(3,033)
Net income (loss)	(832)	(858)	854	(978)	(1,814)
Basic and diluted net income (loss) per common share	$(0.07)	$(0.07)	0.07	$(0.07)	$(0.15)

The third quarter of 2001 includes a $1,314,000 gain on the sale of PIC in net income. The fourth quarter of 2001 includes a $146,000 severance accrual in loss from continuing operations (see Note 10).

Per share information is calculated for each quarterly and annual period using average outstanding shares for the period. Therefore, the sum of the quarterly per share amounts will not necessarily equal the annual per share amounts presented.

16.    SUBSEQUENT EVENT (UNAUDITED)

On March 31, 2003, a settlement agreement that the Company had entered into with a financial institution in which the financial institution agreed to accept payment of $100,000 in cash ($25,000 of which has already been paid as of December 31, 2002) and 475,000 shares of the Company’s common stock in full satisfaction of all principal and interest due of approximately $964,000 as of December 31, 2002, expired.

On May 7, 2003 the above-mentioned settlement agreement was extended to the closing of the proposed merger with Polar.

On May 5, 2003 the Company entered into an amendment to a settlement agreement with a holder of the Company’s debt to cure a default. Under the terms of the amended settlement agreement, the holder of the Company’s debt agreed to accept payment of $235,000 in cash, a note payable for $500,000 due one year from the closing of the proposed merger with Polar and 350,000 shares of the Company’s common stock in full satisfaction of all principal and interest due of approximately $11.2 million as of December 31, 2002.

*  *  *  *  *

MURDOCK COMMUNICATIONS CORPORATION

SCHEDULE—VALUATION AND QUALIFYING ACCOUNTS

Years Ended December 31, 2002, 2001 and 2000

	Balance at Beginning of Year	Net Charges to Costs and Expenses	Deductions	Balance at End of Year
Year ended December 31, 2002
Allowance for doubtful accounts	$179	$—	$—	$179
Year ended December 31, 2001
Allowance for doubtful accounts	225	(46)	—	179
Year ended December 31, 2000
Allowance for doubtful accounts	152	98	25	225

ANNEX A

AGREEMENT AND PLAN OF MERGER, AS AMENDED

A-1

Annex A

AGREEMENT AND PLAN OF MERGER

By and Among

MURDOCK COMMUNICATIONS CORPORATION

MCC MERGER SUB CORPORATION

and

POLAR MOLECULAR CORPORATION

Dated as of December 19, 2001

			Page

INTRODUCTORY STATEMENTS			1

ARTICLE I		THE MERGER	1
SECTION	1.01.	The Merger	1
SECTION	1.02.	Effective Time	1
SECTION	1.03.	Effect of the Merger	2
SECTION	1.04.	Articles of Incorporation	2
SECTION	1.05.	Bylaws	2
SECTION	1.06.	Directors and Officers of the Surviving Corporation	2
SECTION	1.07.	Additional Actions	2
SECTION	1.08.	Conversion of Securities	2
SECTION	1.09.	Dissenting Shares	4
SECTION	1.10.	Surrender of Shares, Stock Transfer Books	5

ARTICLE II		CLOSING	6
SECTION	2.01.	Closing	6
SECTION	2.02.	Deliveries by Polar	6
SECTION	2.03.	Deliveries by Merger Sub and Murdock	7

ARTICLE III		REPRESENTATIONS AND WARRANTIES OF POLAR	7
SECTION	3.01.	Organization and Qualification of Polar	7
SECTION	3.02.	Power and Capacity; Charter Documents of Polar	7
SECTION	3.03.	Polar Subsidiaries	8
SECTION	3.04.	Capitalization and Ownership of Polar	8
SECTION	3.05.	No Polar Conflicts	8
SECTION	3.06.	Polar Consents and Approvals	8
SECTION	3.07.	Financial and Operating Statements of Polar	9
SECTION	3.08.	No Undisclosed or Contingent Liabilities of Polar	9
SECTION	3.09.	Assets of Polar	9
SECTION	3.10.	Absence of Certain Changes for Polar	10
SECTION	3.11.	Real Property of Polar	12
SECTION	3.12.	Polar Contracts and Commitments	12
SECTION	3.13.	Polar Intellectual Property	14
SECTION	3.14.	Pension and Other Employee Plans and Agreements of Polar	14
SECTION	3.15.	Polar Litigation	16
SECTION	3.16.	Polar Insurance	16
SECTION	3.17.	Polar Collective Bargaining Agreements; Compensation; Employee Agreements	17
SECTION	3.18.	Polar Labor Matters	17
SECTION	3.19.	Compliance with Law by Polar	18
SECTION	3.20.	Polar Permits	18
SECTION	3.21.	Polar Environmental Matters	19

 i

SECTION	3.22.	Polar Tax Matters	20
SECTION	3.23.	Title to Polar Assets	21
SECTION	3.24.	Redemptions of Capital Stock by Polar	21
SECTION	3.25.	Accuracy of Polar’s Disclosure	21

ARTICLE IV		REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND MURDOCK	21
SECTION	4.01.	Organization and Qualification - Merger Sub	21
SECTION	4.02.	Organization and Qualification - Murdock	22
SECTION	4.03.	Power and Capacity; Charter Documents of Merger Sub	22
SECTION	4.04.	Power and Capacity; Charter Documents of Murdock	22
SECTION	4.05.	Capitalization of Murdock; Murdock Subsidiaries	23
SECTION	4.06.	No Acquiror Conflicts	24
SECTION	4.07.	Acquiror Consents and Approvals	24
SECTION	4.08.	Financial and Operating Statements of Acquiror	25
SECTION	4.09.	No Undisclosed or Contingent Liabilities of Acquiror	25
SECTION	4.10.	Assets of the Acquiror	25
SECTION	4.11.	Absence of Certain Acquiror Changes	26
SECTION	4.12.	Real Property of Acquiror	28
SECTION	4.13.	Acquiror Contracts and Commitments	29
SECTION	4.14.	Acquiror Intellectual Property	30
SECTION	4.15.	Pension and Other Employee Plans and Agreements of Acquiror	31
SECTION	4.16.	Acquiror Litigation	33
SECTION	4.17.	Acquiror Insurance	33
SECTION	4.18.	Acquiror Collective Bargaining Agreements; Compensation; Employee Agreements	33
SECTION	4.19.	Acquiror Labor Matters	34
SECTION	4.20.	Compliance with Law by Acquiror	35
SECTION	4.21.	Acquiror Permits	35
SECTION	4.22.	Acquiror Environmental Matters	35
SECTION	4.23.	Acquiror Tax Matters	36
SECTION	4.24.	Title to Acquiror Assets	37
SECTION	4.25.	Redemptions of Capital Stock by Acquiror	37
SECTION	4.26.	SEC Reports and Financial Statements	37
SECTION	4.27.	Accuracy of Acquiror Disclosure	38

ARTICLE V		OTHER OBLIGATIONS OF THE PARTIES	38
SECTION	5.01.	Conduct of Polar Business	38
SECTION	5.02.	Conduct of Murdock Business	40
SECTION	5.03.	Murdock’s Access to Books and Records	42
SECTION	5.04.	Polar’s Access to Books and Records	42
SECTION	5.05.	Consents	43
SECTION	5.06.	Disclosure Schedule	43
SECTION	5.07.	Governmental Filings	43
SECTION	5.08.	Covenant to Satisfy Conditions	44
SECTION	5.09.	Confidentiality	44

 ii

SECTION	5. 10	Registration Statement and Proxy Statement	44
SECTION	5.11	Murdock Stockholder Approval	45
SECTION	5.12	Polar Stockholder Approval	45
SECTION	5.13.	Resignation of Officers and Directors	45
SECTION	5.14.	Provision of Polar’s Audited Financial Statements	46
SECTION	5.15.	Financial Condition of Murdock	46

ARTICLE VI		CONDITIONS TO CONSUMMATION OF THE MERGER	46
SECTION	6.01.	Conditions to the Obligations of Each Party	46
SECTION	6.02.	Conditions to Obligations of Murdock and Merger Sub	47
SECTION	6.03.	Conditions to Obligation of Polar	48

ARTICLE VII		TERMINATION	49
SECTION	7.01.	Termination by Mutual Consent	49
SECTION	7.02.	Termination by Either Murdock or Polar	49
SECTION	7.03.	Termination by Murdock	50
SECTION	7.04.	Termination by Polar	50
SECTION	7.05	Effect of Termination	51

ARTICLE VIII		MISCELLANEOUS	51
SECTION	8.01.	Survival of Representations and Warranties	51
SECTION	8.02.	Commissions	51
SECTION	8.03.	Definition of Knowledge	51
SECTION	8.04.	Definition of Material Adverse Effect and Material Adverse Change	51
SECTION	8.05.	Expenses, Taxes, Etc.	51
SECTION	8.06.	Successors and Assigns	51
SECTION	8.07.	No Third-Party Benefit	51
SECTION	8.08.	Entire Agreement; Amendment	52
SECTION	8.09.	Reformation and Severability	52
SECTION	8.10.	Notices	52
SECTION	8.11.	GOVERNING LAW	53
SECTION	8.12.	Arbitration	53
SECTION	8.13.	Counterparts	54

 iii

AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 19, 2001, is by and among Murdock Communications Corporation, an Iowa corporation (“Murdock”), MCC Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Murdock (“Merger Sub”), and Polar Molecular Corporation, a Delaware corporation (“Polar” and sometimes the “Surviving Corporation”).

INTRODUCTORY STATEMENTS

         Polar, Merger Sub and Murdock desire to effect the merger of Merger Sub with and into Polar, with Polar remaining as the surviving corporation, pursuant to the terms hereof (the “Merger”).

         For purposes of this Agreement, Murdock and its Subsidiaries (as defined herein), including without limitation Merger Sub, shall collectively be termed the “Acquiror”; when such collective term is used in connection with financial issues, it shall refer to Murdock and its Subsidiaries as a consolidated whole. For example, when references are made to officers, directors and employees of the Acquiror, it shall mean all officers, directors and shareholders of Murdock and its Subsidiaries.

         Accordingly, for and in consideration of the foregoing and the mutual agreements, representations, warranties, covenants and conditions herein set forth, and other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

THE MERGER

          SECTION 1.01.   The Merger. Upon the terms and subject to the conditions hereof, the Merger shall be consummated in accordance with the Delaware General Corporation Law (the “Delaware Law”) as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI hereof. At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement and the Delaware Law, Merger Sub shall be merged with and into Polar, the separate corporate existence of Merger Sub shall cease, and Polar shall continue as the Surviving Corporation.

          SECTION 1.02.   Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI hereof, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of the Delaware Law. The Merger shall become effective upon the filing of such certificate of merger with the Secretary of State of the State of Delaware (the “Effective Time”).

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          SECTION 1.03.   Effect of the Merger. At the Effective Time, the effect of the Merger in Delaware shall be as provided in Section 259 of the Delaware Law.

          SECTION 1.04.   Articles of Incorporation. At the Effective Time, the Certificate of Incorporation of Polar shall become the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Law (as defined herein).

          SECTION 1.05.   Bylaws. The Bylaws of Polar, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Law.

          SECTION 1.06.   Directors and Officers of the Surviving Corporation. The directors and officers of Polar at the Effective Time shall become the directors and officers of the Surviving Corporation.

          SECTION 1.07.   Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Polar or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Polar and Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Polar and Merger Sub or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

          SECTION 1.08.   Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Polar, Murdock, Merger Sub or the holder of any of the following securities:

                  (a)     Each share (individually, a “Common Share” and, collectively, the “Common Shares”) of common stock, par value $.0001 per share (the “Common Stock”), of Polar issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares (as defined herein), shall be converted into the right to receive the number of shares of common stock, no par value per share, of Murdock (the “Murdock Common Stock”) per Common Share equal to the Common Share Amount, subject to any adjustment provided by Section 1.10(c), and issuable by Murdock to the holders of Common Shares of Polar; provided, that such conversion shall be effected in accordance with the provisions of this Article I upon surrender of the certificate representing any such Common Shares. For purposes hereof, the “Common Share Amount” shall mean the number of shares of Murdock Common Stock equal to (i) four times the number of shares of Murdock Common Stock outstanding at the Effective Time (but excluding the effect of this Section 1.08) divided by (ii) the number of Common Shares. The certificates representing the shares of Murdock Stock to be issued to the holders of the Common Shares of Polar (the “Certificates”) shall be in a form to be mutually agreed upon

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by Murdock and Polar. Each share of the Common Stock held in the treasury of Polar shall be canceled and extinguished and no payment or other consideration shall be made with respect thereto. The aggregate number of shares of Murdock Common Stock issuable by Murdock as merger consideration hereunder shall be termed the “Merger Consideration”.

                  (b)     If, between the date hereof and the Effective Time, the outstanding shares of Common Stock of Polar shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or if any extraordinary dividend or distribution is made with respect to the Common Stock of Polar, then the Common Share Amount shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, extraordinary dividend or distribution or other similar event.

                  (c)     Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one share, validly issued, fully paid and nonassessable, of common stock of the Surviving Corporation. Immediately following the Effective Time, the common stock of the Surviving Corporation held by Murdock shall represent all of the issued and outstanding capital stock of the Surviving Corporation.

                  (d)     From and after the Effective Time, holders of certificates evidencing Common Stock that were issued prior to the Merger shall cease to have any rights as shareholders of Polar or the Surviving Corporation, except as provided otherwise by Law.

                  (e)     (1)     Each option to purchase shares of the Common Stock that is outstanding immediately prior to the Effective Time (a “Polar Stock Option”) shall be assumed by Murdock on the terms set forth below in Section 1.08(e)(2) and shall automatically be converted into an option to purchase shares of Murdock Common Stock, either pursuant to the terms of the Polar Stock Option or express agreement of the holder of the Polar Stock Option. Each warrant to purchase shares of the Common Stock of Polar that is outstanding immediately prior to the Effective Time (a “Polar Warrant”) shall be assumed by Murdock on the terms set forth below in Section 1.08(e)(2) and shall automatically be converted into a warrant to purchase shares of Murdock Common Stock, either pursuant to the terms of the Polar Warrant or express agreement of the holder of the Polar Warrant.

                            (2)     Each Polar Stock Option that is outstanding at the Effective Time shall be assumed by Murdock and shall be deemed to constitute an option to acquire, and each Polar Warrant that is outstanding at the Effective Time shall be assumed by Murdock and shall be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such Polar Stock Option or Polar Warrant immediately prior to the Effective Time, the number of shares of Murdock Common Stock as the holder of such Polar Stock Option or Polar Warrant would have been entitled to receive had such holder exercised such Polar Stock Option or such Polar Warrant in full immediately prior to the Effective Time (assuming only for this purpose that such Polar Stock Option was in fact vested and exercisable) at an exercise price per share equal to (a) the aggregate exercise price for Common Shares otherwise purchasable pursuant to such Polar Stock Option or Polar Warrant divided by (b) the aggregate number of

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shares of Murdock Common Stock for which such assumed Polar Stock Option or Polar Warrant is exercisable immediately following the Effective Time; provided however, that in all events the number of shares covered by, and the exercise price for, each assumed Polar Stock Option that is an “incentive stock option” (within the meaning of Section 422 of the Code) shall be determined according to Section 424 of the Code and the regulations promulgated thereunder, and provided further, that the number of shares of Murdock Common Stock that may be purchased upon exercise of the assumed Polar Stock Options and Polar Warrants shall not include any fractional share. An assumed Polar Stock Option or Polar Warrant that includes a fractional share shall be rounded up to the nearest whole share. At and after the Effective Time, each assumed Polar Stock Option that had not vested in full in accordance with its terms shall continue to vest according to the terms of such option in effect immediately prior to the Effective Time. From and after the Effective Time, Murdock shall assume and comply with the terms of the warrant agreements pursuant to which the Polar Warrants were issued (the “Polar Warrant Agreements”) and the Polar stock option plans pursuant to which the Polar Stock Options were granted. At or prior to the Effective Time, Murdock shall cause to be taken all corporate action to reserve for issuance a sufficient number of shares of Murdock Common Stock for delivery upon exercise of the assumed Polar Stock Options and Polar Warrants.

                  (f)    If, between the date hereof and the Effective Time, the outstanding shares of Murdock Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or if any extraordinary dividend or distribution is made with respect to the Murdock Common Stock, then the number of shares represented by the Common Share Amount shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, extraordinary dividend or distribution or other similar event.

          SECTION 1.09.   Dissenting Shares.

                  (a)     Any Common Shares held by a holder who has not voted such shares in favor of the approval and adoption of this Agreement and who has properly demanded and perfected such demand for appraisal of such shares in accordance with Section 262 of the Delaware Law and as of the Effective Time has neither effectively withdrawn nor lost such right to such appraisal (“Dissenting Shares”), shall not be converted into or represent a right to receive the Common Share Amount but the holder thereof shall only be entitled to such rights as are granted by Section 262 of the Delaware Law.

                  (b)     Notwithstanding the provisions of subsection (a) of this Section, if any holder of Common Shares who demands appraisal of such shares under the Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) such right to appraisal, then as of the Effective Time or the occurrence of such event, whichever occurs later, such holder’s shares shall automatically be converted into and represent only the right to receive the Common Share Amount per Common Share as provided in Section 1.08 without interest thereon, upon surrender of the certificate or certificates representing such shares and such shares shall no longer be Dissenting Shares. Furthermore, upon the surrender of Dissenting Shares in accordance with the provisions of Section 1.10 hereof, the holder thereof shall be deemed to

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have waived his or her appraisal rights under the Delaware Law with respect to such Common Shares.

                  (c)     Polar shall give Merger Sub and, after the Merger, the Surviving Corporation shall give Murdock (i) prompt notice of any written demands for appraisal or payment of the fair value of any Common Shares, withdrawals of such demands, and any other instruments served pursuant to the Delaware Law received by Polar or the Surviving Corporation and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware Law. Prior to the Merger, Polar shall not voluntarily make any payment with respect to any demands for appraisal or, except with the prior written consent of Merger Sub, settle or offer to settle any such demands.

          SECTION 1.10.   Surrender of Shares, Stock Transfer Books.

                  (a)     Following the Effective Time, Murdock shall distribute to the holders of the Common Shares the Certificates to be issued to such holders under Section 1.08(a) upon the terms and conditions specified in this Section 1.10.

                  (b)     Each holder of a certificate or certificates representing any Common Shares canceled upon the effectiveness of the Merger pursuant to Section 1.08 may thereafter surrender such certificate or certificates to Murdock (or its transfer agent). Murdock agrees that prior to the Effective Time it shall distribute or shall cause to be distributed to each holder of record of Common Shares as of the Effective Time a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificates shall pass, only upon proper delivery thereof to Murdock or its transfer agent) and instructions for use in effecting the surrender of such certificates for payment therefor. (Any holders of Common Shares who have lost or destroyed the certificates representing their Common Shares shall be required to execute an affidavit regarding such matters in a form to be distributed by Murdock to indemnify the Surviving Corporation and Murdock against any other claimants of such Common Shares, but no bond or other security shall be required for such indemnity.) Upon surrender by such holder to Murdock of a certificate (or such executed affidavit and indemnity), together with such letter of transmittal duly executed, the holder of such certificate shall be entitled to receive in exchange therefor Certificates representing the number of shares of Murdock Common Stock in an amount equal to the product of the number of Common Shares represented by such certificate and the Common Share Amount. Each certificate surrendered hereunder shall forthwith be canceled. Notwithstanding anything in this Agreement to the contrary, no Certificates shall be released or distributed to any holder of Common Shares until Murdock or the Surviving Corporation has received written confirmation of the effectiveness of the Merger under the Delaware Law from the Secretary of State of the State of Delaware.

                  (c)     No fractional shares of Murdock Common Stock shall be issued in the Merger. All shares of Murdock Common Stock to which a holder of shares of the Common Stock of Polar is entitled as a result of the Merger shall be aggregated and if a fractional share of Murdock Common Stock results even after such aggregation, such fractional share shall be rounded up to the nearest whole share of Murdock Common Stock, in lieu of the fractional share.

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                   (d)     If payment in respect of Common Shares is to be made to a Person (as defined herein) other than the Person in whose name a surrendered certificate or instrument is registered, it shall be a condition to such payment that the certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of the Surviving Corporation or Murdock that such tax either has been paid or is not payable. The registered holder of each certificate surrendered in accordance with the preceding sentence shall indemnify and hold Murdock and the other parties hereto harmless against any claims by third parties (and any direct or indirect damages relating thereto) as to the title of such certificate or the Common Shares evidenced thereby. Until surrendered in accordance with the provisions of this Section 1.10, each certificate (other than certificates representing Dissenting Shares in respect of which appraisal rights are perfected, which shall be treated in accordance with applicable provisions of the Delaware Law) shall represent for all purposes whatsoever only the right to receive the Common Share Amount multiplied by the number of the applicable Common Shares evidenced by such certificate, except as otherwise provided in subsection (b) above.

                  (e)     At the Effective Time, the stock transfer books of Polar shall be closed and there shall be no further registration of transfers of Common Shares or other equity issued prior to the Merger on the records of Polar or the Surviving Corporation. If, after the Effective Time, certificates for Common Stock or other equity securities of Polar are presented to the Surviving Corporation, they shall be entitled only to be canceled and exchanged for the amounts provided for such shares or other equity securities in Sections 1.08 and 1.10 hereof.

ARTICLE II

CLOSING

          SECTION 2.01.   Closing. The Closing of the transactions contemplated hereby (the “Closing”) shall, subject to the provisions of Article VI hereof, take place at the offices of Holme Roberts & Owen LLP in Denver Colorado, on the later to occur of May 1, 2002 and the date that is two business days after each of the conditions set forth in Article VI has been met or waived in writing, or at such other date, time and place as Polar and Murdock mutually agree. The date on which the Closing actually occurs is referred to herein as the “Closing Date”.

          SECTION 2.02.   Deliveries by Polar. At the Closing, Polar shall deliver, or cause to be delivered, to Merger Sub and Murdock (unless delivered previously) the following:

                  (a)     the Officers’ Certificate referred to in Section 6.02(d) hereof;

                  (b)     executed counterparts of any consents required to be obtained by Polar pursuant to Section 6.02(c) hereof; and

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                   (c)     all other previously undelivered documents, instruments and writings required to be delivered by Polar to Merger Sub or Murdock at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

          SECTION 2.03.   Deliveries by Merger Sub and Murdock. At the Closing, Merger Sub and Murdock shall deliver, or cause to be delivered, to Polar (unless delivered previously) the following:

                  (a)     the Officers’ Certificates referred to in Section 6.03(d) hereof;

                  (b)     executed counterparts of any consents required to be obtained by Murdock pursuant to Section 6.03(c) hereof; and

                  (c)     all other previously undelivered documents, instruments and writings required to be delivered by Merger Sub or Murdock to Polar at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF POLAR

         Polar hereby represents and warrants to Merger Sub and Murdock as follows, except as otherwise set forth in the relevant section of the Disclosure Schedule to be delivered to Murdock pursuant to Section 5.06 hereof:

          SECTION 3.01.   Organization and Qualification of Polar. Polar is (a) a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect (as defined herein) upon Polar or the consummation of the transactions contemplated hereby. Each jurisdiction in which Polar is qualified to do business is listed in Section 3.01 of the Disclosure Schedule. No jurisdiction in which Polar is not qualified or licensed has claimed, in writing or otherwise, that Polar is required to qualify or be licensed therein.

          SECTION 3.02.   Power and Capacity; Charter Documents of Polar.

                  (a)     Subject to the approval of the stockholders of Polar in accordance with the terms of Delaware Law and this Agreement, Polar has all requisite power and authority (corporate and otherwise) to enter into, execute and deliver this Agreement and perform its obligations hereunder. Polar has the corporate power and authority to carry on its business as now being conducted and to own and lease its properties. This Agreement has been duly executed and delivered by Polar and is a valid and binding obligation of Polar, enforceable against Polar in accordance with its terms. The Board of Directors of Polar has approved resolutions, a copy of which has been delivered to Murdock, approving the terms of this

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Agreement and, with respect to Polar, each of the transactions contemplated by the terms of this Agreement.

                  (b)     The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Polar will not result in a violation or breach of or constitute a default under any term or provision of the Certificate of Incorporation or Bylaws of Polar. Polar has delivered to Merger Sub true and complete copies of the Certificate of Incorporation and the Bylaws of Polar, as in effect on the date hereof.

          SECTION 3.03.   Polar Subsidiaries. Polar has no subsidiaries.

          SECTION 3.04.   Capitalization and Ownership of Polar. Section 3.04 of the Disclosure Schedule lists, for Polar, its authorized capitalization, the number of shares of its capital stock (or other equity interests) issued and outstanding, and the number of shares of its capital stock (or other equity interests) owned of record by each stockholder. All of the outstanding shares of the capital stock of Polar are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights or any applicable Law. All such shares are owned free and clear of any lien, claim or encumbrance of any type whatsoever imposed by Polar. There are no outstanding options, warrants or other rights to acquire any share of capital stock of Polar, there are no outstanding securities authorized, granted or issued by Polar that are convertible into or exchangeable for shares of its capital stock and there are no phantom stock rights, stock appreciation rights or similar rights regarding Polar. There are no rights of any Person to have Polar repurchase any capital stock of Polar.

          SECTION 3.05.   No Polar Conflicts. The execution, delivery and performance of this Agreement by Polar and the consummation of the transactions contemplated hereby will not:

                  (a)     result in the creation or imposition of any security interest, lien, charge or other encumbrance against the Polar Assets (as defined herein), with or without the giving of notice and/or the passage of time, or

                  (b)     violate, conflict with, affect acceleration of, or result in termination, cancellation or modification of, or constitute a default under (i) any contract, agreement or other instrument to which Polar is a party or by which Polar or its assets is bound or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Polar is a party or by which Polar may be bound or affected, or to which any of the Polar Assets may be subject, or

                  (c)     violate any statute or Law or any judgment, decree, order, writ, injunction, regulation or rule of any court or any local, state or federal governmental or regulatory authority, which violation, conflict, acceleration, requirement, termination, modification or default described in (a), (b), or (c) above could reasonably be expected to result in a Material Adverse Effect on Polar or the transactions contemplated by this Agreement.

          SECTION 3.06.   Polar Consents and Approvals. Polar is not required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any

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declaration, filing or registration with, any third party or any public body or authority in connection with (a) the execution and delivery by Polar of this Agreement, or (b) the consummation of the Merger and the other transactions contemplated hereby or (c) the future conduct by the Surviving Corporation of the business of Polar (the “Polar Business”) other than those that may be required solely by reason of Merger Sub’s or Murdock’s participation in the transactions contemplated hereby.

          SECTION 3.07.   Financial and Operating Statements of Polar. Attached hereto as Appendix I is a true and complete copy of the audited balance sheet of Polar as of March 31, 2000 and the unaudited balance sheet of Polar as of March 31, 2001, together with related statements of operations, equity and cash flow of Polar for each of such periods (collectively, the “Polar Year End Financial Statements”). The Polar Year End Financial Statements fairly present the financial position and the results of operations of Polar for the periods therein identified.Attached hereto as Appendix II is a true and complete copy of the unaudited balance sheet of Polar as of October 31, 2001 (the “Polar Interim Balance Sheet”), together with the related statement of operations for the seven-month period then ended (the “Polar Interim Financial Statements”). The Polar Interim Financial Statements fairly present the financial position and results of operations of Polar for such seven-month period.

          SECTION 3.08.   No Undisclosed or Contingent Liabilities of Polar. Except for liabilities or obligations incurred by Polar in the ordinary course of business since the date of the Polar Interim Balance Sheet (none of which could reasonably be expected to cause a Material Adverse Effect on Polar), to the knowledge of Polar, there is no basis for the assertion against Polar of any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise) exceeding $25,000 in individual amount that may reasonably be expected to encumber or affect Polar or the transactions contemplated hereby which is not fully reflected or reserved against on the Polar Interim Balance Sheet.

          SECTION 3.09.   Assets of Polar. The assets of Polar (collectively, the “Polar Assets”) include, without limitation, the assets referenced below:

                  (a)     Intellectual Property. All patents, trade or service names and marks, assumed names and copyrights and all applications therefor relating in which Polar has an interest (collectively, “Polar Intellectual Property”), including without limitation those listed in Section 3.09(a) of the Disclosure Schedule;

                  (b)     Receivables. All accounts receivable, bills and notes receivable, commercial paper and acceptances or any other evidences of indebtedness to Polar, including without limitation those listed in Section 3.09(b) of the Disclosure Schedule;

                  (c)     Polar Equipment. All furniture, fixtures and equipment of Polar (the “Polar Equipment”), including without limitation those items listed in Section 3.09(c) of the Disclosure Schedule, whether or not such items are in any way attached or affixed to real property;

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                   (d)     Vehicles. All automobiles, trucks, trailers and other vehicles owned or leased by Polar, including without limitation those listed in Section 3.09(d) of the Disclosure Schedule;

                  (e)     Insurance. All insurance policies covering Polar and its directors, officers, employees and agents (and all rights and claims thereunder for damage to, or otherwise relating to, the Polar Assets), including without limitation those listed in Section 3.09(e) of the Disclosure Schedule; and

                  (f)     Polar Permits. All licenses, permits and authorizations issued by any federal, state, local or foreign governmental authority (the “Polar Permits”) relating to Polar, the Polar Assets or the conduct of the Polar Business, including without limitation those listed in Section 3.09(f) of the Disclosure Schedule.

          SECTION 3.10.   Absence of Certain Changes for Polar. Since October 31, 2001, Polar has not:

                  (a)     suffered any Material Adverse Effect and there has not been any event, whether occurring before or after October 31, 2001, that could reasonably be expected to have a Material Adverse Effect on Polar; or

                  (b)     incurred any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, except (i) liabilities or obligations for rent under its shared office lease, and (ii) liabilities or obligations for other items incurred in the ordinary course of business of Polar and consistent with past practice, none of which other items exceeds $25,000, considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease (other than the Leases) or other agreement providing for periodic installments or payments, as a single obligation or liability; or

                  (c)     increased (other than increases resulting from the calculation of reserves in the ordinary course of business and in a manner consistent with past practice), or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves; or

                  (d)     paid, discharged or satisfied any claims, encumbrances, liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than the timely payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Polar Fiscal 2001 Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date thereof; or

                  (e)     permitted, allowed or suffered any of the Polar Assets, including, without limitation, real property, personal property or any leasehold interest, to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind, except for liens for Taxes (as defined herein) not yet owing; or

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                   (f)     canceled any material amount of indebtedness or waived any material claims or rights; or

                  (g)     sold, transferred or otherwise disposed of any Polar Assets except in the ordinary course of business and consistent with past practice; or

                  (h)     disposed of or permitted to lapse any right to the use of any patent, trademark, assumed name, service mark, trade name, copyright, license or application therefor or disposed of or disclosed to any corporation, association, partnership, organization, business, individual, government or political subdivision thereof or government agency (each, a “Person”) other than representatives of Merger Sub and Murdock any trade secret, formula, process or know-how not theretofore a matter of public knowledge; or

                  (i)     granted any increase in the salary, compensation, rate of compensation, commissions or bonuses payable to or to become payable by Polar to any officer or director of Polar (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment); or

                  (j)     granted any increase in the salary, compensation, rate of compensation, commissions or bonuses payable to or to become payable by Polar to any employee of Polar (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment), except in the ordinary course of business and consistent with past practice; or

                  (k)     paid, loaned or advanced any amount to any officer, director, employee or stockholder of Polar except for amounts advanced to employees of Polar in the ordinary course of business consistent with past practice (none of which advances were loans for personal purposes), or sold, transferred or leased any Polar Assets to, or entered into any agreement (other than this Agreement) or arrangement with, any officer, director, employee or stockholder of Polar (except for agreements or arrangements made in the ordinary course of business and consistent with past practice); or

                  (l)     entered into any collective bargaining or labor agreement, or experienced any labor dispute or difficulty; or

                  (m)     made any single capital expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or for any other purpose or made aggregate capital expenditures or commitments in excess of $25,000 for additions to property, plant, equipment or for any other purpose; or

                  (n)     made any material change in any method of accounting or accounting practice or policy; or

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                   (o)     suffered any casualty loss in excess of $10,000 (whether or not insured against) or suffered aggregate casualty losses in excess of $15,000 (whether or not insured against); or

                  (p)     issued any additional shares of capital stock of Polar or any option, warrant, right or other security exercisable for, convertible into or exchangeable for shares of capital stock of Polar; or

                  (q)     paid dividends on or made other distributions or payments in respect of the capital stock of Polar; or

                  (r)     taken any other action not either in the ordinary course of business and consistent with past practice or provided for in this Agreement; or

                  (s)     entered into or agreed to any transaction not in the ordinary course of business; or

                  (t)     agreed, whether in writing or otherwise, to take any of the actions set forth in this Section 3.10.

          SECTION 3.11.   Real Property of Polar. Polar owns no interest in real property, other than its lease for shared office space.

          SECTION 3.12.   Polar Contracts and Commitments.

                  (a)     All of the material agreements, contracts and commitments to which Polar is a party or is bound, whether individually or when aggregated with all related agreements, contracts or commitments, are material to the business, operations, condition (financial or otherwise), liabilities, assets, earnings or working capital of Polar are described in Section 3.12(a) of the Disclosure Schedule.

                  (b)     Polar is not a party to or bound by any agreements, contracts or commitments which individually or when aggregated with all related agreements, contracts or commitments, provide for the grant of any preferential rights to purchase or lease any of the Polar Assets, except as described in Section 3.12(b) of the Disclosure Schedule.

                  (c)     Polar has delivered or made available to Merger Sub or Murdock true and complete copies of each written agreement, contract or commitment listed in Section 3.12(a) of the Disclosure Schedule, as well as true and accurate summaries of any oral agreement listed thereon.

                  (d)     The enforceability of the agreements, contracts and commitments referred to in this Section 3.12 will not be affected in any respect by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

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                   (e)     Polar is not a party to or bound by any outstanding agreements, arrangements or contracts with any of its officers, employees, agents, consultants, advisors, salesmen or sales representatives that (i) are not cancelable by it on notice of not longer than 30 days and without the imposition of any liability, penalty or premium, (ii) require non-cancelable payment by Polar of over $5,000, or (iii) provide for any bonus or other payment based on the sale of Polar or any portion thereof.

                  (f)     Polar is not a party to or bound by any employment agreement, consulting agreement or any other agreements that contains any provision for severance or termination pay liabilities or obligations.

                  (g)     Polar is not a party to or bound by:

                           (i)     any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by Polar;

                           (ii)     any guaranty, direct or indirect, by Polar of any obligation for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business;

                           (iii)     any obligation to make payments, contingent or otherwise, of over $5,000 arising out of any prior acquisition of the business, assets or stock of other persons;

                           (iv)     any collective bargaining agreement with any labor union;

                           (v)     any lease or similar arrangement for the use by Polar of personal property requiring payments by Polar, on an annual basis, of over $10,000;

                           (vi)     any agreement containing noncompetition or other limitations restricting the conduct of the business of Polar; and

                           (vii)     any partnership, joint venture or similar agreement.

                  (h)     Neither Polar nor any of its officers, directors, stockholders or affiliates is a party to or bound by any agreement (other than this Agreement) or arrangement for the sale of any of the assets or capital stock of Polar or for the grant of any preferential rights to purchase any of the assets or capital stock of Polar.

                  (i)     Polar is not bound by any agreement to redeem the Common Shares held by any stockholder, which agreement will not be effectively and properly terminated by the consummation of the Merger.

                  (j)     With respect to each contract and agreement listed in Section 3.12 of the Disclosure Schedule, except as set forth therein, to the knowledge of Polar, (i) each of such contracts and agreements is valid, binding and in full force and effect and is enforceable by Polar in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws

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and judicial decisions of general applicability relating to or affecting creditors’ rights and to general principles of equity; (ii) there have been no cancellations or threatened cancellations thereof nor are there any outstanding disputes thereunder; (iii) neither Polar nor any other party is in breach of any material provision thereof; and (iv) there does not exist any default under, or any event or condition which with the giving of notice or passage of time or both would become a breach or default under, the terms of any such contract or agreement on the part of Polar or on the part of any other party thereto.

          SECTION 3.13.   Polar Intellectual Property.

                  (a)     Section 3.13 of the Disclosure Schedule contains an accurate and complete list of (i) all patents, trademarks (registered or unregistered), trade names, assumed names, copyrights, and all applications therefor, owned or filed by Polar and used in the conduct of the Polar Business and, with respect to registered trademarks, contains a list of all jurisdictions in which such trademarks are registered and all registration numbers; (ii) all licenses, permits and other agreements relating thereto; and (iii) all agreements relating to technology, know-how or processes used in or necessary for the conduct of the Polar Business which Polar is licensed or authorized to use by others (including, without limitation, licenses for the use of software of all types).

                  (b)     Such patents, trademarks (registered or unregistered), copyrights, licenses and permits are (i) valid, subsisting and enforceable, and (ii) duly recorded in the names of the Persons set forth in Section 3.13 of the Disclosure Schedule.

                  (c)     No claims have been asserted in writing by any Person against Polar with respect to the ownership, validity, enforceability, misappropriation or use of any product or service of the Polar Business or such patents, trademarks (registered or unregistered, or of any confusingly similar or dilative trademarks), trade names, assumed names, copyrights, applications therefor, technology, know-how, processes or trade secrets or challenging or questioning the validity or effectiveness of any such license, permits or agreement and there is no valid basis for any such claim.

                  (d)     To the knowledge of Polar, no other Person is infringing the rights of Polar with respect to the patents, trademarks (registered or unregistered), trade names, assumed names, copyrights, and applications therefor, technology, know-how, inventions, works, processes or trade secrets described in this Section 3.13.

          SECTION 3.14.   Pension and Other Employee Plans and Agreements of Polar.

                  (a)     Section 3.14 of the Disclosure Schedule sets forth, as of the date of this Agreement, all of the pension, profit sharing, stock option, stock purchase, stock bonus, employee stock ownership, incentive, bonus, life, health, disability or accident plans, deferred compensation plans, and other employee compensation or benefit plans, agreements, practices, policies, customs, contracts, arrangements or commitments, including, without limitation, changes in control or severance agreements, holiday, vacation or other similar plans, programs or arrangements, employee benefit plans (within the meaning of section 3(3) of ERISA), and labor

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union agreements under or with respect to which Polar or any Person (a “Polar ERISA Affiliate”) who would be treated as being a “single employer” with Polar under section 414 of the Internal Revenue Code of 1986, as amended (the “Code”), has any liability or obligation, whether current, contingent, secondary or otherwise (collectively, the “Polar Plans” and individually, a “Polar Plan”), and Polar has furnished to Merger Sub and Murdock complete copies of all of the foregoing as amended and in effect on the date hereof, including, where applicable, any trust agreements, insurance contracts or other funding mediums related to any Polar Plan and Summary Plan Descriptions. Polar has heretofore delivered to Merger Sub and Murdock the most recent liability valuation report with respect to each Polar Plan for which a report or estimate has been prepared, the most recent assets valuation report provided to Polar with respect to each Polar Plan for which such report must be filed, and the most recent favorable IRS determination letter received with respect to each Polar Plan that is intended to be qualified under section 401(a) of the Code or trust intended to be exempt under section 501(a) or section 501(c)(9) of the Code. Section 3.14 of the Disclosure Schedule also sets forth any other plans or arrangements which would be required to be listed pursuant to the preceding provisions of this section but for the fact that they were terminated within three years of the date of this Agreement (collectively, “Polar Terminated Plans” and individually, a “Polar Terminated Plan”).

                  (b)     With respect to each Polar Plan and each Polar Terminated Plan, Polar and its Polar ERISA Affiliates have complied in all material respects with, and each Polar Plan and each Polar Terminated Plan conforms in all respects to and has from its inception been operated in all material respects with, all applicable laws and regulations, including but not limited to ERISA and the Code, and each Polar Plan and each Polar Terminated Plan has been administered in all material respects in accordance with its terms. Each Polar Plan and each Polar Terminated Plan intended to be qualified under section 401(a) of the Code or trust intended to be exempt under section 501(a) or section 501(c)(9) of the Code is, or with respect to a Polar Terminated Plan was at the time it terminated, and for each prior year for which any applicable statute of limitations has not expired, was, qualified or exempt, as the case may be, and each such Polar Plan and Polar Terminated Plan is (or was) a single plan, as defined in section 414(1) of the Code and the regulations thereunder, in which Polar is the sole employer. Neither Polar nor any Polar ERISA Affiliate has ever had an obligation or liability, to or with respect to, a multiemployer plan, as defined in section 4001(a)(3) of ERISA. Neither Polar nor any Polar ERISA Affiliate has any commitment and has not taken any action to adopt or establish any additional Polar Plans or to materially increase the benefits under any Polar Plan; no event or condition has occurred or exists with respect to any Polar Plan or Polar Terminated Plan, whether or not terminated prior to the date of this Agreement and whether or not maintained or contributed to by Polar or any Polar ERISA Affiliate, which individually or collectively could result in a material liability to Polar or any Polar ERISA Affiliate; all contributions required to any Polar Plan and each Polar Terminated Plan and all premiums for insurance coverage for each fiscal year of each Polar Plan and each Polar Terminated Plan ended before the date of this Agreement and for any portion of a fiscal year ending on the Closing Date have been timely paid and payments to be made but not yet due properly accrued and recorded in the Polar Year End Financial Statements and Polar Interim Financial Statements through their relevant dates; no Polar Plan or Polar Terminated Plan has incurred any “accumulated funding deficiency” (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived; there is no pending or, to the knowledge of Polar, threatened or anticipated litigation, arbitration,

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proceeding, claim (other than an undisputed claim for payment of benefits in accordance with the terms thereof or a pending or final qualified domestic relations order), demand, grievance, or allegation of unfair labor practice (or any basis therefor) involving any of the Polar Plans or Polar Terminated Plans or any investigation, proceeding, administrative review or other administrative agency process which could result in imposition on Polar or any Polar ERISA Affiliate of any penalty, assessment or liability in connection with any of the Polar Plans or Polar Terminated Plans, individually or collectively; no Polar Plan or Polar Terminated Plan has engaged or is about to engage in a prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code; and no “reportable event,” as defined in section 4043 of ERISA, has occurred or, to the knowledge of Polar, is about to occur that could result in a material liability to Polar or any Polar ERISA Affiliate.

                  (c)     No Polar Plan provides (or has any commitment to provide) health benefits with respect to any current or former employees or independent contractors (or beneficiary thereof) of Polar or any Polar ERISA Affiliate beyond their retirement or other termination of service (other than coverage mandated by COBRA). Each Polar Plan can be unilaterally terminated at any time by Polar without material liability.

          SECTION 3.15.   Polar Litigation. There are no open and unresolved claims, actions, suits, proceedings, investigations or inquiries that have been made or served against Polar or, to the knowledge of Polar, that are pending against (without having been so served), threatened by or against, or otherwise affecting or that would adversely affect, the transactions contemplated hereby at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, agency, or authority (“Governmental Authority”). No claim, action, suit, proceeding, inquiry or investigation set forth in Section 3.15 of the Disclosure Schedule would, if adversely decided, be reasonably expected to have a Material Adverse Effect on Polar or the transactions contemplated hereby. Polar is not a party to or a recipient of service of process regarding (and has not otherwise been named and noticed in) any judgment, order or decree entered in any lawsuit or proceeding which has had or may be reasonably expected to have a Material Adverse Effect on Polar or on its ability to acquire any property or conduct its business in any way.

          SECTION 3.16.   Polar Insurance.

                  (a)     All policies of fire, liability, product liability, workmen’s compensation, health and other forms of insurance relating to the Polar Business (the “Polar Insurance Policies”) are in full force and effect.

                  (b)     All billed premiums with respect to the Polar Insurance Policies covering all periods up to and including the Closing Date have been paid or will be paid prior to the Closing Date.

                  (c)     The coverage provided by the Polar Insurance Policies, with respect to any insured act or event occurring on or prior to the Closing Date, will not in any way be adversely affected by or terminate or lapse by reason of the transactions contemplated hereby.

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          SECTION 3.17.   Polar Collective Bargaining Agreements; Compensation; Employee Agreements.

                  (a)     Polar does not have in effect any collective bargaining agreement and is not currently engaged in any bargaining with any labor union.

                  (b)     To the knowledge of Polar, no petition is on file with the National Labor Relations Board submitted by a labor union seeking to represent any of the employees of Polar and Polar is not aware of any attempts to organize the employees of Polar by any labor union.

                  (c)     Section 3.17 of the Disclosure Schedule sets forth a complete and accurate list showing the names, the rate of compensation and the portions thereof attributable to salary and bonuses, respectively, as well as the location of all officers of Polar and of all employees of or consultants to Polar that received annual base salary and cash bonus totaling in excess of $100,000 for the fiscal year ended March, 31, 2001.

                  (d)     There are no covenants, agreements or restrictions to which Polar is a party, including but not limited to employee noncompete agreements, prohibiting, limiting or in any way restricting any employee listed in Section 3.17 of the Disclosure Schedule from engaging in any type of business activity in any location.

          SECTION 3.18.   Polar Labor Matters.

                  (a)     Polar has complied and is presently complying in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice or unlawful employment practice which has had, or could reasonably be expected to produce, a Material Adverse Effect on Polar.

                  (b)     There is no open and unresolved unfair labor practice charge or complaint against Polar for which Polar has received service of process or other appropriate notice or, to the knowledge of Polar, pending (without having been so served or noticed) being considered or threatened before the National Labor Relations Board.

                  (c)     There is no open and unresolved grievance or any open and unresolved arbitration proceeding arising out of or under collective bargaining agreements for which Polar has received service of process or other appropriate notice and, to the knowledge of Polar, no such grievance or arbitration proceeding is pending (without having been so served or noticed) or is being considered or threatened.

                  (d)     There is no basis for any charge, complaint or grievance described in this Section 3.19, and, to the knowledge of Polar, none is being considered or threatened.

                  (e)     There is no labor strike, slowdown or work stoppage for which Polar has received service of process or other appropriate notice or, to the knowledge of Polar, pending (without having been so served or noticed) or threatened against Polar.

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                   (f)     Polar has not experienced any significant work stoppages or been a party within the past two years to any proceedings before the National Labor Relations Board, and is not a party to any arbitration proceeding arising out of or under collective bargaining agreements.

                  (g)     There is no open and unresolved charge or complaint for which Polar has received service of process or other appropriate notice or, to the knowledge of Polar, which is being considered or threatened against Polar before the Equal Employment Opportunity Commission or any state, local, federal or foreign agency responsible for the prevention of unlawful employment practices.

                  (h)     Polar has not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of or relating to Polar, and, to the knowledge of Polar, no such investigation is in progress.

                  (i)     The employees of Polar are not represented by any labor union and there are no any collective bargaining agreements otherwise in effect with respect to such employees.

                  (j)     There are no citations against Polar from the Occupational Safety and Health Administration for which Polar has been provided service of process or other appropriate notice, and, to the knowledge of Polar, no such citations are pending.

          SECTION 3.19.   Compliance with Law by Polar.

                  (a)     To the knowledge of Polar, Polar is in compliance with all federal, state, foreign and local laws (whether statutory or otherwise), ordinances, rules, regulations, orders, judgments, decrees, writs and injunctions of any governmental authority (collectively, “Laws”) applicable to the Polar Business, except for noncompliance which in the aggregate will not reasonably be expected to result in a Material Adverse Effect.

                  (b)     Polar has not received written notification from any governmental or regulatory authority within the past five years of any asserted present or past failure to so comply, which failure has not been appropriately and completely resolved.

                  (c)     Polar has not been notified by any governmental or regulatory authority that Polar is in violation or alleged violation of any Law applicable to the Polar Business which violation has not been appropriately and completely resolved, or that any governmental or regulatory authority contemplates any investigation or proceeding with respect to any such violation or alleged violation which has not been appropriately and completely resolved which, in either case, could reasonably be expected to have a Material Adverse Effect.

          SECTION 3.20.   Polar Permits. Polar has all Polar Permits necessary for the ownership or leasing of its properties and the conduct of the Polar Business as now being conducted. All such Polar Permits are in full force and effect. To the knowledge of Polar, no violations of the

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Polar Permits have been reported. No notice of any proceeding has been served or otherwise given to Polar or, to the knowledge of Polar, is pending (without service or other notice) or threatened seeking the revocation or limitation of any of such Polar Permits.

          SECTION 3.21.   Polar Environmental Matters.

                  (a)     All Polar Permits that are required for the current operation of the Polar Business under all Environmental Laws have been obtained. No notice to, approval of, authorization or consent from any Person is necessary for the transfer of any such Permit, and the consummation of the transactions contemplated by this Agreement will not violate, alter, impair or invalidate, in any respect, such Polar Permits.

                  (b)     To the knowledge of Polar, Polar is in material compliance with all terms and conditions of all applicable Environmental Laws (as defined below). Further, to the knowledge of Polar, Polar is in substantial compliance with all applicable covenants running with any leases that relate to the protection of health or the environment. Polar has not received any written communication from any Person that alleges that Polar is not in compliance with any applicable Environmental Law, which allegation has not been appropriately and completely resolved.

                  (d)     Polar has not prepared or caused the preparation of any environmental reports, audits, investigations or assessments of Polar or any real or personal property or operations which are now, or have been previously owned, leased, operated or managed, in whole or in part, by Polar (collectively, “Polar Environmental Reports”). To the knowledge of Polar, no Environmental Reports exist.

                  (e)     For purposes of this Agreement, the following terms shall be given the following meanings:

                           (i)     “Environmental Laws” shall mean any Law relating to or applicable to the regulation or protection of human health, safety or the environment (including, without limitation, ambient air, soil, surface water, groundwater, wetlands, land or subsurface), including without limitation, Laws and regulations relating to the Release or threatened Release of Hazardous Material, or manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling or handling of Hazardous Material.

                           (ii)     “Hazardous Material” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, and compressors or other equipment that contain polychlorinated biphenyls; and (b) any chemicals, materials or substances which are now defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “pollutants,” “contaminants” or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law.

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                            (iii)     “Release” shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

          SECTION 3.22.   Polar Tax Matters.

                  (a)     For purposes of this Agreement, (i) “Tax Return” means any report, statement, form, return or other document or information required to be supplied to a taxing authority in connection with Taxes and (ii) “Tax” or “Taxes” means any United States or foreign, federal, state, or local tax, including without limitation income tax, ad valorem tax, excise tax, sales tax, use tax, franchise tax, gross receipts tax, withholding tax, social security tax, occupation tax, service tax, license tax, payroll tax, transfer and recording tax, severance tax, customs tax, import tax, export tax, employment tax, or any similar or other tax, assessment, duty, fee, levy or other governmental charge, together with and including, without limitation, any and all interest, fines, penalties, assessments and additions to tax resulting from, relating to, or incurred in connection with any such tax or any contest or dispute thereof.

                  (b)     All Tax Returns required to be filed on or before the Closing Date by Polar have been or will be filed within the time prescribed by Law (including extensions of time approved by the appropriate taxing authority). The Tax Returns so filed are complete, correct and accurate representations of the Tax liabilities of Polar and such Tax Returns accurately set forth or will accurately set forth all items to the extent required to be reflected or included in such returns.

                  (c)     Polar has timely paid or has made adequate provision in the Polar Fiscal 2001 Balance Sheet for the payment of all Taxes due on such Tax Returns that have been filed or will be filed for periods ending on or before the date of the Polar Fiscal 2001 Balance Sheet.

                  (d)     There is no action, suit, investigation, proceeding, audit or claim that has been served against or otherwise properly noticed to Polar, or, to the knowledge of Polar, pending or proposed against or with respect to Polar in respect of any Tax. There are no material liens for Taxes upon any of the Polar Assets.

                  (e)     Polar has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other Person.

                  (f)     Polar has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (g)     Polar does not have in effect a consent under Section 341(f) of the Code concerning collapsible corporations.

                  (h)     Polar has not made any payment, and is not obligated to make any payment, and is not a party to any agreement that could obligate it to make any payment that will

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not be deductible under section 280G of the Code or will be subject to Tax under section 4999 of the Code.

                  (i)     There has never been a Tax sharing or allocation agreement in place between Polar and any other Person other than those, if any, with respect to which the applicable statute of limitations has run.

                  (j)     Polar is not liable for a Tax incurred by any other corporation that was a member of a consolidated group of corporations (within the meaning of Treasury regulation section 1.1502) that included Polar.

                  (k)     Polar has delivered or made available to Merger Sub and Murdock correct and complete copies of all Tax Returns filed by Polar for 2000, 1999 and 1998, all examination reports, and any statements of deficiencies assessed against or agreed to by Polar.

          SECTION 3.23.   Title to Polar Assets. Polar has good and valid title to the Polar Assets, including without limitation those assets set forth on the Polar Interim Balance Sheet. At the Closing the Polar Assets will be free and clear of all mortgages, liens, claims, charges, pledges, security interests or encumbrances of any nature whatsoever.

          SECTION 3.24.   Redemptions of Capital Stock by Polar. To the knowledge of Polar, all redemptions of its capital stock by Polar in the past ten years have been effected in accordance with all applicable federal and state securities (and other) Laws and agreements between Polar and its stockholders. There exists no continuing claim by any former or current stockholder, for money or otherwise, against Polar regarding any such redemptions.

          SECTION 3.25.   Accuracy of Polar’s Disclosure. There is no information contained in this Agreement (whether in this Article III, any other portion of this Agreement pertaining to Polar, the Disclosure Schedule, the Appendices, the Exhibits or any other documents or certificates delivered pursuant to this Agreement) that contains an untrue statement of material fact or omits to state any material fact required to be stated in order to make the statements made herein and therein not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
MERGER SUB AND MURDOCK

         Murdock hereby represents and warrants to Polar as follows, except as otherwise set forth in the relevant section of the Disclosure Schedule:

          SECTION 4.01.   Organization and Qualification - Merger Sub. Merger Sub is (a) a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure

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to be so qualified, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on Merger Sub or the consummation of the transactions contemplated hereby. Each jurisdiction in which Merger Sub is qualified to do business is listed in Section 4.01 of the Disclosure Schedule. No jurisdiction in which Merger Sub is not qualified or licensed has claimed, in writing or otherwise, that Merger Sub is required to qualify or be licensed therein.

          SECTION 4.02.   Organization and Qualification - Murdock. Murdock is (a) a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa and (b) duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on Murdock or the consummation of the transactions contemplated hereby. Each jurisdiction in which Murdock is qualified to do business is listed on Section 4.02 of the Disclosure Schedule. No jurisdiction in which Murdock is not qualified or licensed has claimed, in writing or otherwise, that Murdock is required to qualify or be licensed therein.

          SECTION 4.03.   Power and Capacity; Charter Documents of Merger Sub.

                  (a)     Merger Sub has all requisite power and authority (corporate and otherwise) to enter into, execute and deliver this Agreement and perform its obligations hereunder. Merger Sub has the corporate power and authority to carry on its business as now being conducted and to own and lease its properties. This Agreement has been duly executed and delivered by Merger Sub and is a valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms. The Board of Directors of Merger Sub has approved resolutions, a copy of which has been delivered to Polar, approving the terms of this Agreement and, with respect to Merger Sub, each of the transactions contemplated by the terms of this Agreement.

                  (b)     The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Merger Sub will not result in a violation or breach of or constitute a default under any term or provision of the Certificate of Incorporation or Bylaws of Merger Sub. Merger Sub has delivered to Polar true and complete copies of the Certificate of Incorporation and the Bylaws of Merger Sub, as in effect on the date hereof.

          SECTION 4.04.   Power and Capacity; Charter Documents of Murdock.

                  (a)     Subject to the approval of the stockholders of Murdock in accordance with the terms of applicable law and this Agreement, Murdock has all requisite power and authority (corporate and otherwise) to enter into, execute and deliver this Agreement and perform its obligations hereunder. Murdock has the corporate power and authority to carry on its business as now being conducted and to own and lease its properties. This Agreement has been duly executed and delivered by Murdock and is a valid and binding obligation of Murdock, enforceable against Murdock in accordance with its terms. The Board of Directors of Murdock

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has approved resolutions, a copy of which has been delivered to Polar, approving the terms of this Agreement and, on behalf of Murdock, each of the transactions contemplated by the terms of this Agreement.

                  (b)     The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Murdock will not result in a violation or breach of or constitute a default under any term or provision of the Articles of Incorporation or Bylaws of Murdock. Murdock has delivered to Polar true and complete copies of the Articles of Incorporation and the Bylaws of Murdock, as in effect on the date hereof.

          SECTION 4.05.   Capitalization of Murdock; Murdock Subsidiaries.

                  (a)     Section 4.05(a) of the Disclosure Schedule lists, for Murdock, its authorized capitalization, the number of shares of its capital stock (or other equity interests) issued and outstanding, and the number of shares of its capital stock (or other equity interests) owned of record by each stockholder. All of the outstanding shares of the capital stock of Murdock are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights or any applicable Law. All such shares are owned free and clear of any lien, claim or encumbrance of any type whatsoever imposed by Murdock. There are no outstanding options, warrants or other rights to acquire any share of capital stock of Murdock, there are no outstanding securities authorized, granted or issued by Murdock that are convertible into or exchangeable for shares of its capital stock and there are no phantom stock rights, stock appreciation rights or similar rights regarding Murdock. There are no rights of any Person to have Murdock repurchase any capital stock of Murdock.

                  (b)     Section 4.05(b) of the Disclosure Schedule sets forth for each subsidiary, direct or indirect, of Murdock (all such downstream subsidiaries are referred to herein collectively, as “Subsidiaries” and individually, as a “Subsidiary”) its capital structure, its place of organization and the other jurisdictions in which it is qualified to do business. Each of the Subsidiaries has been duly organized and is validly existing and in good standing under the laws of its respective state of incorporation, has all requisite corporate power and authority to own or lease and operate its properties and conduct its business as now conducted and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Acquiror or the consummation of the transactions contemplated hereby. No jurisdiction in which any Subsidiary is not qualified or licensed has claimed, in writing or otherwise, that such Subsidiary is required to qualify or be licensed therein.

                  (c)     Except as set forth in Section 4.05(c) of the Disclosure Schedule, Murdock owns, free and clear of all liens, claims and encumbrances of any type whatsoever, and has the unrestricted power to dispose of and vote, all of the outstanding capital stock of each of its Subsidiaries. There are no outstanding or authorized options, warrants, subscriptions, calls, conversions or other rights, contracts, agreements, commitments or understandings of any kind

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obligating any Subsidiary to issue, sell, purchase, return or redeem any shares of its capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of, or other ownership interest in, any Subsidiary. All of the outstanding shares of the capital stock of each class of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights or any applicable Law (as defined herein).

                  (d)     Except for its interest in any Subsidiary, Murdock does not (i) own, beneficially or of record, any shares of any other corporation or entity or any interests in any partnerships or limited liability companies or (ii) participate in any manner in any joint ventures, corporate alliance agreements or corporate partnering agreements. Except for Murdock’s interest in any Subsidiary, neither Murdock nor any Subsidiary has an interest in, or is subject to, any agreement, obligation or commitment to make any equity investment in or loan or advance to, any other Person (as defined herein).

          SECTION 4.06.   No Acquiror Conflicts. The execution, delivery and performance of this Agreement by Merger Sub and Murdock and the consummation of the transactions contemplated hereby will not:

                  (a)     result in the creation or imposition of any security interest, lien, charge or other encumbrance against Merger Sub’s assets or Murdock’s assets, with or without the giving of notice and/or the passage of time, or

                  (b)     violate, conflict with, affect acceleration of, or result in termination, cancellation or modification of, or constitute a default under (i) any contract, agreement or other instrument to which Merger Sub or Murdock is a party or by which Merger Sub or Murdock or their respective assets is bound or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Merger Sub or Murdock is a party or by which Merger Sub or Murdock may be bound or affected or to which any of their respective assets may be subject, or

                  (c)     violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or any local, state or federal governmental or regulatory authority, which violation, conflict, acceleration, requirement, termination, modification or default described in (a), (b), or (c) above could reasonably be expected to result in a Material Adverse Effect on Merger Sub or Murdock or the transactions contemplated by this Agreement.

          SECTION 4.07.   Acquiror Consents and Approvals. Neither Merger Sub nor Murdock is required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any public body or authority in connection with (a) the execution and delivery by Merger Sub and Murdock of this Agreement, or (b) the consummation of the Merger and the other transactions contemplated hereby or (c) the future conduct by the Surviving Corporation of the Polar Business, other than those that may be required solely by reason of Polar’s (as opposed to any other third party’s) participation in the transactions contemplated hereby.

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          SECTION 4.08.   Financial and Operating Statements of Acquiror. Attached hereto as Appendix II is a true and complete copy of the audited consolidated balance sheets of the Acquiror as of December 31, 1999 and December 31, 2000 (such latter balance sheet being termed the “Acquiror 2000 Balance Sheet”), together with the related consolidated statement of operations, stockholders’ equity (deficit) and cash flow for the year ended (collectively, the “Acquiror Year End Financial Statements”). The Acquiror Year End Financial Statements fairly present the consolidated financial position and the results of operations of the Acquiror for the year then ended in conformity with generally accepted accounting principles (“GAAP”) consistently applied.

          SECTION 4.09.   No Undisclosed or Contingent Liabilities of Acquiror. Except for liabilities or obligations incurred by the Acquiror in the ordinary course of business since the date of the Acquiror 2000 Balance Sheet (none of which could reasonably be expected to cause a Material Adverse Effect on the Acquiror), to the knowledge of Acquiror, there is no basis for the assertion against the Acquiror of any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise) exceeding $25,000 in individual amount that may reasonably be expected to encumber or affect the Acquiror or the transactions contemplated hereby which is not fully reflected or reserved against on the Acquiror 2000 Balance Sheet.

          SECTION 4.10.   Assets of the Acquiror. The assets of the Acquiror (collectively, the “Acquiror Assets”) include, without limitation, the assets referenced below:

                  (a)     Intellectual Property. All patents, trade or service names and marks, assumed names and copyrights and all applications therefor relating in which the Acquiror has an interest (collectively, “Acquiror Intellectual Property”), including without limitation those listed in Section 4.10(a) of the Disclosure Schedule;

                  (b)     Receivables. All accounts receivable, bills and notes receivable, commercial paper and acceptances or any other evidences of indebtedness to the Acquiror, including without limitation those listed in Section 4.10(b) of the Disclosure Schedule;

                  (c)     Acquiror Equipment. All furniture, fixtures and equipment of the Acquiror (the “Acquiror Equipment”), including without limitation those items listed in Section 4.10(c) of the Disclosure Schedule, whether or not such items are in any way attached or affixed to real property;

                  (d)     Vehicles. All automobiles, trucks, trailers and other vehicles owned or leased by the Acquiror, including without limitation those listed in Section 4.10(d) of the Disclosure Schedule;

                  (e)     Insurance. All insurance policies covering the Acquiror and its directors, officers, employees and agents (and all rights and claims thereunder for damage to, or otherwise relating to, the Acquiror Assets), including without limitation those listed in Section 4.10(e) of the Disclosure Schedule; and

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                   (f)     Permits. All licenses, permits and authorizations issued by any federal, state, local or foreign governmental authority (the “Acquiror Permits”) relating to the Acquiror, the Acquiror Assets or the conduct of the business of the Acquiror (the “Acquiror Business”), including without limitation those listed in Section 4.10(f) of the Disclosure Schedule.

          SECTION 4.11.   Absence of Certain Acquiror Changes. Since December 31, 2000, the Acquiror has not:

                  (a)     suffered any Material Adverse Effect and there has not been any event, whether occurring before or after December 31, 2000, that could reasonably be expected to have a Material Adverse Effect on the Acquiror; or

                  (b)     incurred any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, except (i) liabilities or obligations for rent under the Leases (as defined herein) and (ii) liabilities or obligations for other items incurred in the ordinary course of business of the Acquiror and consistent with past practice, none of which other items exceeds $25,000, considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease (other than the Leases) or other agreement providing for periodic installments or payments, as a single obligation or liability; or

                  (c)     increased (other than increases resulting from the calculation of reserves in the ordinary course of business and in a manner consistent with past practice), or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves; or

                  (d)     paid, discharged or satisfied any claims, encumbrances, liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than the timely payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Acquiror 2000 Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date thereof; or

                  (e)     permitted, allowed or suffered any of the Acquiror Assets, including, without limitation, real property, personal property or any leasehold interest, to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind, except for liens for Taxes (as defined herein) not yet owing; or

                  (f)     canceled any material amount of indebtedness or waived any material claims or rights; or

                  (g)     sold, transferred or otherwise disposed of any Acquiror Assets except in the ordinary course of business and consistent with past practice; or

                  (h)     disposed of or permitted to lapse any right to the use of any patent, trademark, assumed name, service mark, trade name, copyright, license or application therefor or

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disposed of or disclosed to any Person other than representatives of Polar any trade secret, formula, process or know-how not theretofore a matter of public knowledge; or

                  (i)     granted any increase in the salary, compensation, rate of compensation, commissions or bonuses payable to or to become payable by the Acquiror to any officer or director of the Acquiror (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment); or

                  (j)     granted any increase in the salary, compensation, rate of compensation, commissions of bonuses payable to or to become payable by the Acquiror to any employee of the Acquiror (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment), except in the ordinary course of business and consistent with past practice; or

                  (k)     paid, loaned or advanced any amount to any officer, director, employee or stockholder of the Acquiror except for amounts advanced to employees of the Acquiror in the ordinary course of business consistent with past practice (none of which advances were loans for personal purposes), or sold, transferred or leased any Acquiror Assets to, or entered into any agreement (other than this Agreement) or arrangement with, any officer, director, employee or stockholder of the Acquiror (except for agreements or arrangements made in the ordinary course of business and consistent with past practice); or

                  (l)     entered into any collective bargaining or labor agreement, or experienced any labor dispute or difficulty; or

                  (m)     made any single capital expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or for any other purpose or made aggregate capital expenditures or commitments in excess of $25,000 for additions to property, plant, equipment or for any other purpose; or

                  (n)     made any material change in any method of accounting or accounting practice or policy; or

                  (o)     suffered any casualty loss in excess of $10,000 (whether or not insured against) or suffered aggregate casualty losses in excess of $15,000 (whether or not insured against); or

                  (p)     issued any additional shares of capital stock of Murdock or the Subsidiaries or any option, warrant, right or other security exercisable for, convertible into or exchangeable for shares of capital stock of Murdock or the Subsidiaries; or

                  (q)     paid dividends on or made other distributions or payments in respect of the capital stock of Murdock or the Subsidiaries; or

                  (r)     taken any other action not either in the ordinary course of business and consistent with past practice or provided for in this Agreement; or

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                   (s)     entered into or agreed to any transaction not in the ordinary course of business; or

                  (t)     agreed, whether in writing or otherwise, to take any of the actions set forth in this Section 4.11.

          SECTION 4.12.   Real Property of Acquiror.

                  (a)     Set forth in Section 4.12 of the Disclosure Schedule is a complete list of all real property that the Acquiror currently owns or has owned in the past ten years. The Acquiror has good and marketable title in fee simple to such currently owned real property and to all plants, buildings and improvements thereon, free and clear of any mortgages, liens, claims, charges, pledges, security interests or other encumbrances of any nature whatsoever.

                  (b)     With respect to any deeds, title insurance policies, surveys, mortgages, agreements and other documents granting to the Acquiror title to or an interest in or otherwise affecting any such real property, (i) no breach or event of default on the part of the Acquiror, (ii) no material breach or event of default, to the knowledge of the Acquiror, on the part of any other party thereto, and (iii) no event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default on the part of the Acquiror or, to the knowledge of the Acquiror, on the part of any other party thereto, has occurred and is continuing.

                  (c)     Section 4.12 of the Disclosure Schedule contains a complete and accurate list of all real property leases to which the Acquiror is a party in any capacity (including all amendments thereof and modifications thereto) (the “Leases”). The Acquiror’s interests in and to all Leases listed on Section 4.12 of the Disclosure Schedule are free and clear of all mortgages, liens, claims, charges, pledges, security interests or other encumbrances of any nature whatsoever including without limitation subleases, chattel mortgages, mechanics’ and materialmen’s liens, conditional sales contracts, collateral security arrangements and other interest retention arrangements. The Acquiror has not received notice of any default by the Acquiror under any of the Leases, and there are no facts or conditions that would, with notice or lapse of time or both, constitute a default by the Acquiror under any of the Leases. None of the landlords under any of the Leases is in default.

                  (d)     The buildings and improvements owned or leased by the Acquiror on any real property owned by the Acquiror and on any Lease, and the operation and maintenance thereof as operated and maintained, do not (i) contravene any zoning or building Law or ordinance or other administrative regulation or (ii) violate any restrictive covenant or any applicable Law. All of the plants, buildings and structures located on any real property owned by the Acquiror or on any Lease are in a state of good maintenance and repair (normal wear and tear excepted) suitable in all respects for the operation of the Acquiror Business.

                  (e)     There is no pending or threatened condemnation, eminent domain or similar proceeding with respect to, or that could affect, any real property owned by the Acquiror or any Lease.

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          SECTION 4.13.   Acquiror Contracts and Commitments.

                  (a)     All of the agreements, contracts and commitments to which the Acquiror is a party or is bound, whether individually or when aggregated with all related agreements, contracts or commitments, are material to the business, operations, condition (financial or otherwise), liabilities, assets, earnings or working capital of the Acquiror are described in Section 4.13(a) of the Disclosure Schedule.

                  (b)     The Acquiror is not a party to or bound by any agreements, contracts or commitments which individually or when aggregated with all related agreements, contracts or commitments, provide for the grant of any preferential rights to purchase or lease any of the Acquiror Assets, except as described in Section 4.13(b) of the Disclosure Schedule.

                  (c)     The Acquiror has delivered or made available to Polar true and complete copies of each written agreement, contract or commitment listed in Section 4.13(a) of the Disclosure Schedule, as well as true and accurate summaries of any oral agreement listed thereon.

                  (d)     The enforceability of the agreements, contracts and commitments referred to in this Section 4.13 will not be affected in any respect by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (e)     The Acquiror is not a party to or bound by any outstanding agreements, arrangements or contracts with any of its officers, employees, agents, consultants, advisors, salesmen or sales representatives that (i) are not cancelable by it on notice of not longer than 30 days and without the imposition of any liability, penalty or premium, (ii) require non-cancelable payment by the Acquiror of over $5,000, or (iii) provide for any bonus or other payment based on the sale of the Acquiror or any portion thereof.

                  (f)     The Acquiror is not a party to or bound by any employment agreement, consulting agreement or any other agreements that contains any provision for severance or termination pay liabilities or obligations.

                  (g)     The Acquiror is not a party to or bound by:

                           (i)     any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by the Acquiror;

                           (ii)     any guaranty, direct or indirect, by the Acquiror of any obligation for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business;

                           (iii)     any obligation to make payments, contingent or otherwise, of over $5,000 arising out of any prior acquisition of the business, assets or stock of other persons;

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                            (iv)     any collective bargaining agreement with any labor union;

                           (v)     any lease or similar arrangement for the use by the Acquiror of personal property requiring payments by the Acquiror, on an annual basis, of over $10,000;

                           (vi)     any agreement containing noncompetition or other limitations restricting the conduct of the business of the Acquiror; and

                           (vii)     any partnership, joint venture or similar agreement.

                  (h)     Neither the Acquiror nor any of its officers, directors, stockholders or affiliates is a party to or bound by any agreement (other than this Agreement) or arrangement for the sale of any of the assets or capital stock of the Acquiror or the Subsidiaries or for the grant of any preferential rights to purchase any of the assets or capital stock of the Acquiror or the Subsidiaries.

                  (i)     Acquiror is not bound by any agreement to redeem any shares of the MurdockCommon Stock held by any stockholder, which agreement will not be effectively and properly terminated by the consummation of the Merger.

                  (j)     With respect to each contract and agreement listed in Section 4.13 of the Disclosure Schedule, except as set forth therein, to the knowledge of Murdock, (i) each of such contracts and agreements is valid, binding and in full force and effect and is enforceable by the Acquiror in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws and judicial decisions of general applicability relating to or affecting creditors’ rights and to general principles of equity; (ii) there have been no cancellations or threatened cancellations thereof nor are there any outstanding disputes thereunder; (iii) neither the Acquiror, nor any other party is in breach of any material provision thereof; and (iv) there does not exist any default under, or any event or condition which with the giving of notice or passage of time or both would become a breach or default under, the terms of any such contract or agreement on the part of the Acquiror or on the part of any other party thereto.

          SECTION 4.14.   Acquiror Intellectual Property.

                  (a)     Section 4.14 of the Disclosure Schedule contains an accurate and complete list of (i) all patents, trademarks (registered or unregistered), trade names, assumed names, copyrights, and all applications therefor, owned or filed by the Acquiror and used in or necessary for the conduct of the Acquiror Business and, with respect to registered trademarks, contains a list of all jurisdictions in which such trademarks are registered and all registration numbers; (ii) all licenses, permits and other agreements relating thereto; and (iii) all agreements relating to technology, know-how or processes used in or necessary for the conduct of the Acquiror Business which the Acquiror is licensed or authorized to use by others (including, without limitation, licenses for the use of software of all types).

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                   (b)     Such patents, trademarks (registered or unregistered), copyrights, licenses and permits are (i) valid, subsisting and enforceable, and (ii) duly recorded in the names of the Persons set forth in Section 4.14 of the Disclosure Schedule.

                  (c)     No claims have been asserted in writing by any Person against the Acquiror with respect to the ownership, validity, enforceability, misappropriation or use of any product or service of the Acquiror Business or such patents, trademarks (registered or unregistered, or of any confusingly similar or dilative trademarks), trade names, assumed names, copyrights, applications therefor, technology, know-how, processes or trade secrets or challenging or questioning the validity or effectiveness of any such license, permits or agreement and there is no valid basis for any such claim.

                  (d)     To the knowledge of the Acquiror, no other Person is infringing the rights of the Acquiror with respect to the patents, trademarks (registered or unregistered), trade names, assumed names, copyrights, and applications therefor, technology, know-how, inventions, works, processes or trade secrets described in this Section 4.14.

          SECTION 4.15.   Pension and Other Employee Plans and Agreements of Acquiror.

                  (a)     Section 4.15 of the Disclosure Schedule sets forth, as of the date of this Agreement, all of the pension, profit sharing, stock option, stock purchase, stock bonus, employee stock ownership, incentive, bonus, life, health, disability or accident plans, deferred compensation plans, and other employee compensation or benefit plans, agreements, practices, policies, customs, contracts, arrangements or commitments, including, without limitation, changes in control or severance agreements, holiday, vacation or other similar plans, programs or arrangements, employee benefit plans (within the meaning of section 3(3) of ERISA), and labor union agreements under or with respect to which the Acquiror or any Person (an “Acquiror ERISA Affiliate”) who would be treated as being a “single employer” with the Acquiror under section 414 of the Code, has any liability or obligation, whether current, contingent, secondary or otherwise (collectively, the “Acquiror Plans” and individually, an “Acquiror Plan”), and the Acquiror has furnished to Polar complete copies of all of the foregoing as amended and in effect on the date hereof, including, where applicable, any trust agreements, insurance contracts or other funding mediums related to any Acquiror Plan and Summary Plan Descriptions. The Acquiror has heretofore delivered to Polar the most recent liability valuation report with respect to each Acquiror Plan for which a report or estimate has been prepared, the most recent assets valuation report provided to the Acquiror with respect to each Acquiror Plan for which such report must be filed, and the most recent favorable IRS determination letter received with respect to each Acquiror Plan that is intended to be qualified under section 401(a) of the Code or trust intended to be exempt under section 501(a) or section 501(c)(9) of the Code. Section 4.15 of the Disclosure Schedule also sets forth any other plans or arrangements which would be required to be listed pursuant to the preceding provisions of this section but for the fact that they were terminated within three years of the date of this Agreement (collectively, the “Acquiror Terminated Plans” and individually, an “Acquiror Terminated Plan”).

                  (b)     With respect to each Acquiror Plan and each Acquiror Terminated Plan, the Acquiror and its Acquiror ERISA Affiliates have complied in all material respects with, and

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each Acquiror Plan and each Acquiror Terminated Plan conforms in all respects to and has from its inception been operated in all material respects with, all applicable laws and regulations, including but not limited to ERISA and the Code, and each Acquiror Plan and each Acquiror Terminated Plan has been administered in all material respects in accordance with its terms. Each Acquiror Plan and each Acquiror Terminated Plan intended to be qualified under section 401(a) of the Code or trust intended to be exempt under section 501(a) or section 501(c)(9) of the Code is, or with respect to an Acquiror Terminated Plan was at the time it terminated, and for each prior year for which any applicable statute of limitations has not expired, was, qualified or exempt, as the case may be, and each such Acquiror Plan and Acquiror Terminated Plan is (or was) a single plan, as defined in section 414(1) of the Code and the regulations thereunder, in which the Acquiror is the sole employer. Neither the Acquiror nor any Acquiror ERISA Affiliate has ever had an obligation or liability, to or with respect to, a multiemployer plan, as defined in section 4001(a)(3) of ERISA. Neither the Acquiror nor any Acquiror ERISA Affiliate has any commitment and has not taken any action to adopt or establish any additional Acquiror Plans or to materially increase the benefits under any Acquiror Plan; no event or condition has occurred or exists with respect to any Acquiror Plan or Acquiror Terminated Plan, whether or not terminated prior to the date of this Agreement and whether or not maintained or contributed to by the Acquiror or any Acquiror ERISA Affiliate, which individually or collectively could result in a material liability to the Acquiror or any Acquiror ERISA Affiliate; all contributions required to any Acquiror Plan and each Acquiror Terminated Plan and all premiums for insurance coverage for each fiscal year of each Acquiror Plan and each Acquiror Terminated Plan ended before the date of this Agreement and for any portion of a fiscal year ending on the Closing Date have been timely paid and payments to be made but not yet due properly accrued and recorded in the Acquiror Year End Financial Statements through their relevant dates; no Acquiror Plan or Acquiror Terminated Plan has incurred any “accumulated funding deficiency” (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived; there is no pending or, to the knowledge of the Acquiror, threatened or anticipated litigation, arbitration, proceeding, claim (other than an undisputed claim for payment of benefits in accordance with the terms thereof or a pending or final qualified domestic relations order), demand, grievance, or allegation of unfair labor practice (or any basis therefor) involving any of the Acquiror Plans or Acquiror Terminated Plans or any investigation, proceeding, administrative review or other administrative agency process which could result in imposition on the Acquiror or any Acquiror ERISA Affiliate of any penalty, assessment or liability in connection with any of the Plans or Terminated Plans, individually or collectively; no Acquiror Plan or Acquiror Terminated Plan has engaged or is about to engage in a prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code; and no “reportable event,” as defined in section 4043 of ERISA, has occurred or, to the knowledge of the Acquiror, is about to occur that could result in a material liability to the Acquiror or any Acquiror ERISA Affiliate.

                  (c)     No Acquiror Plan provides (or has any commitment to provide) health benefits with respect to any current or former employees or independent contractors (or beneficiary thereof) of the Acquiror or any Acquiror ERISA Affiliate beyond their retirement or other termination of service (other than coverage mandated by COBRA). Each Acquiror Plan can be unilaterally terminated at any time by the Acquiror without material liability.

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          SECTION 4.16.   Acquiror Litigation. There are no open and unresolved claims, actions, suits, proceedings, investigations or inquiries that have been made or served against the Acquiror or, to the knowledge of the Acquiror, that are pending against (without having been so served), threatened by or against, or otherwise affecting or that would adversely affect, the transactions contemplated hereby at law or in equity or before or by any Governmental Authority. No claim, action, suit, proceeding, inquiry or investigation set forth in Section 4.16 of the Disclosure Schedule would, if adversely decided, be reasonably expected to have a Material Adverse Effect on the Acquiror or the transactions contemplated hereby. The Acquiror is not a party to or a recipient of service of process regarding (and has not otherwise been named and noticed in) any judgment, order or decree entered in any lawsuit or proceeding which has had or may be reasonably expected to have a Material Adverse Effect on the Acquiror or on its ability to acquire any property or conduct its business in any way.

          SECTION 4.17.   Acquiror Insurance.

                  (a)     All policies of fire, liability, product liability, workmen’s compensation, health and other forms of insurance relating to the Acquiror Business (the “Acquiror Insurance Policies”) are in full force and effect.

                  (b)     All billed premiums with respect to the Acquiror Insurance Policies covering all periods up to and including the Closing Date have been paid or will be paid prior to the Closing Date.

                  (c)     The coverage provided by the Acquiror Insurance Policies, with respect to any insured act or event occurring on or prior to the Closing Date, will not in any way be adversely affected by or terminate or lapse by reason of the transactions contemplated hereby.

          SECTION 4.18.   Acquiror Collective Bargaining Agreements; Compensation; Employee Agreements.

                  (a)     The Acquiror does not have in effect any collective bargaining agreement and is not currently engaged in any bargaining with any labor union.

                  (b)     To the knowledge of the Acquiror, no petition is on file with the National Labor Relations Board submitted by a labor union seeking to represent any of the employees of the Acquiror and the Acquiror is not aware of any attempts to organize the employees of the Acquiror by any labor union.

                  (c)     Section 4.18 of the Disclosure Schedule sets forth a complete and accurate list showing the names, the rate of compensation and the portions thereof attributable to salary and bonuses, respectively, as well as the location of all officers of the Acquiror and of all employees of or consultants to the Acquiror that received annual base salary and cash bonus totaling in excess of $100,000 for the fiscal year ended March 31, 2001.

                  (d)     There are no covenants, agreements or restrictions to which the Acquiror is a party, including but not limited to employee noncompete agreements, prohibiting, limiting or

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in any way restricting any employee listed in Section 4.18 of the Disclosure Schedule from engaging in any type of business activity in any location.

          SECTION 4.19.   Acquiror Labor Matters.

                  (a)     The Acquiror has complied and is presently complying in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice or unlawful employment practice which has had, or could reasonably be expected to produce, a Material Adverse Effect on the Acquiror.

                  (b)     There is no open and unresolved unfair labor practice charge or complaint against the Acquiror for which the Acquiror has received service of process or other appropriate notice or, to the knowledge of the Acquiror, pending (without having been so served or noticed) being considered or threatened before the National Labor Relations Board.

                  (c)     There is no open and unresolved grievance or any open and unresolved arbitration proceeding arising out of or under collective bargaining agreements for which the Acquiror has received service of process or other appropriate notice and, to the knowledge of the Acquiror, no such grievance or arbitration proceeding is pending (without having been so served or noticed) or is being considered or threatened.

                  (d)     There is no basis for any charge, complaint or grievance described in this Section 4.19, and, to the knowledge of the Acquiror, none is being considered or threatened.

                  (e)     There is no labor strike, slowdown or work stoppage for which the Acquiror has received service of process or other appropriate notice or, to the knowledge of the Acquiror, pending (without having been so served or noticed) or threatened against the Acquiror.

                  (f)     The Acquiror has not experienced any significant work stoppages or been a party within the past two years to any proceedings before the National Labor Relations Board, and is not a party to any arbitration proceeding arising out of or under collective bargaining agreements.

                  (g)     There is no open and unresolved charge or complaint for which the Acquiror has received service of process or other appropriate notice or, to the knowledge of the Acquiror, which is being considered or threatened against the Acquiror before the Equal Employment Opportunity Commission or any state, local, federal or foreign agency responsible for the prevention of unlawful employment practices.

                  (h)     The Acquiror has not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of or relating to the Acquiror, and, to the knowledge of the Acquiror, no such investigation is in progress.

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                   (i)     The employees of the Acquiror are not represented by any labor union and there are no any collective bargaining agreements otherwise in effect with respect to such employees.

                  (j)     There are no citations against the Acquiror from the Occupational Safety and Health Administration for which the Acquiror has been provided service of process or other appropriate notice, and, to the knowledge of the Acquiror, no such citations are pending.

          SECTION 4.20.   Compliance with Law by Acquiror.

                  (a)     To the knowledge of the Acquiror, the Acquiror is in compliance with all Laws applicable to the Acquiror Business, except for noncompliance which in the aggregate will not reasonably be expected to result in a Material Adverse Effect.

                  (b)     The Acquiror has not received written notification from any governmental or regulatory authority within the past five years of any asserted present or past failure to so comply, which failure has not been appropriately and completely resolved.

                  (c)     The Acquiror has not been notified by any governmental or regulatory authority that the Acquiror is in violation or alleged violation of any Law applicable to the Acquiror Business which violation has not been appropriately and completely resolved, or that any governmental or regulatory authority contemplates any investigation or proceeding with respect to any such violation or alleged violation which has not been appropriately and completely resolved which, in either case, could reasonably be expected to have a Material Adverse Effect.

          SECTION 4.21.   Acquiror Permits. The Acquiror has all Acquiror Permits necessary for the ownership or leasing of its properties and the conduct of the Acquiror Business as now being conducted. All such Acquiror Permits are in full force and effect. To the knowledge of the Acquiror, no violations of the Acquiror Permits have been reported. No notice of any proceeding has been served or otherwise given to the Acquiror or, to the knowledge of the Acquiror, is pending (without service or other notice) or threatened seeking the revocation or limitation of any of such Acquiror Permits.

          SECTION 4.22.   Acquiror Environmental Matters.

                  (a)     All Acquiror Permits that are required for the current operation of the Acquiror Business under all Environmental Laws have been obtained. No notice to, approval of, authorization or consent from any Person is necessary for the transfer of any such Acquiror Permit, and the consummation of the transactions contemplated by this Agreement will not violate, alter, impair or invalidate, in any respect, such Acquiror Permits.

                  (b)     To the knowledge of the Acquiror, the Acquiror is in material compliance with all terms and conditions of all applicable Environmental Laws. Further, to the knowledge of the Acquiror, the Acquiror is in substantial compliance with all applicable covenants running with any leases that relate to the protection of health or the environment. The Acquiror has not

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received any written communication from any Person that alleges that the Acquiror is not in compliance with any applicable Environmental Law, which allegation has not been appropriately and completely resolved.

                  (c)     The Acquiror has not prepared or caused the preparation of any environmental reports, audits, investigations or assessments of the Acquiror or any real or personal property or operations which are now, or have been previously owned, leased, operated or managed, in whole or in part, by the (collectively, “Acquiror Environmental Reports”). To the knowledge of the Acquiror, no Environmental Reports exist.

          SECTION 4.23.   Acquiror Tax Matters.

                  (a)     All Tax Returns required to be filed on or before the Closing Date by the Acquiror have been or will be filed within the time prescribed by Law (including extensions of time approved by the appropriate taxing authority). The Tax Returns so filed are complete, correct and accurate representations of the Tax liabilities of the Acquiror and such Tax Returns accurately set forth or will accurately set forth all items to the extent required to be reflected or included in such returns.

                  (b)     The Acquiror has timely paid or has made adequate provision in the Acquiror 2000 Balance Sheet for the payment of all Taxes due on such Tax Returns that have been filed or will be filed for periods ending on or before the date of the Acquiror 2000 Balance Sheet.

                  (c)     There is no action, suit, investigation, proceeding, audit or claim that has been served against or otherwise properly noticed to the Acquiror, or, to the knowledge of the Acquiror, pending or proposed against or with respect to the Acquiror in respect of any Tax. There are no material liens for Taxes upon any of the Acquiror Assets.

                  (d)     The Acquiror has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other Person.

                  (e)     The Acquiror has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (f)     The Acquiror does not have in effect a consent under Section 341(f) of the Code concerning collapsible corporations.

                  (g)     The Acquiror has not made any payment, and is not obligated to make any payment, and is not a party to any agreement that could obligate it to make any payment that will not be deductible under section 280G of the Code or will be subject to Tax under section 4999 of the Code.

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                   (h)     There has never been a Tax sharing or allocation agreement in place between the Acquiror and any other Person other than those, if any, with respect to which the applicable statute of limitations has run.

                  (i)     The Acquiror is not liable for a Tax incurred by any other corporation that was a member of a consolidated group of corporations (within the meaning of Treasury regulation section 1.1502) that included the Acquiror.

                  (j)     The Acquiror has delivered or made available to Polar correct and complete copies of all Tax Returns filed by the Acquiror for 2000, 1999 and 1998, all examination reports, and any statements of deficiencies assessed against or agreed to by the Acquiror.

          SECTION 4.24.   Title to Acquiror Assets. The Acquiror has good, valid and marketable title to the Acquiror Assets, including without limitation those assets set forth on the Acquiror 2000 Balance Sheet. At the Closing the Acquiror Assets will be free and clear of all mortgages, liens, claims, charges, pledges, security interests or encumbrances of any nature whatsoever.

          SECTION 4.25.   Redemptions of Capital Stock by Acquiror. To the knowledge of Murdock, all redemptions of its capital stock by the Acquiror in the past ten years have been effected in accordance with all applicable federal and state securities (and other) Laws and agreements between the Acquiror and its stockholders. There exists no continuing claim by any former or current stockholder, for money or otherwise, against the Acquiror regarding any such redemptions.

          SECTION 4.26.   SEC Reports and Financial Statements.

                  (a)     Murdock has filed all forms, reports, statements, schedules and other documents with the United States Securities and Exchange Commission (the “SEC”) required to be filed by it since and including March 31, 2000 pursuant to the federal securities laws and the SEC rules and regulations thereunder (the “SEC Reports”). Murdock has delivered or made available to Polar copies of all such SEC Reports. The SEC Reports, as well as all forms, reports, statements, schedules and other documents to be filed by Murdock with the SEC after the date hereof and prior to the Effective Time (the “Future SEC Reports”), (i) were and will be prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the published rules and regulations of the SEC thereunder, each as applicable to such SEC Reports and such later filed Future SEC Reports and (ii) did not and will not as of the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were and will be made, not misleading. No Subsidiary of Murdock is subject to the periodic reporting requirements of the Exchange Act. As of the date hereof, there are no material unresolved comments issued by the staff of the SEC with respect to any of the SEC Reports.

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                   (b)     Each of the consolidated financial statements (including, in each case, any notes thereto) of Murdock included in the SEC Reports or any Future SEC Report has been, and in the case of any Future SEC Report will be, prepared in all material respects in accordance with the published rules and regulations of the SEC (including Regulation S-X) and in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of Murdock and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise set forth in the notes thereto (subject, in the case of unaudited statements, to the inclusion of full notes thereto and to normal and recurring year-end adjustments).

          SECTION 4.27.   Accuracy of Acquiror Disclosure. There is no information contained in this Agreement (whether in this Article IV, any other portion of this Agreement pertaining to the Acquiror, the Disclosure Schedule, the Appendices, the Exhibits or any other documents or certificates delivered pursuant to this Agreement) that contains an untrue statement of material fact or omits to state any material fact required to be stated in order to make the statements made herein and therein not misleading.

ARTICLE V

OTHER OBLIGATIONS OF THE PARTIES

          SECTION 5.01.   Conduct of Polar Business. From the date hereof to the Closing, except as otherwise expressly set forth in this Agreement, Polar shall conduct the business, operations, activities and practices of Polar only in the ordinary course, in accordance with prudent practice and consistent with past practice. Without limiting the generality of the foregoing, from the date hereof to the Closing, without the prior written consent of Murdock, Polar shall not:

                  (a)     incur any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for liabilities or obligations for (i) rent under the Leases, (ii) up to $600,000 in convertible debt securities in replacement of currently outstanding convertible debt securities and up to $700,000 in new convertible debt securities (collectively, the “Convertible Debt”) and (iii) other items incurred in the ordinary course of business and consistent with past practice, none of which other items shall exceed $10,000 (considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease (other than the Leases) or other agreement providing for periodic installments or payments, as a single obligation or liability);

                  (b)     pay, discharge or satisfy any claim, encumbrance, liability or obligation (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations which are reflected or reserved against in the Polar Fiscal 2001 Balance Sheet or which have been incurred since the date thereof in the ordinary course of business and consistent with past practice, or prepay any liability or obligation having a

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fixed maturity of more than 90 days from the date such liability or obligation was issued or incurred;

                  (c)     permit, allow or suffer any of the Polar Assets to be subjected to any new or additional mortgage, pledge, lien, encumbrance, restriction or charge of any kind (except for liens arising as a result of Taxes not yet owing) except for capital equipment leases not to exceed $15,000 in the aggregate and except for liens incurred in connection with the Convertible Debt;

                  (d)     cancel any amount of indebtedness in excess of $5,000 or waive any claims or rights of value in excess of $5,000;

                  (e)     sell, transfer or otherwise dispose of any of the Polar Assets with an aggregate value of more than $5,000;

                  (f)     dispose of or permit to lapse any right to use any patent, trademark, assumed name, service mark, trade name, copyright, license or application therefor or dispose of or disclose to any Person other than representatives of Merger Sub or Murdock any trade secret, formula, process or know-how not theretofore a matter of public knowledge (other than disclosures in the ordinary course of business and consistent with past practice that would not materially diminish the value of such trade secrets, formulae, processes or know-how to Polar);

                  (g)     grant any increase in the compensation payable to or to become payable to those individuals identified in Section 3.17 of the Disclosure Schedule, grant, other than in the ordinary course of business, any increase in the compensation payable to or to become payable to any other employees (of whatever nature) of Polar (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment), grant any general increase in the compensation payable to or to become payable to employees of Polar or, except in the ordinary course of business and consistent with past practice, grant any increase in the compensation payable or to become payable to individual employees;

                  (h)     pay, loan or advance any amount (except for advances in the ordinary course of business and consistent with past practice that do not in the aggregate exceed $5,000 and are not made as advances for personal loans and except for loans or advances, if any, made to Murdock) to, or sell, transfer or lease any of the Polar Assets to, or enter into any agreement or arrangements with, any of the officers, directors, shareholders or employees of Polar or any of their respective affiliates;

                  (i)     enter into any collective bargaining or labor agreement;

                  (j)     make any single capital expenditure or commitment in excess of $5,000 for additions to property, plant, equipment or intangible capital assets or for any other purpose or make aggregate capital expenditures or commitments in excess of $15,000 for additions to property, plant, equipment or for any other purpose;

                  (k)     make any change in any method of accounting or accounting practice or policy;

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                   (l)     enter into any agreement or contract or commitment of the type required to be disclosed pursuant to Section 3.10 hereof or outside the ordinary course of business;

                  (m)     terminate or amend in any material respect any material contract, lease, license, or other agreement to which Polar is a party;

                  (n)     permit any option to renew any Lease or any option to purchase any property to expire or exercise any such option;

                  (o)     other than the Convertible Debt and with respect to presently existing convertible securities, issue any additional shares of capital stock of Polar or options, warrants, rights (including, without limitation, stock appreciation rights and phantom stock rights) or other securities exercisable for, convertible into or exchangeable for shares of capital stock of Polar;

                  (p)     omit to do any act, or permit any act or omission to act, which may cause a breach of any contract, commitment or obligation of Polar, or any breach of any representation, warranty, covenant or agreement made by Polar herein;

                  (q)     pay its suppliers and other vendors in a manner and time not consistent with past practice;

                  (r)     take any other action not in the ordinary course of business and consistent with past practice and prudent business practice or provided for in this Agreement; or

                  (s)     agree, whether in writing or otherwise, to do any of the foregoing.

          SECTION 5.02.   Conduct of Murdock Business. From the date hereof to the Closing, except as otherwise expressly set forth in this Agreement, Murdock shall conduct the business, operations, activities and practices of Murdock only in the ordinary course, in accordance with prudent practice and consistent with past practice. Without limiting the generality of the foregoing, from the date hereof to the Closing, without the prior written consent of Polar, Murdock shall not (and shall cause its Subsidiaries to not):

                  (a)      incur any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for loans or advances from Polar or liabilities or obligations for (i) rent under the Leases and (ii) other items incurred in the ordinary course of business and consistent with past practice, none of which other items shall exceed $10,000 (considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease (other than the Leases) or other agreement providing for periodic installments or payments, as a single obligation or liability);

                  (b)     pay, discharge or satisfy any claim, encumbrance, liability or obligation (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with

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past practice of liabilities and obligations which are reflected or reserved against in the Acquiror 2000 Balance Sheet or which have been incurred since the date thereof in the ordinary course of business and consistent with past practice, or prepay any liability or obligation having a fixed maturity of more than 90 days from the date such liability or obligation was issued or incurred;

                  (c)     permit, allow or suffer any of the Murdock Assets to be subjected to any new or additional mortgage, pledge, lien, encumbrance, restriction or charge of any kind (except for liens arising as a result of Taxes not yet owing) except for capital equipment leases not to exceed $15,000 in the aggregate;

                  (d)     cancel any amount of indebtedness in excess of $5,000 or waive any claims or rights of value in excess of $5,000;

                  (e)     sell, transfer or otherwise dispose of any of the Murdock Assets with an aggregate value of more than $5,000;

                  (f)     dispose of or permit to lapse any right to use any patent, trademark, assumed name, service mark, trade name, copyright, license or application therefor or dispose of or disclose to any Person other than representatives of Polar any trade secret, formula, process or know-how not theretofore a matter of public knowledge (other than disclosures in the ordinary course of business and consistent with past practice that would not materially diminish the value of such trade secrets, formulae, processes or know-how to Murdock);

                  (g)     grant any increase in the compensation payable to or to become payable to those individuals identified in Section 4.18 of the Disclosure Schedule, grant, other than in the ordinary course of business, any increase in the compensation payable to or to become payable to any other employees (of whatever nature) of Murdock (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment), grant any general increase in the compensation payable to or to become payable to employees of Murdock or, except in the ordinary course of business and consistent with past practice, grant any increase in the compensation payable or to become payable to individual employees;

                  (h)     pay, loan or advance any amount (except for advances in the ordinary course of business and consistent with past practice that do not in the aggregate exceed $5,000 and are not made as advances for personal loans) to, or sell, transfer or lease any of the Murdock Assets to, or enter into any agreement or arrangements with, any of the officers, directors, shareholders or employees of Murdock or any of their respective affiliates;

                  (i)     enter into any collective bargaining or labor agreement;

                  (j)     make any single capital expenditure or commitment in excess of $5,000 for additions to property, plant, equipment or intangible capital assets or for any other purpose or make aggregate capital expenditures or commitments in excess of $15,000 for additions to property, plant, equipment or for any other purpose;

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                   (k)     make any change in any method of accounting or accounting practice or policy;

                  (l)     enter into any agreement or contract or commitment of the type required to be disclosed pursuant to Section 4.11 hereof or outside the ordinary course of business;

                  (m)     terminate or amend in any material respect any material contract, lease, license, or other agreement to which Murdock is a party;

                  (n)     permit any option to renew any Lease or any option to purchase any property to expire or exercise any such option;

                  (o)     other than with respect to presently existing convertible securities, issue any additional shares of capital stock of Murdock or options, warrants, rights (including, without limitation, stock appreciation rights and phantom stock rights) or other securities exercisable for, convertible into or exchangeable for shares of capital stock of Murdock;

                  (p)     omit to do any act, or permit any act or omission to act, which may cause a breach of any contract, commitment or obligation of Murdock, or any breach of any representation, warranty, covenant or agreement made by Murdock herein;

                  (q)     pay its suppliers and other vendors in a manner and time not consistent with past practice;

                  (r)     take any other action not in the ordinary course of business and consistent with past practice and prudent business practice or provided for in this Agreement; or

                  (s)     agree, whether in writing or otherwise, to do any of the foregoing.

          SECTION 5.03.   Murdock’s Access to Books and Records. In order that Merger Sub and Murdock may have full opportunity to make investigations of Polar in connection with the actions contemplated by this Agreement, Polar shall permit Merger Sub and Murdock and their counsel, accountants, auditors, lenders, environmental consultants and other representatives reasonable access, upon reasonable notice during normal business hours, to all of the plants, offices, properties, books and records, contracts and commitments of Polar from the date hereof through the Closing Date.

          SECTION 5.04.   Polar’s Access to Books and Records. In order that Polar may have full opportunity to make investigations of Murdock and Merger Sub in connection with the actions contemplated by this Agreement, Murdock and Merger Sub shall permit Polar and its counsel, accountants, auditors, lenders, environmental consultants and other representatives reasonable access, upon reasonable notice during normal business hours, to all of the plants, offices, properties, books and records, contracts and commitments of Murdock and Merger Sub from the date hereof through the Closing Date.

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          SECTION 5.05.   Consents. Each party agrees to use its reasonable efforts to obtain prior to the Closing all consents necessary, in the reasonable determination of the other party or parties (as the case may be), to consummate the transactions contemplated hereby, including without limitation each of the consents, approvals, licenses, permits and authorizations (and the declarations, filings and registrations) listed or referred to in Section 3.06 (with respect to Polar) and Section 4.07 (with respect to Murdock and Merger Sub) of the parties’ respective Disclosure Schedules. All such consents shall be in writing and in form and substance reasonably satisfactory to the other party or parties (as the case may be), and executed counterparts thereof shall be delivered to the other party or parties (as the case may be) promptly after receipt thereof by the responsible party but in no event later than the Closing.

          SECTION 5.06.   Disclosure Schedule.

                  (a)     Each party shall be responsible for preparing a Disclosure Schedule that, if necessary, contains qualifications and exceptions to such party’s representations and warranties and provides information required by such representations and warranties. The portion of the Disclosure Schedule prepared by Polar (Section 3.01 through Section 3.25) shall be considered to be part of the representations and warranties of Polar. The portion of the Disclosure Schedule prepared by Murdock (Section 4.01 through Section 4.27) shall be considered to be part of the representations and warranties of Murdock. An item shall be deemed properly disclosed only if it is set forth in the appropriate sections or subsections of the Disclosure Schedule. A reference in one section or subsection of the Disclosure Schedule will not suffice as proper disclosure if such item shall be required to be set forth in another section or subsection. Improper disclosure shall not give rise to constructive notice of an item to the party to whom disclosure is given. Each party shall deliver its portion of the Disclosure Schedule to the other party no later than January 22, 2002.

                  (b)     Following such delivery, until the Closing, each party shall have the continuing obligation to promptly supplement or amend its portion of the Disclosure Schedule with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Sections of the Disclosure Schedule (“Supplemental Disclosures”).

                  (c)     Each party acknowledges that the Disclosure Schedule is an important and integral part of this Agreement and that the other party or parties (as the case may be) shall be entitled to treat any such supplementation or amendment as a breach of the appropriate representation or warranty, whether or not the event or condition giving rise to such supplementation or amendment occurred on or prior to the date hereof except to the extent that such supplementation or amendment is a result of any of the activities permitted by Section 5.01 or 5.02, as the case may be (“Section 5.01 Items” and “Section 5.02 Items”, respectively), which supplementation or amendment shall not be deemed to be a breach by the disclosing party of any obligation hereunder or be deemed to be the non-fulfillment of a condition hereunder.

          SECTION 5.07.   Governmental Filings. As soon as practicable, Polar, Merger Sub and Murdock shall make any and all filings and submissions to any Governmental Authority that are required to be made in connection with the transactions contemplated hereby. Polar shall furnish

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to Merger Sub and Murdock, and Merger Sub and Murdock shall furnish to Polar, such information and assistance as the other party or parties may reasonably request in connection with the preparation of any such filings or submissions.

          SECTION 5.08.   Covenant to Satisfy Conditions. Polar, Merger Sub and Murdock shall each use their reasonable efforts to insure that the conditions set forth in Article VI hereof are satisfied, insofar as such matters are within their respective control.

          SECTION 5.09.   Confidentiality. The parties acknowledge and affirm their obligations regarding confidentiality set forth in their mutual confidentiality letters dated December, 2001. No party shall release any information regarding this Agreement or the transactions contemplated hereby without the prior written consent of each other party hereto, unless disclosure is required by applicable Law (in which case the disclosing party shall give reasonable advance notice of any disclosure to be made by it to the non-disclosing party).

          SECTION 5.10   Registration Statement and Proxy Statement. As soon as practicable following the execution of this Agreement, Murdock shall (i) file with the SEC and (ii) use its reasonable best efforts to have cleared and declared effective, as soon as possible, by the SEC a Proxy Statement and Registration Statement on Form S-4 (or similar or successor form) (the “Filing”) to (x) register, for purposes of issuance in the Merger, the shares of Murdock Common Stock to be issued as Merger Consideration and (y) be delivered to the stockholders of Murdock for the purpose of seeking their approval for this Agreement, the Merger and such other matters as may be necessary to effectuate the other transactions contemplated hereby (collectively, the “Transactions”). Murdock shall (1) notify Polar of the receipt of any comments (written or oral) of the SEC with respect to the Filing and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Polar copies of all correspondence between Murdock or any representative of Murdock and the SEC, (2) give Polar and its counsel the opportunity to review and comment (which review and comment shall be completed within three business days) upon the Filing prior to its being filed with the SEC and shall give Polar and its counsel the opportunity to review and comment (which review and comment shall be completed within three business days) upon all amendments and supplements to the Filing and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, (3) use its reasonable best efforts otherwise to comply with all legal requirements applicable to the Filing. Included also as part of the Transactions in the Filing shall be the proposal to the stockholders of Murdock of (i) the election of a slate of seven directors (six of whom shall be selected by Polar (three of whom shall not be employees, consultants or ten percent stockholders of Murdock or Polar) and one of whom shall be selected by Murdock) (the “Director Slate”), which election shall be effective at the Effective Time, (ii) the reincorporation of Murdock in the State of Delaware under the name “Polar Holding Corporation” (or similar name), effective as of the Effective Time, and (iii) the approval of a new equity incentive plan mutually satisfactory to the parties. Polar shall cooperate in all reasonable respects with Murdock in preparing the Filing. Murdock shall indemnify and hold harmless Polar and its directors, officers, employees and control persons in connection with the Filing, except to the extent that any information contained in the Filing was false or misleading or contained material omissions and was prepared by Polar and provided by Polar to Murdock specifically for inclusion in the Filing.

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          SECTION 5.11   Murdock Stockholder Approval. Immediately following the SEC’s declaration of effectiveness of the Filing, Murdock shall take all action necessary in accordance with applicable Law and its Articles of Incorporation and Bylaws to duly call, give notice of and convene a meeting of its stockholders (the “Murdock Stockholders Meeting”) for the purpose of considering and voting upon the approval and adoption of this Agreement, the Merger and the Transactions, and to submit this Agreement to the stockholders of Murdock for their approval. The Board of Directors shall (i) recommend to the stockholders of Murdock the approval and adoption of this Agreement, the Merger and the Transactions, (ii) include in the Proxy Statement such favorable recommendation of the Board of Directors of Murdock that the stockholders of Murdock vote in favor of the approval and adoption of this Agreement, the Merger and the Transactions, (iii) take all lawful action to solicit such approval from the stockholders of Murdock and (iv) not withdraw, amend or modify such favorable recommendation (or announce publicly its intention to do so), unless the Board of Directors of Murdock, after consultation with independent outside legal counsel, determines in good faith that failing to take such action is necessary for the Board of Directors of Murdock to comply with its fiduciary duties to the stockholders of Murdock under applicable Law.

          SECTION 5.12   Polar Stockholder Approval. Immediately following the SEC’s declaration of effectiveness of the Filing, Polar shall take all action necessary in accordance with applicable Law and its Certificate of Incorporation and Bylaws to duly call, give notice of and convene a meeting of its stockholders (the “Polar Stockholders Meeting”) for the purpose of considering and voting upon the approval and adoption of this Agreement, the Merger and the Transactions, and to submit this Agreement to the stockholders of Polar for their approval. The Board of Directors shall (i) recommend to the stockholders of Polar the approval and adoption of this Agreement, the Merger and the Transactions, (ii) include in Polar’s proxy statement such favorable recommendation of the Board of Directors of Polar that the stockholders of Polar vote in favor of the approval and adoption of this Agreement, the Merger and the Transactions, (iii) take all lawful action to solicit such approval from the stockholders of Polar and (iv) not withdraw, amend or modify such favorable recommendation (or announce publicly its intention to do so), unless the Board of Directors of Polar, after consultation with independent outside legal counsel, determines in good faith that failing to take such action is necessary for the Board of Directors of Polar to comply with its fiduciary duties to the stockholders of Polar under applicable Law. Polar shall (1) give Murdock and its counsel the opportunity to review and comment (which review and comment shall be completed within three business days) upon Polar’s proxy statement prior to its being sent to the stockholders of Polar and (2) use its reasonable best efforts to comply with all legal requirements applicable to the proxy statement.

          SECTION 5.13.   Resignation of Officers and Directors; Corporate Governance. On or prior to the Closing, Murdock shall deliver, or cause to be delivered, to Polar the resignation of each officer and director of Murdock and the Subsidiaries, effective at the Effective Time (unless agreed otherwise in writing by Polar). Immediately following the Merger, the Board of Directors of Murdock shall establish committees of the Board of Directors of the Surviving Corporation, customary for the governance of a public company, including but not limited to an audit committee and a compensation committee.

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          SECTION 5.14.   Provision of Polar’s Audited Financial Statements. As soon as practicable, Polar shall engage an independent public accountant reasonably acceptable to Murdock to prepare an audit of Polar’s financial statements for the nine months ending December 31, 2001 and for any other periods required to comply with applicable Law in connection with their inclusion in the Filing.

          SECTION 5.15.   Financial Condition of Murdock. Murdock shall use all of its reasonable efforts to cause its creditors to forgive and/or convert into equity Murdock’s liabilities, such that Murdock’s liabilities will, as of Closing, not exceed its assets (each as determined in accordance with GAAP, consistent with past practice, but excluding from liabilities the amounts, if any, of loans extended by Polar to Murdock or Merger Sub) (the “Net Worth Test”).

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER

          SECTION 6.01.   Conditions to the Obligations of Each Party. The respective obligations of Murdock, Merger Sub and Polar to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

                  (a)     Polar Stockholder Approval. This Agreement shall have been adopted by the stockholders of Polar in accordance with the Delaware Law and Polar’s Certificate of Incorporation and its Bylaws.

                  (b)     Murdock Stockholder Approval. This Agreement shall have been adopted by the stockholders of Murdock in accordance with applicable Law and Murdock’s Articlesof Incorporation and its Bylaws.

                  (c)     No Orders and Injunctions. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order or decree, judgment, injunction, ruling or other order, whether temporary, preliminary or permanent (collectively, “Order”), that is then in effect and has the effect of preventing or prohibiting consummation of the Merger or otherwise imposing material limitations on the ability of the Surviving Corporation effectively to acquire or hold Polar’s business; provided that Murdock, Merger Sub and Polar shall each use its reasonable best efforts to have any such Order vacated.

                  (d)     Effectiveness of the Filing. The Filing shall have been declared effective by the SEC and no stop order shall be in place relating thereto.

                  (e)     Convertible Debt of Polar. Since the date of this Agreement, Polar shall have received disbursements of at least $1,500,000 in gross proceeds from the sale of its convertible debt securities or its other securities.

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          SECTION 6.02.   Conditions to Obligations of Murdock and Merger Sub. The obligations of Murdock and Merger Sub to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following additional conditions, unless waived by Murdock in writing prior to the Effective Time:

                  (a)     Representations and Warranties. The Polar Net Adverse Effects (as defined below) resulting from any breaches of the representations and warranties of Polar set forth in this Agreement (which representations and warranties shall be deemed given (i) as of the date of this Agreement (but taking into effect the Disclosure Schedule) and (ii) as of the Closing Date as though then made on and as of the Closing Date (taking into effect the Disclosure Schedule and excluding any Section 5.01 Items) except for (A) changes specifically contemplated by this Agreement and (B) those representations and warranties that address matters only as of a particular date (which shall remain true and correct only as of such date)) shall not exceed $500,000, provided, however, that (x) the representations and warranties set forth in the officers’ certificate required by Section 6.02(d) as to the performance by Polar of its obligations under this Agreement and (y) the representations and warranties set forth in Sections 3.01 through 3.05 and Section 3.23 and 3.25, shall, in each such case, be true and correct in all respects. “Polar Net Adverse Effects” shall mean the net aggregate adverse effects on the reasonably determined valuation by Murdock of the business, operations, assets, liabilities (actual or contingent), properties, financial and other condition or results of operations of Polar.

                  (b)     Covenants and Agreements. Polar shall have performed all obligations and complied with all agreements and covenants required to be performed by it or complied with by it under this Agreement at or prior to the Effective Time, other than any failure of performance or compliance which (i) cannot be (or has not already been) cured within 20 calendar days after written notice of such breach is delivered to Polar or (ii) in reasonably determined probability, would not materially adversely affect the ability of the parties hereto to consummate the Transactions.

                  (c)     Consents. Murdock shall have received evidence, in form and substance reasonably satisfactory to it, that all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and other third parties (i) necessary for the consummation of the Transactions and (ii) as otherwise set forth in Section 3.06 of the Disclosure Schedule have been obtained, all on terms and conditions reasonably satisfactory to Murdock.

                  (d)     Officers’ Certificate. Polar shall have delivered an Officers’ Certificate, duly executed by Polar’s Chief Executive Officer and Chief Financial Officer and dated as of the Closing Date, stating that the conditions to Closing set forth in Sections 6.02(a) and (b) above have been satisfied.

                  (e)     Existing Bridge Loan. PMC shall have repaid or extended until at least December 31, 2002, the bridge financing arrangement in the principal amount of $600,000 with Affiliated Investments, L.L.C.

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                   (f)     Polar Lock-up Agreements. Polar shall have delivered lock-up agreements in the form attached hereto as Exhibit “A” (the “Lock-up Agreement”) from holders covering at least 60% of its capital stock outstanding as of the Closing.

                  (g)     Certified Copies. Polar shall have delivered certified copies of (i) the resolutions duly adopted by the Board of Directors authorizing the execution, delivery and performance of this Agreement and the Transactions, (ii) resolutions duly adopted by the stockholders of Polar duly approving the Merger, this Agreement and the Transactions, and (iii) the Certificate of Incorporation and the Bylaws of Polar as then in effect immediately prior to the Effective Time.

          SECTION 6.03.   Conditions to Obligation of Polar. The obligations of Polar to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following additional conditions, unless waived by Polar in writing prior to the Effective Time:

                  (a)     Representations and Warranties. The Murdock Net Adverse Effects (as defined below) resulting from any breaches of the representations and warranties of Murdock set forth in this Agreement (which representations and warranties shall be deemed given (i) as of the date of this Agreement (but taking into effect the Disclosure Schedule) and (ii) as of the Closing Date as though then made on and as of the Closing Date (taking into effect the Disclosure Schedule and excluding any Section 5.02 Items) except for (A) changes specifically contemplated by this Agreement and (B) those representations and warranties that address matters only as of a particular date (which shall remain true and correct only as of such date)) shall not exceed $500,000, provided, however, that (x) the representations and warranties set forth in the officers’ certificate required by Section 6.03(d) as to the performance by Murdock of its obligations under this Agreement and (y) the representations and warranties set forth in Sections 4.01 through 4.07 and Section 4.24, 4.26 and 4.27, shall, in each such case, be true and correct in all respects. “Murdock Net Adverse Effects” shall mean the net aggregate adverse effects on the reasonably determined valuation by Polar of the business, operations, assets, liabilities (actual or contingent), properties, financial and other condition or results of operations of Murdock and its Subsidiaries taken as a whole.

                  (b)     Covenants and Agreements. Murdock shall have performed all obligations and complied with all agreements and covenants required to be performed by it or complied with by it under this Agreement at or prior to the Effective Time, other than any failure of performance or compliance which (i) cannot be (or has not already been) cured within 20 calendar days after written notice of such breach is delivered to Murdock or (ii) in reasonably determined probability, would not materially adversely affect the ability of the parties hereto to consummate the Transactions.

                  (c)     Consents. Polar shall have received evidence, in form and substance reasonably satisfactory to it, that all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and other third parties (i) necessary for the consummation of the Transactions and (ii) as otherwise set forth in Section 4.07 of the

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Disclosure Schedule have been obtained, all on terms and conditions reasonably satisfactory to Polar.

                  (d)     Officers’ Certificate. Murdock shall have delivered an Officers’ Certificate, duly executed by Murdock’s Chief Executive Officer and Chief Financial Officer and dated as of the Closing Date, stating that the conditions to Closing set forth in Sections 6.03(a) and (b) above have been satisfied.

                  (e)     Election of Slate of Directors. The stockholders of Murdock shall have duly elected the Director Slate, effective as of the Effective Time, and there shall be no other directors of Murdock.

                  (f)     Murdock Financial Status. Murdock shall have met the Net Worth Test, as set forth in Section 5.15 hereof.

                  (g)     Murdock Lock-up Agreements. Murdock shall have delivered Lock-up Agreements from holders covering at least 60% of all of its capital stock outstanding as of the Closing.

                  (h)     Certified Copies. Murdock shall have delivered certified copies of (i) the resolutions duly adopted by Murdock’s and Merger Sub’s Board of Directors authorizing the execution, delivery and performance of this Agreement and the Transactions, (ii) the resolutions duly adopted by the stockholders of Murdock adopting this Agreement, the Merger and the Transactions and (iii) the Articles of Incorporation and Bylaws of Murdock and the Certificate of Incorporation and the Bylaws of the Merger Sub as then in effect immediately prior to the Effective Time.

ARTICLE VII

TERMINATION

          SECTION 7.01.   Termination by Mutual Consent. This Agreement may be terminated and the Merger and other Transactions may be abandoned at any time prior to the Effective Time, before or after the adoption of this Agreement by the stockholders of Polar and/or Murdock, by the mutual written consent of Polar, Murdock and Merger Sub.

          SECTION 7.02.   Termination by Either Murdock or Polar. This Agreement may be terminated and the Merger and other Transactions may be abandoned at any time prior to the Effective Time, before or after the adoption of this Agreement by the stockholders of Polar and/or Murdock, by either Murdock or Polar, if:

                  (a)     any Governmental Authority shall have issued an Order (which has not been vacated, withdrawn or overturned) permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of, or payment for, the Common Shares pursuant to the Merger and such Order shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party that

III-49

has failed to perform its obligations under Section 5.08 or the proviso contained in Section 6.01(c); or

                  (b)     the Merger shall not have been consummated on or before August 31, 2002 (the “Expiration Date”) (provided, that the Expiration Date shall be automatically extended to (i) September 30, 2002 if the Merger shall not have been consummated on or prior to August 31, 2002 due solely to the failure of the SEC to clear and declare effective the Filing for mailing to Murdock’s stockholders on or prior to July 31, 2002) or if events have occurred which have made it impossible to satisfy on or before the Expiration Date a condition precedent to the terminating party’s obligations to consummate the Transactions; provided that the right to terminate this Agreement under this Section 7.02(b) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before the Expiration Date.

          SECTION 7.03.   Termination by Murdock. This Agreement may be terminated and the Merger and other Transactions may be abandoned by Murdock at any time prior to the Effective Time, before or after the adoption of this Agreement by the stockholders of Polar and/or Murdock, if:

                  (a)     Polar shall have breached (which breach materially and adversely affects the ability of the parties hereto to consummate the Transactions) any of its covenants or other agreements set forth in this Agreement (a “Terminating Polar Breach”) and such Terminating Polar Breach is not cured within 20 days after notice thereof is received by Polar; or

                  (b)     Polar’s portion of the Disclosure Schedule (i) is not delivered in accordance with Section 5.06 on or prior to January 22, 2002 or (ii) contains information which evidences the occurrence of a Material Adverse Effect regarding Polar since October 31, 2001 (provided that any termination under this clause (b) may only be effected on or prior to February 15, 2002).

          SECTION 7.04.   Termination by Polar. This Agreement may be terminated by Polar and the Merger and other Transactions may be abandoned at any time prior to the Effective Time, before or after the adoption of this Agreement by the stockholders of Polar and/or Murdock, if:

                  (a)     Murdock shall have breached (which breach materially and adversely affects the ability of the parties hereto to consummate the Transactions) any of its covenants or other agreements set forth in this Agreement (a “Terminating Murdock Breach”) and such Terminating Murdock Breach is not cured within 20 days after notice thereof is received by Murdock; or

                  (b)     Murdock’s portion of the Disclosure Schedule (i) is not delivered in accordance with Section 5.06 on or prior to January 22, 2002 or (ii) contains information which evidences the occurrence of a Material Adverse Effect regarding Acquiror since September 30, 2001 (provided that any termination under this clause (b) may only be effected on or prior to February 15, 2002).

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          SECTION 7.05.   Effect of Termination. In the event of the termination of this Agreement and abandonment of the Merger and other Transactions pursuant to this Article VII, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party’s officers, directors, stockholders, affiliates and agents; provided, that nothing contained in this Section 7.05 shall relieve any party from liability for any breach of this Agreement.

ARTICLE VIII

MISCELLANEOUS

          SECTION 8.01   Survival of Representations and Warranties. None of the representations and warranties made hereunder shall survive the Closing (provided, however, that any representations or warranties made fraudulently or willfully inaccurate shall survive for the duration of the applicable statute of limitations).

          SECTION 8.02.   Commissions. Except for Houlihan Smith & Company, Inc. (with respect to Polar) and Berthel Fisher & Company (with respect to Murdock), no party hereto has employed any investment banker, broker, finder or similar agent in connection with any transaction contemplated by this Agreement.

          SECTION 8.03.   Definition of Knowledge. For the purpose of this Agreement, the Exhibits and Appendices to this Agreement and the Disclosure Schedule, the phrases “to the knowledge” of any party and “known” and words of like effect shall mean to the actual knowledge of such party and any executive officer or director of any such party, which knowledge shall also include information existing in the records and files of such party.

          SECTION 8.04.   Definition of Material Adverse Effect and Material Adverse Change. “Material Adverse Effect” or “Material Adverse Change” means, with respect to any party, any materially adverse change, occurrence or effect (direct or indirect) on the business, operations, properties (including tangible properties), condition (financial or otherwise), assets, prospects, obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of such party and its subsidiaries taken as a whole (but excluding any such items affecting the general economy or such party’s industry as a whole).

          SECTION 8.05.   Expenses, Taxes, Etc. Except as otherwise provided herein, each of the parties hereto shall pay all fees and expenses incurred by it or any of its affiliates in connection with the transactions contemplated by this Agreement.

          SECTION 8.06.   Successors and Assigns. No party shall have the right to assign all or any part of its interest in this Agreement without the prior written consent of the other parties, and any attempted transfer without such consent shall be null and void.

          SECTION 8.07.   No Third-Party Benefit. Nothing in this Agreement shall be deemed to create any right or obligation in any Person not a party hereto (except with respect to Polar’s shareholders’ right to receive Merger Consideration) and this Agreement shall not be construed

III-51

otherwise in any respect to be a contract or agreement in whole or in part for the benefit of or binding upon any Person not a party hereto.

          SECTION 8.08.   Entire Agreement; Amendment. This Agreement, the Exhibits, the Appendices and the Disclosure Schedule hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated herein and supersede all prior oral and written agreements, memoranda, understandings and undertakings between the parties hereto relating to the subject matter hereof. This Agreement may not be modified, amended, altered or supplemented except by a written instrument executed and delivered by each of the parties hereto.

          SECTION 8.09.   Reformation and Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof and such illegality, invalidity or unenforceability does not result in a material failure of consideration, then;

                  (a)     in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable; and

                  (b)     the legality, validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

          SECTION 8.10.   Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

         If to Merger Sub or Murdock:

Murdock Communications Corporation 5539 Crane Lane N.E. Cedar Rapids, Iowa 52402 Attention: Thomas Berthel

         with a copy to:

Arenson & Zimmerman PLC The American Building 101 Second Street S.E., Suite 904 Cedar Rapids, Iowa 52401 Attention: James H. Arenson

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         If to Polar:

Polar Molecular Corporation 4600 S. Ulster Street, Suite 700 Denver, Colorado 80237 Attention: Mark L. Nelson

         with a copy to:

Holme Roberts & Owen LLP 1700 Lincoln Street, Suite 4100 Denver, Colorado 80203 Attention: Garth B. Jensen and J. Gregory Holloway

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

          SECTION 8.11.     GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.

          SECTION 8.12   Arbitration.

                  (a)     Any controversy or claim (including, without limitation, whether any controversy or claim is subject to arbitration) arising out of or relating to this Agreement, or the breach thereof (whether, in any case, involving (x) a party hereto, (y) their transferees or (z) such party’s or transferee’s directors, officers, partners, members, managers, employees, representatives or agents) that has not been resolved by negotiation among the parties, shall be settled by binding arbitration administered by the American Arbitration Association (the “AAA”) under its Commercial Arbitration Rules (“Rules”), and shall be held in Denver, Colorado.

                  (b)     The Delaware rules of evidence shall control the admission of evidence into the arbitration proceeding.

                  (c)     Any dispute submitted for arbitration shall be referred to a single arbitrator mutually selected by the parties. If the parties cannot agree upon a mutually agreeable arbitrator within 30 days of having submitted the dispute to the AAA, a neutral arbitrator shall be appointed by the AAA in accordance with the Rules. The parties agree that they shall consent to an expedited proceeding under the Rules, to the fullest extent that the AAA can accommodate such a request.

                  (d)     The ruling of the arbitrator shall be binding and conclusive upon all parties hereto and any other person, entity or trust with an interest in the matter.

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                   (e)     The arbitration provision set forth in this Section 8.12 shall be a complete defense to any suit, action or other proceeding instituted in any court regarding any controversy or claim (including, without limitation, whether any controversy or claim is subject to arbitration) arising out of or relating to this Agreement, or the breach thereof (whether, in any case, involving (x) a party hereto, (y) their transferees or (z) such party’s or transferee’s directors, officers, partners, members, managers, employees, representatives or agents); provided, however, that (i) any of the parties to the arbitration may request a Delaware State District Court, to provide interim injunctive relief in aid of arbitration hereunder or to prevent a violation of this Agreement pending arbitration hereunder (and any such request shall not be deemed a waiver of the obligations to arbitrate set forth in this Section 8.12), (ii) any ruling on the award rendered by the arbitrator may be entered as a final judgment in (and only in) a Delaware State District Court (and each of the parties hereto irrevocably submits to the jurisdiction of such court for such purposes) and (iii) application may be made by a party to any court of competent jurisdiction wherever situated for enforcement of any such final judgment and the entry of whatever orders are necessary for such enforcement. In any proceeding with respect hereto, all direct, reasonable costs and expenses (including, without limitation, AAA administration fees and arbitrator fees) incurred by the parties to the proceeding shall, at the conclusion of the proceeding, be paid by the party incurring the same.

          SECTION 8.13.   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The remainder of this page is intentionally left blank.

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         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first set forth above.

MURDOCK COMMUNICATIONS CORPORATION
By:	/s/ WAYNE WRIGHT

Name:	Wayne Wright
Title:	Chief Officer

MCC MERGER SUB CORPORATION
By:	/s/ WAYNE WRIGHT

Name:	Wayne Wright
Title:	Chief Officer

POLAR MOLECULAR CORPORATION
By:	/s/ MARK L. NELSON

Name:	Mark L. Nelson
Title:	President and CEO

III-55

FIRST AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

         This First Amendment dated as of August 1, 2002 (this “Amendment”) to the Agreement and Plan of Merger dated December 19, 2001 (the “Merger Agreement”), is entered into by and among Murdock Communications Corporation, an Iowa corporation (“Murdock”), MCC Merger Sub Corporation, a Delaware corporation and wholly-owned subsidiary of Murdock (“Merger Sub”), and Polar Molecular Corporation, a Delaware corporation (“Polar” and sometimes the “Surviving Corporation”). Capitalized terms used herein but otherwise not defined shall have the meanings set forth in the Merger Agreement.

INTRODUCTORY STATEMENTS

         1.     The parties have entered into the Merger Agreement.

         2.     The parties find it desirable to amend the Merger Agreement in the manner specified in this Amendment to allow for the extension of certain timelines and provide for revised obligations of the parties.

         3.     The provisions of this Amendment in no way diminish the right and obligations of any party under the provisions of the Merger Agreement that are not otherwise amended by this Amendment.

AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment, the parties hereto, intending to be legally bound, agree as follows:

AMENDMENTS

         1.1     Section 2.01 of the Merger Agreement is hereby amended in its entirety to read as follows:

“SECTION 2.01 The Merger. The Closing of the transactions contemplated hereby (the “Closing”) shall, subject to the provisions of Article VI hereof, take place at the offices of Holme Roberts & Owen LLP in Denver Colorado, on the later to occur of November 15, 2002 and the date that is two business days after each of the conditions set forth in Article VI has been met or waived in writing, or at such other date, time and place as Polar and Murdock mutually agree. The date on which the Closing actually occurs is referred to herein as the “Closing Date”.”

         1.2     Article V of the Merger Agreement is hereby amended by adding the following provisions to the end thereof as a new Section 5.16:

“SECTION 5.16. Conversion of Loans from Polar. Immediately prior to the Effective Time, the aggregate sum of all loans from Polar to Murdock outstanding as of such time, shall be converted into the number of shares of Murdock Common Stock obtained by dividing the outstanding loan balance as of the Effective Time by $3.03. Stock certificates representing the resulting number of shares of Murdock Common Stock shall be issued in favor of Polar and delivered at the Closing in accordance with the provisions of Section 2.03 hereof. The shares of Murdock Common Stock issued pursuant to this Section 5.16 will be held by Polar for future distribution as incentives for employees, consultants and directors of Polar, as determined from time to time in the discretion of the Board of Directors of Polar.”

         1.3     Subsection (b) of Section 7.02 of the Merger Agreement is hereby amended in its entirety to read as follows:

“(b) the Merger shall not have been consummated on or before November 30, 2002 (the “Expiration Date”) (provided, that the Expiration Date may be extended by mutual agreement of Polar and Murdock to December 31, 2002 if the Merger shall not have been consummated on or prior to November 30, 2002 due solely to the failure of the SEC to clear and declare effective the Filing for mailing to Murdock’s stockholders on or prior to October 31, 2002) or if events have occurred which have made it impossible to satisfy on or before the Expiration Date a condition precedent to the terminating party’s obligations to consummate the Transactions; provided that the right to terminate this Agreement under this Section 7.02(b) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before the Expiration Date.”

MISCELLANEOUS

         2.1     The parties hereto hereby agree that this Amendment amends the Merger Agreement in accordance and in compliance with the terms of Section 8.08 of the Merger Agreement, and each party hereto hereby represents and warrants that it has taken, and covenants that it will undertake, any and all actions necessary so that the amendments made by this Amendment are validly made in compliance with Section 8.08 of the Merger Agreement.

         2.2     Except as expressly set forth herein, this Amendment does not alter or modify any right or obligation of any party under the Merger Agreement.

         2.3     This Amendment may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same amendment.

[Signature Page Follows]

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         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto on the date first above written.

POLAR MOLECULAR CORPORATION
By:	/s/ MARK L. NELSON

Name:	Mark Nelson
Title:	President and CEO

MURDOCK COMMUNICATIONS CORPORATION
By:	/s/ WAYNE WRIGHT

Name:	Wayne Wright
Title:	Principal Accounting Officer

MCC MERGER SUB CORPORATION
By:	/s/ WAYNE WRIGHT

Name:	Wayne Wright
Title:

 3

SECOND AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

         This Second Amendment dated as of November 26, 2002 (this “Amendment”) to the Agreement and Plan of Merger dated December 19, 2001, amended by Amendment No. 1 dated as of August 1, 2002, (the “Merger Agreement”), is entered into by and among Murdock Communications Corporation, an Iowa corporation (“Murdock”), MCC Merger Sub Corporation, a Delaware corporation and wholly-owned subsidiary of Murdock (“Merger Sub”), and Polar Molecular Corporation, a Delaware corporation (“Polar” and sometimes the “Surviving Corporation”). Capitalized terms used herein but otherwise not defined shall have the meanings set forth in the Merger Agreement.

INTRODUCTORY STATEMENTS

         1.     The parties have entered into the Merger Agreement.

         2.     The parties find it desirable to amend the Merger Agreement in the manner specified in this Amendment to allow for the extension of certain timelines.

         3.     The provisions of this Amendment in no way diminish the right and obligations of any party under the provisions of the Merger Agreement that are not otherwise amended by this Amendment.

AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment, the parties hereto, intending to be legally bound, agree as follows:

AMENDMENTS

         1.1     Section 2.01 of the Merger Agreement is hereby amended in its entirety to read as follows:

“SECTION 2.01 The Merger. The Closing of the transactions contemplated hereby (the “Closing”) shall, subject to the provisions of Article VI hereof, take place at the offices of Holme Roberts & Owen LLP in Denver, Colorado, on the date that is two business days after each of the conditions set forth in Article VI has been met or waived in writing, or at such other date, time and place as Polar and Murdock mutually agree. The date on which the Closing actually occurs is referred to herein as the “Closing Date”.”

         1.2     Subsection (b) of Section 7.02 of the Merger Agreement is hereby amended in its entirety to read as follows:

“(b) the Merger shall not have been consummated on or before March 31, 2003 (the “Expiration Date”) (provided, that the Expiration Date may be extended by mutual agreement of Polar and Murdock to April 30, 2003 if the Merger shall not have been consummated on or prior to March 31, 2003, due solely to the failure of the SEC to clear and declare effective the Filing for mailing to Murdock’s stockholders on or prior to February 15, 2003) or if events have occurred which have made it impossible to satisfy on or before the Expiration Date a condition precedent to the terminating party’s obligations to consummate the Transactions; provided that the right to terminate this Agreement under this Section 7.02(b) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before the Expiration Date.”

         1.3     Article IV of the Merger Agreement is hereby amended by adding the following provision at the end of Section 4.16:

         “In the event that, prior to or on the Closing Date, Acquiror issues Murdock Common Stock in connection with the settlement of any outstanding litigation, then the parties hereto shall, by mutual written agreement only, adjust the formula set forth in Section 1.08(a)(i)-(ii) to eliminate the effect of such issuances, if in their joint good faith determination the parties determine that such action if reasonably required to support the stock price of the Surviving Corporation.”

         1.4     Article V of the Merger Agreement is hereby amended by adding the following underlined provisions:

         At the end of Section 5.10:

         “On or before January 30, 2003, Murdock shall file a registration statement with the Securities and Exchange Commission to permit certain of its stockholders determined by Murdock to resell all of the unregistered shares of Murdock held by them (and not otherwise possible to sell pursuant to Rule 144 under the Securities Act of 1933), and shall use its best efforts to cause such registration statement to be declared effective to permit the shares to be freely tradable at or prior to the Closing of the Merger. Such registration shall be held open for two (2) years from the date of Closing.”

         At the end of Section 5.13:

         “No later than the Closing of the Merger, the Board of Directors of Polar shall establish and empower working committees of the Board of Directors similar to those for the governance of a public company, including but not limited to: (i) an audit committee, which shall be comprised of (x) one or more members who have accounting and financial experience to the extent required by applicable Law (including without limitation the Sarbanes-Oxley Act of 2002)

2

and (y) independent members to the extent required by applicable Law and the listing requirements of Nasdaq or the American Stock Exchange; and (ii) a compensation committee, which shall be comprised of independent members to the extent required by applicable Law and the listing requirements of Nasdaq or the American Stock Exchange.”

         1.5     Article VI of the Merger Agreement is hereby amended by adding the following language to Subsection 6.01(a):

         “To the extent permitted by applicable securities laws, holders of a majority of the outstanding common stock of Polar shall have executed a Voting Agreement, in a form mutually satisfactory to the parties, on or prior to December 18, 2002, to the effect that each such stockholder shall vote in favor of the Merger and any other matters to be submitted to the stockholders of Polar pursuant to the Merger Agreement.”

         1.6     Article VI of the Merger Agreement is hereby amended by adding the following language to Subsection 6.01(b):

         “To the extent permitted by applicable securities laws, holders of a majority of the outstanding common stock of Murdock shall have executed a Voting Agreement, in a form mutually satisfactory to the parties, on or prior to December 18, 2002, to the effect that each such stockholder shall vote in favor of the Merger and any other matters to be submitted to the stockholders of Murdock pursuant to the Merger Agreement.”

         1.7     Subsection (f) of Section 6.02 of the Merger Agreement is hereby amended in its entirety as follows:

         “(f)     Polar Lock-up Agreements. Polar shall have delivered lock-up agreements, in a form mutually satisfactory to the parties, from holders covering at least 60% of all of its capital stock outstanding as of the Closing for six months after the Closing, 40% of all of its capital stock outstanding as of the Closing for nine months after the Closing and 20% of all of its capital stock outstanding as of the Closing for twelve months after Closing, excluding in each case shares issued to non-management stockholders in Polar since January 1, 2002.”

           1.8     Subsection (g) of Section 6.03 of the Merger Agreement is hereby amended in its entirety as follows:

         “(g)     Murdock Lock-up Agreements. Murdock shall have delivered lock-up agreements, in a form mutually satisfactory to the parties, from holders covering at least 60% of all of its capital stock outstanding as of the Closing for six months after the Closing, 40% of all of its capital stock outstanding as of the Closing for nine months after Closing and 20% of all of its capital stock outstanding as of Closing for twelve months after Closing, excluding in each case (i) any shares which are held in street name as of Closing unless held by insiders; (ii) any shares agreed to be exchanged or offered by Murdock, either prior to or at Closing, for its outstanding promissory notes; (iii) any shares offered by Murdock in connection with its settlement with Buckeye Retirement, LLC; (iv) any shares offered by Murdock in connection with or related to the Rance Group settlement as set forth on Exhibit A and B to that Agreement.”

MISCELLANEOUS

         2.1     The parties hereto hereby agree that this Amendment amends the Merger Agreement in accordance and in compliance with the terms of Section 8.08 of the Merger Agreement, and each party hereto hereby represents and warrants that it has taken, and covenants that it will undertake, any and all actions necessary so that the amendments made by this Amendment are validly made in compliance with Section 8.08 of the Merger Agreement.

         2.2     Except as expressly set forth herein, this Amendment does not alter or modify any right or obligation of any party under the Merger Agreement.

3

         2.3     This Amendment may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same amendment.

[Signature Page Follows]

4

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto on the date first above written.

POLAR MOLECULAR CORPORATION
By:	/s/ MARK L. NELSON

Name:	Mark L. Nelson
Title:	President and CEO

MURDOCK COMMUNICATIONS CORPORATION
By:	/s/ GENE DAVIS

Name:	Gene Davis
Title:	CEO

MCC MERGER SUB CORPORATION
By:	/s/ WAYNE WRIGHT

Name:	Wayne Wright
Title:

 5

THIRD AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

         This Third Amendment effective as of January 30, 2003 (this “Amendment”) to the Agreement and Plan of Merger dated December 19, 2001, amended by Amendment No. 1 dated as of August 1, 2002 and Amendment No. 2 dated as of November 26, 2002 (the “Merger Agreement”), is entered into by and among Murdock Communications Corporation, an Iowa corporation (“Murdock”), MCC Merger Sub Corporation, a Delaware corporation and wholly-owned subsidiary of Murdock (“Merger Sub”), and Polar Molecular Corporation, a Delaware corporation (“Polar” and sometimes the “Surviving Corporation”). Capitalized terms used herein but otherwise not defined shall have the meanings set forth in the Merger Agreement.

INTRODUCTORY STATEMENTS

         1.     The parties have entered into the Merger Agreement.

         2.     Polar Molecular Holding Corporation, a Delaware corporation (“Holding”), has been newly established as a wholly-owned subsidiary of Murdock, and Murdock has contributed all of its shares in the capital stock of Merger Sub to Holding, so that Merger Sub is now a wholly-owned subsidiary of Holding.

         3.     The parties find it desirable to amend the Merger Agreement in the manner specified in this Amendment.

         4.     The provisions of this Amendment in no way diminish the rights and obligations of any party under the provisions of the Merger Agreement that are not otherwise amended by this Amendment.

AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment, the parties hereto, intending to be legally bound, agree as follows:

AMENDMENTS

         1.1     Article I of the Merger Agreement is hereby amended by adding the following new Section 1.11:

“SECTION 1.11. Effect of Reincorporation. Following the Reincorporation (as defined in Section 5.10 hereof), (i) all references to “Murdock” in this Agreement, other than in the defined term in the preamble and in this Section 1.11, shall be deemed to refer to Polar Molecular Holding Corporation (“Holding”), as successor in interest to Murdock, and (ii) all references to “Murdock Common Stock” shall refer to Holding Common Stock and the defined term “Holding Common Stock” shall mean the common stock, par value $.01 per share, of Holding.”

         1.2     The phrase “either pursuant to the terms of the Polar Stock Option or express agreement of the holder of the Polar Stock Option” in the first sentence of Subsection (e)(1) of Section 1.08 is hereby amended to read “to the extent that such Polar Stock Option survives the Merger either pursuant to the terms of the Polar Stock Option or an express agreement between Polar and the holder of such Polar Stock Option”. The phrase “either pursuant to the terms of the Polar Warrant or express agreement of the holder of the Polar Warrant” in the second sentence of Subsection (e)(1) of Section 1.08 is hereby amended to read “to the extent that such Polar Warrant survives the Merger either pursuant to the terms of the Polar Warrant or an express agreement between Polar and the holder of such Polar Warrant”.

         1.3     The phrase “Subject to the foregoing provisions of Section 1.08(e)(1),” is hereby added to the beginning of the first sentence of Subsection (e)(2) of Section 1.08.

         1.4     Section 3.04 of the Merger Agreement is hereby amended in its entirety to read as follows:

         “SECTION 3.04.   Capitalization and Ownership of Pola. Section 3.04 of the Disclosure Schedule lists, for Polar, its authorized capitalization, the number of shares of its capital stock (or other equity interests) issued and outstanding, and the number of shares of its capital stock (or other equity interests) owned of record by each stockholder. Except as disclosed in Section 3.04 of the Disclosure Schedule, all of the outstanding shares of the capital stock of Polar are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights or any applicable Law. All such shares are owned free and clear of any lien, claim or encumbrance of any type whatsoever imposed by Polar. There are no outstanding options, warrants or other rights to acquire any share of capital stock of Polar, there are no outstanding securities authorized, granted or issued by Polar that are convertible into or exchangeable for shares of its capital stock and there are no phantom stock rights, stock appreciation rights or similar rights regarding Polar. There are no rights of any Person to have Polar repurchase any capital stock of Polar.”

         1.5     Section 3.08 of the Merger Agreement is hereby amended in its entirety to read as follows:

“SECTION 3.08. No Undisclosed or Contingent Liabilities of Polar. Except for liabilities or obligations incurred by Polar in the ordinary course of business since the date of the Polar Interim Balance Sheet (none of which could reasonably be expected to cause a Material Adverse Effect on Polar), to the knowledge of Polar, there is no basis for the assertion against Polar of any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise) exceeding $25,000 in individual amount that may reasonably be expected to encumber or affect Polar or the transactions contemplated hereby which is not fully reflected or reserved against on the Polar Interim Balance Sheet, except as disclosed in Section 3.08 of the Disclosure Schedule.”

         1.6     The first paragraph of Section 3.10 of the Merger Agreement is hereby amended in its entirety to read as follows:

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“SECTION 3.10. Absence of Certain Changes for Polar. Except as disclosed in Section 3.10 of the Disclosure Schedule, since October 31, 2001, Polar has not:”

         1.7     Subsection 3.12(g) of the Merger Agreement is hereby amended in its entirety to read as follows:

“(g) Except as disclosed in Section 3.12(g) of the Disclosure Schedule, Polar is not a party to or bound by:

(i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by Polar;

(ii) any guaranty, direct or indirect, by Polar of any obligation for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business;

(iii) any obligation to make payments, contingent or otherwise, of over $5,000 arising out of any prior acquisition of the business, assets or stock of other persons;

(iv) any collective bargaining agreement with any labor union;

(v) any lease or similar arrangement for the use by Polar of personal property requiring payments by Polar, on an annual basis, of over $10,000;

(vi) any agreement containing noncompetition or other limitations restricting the conduct of the business of Polar; and

(vii) any partnership, joint venture or similar agreement.”

         1.8     Subsection 3.12(h) of the Merger Agreement is hereby amended in its entirety to read as follows:

“(h) Except as disclosed in Section 3.12(h) of the Disclosure Schedule, neither Polar nor any of its officers, directors, stockholders or affiliates is a party to or bound by any agreement (other than this Agreement) or arrangement for the sale of any of the assets or capital stock of Polar or for the grant of any preferential rights to purchase any of the assets or capital stock of Polar.”

         1.9     Section 3.23 of the Merger Agreement is hereby amended in its entirety to read as follows:

“SECTION 3.23. Title to Polar Assets. Polar has good and valid title to the Polar Assets, including without limitation those assets set forth on the Polar Interim Balance Sheet. Except as disclosed in Section 3.23 of the Disclosure Schedule, at the

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Closing the Polar Assets will be free and clear of all mortgages, liens, claims, charges, pledges, security interests or encumbrances of any nature whatsoever.”

         1.10     Subsection 4.05(a) of the Merger Agreement is hereby amended in its entirety to read as follows:

“(a) Section 4.05(a) of the Disclosure Schedule lists, for Murdock, its authorized capitalization, the number of shares of its capital stock (or other equity interests) issued and outstanding, and the number of shares of its capital stock (or other equity interests) owned of record by each stockholder. All of the outstanding shares of the capital stock of Murdock are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights or any applicable Law. All such shares are owned free and clear of any lien, claim or encumbrance of any type whatsoever imposed by Murdock. Except as disclosed in Section 4.05(a) of the Disclosure Schedule, there are no outstanding options, warrants or other rights to acquire any share of capital stock of Murdock, there are no outstanding securities authorized, granted or issued by Murdock that are convertible into or exchangeable for shares of its capital stock and there are no phantom stock rights, stock appreciation rights or similar rights regarding Murdock. There are no rights of any Person to have Murdock repurchase any capital stock of Murdock.”

         1.11     Section 4.09 of the Merger Agreement is hereby amended in its entirety to read as follows:

“SECTION 4.09. No Undisclosed or Contingent Liabilities of Acquiror. Except for liabilities or obligations incurred by the Acquiror in the ordinary course of business since the date of the Acquiror 2000 Balance Sheet (none of which could reasonably be expected to cause a Material Adverse Effect on the Acquiror), to the knowledge of Acquiror, there is no basis for the assertion against the Acquiror of any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise) exceeding $25,000 in individual amount that may reasonably be expected to encumber or affect the Acquiror or the transactions contemplated hereby which is not fully reflected or reserved against on the Acquiror 2000 Balance Sheet, except as disclosed in Section 4.09 of the Disclosure Schedule.”

         1.12     The first paragraph of Section 4.11 of the Merger Agreement is hereby amended in its entirety to read as follows:

“SECTION 4.11 Absence of Certain Acquiror Changes. Except as disclosed in Section 4.11 of the Disclosure Schedule, since December 31, 2000, the Acquiror has not:”

         1.13     Subsection 4.13(e) of the Merger Agreement is hereby amended in its entirety to read as follows:

“(e) Except as disclosed in Section 4.13(e) of the Disclosure Schedule, the Acquiror is not a party to or bound by any outstanding agreements, arrangements or

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contracts with any of its officers, employees, agents, consultants, advisors, salesmen or sales representatives that (i) are not cancelable by it on notice of not longer than 30 days and without the imposition of any liability, penalty or premium, (ii) require non-cancelable payment by the Acquiror of over $5,000, or (iii) provide for any bonus or other payment based on the sale of the Acquiror or any portion thereof.”

         1.14     Subsection 4.13(f) of the Merger Agreement is hereby amended in its entirety to read as follows:

“(f) Except as disclosed in Section 4.13(f) of the Disclosure Schedule, the Acquiror is not a party to or bound by any employment agreement, consulting agreement or any other agreements that contains any provision for severance or termination pay liabilities or obligations.”

         1.15     Subsection 4.13(g) of the Merger Agreement is hereby amended in its entirety to read as follows:

“(g) Except as disclosed in Section 4.13(g) of the Disclosure Schedule, the Acquiror is not a party to or bound by:

(i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by the Acquiror;

(ii) any guaranty, direct or indirect, by the Acquiror of any obligation for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business;

(iii) any obligation to make payments, contingent or otherwise, of over $5,000 arising out of any prior acquisition of the business, assets or stock of other persons;

(iv) any collective bargaining agreement with any labor union;

(v) any lease or similar arrangement for the use by the Acquiror of personal property requiring payments by the Acquiror, on an annual basis, of over $10,000;

(vi) any agreement containing noncompetition or other limitations restricting the conduct of the business of the Acquiror; and

(vii) any partnership, joint venture or similar agreement.”

         1.16     Article IV of the Merger Agreement is hereby amended by adding the following new Section 4.28:

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“SECTION 4.28. Status of Holding and Merger Sub.

(a) Holding is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Holding has, since its incorporation, engaged in no business whatsoever other than accepting the contribution of all of the outstanding capital stock of Merger Sub.

(b) Merger Sub has, since its incorporation, engaged in no business whatsoever, other than entering into and performing its obligations under this Agreement.”

         1.17   Subsection 5.01(a) of the Merger Agreement is hereby amended in its entirety to read as follows:

“(a) incur any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for liabilities or obligations for (i) rent under the Leases and loans from stockholders to pay such rent, (ii) up to $2,200,000 in convertible debt securities (collectively, the “Convertible Debt”) and up to $500,000 in other debt obligations (the “Other Debt”), (iii) other items incurred in connection with the transactions contemplated hereby and (iv) other items incurred in the ordinary course of business and consistent with past practice, none of which other items in this item (iv) shall exceed $10,000 (considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease (other than the Leases) or other agreement providing for periodic installments or payments, as a single obligation or liability);”

         1.18   Subsection 5.01(c) of the Merger Agreement is hereby amended in its entirety to read as follows:

“(c) permit, allow or suffer any of the Polar Assets to be subjected to any new or additional mortgage, pledge, lien, encumbrance, restriction or charge of any kind (except for liens arising as a result of Taxes not yet owing) except for capital equipment leases not to exceed $15,000 in the aggregate and except for liens incurred in connection with the Convertible Debt and the Other Debt;”

         1.19   Subsection 5.01(d) of the Merger Agreement is hereby amended in its entirety to read as follows:

“(d) cancel any amount of indebtedness in excess of $5,000 or waive any claims or rights of value in excess of $5,000, except for cancellation of indebtedness owed to Polar by its employees;”

         1.20   Subsection 5.01(g) of the Merger Agreement is hereby amended in its entirety to read as follows:

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“(g) grant any increase in the compensation payable to or to become payable to those individuals identified in Section 3.17 of the Disclosure Schedule, grant, other than in the ordinary course of business, any increase in the compensation payable to or to become payable to any other employees (of whatever nature) of Polar (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment), grant any general increase in the compensation payable to or to become payable to employees of Polar or, except in the ordinary course of business and consistent with past practice, grant any increase in the compensation payable or to become payable to individual employees, except for (i) loans to officers and consultants of Polar in an aggregate principal amount that is less than the accrued wages or other payments due to such officers and consultants, and (ii) shares and options issued or to be issued to directors, officers and consultants of Polar as compensation;”

         1.21   Subsection 5.01(l) of the Merger Agreement is hereby amended in its entirety to read as follows:

“(l) enter into any agreement or contract or commitment of the type required to be disclosed pursuant to Section 3.10 hereof or outside the ordinary course of business, except as disclosed in Section 3.10 of the Disclosure Schedule;”

         1.22   Subsection 5.01(m) of the Merger Agreement is hereby amended in its entirety to read as follows:

“(m) terminate or amend in any material respect any material contract, lease, license, or other agreement to which Polar is a party, except as disclosed in Section 3.08 or Section 3.10 of the Disclosure Schedule;”

         1.23   Subsection 5.01(o) of the Merger Agreement is hereby amended in its entirety to read as follows:

“(o) other than (i) the Convertible Debt, (ii) warrants issued in connection with the Convertible Debt, (iii) the Other Debt, (iv) shares issued in connection with the Other Debt and extensions of the maturity of Polar’s indebtedness, (v) shares issued in connection with loans from stockholders to pay rent under the Leases, (vi) shares and options issued or to be issued to directors, officers and consultants of Polar as compensation and (vii) with respect to presently existing convertible securities, issue any additional shares of capital stock of Polar or options, warrants, rights (including, without limitation, stock appreciation rights and phantom stock rights) or other securities exercisable for, convertible into or exchangeable for shares of capital stock of Polar;”

         1.24   Subsection 5.02(a) of the Merger Agreement is hereby amended in its entirety to read as follows:

“(a) incur any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for loans or advances from Polar or liabilities or obligations for (i) rent under the Leases, (ii) liabilities incurred in settling existing debt obligations (which liabilities shall be less than

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the debt obligations so settled), (iii) other items incurred in connection with the transactions contemplated hereby and (iv) other items incurred in the ordinary course of business and consistent with past practice, none of which other items in this item (iv) shall exceed $10,000 (considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease (other than the Leases) or other agreement providing for periodic installments or payments, as a single obligation or liability);”

         1.25   Subsection 5.06(a) of the Merger Agreement is hereby amended in its entirety to read as follows:

“(a) Each party shall be responsible for preparing a Disclosure Schedule that, if necessary, contains qualifications and exceptions to such party’s representations and warranties and provides information required by such representations and warranties. The portion of the Disclosure Schedule prepared by Polar (Section 3.01 through Section 3.25) shall be considered to be part of the representations and warranties of Polar. The portion of the Disclosure Schedule prepared by Murdock (Section 4.01 through Section 4.27) shall be considered to be part of the representations and warranties of Murdock. An item shall be deemed properly disclosed only if it is set forth in the appropriate sections or subsections of the Disclosure Schedule. A reference in one section or subsection of the Disclosure Schedule will not suffice as proper disclosure if such item shall be required to be set forth in another section or subsection. Improper disclosure shall not give rise to constructive notice of an item to the party to whom disclosure is given. Each party shall deliver its portion of the Disclosure Schedule to the other party no later than February 28, 2003, or such later date as the parties may mutually agree.”

         1.26   Section 5.10 of the Merger Agreement is hereby amended in its entirety to read as follows:

“SECTION 5.10 Registration Statement and Proxy Statement. As soon as practicable following the execution of this Agreement, Murdock shall (i) file with the SEC and (ii) use its reasonable best efforts to have cleared and declared effective, as soon as possible, by the SEC a Proxy Statement and Registration Statement on Form S-4 (or similar or successor form) (the “Filing”) to (x) register, for purposes of issuance in the Merger, the shares of Murdock Common Stock to be issued as Merger Consideration and (y) be delivered to the stockholders of Murdock for the purpose of seeking their approval for this Agreement, the Merger and such other matters as may be necessary to effectuate the other transactions contemplated hereby (collectively, the “Transactions”). Murdock shall (1) notify Polar of the receipt of any comments (written or oral) of the SEC with respect to the Filing and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Polar copies of all correspondence between Murdock or any representative of Murdock and the SEC, (2) give Polar and its counsel the opportunity to review and comment (which review and comment shall be completed within three business days) upon the Filing prior to its being filed with the SEC and shall give Polar and its counsel the opportunity to review and comment (which review and comment shall be completed within three business days) upon all amendments and supplements to the Filing and all responses to requests for

8

additional information and replies to comments prior to their being filed with, or sent to, the SEC, (3) use its reasonable best efforts otherwise to comply with all legal requirements applicable to the Filing. Included also as part of the Transactions in the Filing shall be the proposal to the stockholders of Murdock of (i) the election of a slate of seven directors (six of whom shall be selected by Polar (three of whom shall not be employees, consultants or ten percent stockholders of Murdock or Polar) and one of whom (who shall be reasonably acceptable to the holders of a majority in interest of the Convertible Debt) shall be selected by Murdock) (the “Director Slate”), which election shall be effective at the Effective Time, (ii) the reincorporation of Murdock in the State of Delaware under the name “Polar Molecular Holding Corporation” (or similar name), effective as of the Effective Time (the “Reincorporation”), and (iii) the approval of a new equity incentive plan mutually satisfactory to the parties. Polar shall cooperate in all reasonable respects with Murdock in preparing the Filing. Murdock shall indemnify and hold harmless Polar and its directors, officers, employees and control persons in connection with the Filing, except to the extent that any information contained in the Filing was false or misleading or contained material omissions and was prepared by Polar and provided by Polar to Murdock specifically for inclusion in the Filing. On or before February 28, 2003, Murdock shall file a registration statement with the Securities and Exchange Commission to permit certain of its stockholders determined by Murdock to resell all of the unregistered shares of Murdock held by them (and not otherwise possible to sell pursuant to Rule 144 under the Securities Act of 1933), and shall use its best efforts to cause such registration statement to be declared effective to permit the shares to be freely tradable at or prior to the Closing of the Merger. Such registration shall be held open for two (2) years from the date of Closing.”

         1.27   Section 5.13 of the Merger Agreement is hereby amended in its entirety to read as follows:

“SECTION 5.13. Resignation of Officers and Directors; Corporate Governance. On or prior to the Closing, Murdock shall deliver, or cause to be delivered, to Polar the resignation of each officer and director of Murdock and the Subsidiaries, effective at the Effective Time (unless agreed otherwise in writing by Polar). Immediately following the Reincorporation, the Board of Directors of Holding shall establish committees of the Board of Directors of Holding, customary for the governance of a public company, including but not limited to an audit committee and a compensation committee. Immediately following the Merger, the Board of Directors of Murdock (or Holding as successor to Murdock) shall establish committees of the Board of Directors of the Surviving Corporation, customary for the governance of a public company, including but not limited to an audit committee and a compensation committee. No later than the Closing of the Merger, the Board of Directors of Polar shall establish and empower working committees of the Board of Directors similar to those for the governance of a public company, including but not limited to: (i) an audit committee, which shall be comprised of (x) one or more members who have accounting and financial experience to the extent required by applicable Law (including without limitation the Sarbanes-Oxley Act of 2002) and (y) independent members to the extent required by applicable Law and the listing requirements of Nasdaq or the American Stock Exchange; and (ii) a compensation committee, which shall be comprised of independent members to the

9

extent required by applicable Law and the listing requirements of Nasdaq or the American Stock Exchange.”

         1.28     Section 5.15 of the Merger Agreement is hereby amended to read in its entirety as follows:

“SECTION 5.15. Financial Condition of Murdock. Murdock shall use all of its reasonable efforts to cause its creditors to forgive and/or convert into equity Murdock’s liabilities, such that Murdock’s liabilities will, as of Closing, not exceed its assets (each as determined in accordance with GAAP, consistent with past practice, but excluding from liabilities the amounts, if any, of loans extended by Polar to Murdock or Merger Sub and the amounts of professional fees directly related to this Agreement, the Merger or the Transactions) (the “Net Worth Test”). Professional fees owed by Murdock that are not directly related to this Agreement, the Merger or the Transactions shall not be excluded from liabilities under the Net Worth Test.”

         1.29     Article V of the Merger Agreement is hereby amended by adding the following new Subsection 5.16:

“SECTION 5.16. Financial Condition of Polar. Notwithstanding. anything in this Agreement to the contrary, all professional fees of Polar shall be permitted to survive the Merger and become obligations of the Surviving Corporation.”

         1.30     Article VI of the Merger Agreement is hereby amended by adding the following language to Subsection 6.01(a):

“To the extent permitted by applicable securities laws, holders of a majority of the outstanding common stock of Polar shall have executed a Voting Agreement, in a form mutually satisfactory to the parties, on or prior to February 4, 2003, to the effect that each such stockholder shall vote in favor of the Merger and any other matters to be submitted to the stockholders of Polar pursuant to the Merger Agreement.”

         1.31     Subsection 6.01(b) of the Merger Agreement is hereby amended in its entirety to read as follows:

“(b) Murdock Stockholder Approval. This Agreement, the election of the Director Slate and the Reincorporation shall have been approved by the stockholders of Murdock in accordance with applicable Law and Murdock’s Articles of Incorporation and its Bylaws. To the extent permitted by applicable securities laws, holders of a majority of the outstanding common stock of Murdock shall have executed a Voting Agreement, in a form mutually satisfactory to the parties, on or prior to February 4, 2003, to the effect that each such stockholder shall vote in favor of the Merger, the election of the Director Slate, the Reincorporation and any other matters to be submitted to the stockholders of Murdock pursuant to the Merger Agreement.”

         1.32     Article VI of the Merger Agreement is hereby amended by adding the following new Subsection 6.01(f):

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“(f) Appraisal Rights. Holders of no more than 1,000 shares of the Common Stock of Polar shall have exercised and perfected appraisal rights under the Delaware General Corporation Law in connection with the Merger.”

         1.33     Article VI of the Merger Agreement is hereby amended by adding the following new Section 6.01(g):

“(g) Dissenters’ Rights. Holders of no more than 1,000 shares of Murdock Common Stock shall have exercised and perfected dissenters’ rights under the Iowa Business Corporation Act in connection with the Reincorporation.”

         1.34   Subsection (f) of Section 6.02 of the Merger Agreement is hereby amended in its entirety as follows:

“(e) Existing Bridge Loan. PMC shall have repaid or extended until at least June 30, 2003, the bridge financing arrangement in the original principal amount of $600,000 with Affiliated Investments, L.L.C., as such arrangement may be amended from time to time.”

         1.35   Subsection (f) of Section 6.02 of the Merger Agreement is hereby amended in its entirety as follows:

“(f) Polar Lock-up Agreements. Prior to the effectiveness of the Filing, Polar shall have delivered lock-up agreements, in a form mutually satisfactory to the parties, from holders covering at least 60% of all of its capital stock outstanding as of the Closing for six months after the Closing, 40% of all of its capital stock outstanding as of the Closing for nine months after Closing and 20% of all of its capital stock outstanding as of the Closing for twelve months after Closing, excluding in each case shares issued to non-management stockholders in Polar since January 1, 2002.”

         1.36     Subsection (g) of Section 6.03 of the Merger Agreement is hereby amended in its entirety as follows:

“(g) Murdock Lock-up Agreements. Prior to the effectiveness of the Filing, Murdock shall have delivered lock-up agreements, in a form mutually satisfactory to the parties, from holders covering at least 60% of all of its capital stock outstanding as of the Closing for six months after the Closing, 40% of all of its capital stock outstanding as of the Closing for nine months after Closing and 20% of all of its capital stock outstanding as of the Closing for twelve months after Closing, excluding in each case (i) any shares which are held in street name as of Closing unless held by directors, officers or affiliates of Murdock; (ii) any shares agreed to be exchanged or offered by Murdock, either prior to or at Closing, for its outstanding promissory notes; (iii) any shares offered by Murdock in connection with its settlement with Buckeye Retirement, LLC; and (iv) any shares offered by Murdock in connection with or related to the Rance Group settlement as set forth on Exhibit A and B to that settlement agreement.”

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         1.37     Subsection 7.02(b) of the Merger Agreement is hereby amended in its entirety to read as follows:

“(b) the Merger shall not have been consummated on or before March 31, 2003 (the “Expiration Date”) (provided, that the Expiration Date shall be extended to May 15, 2003 if the Merger shall not have been consummated on or prior to March 31, 2003, due solely to the failure of the SEC to clear and declare effective the Filing for mailing to Murdock’s stockholders on or prior to February 21, 2003) or if events have occurred which have made it impossible to satisfy on or before the Expiration Date a condition precedent to the terminating party’s obligations to consummate the Transactions; provided that the right to terminate this Agreement under this Section 7.02(b) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before the Expiration Date.”

         1.38     Subsection 7.03(b) of the Merger Agreement is hereby amended in its entirety to read as follows:

“(b) Polar’s portion of the Disclosure Schedule (i) is not delivered in accordance with Section 5.06 on or prior to February 28, 2003, or such later date as the parties may mutually agree or (ii) contains information which evidences the occurrence of a Material Adverse Effect regarding Polar since October 31, 2001 (provided that any termination under this clause (b) may only be effected on or prior to March 5, 2003, or such later date as the parties may mutually agree).”

         1.39   Subsection 7.04(b) of the Merger Agreement is hereby amended in its entirety to read as follows:

“(b) Murdock’s portion of the Disclosure Schedule (i) is not delivered in accordance with Section 5.06 on or prior to February 28, 2003, or such later date as the parties may mutually agree or (ii) contains information which evidences the occurrence of a Material Adverse Effect regarding Acquiror since September 30, 2001 (provided that any termination under this clause (b) may only be effected on or prior to March 5, 2003, or such later date as the parties may mutually agree).”

MISCELLANEOUS

         2.1     The parties hereto hereby agree that this Amendment amends the Merger Agreement in accordance and in compliance with the terms of Section 8.08 of the Merger Agreement, and each party hereto hereby represents and warrants that it has taken, and covenants that it will undertake, any and all actions necessary so that the amendments made by this Amendment are validly made in compliance with Section 8.08 of the Merger Agreement.

         2.2     Except as expressly set forth herein, this Amendment does not alter or modify any right or obligation of any party under the Merger Agreement.

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         2.3     This Amendment may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same amendment.

[Signature Page Follows]

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         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto on the date first above written.

POLAR MOLECULAR CORPORATION
By:	/s/ MARK L. NELSON

Name:	Mark L. Nelson
Title:	President and CEO

MURDOCK COMMUNICATIONS CORPORATION
By:	/s/ GENE DAVIS

Name:	Gene Davis
Title:	CEO

MCC MERGER SUB CORPORATION
By:	/s/ WAYNE WRIGHT

Name:	Wayne Wright
Title:

FOURTH AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

      This Fourth Amendment dated as of May 12, 2003 (this “Amendment”) to the Agreement and Plan of Merger dated December 19, 2001, amended by Amendment No. 1 dated as of August 1, 2002, Amendment No. 2 dated as of November 26, 2002 and Amendment No. 3 dated as of January 20, 2003 (the “Merger Agreement”), is entered into by and among Murdock Communications Corporation, an Iowa corporation (“Murdock”), MCC Merger Sub Corporation, a Delaware corporation and wholly-owned subsidiary of Murdock (“Merger Sub”), and Polar Molecular Corporation, a Delaware corporation (“Polar” and sometimes the “Surviving Corporation”).  Capitalized terms used herein but otherwise not defined shall have the meanings set forth in the Merger Agreement.

INTRODUCTORY STATEMENTS

      1.         The parties have entered into the Merger Agreement.

      2.         The parties find it desirable to amend the Merger Agreement in the manner specified in this Amendment.

      3.         The provisions of this Amendment in no way diminish the right and obligations of any party under the provisions of the Merger Agreement that are not otherwise amended by this Amendment.

AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment, the parties hereto, intending to be legally bound, agree as follows:

AMENDMENTS

      1.1       Subsection (b) of Section 7.02 of the Merger Agreement is hereby amended in its entirety to read as follows:

      “(b)     the Merger shall not have been consummated on or before July 31, 2003 (the “Expiration Date”) or if events have occurred which have made it impossible to satisfy on or before the Expiration Date a condition precedent to the terminating party’s obligations to consummate the Transactions; provided that the right to terminate this Agreement under this Section 7.02(b) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before the Expiration Date.”

      1.2       Article V of the Merger Agreement is hereby amended by replacing the words “On or before February 28, 2003” in the penultimate sentence thereof with “As soon as practicable”.

      1.3       The penultimate sentence of Section 5.10 of the Merger Agreement is hereby amended in its entirety to read as follows:

      “Included also as part of the Transactions in the Filing shall be the proposal to the stockholders of Murdock of (i) the election of a slate of seven directors (six of whom shall be selected by Polar and one of whom shall be selected by Murdock) (the “Director Slate”), which election shall be effective at the Effective Time, (ii) the reincorporation of Murdock in the State of Delaware under the name “Polar Molecular Holding Corporation” (or similar name), effective as of the Effective Time, and (iii) the approval of a new equity incentive plan mutually satisfactory to the parties.”

      1.4       Section 5.13 of the Merger Agreement is hereby amended to delete everything after the first sentence thereof.

      1.5       Article VI of the Merger Agreement is hereby amended by adding the following language as a new Subsection 6.01(f):

      “To the extent permitted by applicable securities laws, holders of the outstanding common stock of Murdock (other than nominee holders of “street name” shares, who hold for the benefit of beneficial owners of those shares) shall have agreed, with respect to 90% of all such outstanding shares, to the restrictions set forth in a lock-up agreement mutually satisfactory to Murdock and Polar, and holders of the outstanding common stock of Polar shall have agreed, with respect to 90% of all such outstanding shares, to the restrictions set forth in a lockup agreement mutually satisfactory to Murdock and Polar.”

      1.6       The Merger Agreement is hereby amended to remove any requirement that any party deliver to any other party a disclosure schedule.

MISCELLANEOUS

      2.1       The parties hereto hereby agree that this Amendment amends the Merger Agreement in accordance and in compliance with the terms of Section 8.08 of the Merger Agreement, and each party hereto hereby represents and warrants that it has taken, and covenants that it will undertake, any and all actions necessary so that the amendments made by this Amendment are validly made in compliance with Section 8.08 of the Merger Agreement.

      2.2       Except as expressly set forth herein, this Amendment does not alter or modify any right or obligation of any party under the Merger Agreement.

      2.3       This Amendment may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto on the date first above written.

POLAR MOLECULAR CORPORATION

By:        /s/  Mark L. Nelson

Name:    Mark L. Nelson

Title:     President and CEO

MURDOCK COMMUNICATIONS CORPORATION

By:        /s/  Wayne Wright

Name:    Wayne Wright

Title:     Principal Accounting Officer

MCC MERGER SUB CORPORATION

By:        /s/  Wayne Wright

Name:    Wayne Wright

Title:     President

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ANNEX B-1

FORM OF MURDOCK VOTING AGREEMENT

B-1-1

Annex B-1

VOTING AGREEMENT AND IRREVOCABLE PROXY

         THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (the “Agreement”) is entered into as of January __, 2003 by and among Polar Molecular Corporation, a Delaware corporation (“Polar”), and the undersigned stockholders (the “Stockholders”) of Murdock Communications Corporation, an Iowa corporation (“Murdock”).

         WHEREAS, Polar, Murdock and MCC Merger Sub Corporation (“MCC”) have entered into an Agreement and Plan of Merger dates as of December 19, 2001, as amended (the “Merger Agreement”) providing for the merger of MCC with and into Polar (the “Merger”), with Polar surviving as a wholly owned subsidiary of Murdock (or Polar Molecular Holding Corporation, as successor to Murdock); and

         WHEREAS, it is a condition to Polar’s obligations under the Merger Agreement that the Stockholders enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants set forth herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Representations of Stockholders. Each of the Stockholders severally represents as to himself or itself that such Stockholder:

                  (a) is the holder in the capacity set forth on Exhibit A hereto of that number of shares (the “Shares”), options, convertible notes and/or warrants to purchase shares, of Murdock common stock set forth opposite such Stockholder’s name on Exhibit A (the Shares, the options, the convertible notes and/or the warrants to purchase Murdock common stock are collectively referred to herein as the “Securities”);

                  (b) does not “beneficially own” (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”)) any shares, options, warrants, conversion rights, or any other securities giving the Stockholder the right, to purchase shares of Murdock common stock or other Murdock capital stock other than the Securities;

                  (c) has the right, power and authority to execute and deliver this Agreement and to perform his obligations under this Agreement, and this Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and legally binding agreement of such Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles; and such execution, delivery and performance by Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other agreement to which such Stockholder is bound; (ii) violate any order, writ, injunction decree or statute, or any rule or regulation, applicable to Stockholder or any of the properties or assets of Stockholder; or (iii) result in the creation of, or impose any obligation on such Stockholder to create, any lien, charge or other encumbrance of any nature whatsoever upon the Shares; and

                   (d) the Securities are now and will at all times during the term of this Agreement be held by such Stockholder, or by a nominee or custodian for the account of such Stockholder, free and clear of all pledges, liens, proxies, claims, shares, security interests, preemptive rights and any other encumbrances whatsoever with respect to the ownership, transfer or voting of such Securities; and there are no outstanding options, warrants or rights to purchase or acquire, or other agreements relating to, such Securities other than this Agreement, except for a total of 350,000 Shares held, pending the closing of the Merger, in escrow (the “Buckeye Escrow”) for the benefit of Buckeye Retirement Co., L.L.C. (“Buckeye”) pursuant to the Escrow Agreement dated as of September 16, 2002, by and among Murdock, Guy O. Murdock, Buckeye and Arenson & Zimmerman, PLC, as escrow agent.

         The representations and warranties contained herein shall be made as the date hereof and as of each date from the date hereof through and including the date that the Merger is consummated, except to the extent that the acquisition of any New Shares by a Stockholder as described in Section 7 below shall affect the representation and warranty in Section 1(b) above.

         2. Agreement to Vote Shares.

                  (a) Each of the Stockholders severally agrees to vote its Shares and any New Shares (as defined in Section 7 hereof), and shall cause any holder of record of its Shares or New Shares to vote such Shares, at every meeting of the stockholders of Murdock at which such matters are considered and at each and every adjournment and/or postponement thereof (each a “Murdock Stockholder Meeting”), (i) in favor of adoption and approval of the Merger Agreement and the Merger (and each other action and transaction contemplated by the Merger Agreement and this Agreement); (ii) in favor of adoption and approval of the reincorporation of Murdock as a Delaware corporation through the merger of Murdock with and into Polar Molecular Holding Corporation (the “Reincorporation”); (iii) in favor of the approval of a new Equity Incentive Plan, to take effect upon consummation of the Merger; (iv) in favor of the election of each of seven nominees for director, to take office upon consummation of the Merger; and (v) against any actions or approval that would compete with or could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the Reincorporation including, without limitation, any Alternative Transaction (as defined in (b) below). Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Each Stockholder also agrees to use its reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by the Merger Agreement.

                  (b) For purposes of this Agreement, “Alternative Transaction” shall mean any of the following involving Murdock: (i) any tender offer, exchange offer, merger, consolidation, share exchange, business combination, acquisition of assets or similar transaction involving capital stock or assets of Murdock; (ii) any transaction or series of related transactions pursuant to which any person or entity (or its shareholders) other than Murdock or its affiliates, (a “Third Party”) acquires shares (or securities exercisable for or convertible into shares) representing more than 50% of the outstanding shares of any class of capital stock of Murdock; or (iii) any sale, lease, exchange, licensing, transfer or other disposition pursuant to which a Third Party

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acquires control of more than 50% of the assets (including, but not limited to, intellectual property assets) of Murdock, respectively (determined by reference to the fair market value of such assets), in a single transaction or series of related transactions.

         3. Irrevocable Proxy. Each of the Stockholders hereby constitutes and appoints Polar or any nominee of Polar, with full power of substitution, as its true and lawful attorney and proxy and hereby authorizes each, for and in its name, place and stead, to present and to vote all of the Shares and New Shares (a) in favor of the adoption and approval of the Merger Agreement and the Merger (and each other action and transaction contemplated by the Merger Agreement and this Agreement); (b) in favor of the adoption and approval of the Reincorporation; (c) in favor of the approval of the Equity Incentive Plan; (d) in favor of the election of each of seven nominees for director; and (e) against any action or approval that would compete with or could serve to materially interfere with, delay, discharge, adversely affect or inhibit the timely consummation of the Merger Agreement or the Reincorporation, including, without limitation, any Alternative Transaction, at every Murdock Stockholder Meeting, to the same extent and with the same effect as the Stockholder might or could do under applicable law, rules and regulations. The proxy granted pursuant to the immediately preceding sentence is given in consideration of and as a condition to Polar’s obligations to consummate the Merger and as such is coupled with an interest and shall be irrevocable unless and until this Agreement terminates pursuant to Section 11(d) hereof. Each of the Stockholders hereby revokes any and all previous proxies granted with respect to any of the Shares and shall not hereafter, unless and until this Agreement terminates pursuant to Section 11(d) hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares or the New Shares or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares or the New Shares covering the subject matter hereof.

         4. No Voting Trusts. After the date hereof, each of the Stockholders severally agrees that it will not nor will it permit any entity under its control to, deposit any of its Shares in voting trust or subject any of its Shares to any arrangement with respect to the voting of such Shares other than agreements entered into with Polar.

         5. No Proxy Solicitations. Each of the Stockholders severally agrees that such Stockholder will not, nor will such Stockholder permit any entity under their control to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the 1934 Act) in opposition to or competition with the consummation of the Merger or otherwise encourage or assist any party in taking or planning any action which would compete with or otherwise could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (b) directly or indirectly encourage, initiate or cooperate in a stockholders’ vote or action by consent of Murdock’s stockholders in opposition to or in competition with the consummation of the Merger; or (c) become a member of a “group” (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of Murdock for the purpose of opposing or competing with the consummation of the Merger; provided, that the foregoing shall not restrict any director of Murdock from taking any action such director believes is necessary to satisfy such director’s fiduciary duty to stockholders of Murdock.

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         6. Transfer and Encumbrance. Except in connection with the Buckeye Escrow, on or after the date hereof, each of the Stockholders severally agrees not to voluntarily transfer, sell, offer, pledge or otherwise dispose of or encumber (“Transfer”) any of its Securities or New Shares prior to the earlier of (a) the effective date of the Merger or (b) the date this Agreement shall be terminated in accordance with its terms.

         7. Additional Purchases. Each of the Stockholders severally agrees that if (a) there occurs any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of Murdock on, of or affecting the Securities of a Stockholder; (b) such Stockholder purchases or otherwise acquires beneficial ownership of any shares of Murdock common stock after the execution of this Agreement, including, but not limited to, through the exercise of such Stockholders’ options or warrants; or (c) such Stockholder voluntarily acquires the right to vote any shares of Murdock common stock other than the Shares (collectively, “New Shares”), all such New Shares acquired or purchased by it shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

         8. Specific Performance. Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other party if the party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto severally agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief.

         9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be assignable without the written consent of all other parties hereto.

         10. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         11. Miscellaneous.

                  (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Iowa.

                  (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder

4

of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.

                  (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  (d) This Agreement shall terminate upon the earliest to occur of (i) the effective time of the Merger, and (ii) termination of the Merger Agreement.

                  (e) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

[Signatures on the following page]

5

Signature page For Voting Agreement and Irrevocable Proxy

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

POLAR MOLECULAR CORPORATION
By:

Name:

Title:

STOCKHOLDERS

Stockholder_________________________________________
(please print name):___________________________________

Stockholder_________________________________________
(please print name):___________________________________

Stockholder_________________________________________
(please print name):___________________________________

Stockholder_________________________________________
(please print name):___________________________________

Stockholder_________________________________________
(please print name):___________________________________

Stockholder_________________________________________
(please print name):___________________________________

Stockholder_________________________________________
(please print name):___________________________________

Stockholder_________________________________________
(please print name):___________________________________

Signature page For Voting Agreement and Irrevocable Proxy

Stockholder_________________________________________
(please print name):___________________________________

Stockholder_________________________________________
(please print name):___________________________________

Stockholder_________________________________________
(please print name):___________________________________

Stockholder_________________________________________
(please print name):___________________________________

Stockholder_________________________________________
(please print name):___________________________________

EXHIBIT A TO VOTING AGREEMENT AND
IRREVOCABLE PROXY

Stockholder	Number of Shares of Murdock Common Stock	Number of Shares Underlying Convertible Notes	Number of Shares Underlying Options	Number of Shares Underlying Warrants

ANNEX B-2

FORM OF POLAR VOTING AGREEMENT

B-2-1

Annex B-2

VOTING AGREEMENT AND IRREVOCABLE PROXY

         THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (the “Agreement”) is entered into as of January __, 2003 by and among Polar Molecular Corporation, a Delaware corporation (“Polar”), and the undersigned stockholders of Polar (the “Stockholders”).

         WHEREAS, Polar, Murdock Communications Corporation (“Murdock”) and MCC Merger Sub Corporation (“MCC”) have entered into an Agreement and Plan of Merger dated as of December 19, 2001, as amended (the “Merger Agreement”) providing for the merger of MCC with and into Polar (the “Merger”), with Polar surviving as a wholly owned subsidiary of Murdock (or Polar Molecular Holding Corporation, as successor to Murdock); and

         WHEREAS, it is a condition to Murdock’s and MCC’s obligations under the Merger Agreement that the Stockholders enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants set forth herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Representations of Stockholders. Each of the Stockholders severally represents as to himself or itself that such Stockholder:

                  (a)         is the holder in the capacity set forth on Exhibit A hereto of that number of shares (the “Shares”), options and/or warrants to purchase shares, of Polar common stock set forth opposite such Stockholder’s name on Exhibit A (the Shares, the options and/or the warrants to purchase Polar common stock are collectively referred to herein as the “Securities”);

                  (b)         does not “beneficially own” (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”)) any shares, options, warrants, conversion rights, or any other securities giving the Stockholder the right, to purchase shares of Polar common stock or other Polar capital stock other than the Securities;

                  (c)         has the right, power and authority to execute and deliver this Agreement and to perform his obligations under this Agreement, and this Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and legally binding agreement of such Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles; and such execution, delivery and performance by Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other agreement to which such Stockholder is bound; (ii) violate any order, writ, injunction decree or statute, or any rule or regulation, applicable to Stockholder or any of the properties or assets of Stockholder; or (iii) result in the creation of, or impose any obligation on such Stockholder to create, any lien, charge or other encumbrance of any nature whatsoever upon the Shares; and

                   (d)         the Securities are now and will at all times during the term of this Agreement be held by such Stockholder, or by a nominee or custodian for the account of such Stockholder, free and clear of all pledges, liens, proxies, claims, shares, security interests, preemptive rights and any other encumbrances whatsoever with respect to the ownership, transfer or voting of such Securities; and there are no outstanding options, warrants or rights to purchase or acquire, or other agreements relating to, such Securities other than this Agreement.

         The representations and warranties contained herein shall be made as the date hereof and as of each date from the date hereof through and including the date that the Merger is consummated.

         2.       Agreement to Vote Shares.

                  (a)         Each of the Stockholders severally agrees to vote its Shares and any New Shares (as defined in Section 7 hereof), and shall cause any holder of record of its Shares or New Shares to vote, (i) in favor of adoption and approval of the Merger Agreement and the Merger (and each other action and transaction contemplated by the Merger Agreement and this Agreement) at every meeting of the stockholders of Polar at which such matters are considered and at each and every adjournment and/or postponement thereof (each a “Polar Stockholder Meeting”); and (ii) against any actions or approval that would compete with or could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger including, without limitation, any Alternative Transaction (as defined in (b) below). Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Each Stockholder also agrees to use its reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by the Merger Agreement.

                  (b)         For purposes of this Agreement, “Alternative Transaction” shall mean any of the following involving Polar: (i) any tender offer, exchange offer, merger, consolidation, share exchange, business combination, acquisition of assets or similar transaction involving capital stock or assets of Polar; (ii) any transaction or series of related transactions pursuant to which any person or entity (or its shareholders) other than Polar or its affiliates, (a “Third Party”) acquires shares (or securities exercisable for or convertible into shares) representing more than 50% of the outstanding shares of any class of capital stock of Polar; or (iii) any sale, lease, exchange, licensing, transfer or other disposition pursuant to which a Third Party acquires control of more than 50% of the assets (including, but not limited to, intellectual property assets) of Polar, respectively (determined by reference to the fair market value of such assets), in a single transaction or series of related transactions.

         3.       Irrevocable Proxy. Each of the Stockholders hereby constitutes and appoints Polar or any nominee of Polar, with full power of substitution, as its true and lawful attorney and proxy and hereby authorizes each, for and in its name, place and stead, to present and to vote all of the Shares and New Shares (a) in favor of the adoption and approval of the Merger Agreement and the Merger (and each other action and transaction contemplated by the Merger Agreement and this Agreement) and (b) against any action or approval that would compete with or could

2

serve to materially interfere with, delay, discharge, adversely affect or inhibit the timely consummation of the Merger Agreement, including, without limitation, any Alternative Transaction, at every Polar Stockholder Meeting, to the same extent and with the same effect as the Stockholder might or could do under applicable law, rules and regulations. The proxy granted pursuant to the immediately preceding sentence is given in consideration of and as a condition to Murdock’s and MCC’s obligations to consummate the Merger and as such is coupled with an interest and shall be irrevocable unless and until this Agreement terminates pursuant to Section 11(d) hereof. Each of the Stockholders hereby revokes any and all previous proxies granted with respect to any of the Shares and shall not hereafter, unless and until this Agreement terminates pursuant to Section 11(d) hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares or the New Shares or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares or the New Shares covering the subject matter hereof.

         4.       No Voting Trusts. After the date hereof, each of the Stockholders severally agrees that it will not nor will it permit any entity under its control to, deposit any of its Shares in voting trust or subject any of its Shares to any arrangement with respect to the voting of such Shares other than agreements entered into with Polar.

         5.       No Proxy Solicitations. Each of the Stockholders severally agrees that such Stockholder will not, nor will such Stockholder permit any entity under their control to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the 1934 Act) in opposition to or competition with the consummation of the Merger or otherwise encourage or assist any party in taking or planning any action which would compete with or otherwise could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (b) directly or indirectly encourage, initiate or cooperate in a stockholders’ vote or action by consent of Polar’s stockholders in opposition to or in competition with the consummation of the Merger; or (c) become a member of a “group” (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of Polar for the purpose of opposing or competing with the consummation of the Merger; provided, that the foregoing shall not restrict any director of Polar from taking any action such director believes is necessary to satisfy such director’s fiduciary duty to stockholders of Polar.

         6.       Transfer and Encumbrance. On or after the date hereof, each of the Stockholders severally agrees not to voluntarily transfer, sell, offer, pledge or otherwise dispose of or encumber (“Transfer”) any of its Securities or New Shares prior to the earlier of (a) the effective date of the Merger or (b) the date this Agreement shall be terminated in accordance with its terms.

         7.       Additional Purchases. Each of the Stockholders severally agrees that if (a) there occurs any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of Polar on, of or affecting the Securities of a Stockholder; (b) such Stockholder purchases or otherwise acquires beneficial ownership of any shares of Polar common stock after the execution of this Agreement, including, but not limited to, through the exercise of such Stockholders’ options or warrants; or (c) such Stockholder voluntarily acquires

3

the right to vote any shares of Polar common stock other than the Shares (collectively, “New Shares”), all such New Shares acquired or purchased by it shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

         8.       Specific Performance. Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other party if the party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto severally agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief.

         9.       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be assignable without the written consent of all other parties hereto.

         10.      Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         11.      Miscellaneous.

                  (a)         This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware.

                  (b)         If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.

                  (c)         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  (d)         This Agreement shall terminate upon the earliest to occur of (i) the effective time of the Merger, and (ii) termination of the Merger Agreement.

                  (e)         All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

[Signatures on the following page]

4

Signature page For Voting Agreement and Irrevocable Proxy

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

POLAR MOLECULAR CORPORATION
By:

Name:

Title:

STOCKHOLDERS

Stockholder
(please print name):

Stockholder
(please print name):

Stockholder
(please print name):

Stockholder
(please print name):

Stockholder
(please print name):

Stockholder
(please print name):

Stockholder
(please print name):

Stockholder
(please print name):

Signature page For Voting Agreement and Irrevocable Proxy

Stockholder
(please print name):

Stockholder
(please print name):

Stockholder
(please print name):

Stockholder
(please print name):

Stockholder
(please print name):

EXHIBIT A TO VOTING AGREEMENT AND
IRREVOCABLE PROXY

Stockholder	Number of Shares of Polar Common Stock	Number of Shares Underlying Options	Number of Shares Underlying Warrants

ANNEX C

FORM OF LOCK-UP AGREEMENT

C-1

Annex C

FORM OF LOCK-UP AGREEMENT

Date:                     , 2003

Polar Molecular Corporation	Murdock Communications Corporation
4600 S. Ulster Street	MCC Merger Sub Corporation
Suite 900	701 Tama Street
Denver, Colorado 80237	Marion, Iowa 52302

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed merger (the “Merger”) of MCC Merger Sub Corporation (“Merger Sub”) with and into Polar Molecular Corporation (“Polar”) pursuant to the terms of the Agreement and Plan of Merger dated as of December 19, 2001, as amended, among Murdock Communications Corporation (“Murdock”), Merger Sub and Polar (the “Merger Agreement”). Defined terms used herein and not otherwise defined herein shall have the respective meanings given them in the Merger Agreement. Pursuant to the terms of the Merger Agreement, certain holders of the common stock of Polar, par value $.0001 per share (the “Polar Common Stock”), currently outstanding and certain holders of the common stock of Murdock, without par value per share (the “Murdock Common Stock”), currently outstanding are required to enter into this agreement with respect to all or a portion of their shares of Polar Common Stock or Murdock Common Stock, as applicable (which shares shall be converted into shares of Polar Molecular Holding Corporation (as successor to Murdock, “Holding”) at the effective time of the Merger (“Holding Common Stock”)).

In order to induce each of Polar, Murdock and Merger Sub to consummate the transactions contemplated by the Merger Agreement, the undersigned will not, without the prior written consent of Holding, following the Merger, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned (collectively, the “Undersigned Party”)) directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, shares of Holding Common Stock or securities convertible into, or exercisable or exchangeable for such Holding Common Stock, or publicly announce an intention to effect any such transaction, for the time period set forth below regarding the Covered Shares, other than shares of Holding Common Stock disposed of as bona fide gifts or by will or intestacy to persons who also enter into lock-up agreements in the form of this letter. For purposes hereof, “Covered Shares” means 97% of all of the shares of Holding

Common Stock (whether originally held as Polar Common Stock or Murdock Common Stock prior to the effective time of the Merger) held by the Undersigned Party.

For each Undersigned Party, all of its Covered Shares will remain subject to this Agreement for six months, two-thirds of its Covered Shares will remain subject to this Agreement for nine months, and one-third of its Covered Shares will remain subject to this Agreement for twelve months.

If for any reason the Merger Agreement shall be terminated prior to the Merger, the agreement set forth above shall likewise be terminated.

Yours very truly,

Sign here if officer, director or individual stockholder:

Name:

Address:

Sign here if corporate, partnership or other non-individual stockholder:

By:

Name:

Title:

Address:

2

ANNEX D

DELAWARE APPRAISAL RIGHTS STATUTE

D-1

Annex D

DELAWARE APPRAISAL RIGHTS STATUTE

§ 262. Appraisal rights.

         (a)  Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b)  Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

                  (1)  Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

                  (2)  Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                  (3)  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c)  Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

         (d)  Appraisal rights shall be perfected as follows:

                   (1)  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                  (2)  If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e)  Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

          (f)  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g)  At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h)  After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         (i)  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j)  The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k)  From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

          (l)  The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX E

IOWA DISSENTERS’ RIGHTS STATUTE

E-1

Annex E

IOWA DISSENTERS’ RIGHTS STATUTE

PART A

490.1301 Definitions for division XIII.

In this division:

         1.         “Beneficial shareholder” means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

         2.         “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

         3.         “Dissenter” means a shareholder who is entitled to dissent from corporate action under section 490.1302 and who exercises that right when and in the manner required by sections 490.1320 through 490.1328.

         4.         “Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         5.         “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

         6.         “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         7.         “Shareholder” means the record shareholder or the beneficial shareholder.

490.1302 Shareholders’ right to dissent.

         1.         A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder’s shares in the event of, any of the following corporate actions:

                  a.         Consummation of a plan of merger to which the corporation is a party if either of the following apply:

(1) Shareholder approval is required for the merger by section 490.1103 or the articles of incorporation and the shareholder is entitled to vote on the merger.

(2) The corporation is a subsidiary that is merged with its parent under section 490.1104.

                  b         Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

                  c.         Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

                  d.         An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it does any or all of the following:

(1) Alters or abolishes a preferential right of the shares.

(2) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

(3) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.

(4) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

(5) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 490.604.

(6) Extends, for the first time after being governed by this chapter, the period of duration of a corporation organized under chapter 491 or 496A* and existing for a period of years on the day preceding the date the corporation is first governed by this chapter.

                  e.         Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         2.         A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this chapter is not entitled to challenge the corporate action creating the shareholder’s entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

490.1303 Dissent by nominees and beneficial owners.

         1.         A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in that shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder’s other shares were registered in the names of different shareholders.

         2.         A beneficial shareholder may assert dissenters’ rights as to shares held on the shareholder’s behalf only if the shareholder does both of the following:

                  a.         Submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights.

                  b.         Does so with respect to all shares of which the shareholder is the beneficial shareholder or over which that beneficial shareholder has power to direct the vote.

490.1304 through 490.1319

         Reserved.

PART B

490.1320 Notice of dissenters’ rights.

         1.         If proposed corporate action creating dissenters’ rights under section 490.1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this part and be accompanied by a copy of this part.

         2.         If corporate action creating dissenters’ rights under section 490.1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in section 490.1322.

490.1321 Notice of intent to demand payment.

         1.         If proposed corporate action creating dissenters’ rights under section 490.1302 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights must do all of the following:

                  a.         Deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed action is effectuated.

                  b.         Not vote the dissenting shareholder’s shares in favor of the proposed action.

         2.         A shareholder who does not satisfy the requirements of subsection 1, is not entitled to payment for the shareholder’s shares under this part.

490.1322 Dissenters’ notice.

         1.         If proposed corporate action creating dissenters’ rights under section 490.1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of section 490.1321.

         2.         The dissenters’ notice must be sent no later than ten days after the proposed corporate action is authorized at a shareholders’ meeting, or, if the corporate action is taken without a vote of the shareholders, no later than ten days after the corporate action is taken, and must do all of the following:

                  a.         State where the payment demand must be sent and where and when certificates for certificated shares must be deposited.

                  b.         Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

                  c.         Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date.

                  d.         Set a date by which the corporation must receive the payment demand, which date shall not be fewer than thirty nor more than sixty days after the date the dissenters’ notice is delivered.

                  e.         Be accompanied by a copy of this division.

490.1323 Duty to demand payment.

         1.         A shareholder sent a dissenters’ notice described in section 490.1322 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice pursuant to section 490.1322, subsection 2, paragraph “c”, and deposit the shareholder’s certificates in accordance with the terms of the notice.

         2.         The shareholder who demands payment and deposits the shareholder’s shares under subsection 1 retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         3.         A shareholder who does not demand payment or deposit the shareholder’s share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for the shareholder’s shares under this division.

490.1324 Share restrictions.

         1.         The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 490.1326.

         2.         The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

490.1325 Payment.

         1.         Except as provided in section 490.1327, at the time the proposed corporate action is taken, or upon receipt of a payment demand, whichever occurs later, the corporation shall pay each dissenter who complied with section 490.1323 the amount the corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest.

         2.         The payment must be accompanied by all of the following:

                  a.         The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any.

                  b.         A statement of the corporation’s estimate of the fair value of the shares.

                  c.         An explanation of how the interest was calculated.

                  d.         A statement of the dissenter’s right to demand payment under section 490.1328.

                  e.         A copy of this division.

490.1326 Failure to take action.

         1.         If the corporation does not take the proposed action within one hundred eighty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         2.         If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under section 490.1322 as if the corporate action was taken without a vote of the shareholders and repeat the payment demand procedure.

490.1327 After-acquired shares.

         1.         A corporation may elect to withhold payment required by section 490.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

         2.         To the extent the corporation elects to withhold payment under subsection 1, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under section 490.1328.

490.1328 Procedure if shareholder dissatisfied with payment or offer.

         1.         A dissenter may notify the corporation in writing of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due, and demand payment of the dissenter’s estimate, less any payment under section 490.1325, or reject the corporation’s offer under section 490.1327 and demand payment of the fair value of the dissenter’s shares and interest due, if any of the following apply:

                  a.         The dissenter believes that the amount paid under section 490.1325 or offered under section 490.1327 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated.

                  b.         The corporation fails to make payment under section 490.1325 within sixty days after the date set for demanding payment.

                  c.         The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

         2.         A dissenter waives the dissenter’s right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand in writing under subsection 1 within thirty days after the corporation made or offered payment for the dissenter’s shares.

490.1329

         Reserved.

PART C

490.1330 Court action.

         1.         If a demand for payment under section 490.1328 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         2.         The corporation shall commence the proceeding in the district court of the county where a corporation’s principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         3.         The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         4.         The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         5.         Each dissenter made a party to the proceeding is entitled to judgment for either of the following:

                  a.         The amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation.

                  b.         The fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under section 490.1327.

490.1331 Court costs and counsel fees.

         1.         The court in an appraisal proceeding commenced under section 490.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 490.1328.

         2.         The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, for either of the following:

                  a.         Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 490.1320 through 490.1328.

                  b.         Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

3.         If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

ANNEX FF

REINCORPORATION MERGER AGREEMENT

Annex FF

PLAN OF MERGER

The following Plan of Merger for the merger of Murdock Communications Corporation, an Iowa corporation (the “Parent”), into Polar Molecular Holding Corporation, a Delaware corporation (the “Subsidiary”), was adopted by resolution of the Board of Directors of the Parent as of ____________, 2003:

         WHEREAS, 100% of the Subsidiary’s outstanding stock is lawfully owned by the Parent; and

         WHEREAS, the Parent desires to merge itself into the Subsidiary, and have the Subsidiary possess all of its estate, property, rights, privileges and franchises.

         NOW, THEREFORE, BE IT RESOLVED, that the Parent merge itself into the Subsidiary and the Subsidiary assumes all of the liabilities and obligations of the Parent;

         FURTHER RESOLVED, that all of the issued and outstanding shares of stock of the Parent shall be exchanged for the same number of shares of stock of the Subsidiary;

         FURTHER RESOLVED, that the Parent, in its capacity as the sole shareholder of the Subsidiary, hereby waives any requirements as to the delivery of a Plan of Merger to the shareholders in connection with the merger of the Parent into the Subsidiary;

         FURTHER RESOLVED, that an authorized officer of the Parent be, and he or she is hereby directed, to make and execute a certificate of ownership setting forth a copy of the resolution to merge the Parent into the Subsidiary and have the Subsidiary assume the liabilities and obligations of the Parent, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware;

         FURTHER RESOLVED, that an authorized officer of the Parent be, and he or she is hereby directed, to make and execute articles of merger setting forth a copy of the resolution to merge the Parent into the Subsidiary and have the Subsidiary assume the liabilities and obligations of the Parent, and the date of adoption thereof, and to file the same in the office of the Secretary of State of the State of Iowa; and

         FURTHER RESOLVED, that the officers of the Parent be, and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware or the State of Iowa, which may be in any way necessary or proper to effect said merger.

Date: _________________________

MURDOCK COMMUNICATIONS CORPORATION
By:

Eugene I. Davis, Chief Executive Officer

Date: _________________________

POLAR MOLECULAR HOLDING CORPORATION
By:

Eugene I. Davis, Chief Executive Officer

ANNEX G

CERTIFICATE OF INCORPORATION OF POLAR MOLECULAR HOLDING CORPORATION

Annex G

CERTIFICATE OF INCORPORATION
OF
POLAR MOLECULAR HOLDING CORPORATION

         The undersigned, a natural person (the “Sole Incorporator”), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

ARTICLE I

NAME

         The name of the corporation is Polar Molecular Holding Corporation (the “Corporation”).

ARTICLE II

REGISTERED AGENT

         The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSES

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

AUTHORIZED CAPITAL STOCK

         1.       The total number of shares of all classes of stock which the Corporation shall have authority to issue is 250,000,000 (Two Hundred Fifty Million) shares, par value $0.01 per share, 200,000,000 (Two Hundred Million) of which shall be designated “Common Stock” and 50,000,000 (Fifty Million) of which shall be designated “Preferred Stock”.

         2.       Each holder of record of Common Stock entitled to vote shall have one vote for each share of Common Stock standing in his name on the books of the Corporation, except that in the election of directors such holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

         3.       The Board of Directors of the Corporation is authorized, subject to applicable law and the provisions of this Article IV, (a) to provide for the issuance from time to time in one or more series of any number of shares of Preferred Stock and (b) by filing a certificate pursuant to the DGCL, to establish the number of shares to be included in each such series and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series.

         4.       Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation shall have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as a part of another series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock.

         5.       Except as otherwise provided by the resolution or resolutions providing for the issuance of any series of Preferred Stock, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issuance of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

         6.       Except as otherwise provided by the resolution or resolutions providing for the issuance of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amounts to which they shall be entitled pursuant to such resolution or resolutions, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

         7.       The holders of Preferred Stock shall not have any preemptive rights except to the extent such rights shall be specifically provided for in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors.

         8.       Except as otherwise specifically required by law or as specifically provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, the exclusive voting power of the Corporation shall be vested in the Common Stock of the Corporation. Each share of Common Stock shall entitle the holder thereof to one vote at all meetings of the stockholders of the Corporation.

ARTICLE V

INDEMNIFICATION/LIMITATION OF LIABILITY

         1.       A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or any successor provision, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article V by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any limitation on the personal liability of any director of the Corporation at the time of such repeal or amendment.

         2.       The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrate or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding (whether or not by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another Corporation, partnership, joint venture, sole proprietorship, trust, nonprofit entity, employee benefit plan or other enterprise, against all judgments, penalties (including excise and similar taxes), fines, settlements and expenses (including attorneys’ fees and court costs) actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article V. The right to indemnification under this Article V shall be a contract right and shall include, with respect to directors and officers, the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided, however, that, if the DGCL or the Board of Directors of the Corporation requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if itshall ultimately be determined that such director or officer is not entitled to be indemnified under this Article V or otherwise. The Corporation may, by action of its Board of Directors, pay such expenses incurred by employees and agents of the Corporation upon such terms as the Board of Directors deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Any repeal or amendment of this Article V by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and not adversely affect the indemnification of any person who may be indemnified at the time of such repeal or amendment.

ARTICLE VI

MANAGEMENT

         For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, its directors and its stockholders or any class thereof, as the case may be, it is further provided that:

         1.       The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors of the Corporation shall be fixed by the Board of Directors in the manner provided in the Bylaws.

         2.       In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation in the manner set forth in the Bylaws. In addition, the Bylaws may be amended by the affirmative vote of holders of at least a majority of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

         3.       This certificate of incorporation or any provision hereof may be amended from time to time in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by this certificate of incorporation or any amendment hereto are conferred subject to such right.

         4.       The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide. Advance notice of stockholder nominations for the election of directors and of any other business to be brought before any meeting of the stockholders shall be given in the manner provided in the Bylaws.

         5.       At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, or until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the DGCL.

         6.       The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated by a resolution of the Board of Directors. At the annual meeting of stockholders held in 2004, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the annual meeting of stockholders held in 2005, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the annual meeting of stockholders held in 2006, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is hereafter changed, each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term and any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

         7.       Vacancies occurring on the Board of Directors for any reason may be filled only by vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors; provided, however, if there are no directors remaining in office, the vacancies shall be filled by the stockholders in accordance with the Bylaws. A person so elected by the Board of Directors to fill a vacancy shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been duly elected and qualified. A director may be removed from office by the affirmative vote of the holders of at least a majority of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors, provided that such removal is for cause.

         IN WITNESS WHEREOF, this Certificate has been subscribed this 15th day of January, 2003 by the undersigned who affirms that the statements made herein are true and correct.

/s/ Spencer B. Young

Spencer B. Young Sole Incorporator

ANNEX H

BYLAWS OF POLAR MOLECULAR HOLDING CORPORATION

H-1

Annex H

BYLAWS
OF
POLAR MOLECULAR HOLDING CORPORATION

ARTICLE I

OFFICES

         Section 1. The registered office shall be at the office of The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting, the stockholders shall elect directors to succeed those directors whose terms expire in that year and shall transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make available, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, at the principal office of the corporation if so specified or, if neither place is so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, may only be called by the Chairman of the Board or by a majority of the members of the Board.

         Section 6. Except as provided otherwise in Section 13, written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than 10 nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, either the Chairman of the Board, or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable statute or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 10. Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 11. Nominations for election to the Board of Directors must be made by the Board of Directors or by a committee appointed by the Board of Directors for such purpose or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Except as provided otherwise by applicable law, nominations by stockholders must be preceded by notification in writing received by the secretary of the corporation not less than 120 days prior to any meeting of stockholders called for the election of directors. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

                  (a) the name, age, residence, address, and business address of each proposed nominee and of each such person;

                  (b) the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;

                  (c) the amount of stock of the corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and

                  (d) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the corporation will or may be a party.

         The presiding officer of the meeting shall have the authority to determine and declare to the meeting that a nomination not preceded by notification made in accordance with the foregoing procedure shall be disregarded.

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         Section 12. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

         For business to be properly brought before any meeting by a stockholder pursuant to clause (c) above of this Section 12, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. Except as provided otherwise by applicable law, to be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 120 days prior to the date of the meeting. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

         Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 12. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 12, and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 12.

         Section 13. (a) Unless otherwise provided in the certificate of incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                  (b) Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the corporation in the manner herein required, written consents signed by a sufficient number of stockholders to take action are delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

                  (c) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the General Corporation Law of Delaware.

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ARTICLE III

DIRECTORS

         Section 1. The number of directors of this corporation that shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. The Board of Directors shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible as determined by the Board of Directors, one class to hold office initially for a term expiring at the annual meeting to be held in 2004, another class to hold office initially for a term expiring at the annual meeting of stockholders held in 2005 and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2006, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next election of the class for which such directors were chosen and until their successors are duly elected and qualified or until earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 3. The business of the corporation shall be managed by officers of the corporation under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

         Section 4. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         Section 7. Special meetings of the Board of Directors may be called by the Chairman of the Board or the chief executive officer on two hours’ notice to each director by phone, fax or electronic mail; special meetings shall be called by the Chairman of the Board, the chief executive officer or secretary in like manner and on like notice on the written request of a majority of the Board unless the Board consists of only one director, in which case special meetings shall be called by the Chairman of the Board, the chief executive officer or secretary in like manner and on like notice on the written request of the sole director.

         Section 8. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically

4

provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 10. Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of telephone conference or similar means by which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES OF DIRECTORS

         Section 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

         Section 13. Unless otherwise restricted by the certificate of incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director and may receive stock grants from the corporation. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings as may be determined from time to time by the Board of Directors.

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ARTICLE IV

NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice (except as provided in Section 7 of Article III of these Bylaws), but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone, telegram or facsimile.

         Section 2. Whenever any notice is required to be given under the provisions of applicable statutes or of the certificate of incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

         Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall, at a minimum, include a chief executive officer, a president, a chief financial officer and a secretary. The Board of Directors may elect from among its members a Chairman of the Board. The Board of Directors may also choose one or more vice-presidents, a treasurer, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these Bylaws otherwise provide.

         Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a chief executive officer, a president, a chief financial officer, and a secretary and may choose vice presidents, any number of which offices may be held by the same person, unless the certificate of incorporation or these Bylaws otherwise provide.

         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 4. The salaries of all officers of the corporation shall be fixed by the Board of Directors or any committee established by the Board of Directors for such purpose. The salaries of agents of the corporation shall, unless fixed by the Board of Directors, be fixed by the chief executive officer, the president or any vice-president of the corporation.

         Section 5. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

THE CHAIRMAN OF THE BOARD

         Section 6. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he/she shall be present. He/she shall have and may exercise such powers as are, from time to time, assigned to him/her by the Board and as may be provided by law.

         Section 7. In the absence of the Chairman of the Board, the chief executive officer shall preside at all meetings of the Board of Directors and of the stockholders at which he/she shall be present. He/she shall

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have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law.

THE CHIEF EXECUTIVE OFFICER, PRESIDENT AND SENIOR VICE-PRESIDENTS

         Section 8. The chief executive officer of the corporation shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board, the chief executive officer shall preside at all meetings of the stockholders and the Board of Directors.

         Section 9. The chief executive officer, president or any senior vice president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

         Section 10. In the absence of the chief executive officer or in the event of his inability or refusal to act, the president, if any, shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer. The president shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 11. In the absence of the chief executive officer and president or in the event of their inability or refusal to act, a senior or executive vice-president, if any, (in the event there be more than one senior vice-president, the senior vice-president in the order designated by the directors) shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

         Section 12. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He/she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or chief executive officer, under whose supervision he/she shall be. He/she shall have custody of the corporate seal of the corporation and he/she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 13. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE CHIEF FINANCIAL OFFICER

         Section 14. The chief financial officer shall be the chief financial officer of the corporation, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

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         Section 15. He/she shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as chief financial officer and of the financial condition of the corporation.

         Section 16. If required by the Board of Directors, he/she shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his/her office and for the restoration to the corporation, in case of his/her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his/her control belonging to the corporation.

         Section 17. The treasurer or an assistant treasurer, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the chief financial officer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

         Section 1. Every registered holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board of Directors, or the chief executive officer or the president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him/her in the corporation.

         Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

         If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

         Section 2. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of

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such lost, stolen or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF STOCK

         Section 3. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

         Section 4. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which, except as otherwise set forth in the Delaware General Corporation Law, shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

         Section 5. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

         Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

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CHECKS

         Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

         Section 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

SEAL

         Section 5. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

INDEMNIFICATION

         Section 6. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his or her conduct was unlawful.

                  (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a matter the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 6, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

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                   (d) Any indemnification under subsections (a) and (b) of this Section 6 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 6. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such disinterested directors or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                  (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending a civil or criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by law or in this Section 6, if required by the General Corporation Law of Delaware or the Board of Directors of the corporation. Such expenses (including attorneys fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6 shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the corporation seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (g) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of applicable statutes, the certificate of incorporation or this Section 6.

                  (h) For purposes of this Section 6, (1) references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 6 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (2) references to “other enterprises” shall include employee benefit plans; (3) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (4) references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

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                   (i) In the event of any amendment or addition to Section 145 of the General Corporation Law of Delaware or the addition of any other section to such law that limits indemnification rights thereunder, the corporation shall, to the extent permitted by the General Corporation Law of Delaware, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

ARTICLE VIII

AMENDMENTS

         Section 1. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of holders of at least a majority of the outstanding voting stock of the corporation. These Bylaws may also be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation. The foregoing may occur at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting.

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ANNEX I

EQUITY INCENTIVE PLAN

I-1

Annex I

POLAR HOLDING CORPORATION
EQUITY INCENTIVE PLAN

(effective March ___, 2003)

POLAR HOLDING CORPORATION EQUITY INCENTIVE PLAN	1

POLAR HOLDING CORPORATION

EQUITY INCENTIVE PLAN

ARTICLE I

INTRODUCTION

         1.1          Establishment. Polar Holding Corporation, a Delaware corporation, effective March __, 2003, hereby establishes the Polar Holding Corporation Equity Incentive Plan (the “Plan”) for certain employees of the Company (as defined in subsection 2.1(g)) and certain consultants to the Company. The Plan permits the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (“Code”), non-qualified stock options, restricted stock awards, stock bonuses, stock units, stock appreciation rights, and other stock grants to certain key employees of the Company and to certain consultants to the Company.

         1.2          Purposes. The purposes of the Plan are to provide those individuals who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company’s stockholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees and consultants.

         1.3          Effective Date. The initial effective date of the Plan is March ___, 2003. No Award shall be made to any individual who is or who may be covered by Section 162(m) of the Code until the Plan has been approved by the Company’s stockholders. The Plan shall be approved by the Company’s stockholders to the extent and in the manner such approval is required for compliance with Section 162(m) of the Code, other applicable law, and the rules of the exchange or other market on which the Company’s stock is traded.

ARTICLE II

DEFINITIONS

         2.1          Definitions. The following terms shall have the meanings set forth below:

                  (a)         “Affiliated Corporation” means any corporation or other entity that is affiliated with Polar Holding Corporation through stock ownership or otherwise and is designated as an “Affiliated Corporation” by the Board, provided, however, that for purposes of Incentive Options granted pursuant to the Plan, an “Affiliated Corporation” means any parent or subsidiary of the Company as defined in Section 424 of the Code.

                  (b)         “Award” means an Option, a Restricted Stock Award, a Stock Appreciation Right, a Stock Unit, grants of Stock pursuant to ARTICLE XI or other issuances of Stock hereunder.

                  (c)         “Award Gain” means the gain represented by the product of the excess of the Fair Market Value of the Stock on the date of exercise of an Option over the exercise price of the Option multiplied by the number of Shares subject to the Option, or portion thereof, exercised, without regard to any subsequent increase or decrease in the Fair Market Value of the Stock.

POLAR HOLDING CORPORATION EQUITY INCENTIVE PLAN	1

                   (d)         “Board” means the Board of Directors of Polar Holding Corporation.

                  (e)         “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

                  (f)         “Committee” means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. If applicable, the Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Exchange Act. The Committee shall select Participants from Eligible Employees and Eligible Consultants of the Company and shall determine the Awards to be made pursuant to the Plan and the terms and conditions thereof.

                  (g)         “Company” means Polar Holding Corporation and the Affiliated Corporations.

                  (h)         “Disabled” or “Disability” shall have the meaning given to such terms in Section 22(e)(3) of the Code.

                  (i)         “Effective Date” means the original effective date of the Plan, March ___, 2003.

                  (j)         “Eligible Consultants” means those consultants (including non-employee directors) to the Company who are determined, by the Committee, to be individuals whose services are important to the Company and who are eligible to receive Awards, other than Incentive Options, under the Plan.

                  (k)         “Eligible Employees” means those employees (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary or division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business. For purposes of the Plan, an employee is any individual who provides services to the Company or any subsidiary or division thereof as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to Section 3401 of the Code. Employee shall not include any individual (A) who provides services to the Company or any subsidiary or division thereof under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor or (B) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to Section 3401 of the Code even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding. Leased employees shall not be treated as employees under this Plan.

                  (l)         “Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

                  (m)         “Fair Market Value” means, as of a given date, (i) the closing price of a Share on the principal stock exchange on which the Stock is then trading, if any (or as reported on any composite index that includes such principal exchange) on such date, or if the Stock was not traded on such date, then on the next preceding date on which a trade occurred; or (ii) if the Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Stock on such date as reported by Nasdaq or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a Share shall be determined by the Committee acting in good faith. If, upon exercise of an Option, the exercise price is paid by a broker’s transaction as provided in subsection 7.2(f)(ii)(D), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

POLAR HOLDING CORPORATION EQUITY INCENTIVE PLAN	2

                  (n)         “Incentive Option” means an Option designated as such and granted in accordance with Section 422 of the Code.

                  (o)         “Non-Qualified Option” means any Option other than an Incentive Option.

                  (p)         “Option” means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

                  (q)         “Option Agreement” shall have the meaning given to such term in Section 7.2 hereof.

                  (r)         “Option Holder” means a Participant who has been granted one or more Options under the Plan.

                  (s)         “Option Period” means the period of time, determined by the Committee, during which an Option may be exercised by the Option Holder.

                  (t)         “Option Price” means the price at which each Share subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

                  (u)         “Participant” means an Eligible Employee or Eligible Consultant designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan.

                  (v)         “Restricted Stock Award” means an award of Stock granted to a Participant pursuant to Article ARTICLE VIII that is subject to certain restrictions imposed in accordance with the provisions of such Section.

                  (w)         “Securities Act” means the Securities Act of 1933, as it may be amended from time to time.

                  (x)         “Share” means one share of Stock.

                  (y)         “Stock” means the $.001 par value common stock of Polar Holding Corporation.

                  (z)         Stock Appreciation Right means the right, granted by the Committee pursuant to the Plan, to receive a payment equal to the increase in Fair Market Value of a Share of Stock subsequent to the grant of such Award.

                  (aa)         “Stock Bonus” means either an outright grant of Stock or a grant of Stock subject to and conditioned upon certain employment or performance related goals.

                  (bb)         “Stock Unit” means a measurement component equal to the Fair Market Value of one Share of stock on the date for which a determination is made pursuant to the provision of this Plan.

         2.2          Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

POLAR HOLDING CORPORATION EQUITY INCENTIVE PLAN	3

ARTICLE III

PLAN ADMINISTRATION

         The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees and Eligible Consultants, determine the Awards to be made pursuant to the Plan, including the number of Options, Restricted Stock Awards, Stock Units, Stock Appreciation Rights, Stock Bonuses, or other Shares to be issued thereunder and the time at which such Awards are to be made, fix the Option Price, period and manner in which an Option becomes exercisable, establish the period and manner in which Stock Appreciation Rights may become exercisable and the manner in which such exercises are payable, establish the duration and nature of Restricted Stock Award restrictions, establish the terms and conditions applicable to Stock Bonuses and Stock Units, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein; provided, however, that Eligible Consultants shall not be eligible to receive Incentive Options. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

ARTICLE IV

STOCK SUBJECT TO THE PLAN

         4.1          Number of Shares. The maximum aggregate number of Shares that may be issued under the Plan pursuant to Awards is [15,000,000] Shares. Upon exercise of an option (whether granted under this Plan or otherwise), the Shares issued upon exercise of such option shall no longer be considered to be subject to an outstanding Award or option for purposes of the immediately preceding sentence. Notwithstanding anything to the contrary contained herein, no Award granted hereunder shall become void or otherwise be adversely affected solely because of a change in the number of Shares of the Company that are issued and outstanding from time to time, provided that changes to the issued and outstanding Shares may result in adjustments to outstanding Awards in accordance with the provisions of this ARTICLE IV. The maximum number of Shares that may be issued under Incentive Options is [15,000,000] Shares. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by the Company. Such maximum numbers may be increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, stockholder approval is required. The Company shall at all times during the term of the Plan and while any Options or other Awards are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

         4.2          Limit on Option and Stock Appreciation Right Grants. The maximum number of Shares with respect to which a Participant may receive Options or Stock Appreciation Rights under the Plan during the term of the Plan is [2,000,000] Shares. The maximum number may be increased from time to time by approval of the Board and by the stockholders of the Company. No Options or Stock

POLAR HOLDING CORPORATION EQUITY INCENTIVE PLAN	4

Appreciation Rights may be granted with respect to any increased number of Shares until such increase has been approved by the stockholders. Stockholder approval shall not be required for increases solely pursuant to Section 4.4 below.

         4.3          Other Shares of Stock. Any Shares that are subject to an Option that expires or for any reason is terminated unexercised, any Shares that are subject to an Award (other than an Option) and that are forfeited, and any Shares withheld for the payment of taxes or received by the Company as payment of the exercise price of an Option shall automatically become available for use under the Plan, provided, however, that no more than [15,000,000] Shares may be issued under Incentive Options.

         4.4          Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Awards may be granted under the Plan, (ii) the Shares then included in each outstanding Award granted hereunder, (iii) the maximum number of Shares available for grant to any one person in a calendar year pursuant to Section 4.2, and (iv) the maximum number of Shares available for grant pursuant to Incentive Options.

         4.5          Other Distributions and Changes in the Stock. If

                  (a)         the Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (excluding cash or distributions referred to in Section 4.4), or

                  (b)         the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional Shares thereof or for any other securities of the Company, or

                  (c)         there shall be any other change (except as described in Section 4.4) in the number or kind of outstanding Shares or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of Shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this Section 4.5, pursuant to Section 8.3 below, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock after such Restricted Stock Award was granted upon the Participant’s becoming a holder of record of the Stock.

         4.6          General Adjustment Rules. No adjustment or substitution provided for in this ARTICLE IV shall require the Company to sell a fractional Share under any Option, or otherwise issue a fractional Share, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional Share. In the case of any such substitution or adjustment, the aggregate Option Price for the total number of Shares then subject to an Option shall remain unchanged but the

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Option Price per Share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of Shares or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment.

         4.7          Determination by the Committee, Etc. Adjustments under this ARTICLE IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

ARTICLE V

CORPORATE REORGANIZATION; CHANGE IN CONTROL

         5.1          Adjustment of Awards. Upon the occurrence of a Corporate Transaction (as defined in Section 5.3), the Committee may take any one or more of the following actions with respect to outstanding Awards:

                  (a)         Provide that any or all Options and Stock Appreciation Rights shall become fully exercisable regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied;

                  (b)         Provide that any or all restrictions with respect to Restricted Stock and other Awards shall lapse;

                  (c)         Provide that any or all Stock Units shall become payable;

                  (d)         Provide for the assumption or substitution of any or all Awards as described in Section 5.2;

                  (e)         Make any other provision for outstanding Awards as the Committee deems appropriate.

The Committee may provide that any Awards that are outstanding at the time the Corporate Transaction is closed shall expire at the time of the closing. The Committee need not take the same action with respect to all outstanding Awards or to all outstanding Awards of the same type.

         5.2          Assumption or Substitution of Options and Other Awards. The Company, or the successor or purchaser, as the case may be, may make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options and/or (b) the Company, or the successor or purchaser, as the case may be, may make adequate provision for the equitable adjustment of outstanding Awards (other than Options).

         5.3          Corporate Transaction. A Corporate Transaction shall include the following:

                  (a)         Merger; Reorganization: the merger or consolidation of the Company with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of the Company (other than a consolidation, merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding Shares of Stock); or

                  (b)         Sale: the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as a holding

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company of an entity or entities that conduct the business or businesses formerly conducted by the Company);

                  (c)         Liquidation: the dissolution or liquidation of the Company;

                  (d)         Change in Control: a “Change in Control” shall be deemed to have occurred if either (i) any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (A) the then-outstanding Stock (“Outstanding Shares”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Power”) or (ii) at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

                  (e)         Other Transactions: any other transaction that the Board determines by resolution to be a Corporate Transaction.

ARTICLE VI

PARTICIPATION

         The Committee shall, from time to time and in its sole discretion, designate the Eligible Employees and Eligible Consultants who shall become Participants in the Plan. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

ARTICLE VII

OPTIONS

         7.1          Grant of Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option; provided, however, that only Non-Qualified Options may be granted to Eligible Consultants. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of

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Shares for which any other Option may be exercised. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

         7.2          Stock Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option certificate or agreement (an “Option Agreement”). An Option Agreement shall be issued by the Company in the name of the Participant to whom the Option is granted (the “Option Holder”) and in such form as may be approved by the Committee. The Option Agreement shall incorporate and conform to the conditions set forth in this Section 7.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

                  (a)         Number of Shares. Each Option Agreement shall state that it covers a specified number of Shares of Stock, as determined by the Committee.

                  (b)         Price. The price at which each Share covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Agreement, but in no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date the Option is granted (or the price determined under Section 7.3(b) for ten percent stockholders).

                  (c)         Duration of Options; Restrictions on Exercise. Each Option Agreement shall state the Option Period. The Option Period must end, in all cases, not more than ten years from the date the Option is granted. The Option Agreement shall also set forth any installment or other restrictions on exercise of the Option during such period, if any, as may be determined by the Committee. Each Option shall become exercisable (vest) over such period of time, if any, or upon such events, as determined by the Committee.

                  (d)         Termination of Services, Death, Disability, Etc. The Committee may specify the period, if any, during which an Option may be exercised following termination of the Option Holder’s services. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company’s discretion with respect to the termination of any individual’s services. If the Committee does not otherwise specify, the following shall apply:

                           (i)         If the services of the Option Holder are terminated within the Option Period for “cause”, as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), “cause” shall mean willful misconduct, a willful failure to perform the Option Holder’s duties, insubordination, theft, dishonesty, conviction of a felony or any other willful conduct that is materially detrimental to the Company or such other cause as the Board in good faith reasonably determines provides cause for the discharge of an Option Holder.

                           (ii)         If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder within one year following the Option Holder’s termination of services on account of Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Option Holder’s termination of services because of Disability.

                           (iii)         If the Option Holder dies during the Option Period while still performing services for the Company or within the one year period referred to in (ii) above or the three-month period referred to in (iv) below, the Option may be exercised by those entitled to do so under the Option Holder’s will or by the laws of descent and distribution within one year following the Option Holder’s death, (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Option Holder’s death.

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                            (iv)         If the services of the Option Holder are terminated (which for this purpose means that the Option Holder is no longer employed by the Company or performing services for the Company) by the Company within the Option Period for any reason other than cause, Disability, or death, the Option may be exercised by the Option Holder within three (3) months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of termination of services.

                  (e)         Consideration for Grant of Option. Each Option Holder agrees to remain in the employment of the Company or to continue providing consulting services to the Company, as the case may be, at the pleasure of the Company, for a continuous period of at least one year after the date the Option is granted, at the rate of compensation in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company. Nothing in this paragraph shall limit or impair the Company’s right to terminate the employment of any employee or to terminate the consulting services of any consultant.

                  (f)         Exercise, Payments, Etc.

                           (i)         Manner of Exercise. The method for exercising each Option granted hereunder shall be by delivery to the Company of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of the Company within thirty (30) days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of Shares as to which the Option is exercised is paid to the Company in full. If the Option Price is paid by means of a broker’s transaction described in subsection 7.2(f)(ii)(D), in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker’s transaction was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by the Company regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Options on less than all Shares evidenced by an Option Certificate are exercised, the Company shall deliver a new Option Certificate evidencing the Option on the remaining Shares upon delivery of the Option Certificate for the Option being exercised.

                           (ii)         The exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee upon the request of the Option Holder:

                                    (A)         in cash;

                                    (B)         by certified check, cashier’s check or other check acceptable to the Company, payable to the order of the Company;

                                    (C)         by delivery to the Company of certificates representing the number of Shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that no Option may be exercised by delivery to the Company of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six (6) months; for purposes of this Plan, the Fair Market Value of any Shares of Stock delivered in payment of the

POLAR HOLDING CORPORATION EQUITY INCENTIVE PLAN	9

purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or

                                    (D)         by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price.

                  (g)         Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

                  (h)         Withholding.

                           (i)         Non-Qualified Options.Upon exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of Shares of Stock or by withholding Stock to be issued under the Option, as provided in Section 17.2.

                           (ii)         Incentive Options.If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company’s principal place of business of the date of such disposition, the number of Shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

         7.3          Restrictions on Incentive Options.

                  (a)         Initial Exercise. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option and Incentive Options shall be taken into account in the order granted.

                  (b)         Ten Percent Stockholders. Incentive Options granted to an Option Holder who is the holder of record of 10% or more of the outstanding Stock of the Company shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

         7.4          Transferability.

                  (a)         General Rule: No Lifetime Transfers. An Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. An Option shall be exercisable during the Option Holder’s lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Option Holder’s guardian or legal representative shall have all of the rights of the Option Holder under this Plan.

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                   (b)         InterVivos Transfer to Certain Family Members. The Committee may, however, provide at the time of grant or thereafter that the Option Holder may transfer a Non-Qualified Option to a member of the Option Holder’s immediate family, a trust of which members of the Option Holder’s immediate family are the only beneficiaries, or a partnership of which members of the Option Holder’s immediate family or trusts for the sole benefit of the Option Holder’s immediate family are the only partners (the “InterVivos Transferee”). Immediate family means the Option Holder’s spouse, issue (by birth or adoption), parents, grandparents, siblings (including half brothers and sisters and adopted siblings) and nieces and nephews. No transfer shall be effective unless the Option Holder shall have notified the Company of the transfer in writing and has furnished a copy of the documents that effect the transfer to the Company. The InterVivos Transferee shall be subject to all of the terms of this Plan and the Option, including, but not limited to, the vesting schedule, termination provisions, and the manner in which the Option may be exercised. The Committee may require the Option Holder and the InterVivos Transferee to enter into an appropriate agreement with the Company providing for, among other things, the satisfaction of required tax withholding with respect to the exercise of the transferred Option and the satisfaction of any Stock retention requirements applicable to the Option Holder, together with such other terms and conditions as may be specified by the Committee. Except to the extent provided otherwise in such agreement, the InterVivos Transferee shall have all of the rights and obligations of the Option Holder under this Plan; provided that the InterVivos Transferee shall not have any Stock withheld to pay withholding taxes pursuant to Section 17.2 unless the agreement referred to in the preceding sentence specifically provides otherwise.

                  (c)         No Transfer of ISOs. During the Option Holder’s lifetime the Option Holder may not transfer an Incentive Option under any circumstances.

                  (d)         No Assignment. No right or interest of any Option Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except as set forth above.

         7.5          Stockholder Privileges. No Option Holder shall have any rights as a stockholder with respect to any Shares covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in ARTICLE IV.

ARTICLE VIII

RESTRICTED STOCK AWARDS

         8.1          Grant of Restricted Stock Awards. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares of Stock. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee.

         8.2          Restrictions. A Participant’s right to retain a Restricted Stock Award granted to him under Section 8.1 shall be subject to such restrictions, including but not limited to his continuous employment by or performance of services for the Company for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a

POLAR HOLDING CORPORATION EQUITY INCENTIVE PLAN	11

Restricted Stock Award. In the event of the death or Disability of a Participant, or the retirement of a Participant in accordance with the Company’s established retirement policy, all required periods of service and other restrictions applicable to Restricted Stock Awards then held by him shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment or services completed at the time of termination of services from the grant of each Award to the total number of months of employment or continued services required for such Award to be fully nonforfeitable, and such portion of each such Award shall become fully nonforfeitable. The remaining portion of each such Award shall be forfeited and shall be immediately returned to the Company. If a Participant’s employment or consulting services terminate for any other reason, any Restricted Stock Awards as to which the period for which services are required or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all Shares of Stock related thereto shall be immediately returned to the Company.

         8.3          Privileges of a Stockholder, Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this ARTICLE VIII upon his becoming the holder of record of such Stock; provided, however, that the Participant’s right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of Section 13.2.

         8.4          Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:

                  (a)         Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

                  (b)         Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

ARTICLE IX

STOCK UNITS

         A Participant may be granted a number of Stock Units determined by the Committee. The number of Stock Units, the goals and objectives to be satisfied with respect to each grant of Stock Units, the time and manner of payment for each Stock Unit, and the other terms and conditions applicable to a grant of Stock Units shall be determined by the Committee.

ARTICLE X

STOCK APPRECIATION RIGHTS

         10.1          Persons Eligible. The Committee, in its sole discretion, may grant Stock Appreciation Rights to Eligible Employees or Eligible Consultants.

         10.2          Terms of Grant. The Committee shall determine at the time of the grant of a Stock Appreciation Right the time period during which the Stock Appreciation Right may be exercised and any other terms that shall apply to the Stock Appreciation Right.

         10.3          Exercise. A Stock Appreciation Right shall entitle a Participant to receive a number of Shares of Stock (without any payment to the Company, except for applicable withholding taxes), cash, or

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Stock and cash, as determined by the Committee in accordance with Section 10.4 below. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. A Participant desiring to exercise a Stock Appreciation Right shall give written notice of such exercise to the Company, which notice shall state the proportion of Stock and cash that the Participant desires to receive pursuant to the Stock Appreciation Right exercised. Upon receipt of the notice from the Participant, the Company shall deliver to the person entitled thereto (i) a certificate or certificates for Stock and/or (ii) a cash payment, in accordance with Section 10.4 below. The date the Company receives written notice of such exercise hereunder is referred to in this ARTICLE X as the “exercise date”. The delivery of Stock or cash received pursuant to such exercise shall take place at the principal offices of the Company within 30 days following delivery of such notice.

         10.4          Number of Shares or Amount of Cash. Subject to the discretion of the Committee to substitute cash for Stock, or Stock for cash, the number of Shares that may be issued pursuant to the exercise of a Stock Appreciation Right shall be determined by dividing: (a) the total number of Shares of Stock as to which the Stock Appreciation Right is exercised, multiplied by the amount by which the Fair Market Value of one Share of Stock on the exercise date exceeds the Fair Market Value of one Share of Stock on the date of grant of one Share of Stock Appreciation Right, by (b) the Fair Market Value of one Share of Stock on the exercise date; provided, however, that fractional Shares shall not be issued and in lieu thereof, a cash adjustment shall be paid. In lieu of issuing Stock upon the exercise of a Stock Appreciation Right, the Committee in its sole discretion may elect to pay the cash equivalent of the Fair Market Value of the Stock on the exercise date for any or all of the Shares of Stock that would otherwise be issuable upon exercise of the Stock Appreciation Right.

         10.5          Effect of Exercise. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding Options or Stock Appreciation Rights that were granted in tandem with such Stock Appreciation Rights and Options.

         10.6          Termination of Services. Upon the termination of the services of a Participant, any Stock Appreciation Rights then held by such Participant shall be exercisable within the time periods, and upon the same conditions with respect to the reasons for termination of services, as are specified in Section 7.2(d) with respect to Options.

ARTICLE XI

STOCK BONUSES

         The Committee may award Stock Bonuses to such Participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock Bonuses may be either outright grants of Stock, or may be grants of Stock subject to and conditioned upon certain employment or performance related goals.

ARTICLE XII

OTHER COMMON STOCK GRANTS

         From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire Shares of Stock, whether by purchase, outright grant, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan and all Shares of Stock issued pursuant to such arrangements shall be issued under this Plan.

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ARTICLE XIII

RIGHTS OF PARTICIPANTS

         13.1          Service. Nothing contained in the Plan or in any Option, or other Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by, or consulting relationship with, the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at the time.

         13.2          Nontransferability of Awards Other Than Options. Except as provided otherwise at the time of grant or thereafter, no right or interest of any Participant in a Stock Appreciation Right, a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), a Stock Unit, Stock Bonus, or other Award (excluding Options) granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant’s death, a Participant’s rights and interests in Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock Bonuses and other Awards shall, to the extent provided in ARTICLE VII, ARTICLE VIII, ARTICLE IX, ARTICLE X and ARTICLE XI, be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant’s legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

         13.3          No Plan Funding. Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company, and shall be only general creditors of the Company.

ARTICLE XIV

GENERAL RESTRICTIONS

         14.1          Investment Representations. The Company may require any person to whom an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or Stock Bonus is granted, as a condition of exercising such Option or Stock Appreciation Right, or receiving such Restricted Stock Award, Stock Unit, or Stock Bonus, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

         14.2          Compliance with Securities Laws. Each Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, and Stock Bonus grant shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or Stock Bonus grant upon any securities exchange or under any state or federal law, or the consent or approval of any

POLAR HOLDING CORPORATION EQUITY INCENTIVE PLAN	14

governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit or Stock Bonus grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

         14.3          Changes in Accounting Rules. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units or other Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights, outstanding Restricted Stock Awards, outstanding Stock Units and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.

ARTICLE XV

OTHER EMPLOYEE BENEFITS

The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of Shares received upon such exercise, the vesting of any Restricted Stock Award, receipt of Stock Bonuses, distributions with respect to Stock Units, or the grant of Stock shall not constitute “earnings” or “compensation” with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

ARTICLE XVI

PLAN AMENDMENT, MODIFICATION AND TERMINATION

         The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

         No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock Bonuses or other Award theretofore granted under the Plan, without the consent of the Participant holding such Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock Bonuses or other Awards.

ARTICLE XVII

WITHHOLDING

         17.1          Withholding Requirement. The Company’s obligations to deliver Shares of Stock upon the exercise of any Option or Stock Appreciation Right, the vesting of any Restricted Stock Award, payment with respect to Stock Units, or the grant of Stock shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and other tax withholding requirements.

POLAR HOLDING CORPORATION EQUITY INCENTIVE PLAN	15

         17.2          Withholding With Stock. At the time the Committee grants an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, or other Award, or at any time thereafter, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing (a) to have the Company withhold from Shares otherwise issuable to the Participant, Shares having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant; provided however, that the amount of Stock so withheld shall not exceed the minimum amount required to be withheld under the method of withholding that results in the smallest amount of withholding, or (b) to transfer to the Company a number of Shares that were acquired by the Participant more than six months prior to the transfer to the Company and that have a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Committee. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). Any such elections by Participants to have Shares withheld for this purpose will be subject to the following restrictions:

                  (a)         All elections must be made prior to the Tax Date.

                  (b)         All elections shall be irrevocable.

                  (c)         If the Participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act (“Section 16”), the Participant must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

ARTICLE XVIII

REQUIREMENTS OF LAW

         18.1          Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

         18.2          Federal Securities Law Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the Exchange Act, to qualify the Award for any exception from the provisions of Section 16(b) of the Exchange Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award or other document evidencing or accompanying the Award.

         18.3          Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

ARTICLE XIX

DURATION OF THE PLAN

         Unless sooner terminated by the Board of Directors, the Plan shall terminate at the close of business on March ____, 2013 and no Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, or other Award shall be granted after such termination. Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock Bonuses, or other Awards outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.

POLAR HOLDING CORPORATION EQUITY INCENTIVE PLAN	16

Dated:_________________, _____

POLAR HOLDING CORPORATION a Delaware corporation
By:

Title:

POLAR HOLDING CORPORATION EQUITY INCENTIVE PLAN	17

MURDOCK COMMUNICATIONS CORPORATION

1

                           POLAR MOLECULAR CORPORATION
                        4600 S. Ulster Street, Suite 940
                                Denver, CO 80237

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 17, 2003

          This Proxy is solicited on Behalf of the Board of Directors.

     The undersigned hereby appoints Mark L. Nelson or Richard J. Socia, or either of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Special Meeting of Stockholders of POLAR
MOLECULAR CORPORATION ("POLAR") to be held on June 17, 2003, at 10:00 a.m. at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver
CO, 80203, and at any adjournments or postponements thereof, and to vote thereat all the shares of common stock, without par value, held of record by the undersigned at the close of business on May 7, 2003, with all the power that the undersigned would possess if personally present.

     The Board of Directors recommends a vote "FOR" the approval of Proposal 1.
If not otherwise specified, this proxy will be voted pursuant to the Board of
Directors' recommendation.

1.   PROPOSAL to approve and adopt the Agreement and Plan of Merger dated as of
     December 19, 2001, as amended, by and among Murdock Communications
     Corporation, MCC Merger Sub Corporation ("MCC") and Polar and the merger of
     MCC with and into Polar, with Polar continuing as the surviving entity.

       [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

2.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof, upon matters incident to the conduct of the meeting.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Signature(s):                                   Date:                     , 2003
              -----------------------------           --------------------

              -----------------------------

Title:
              -----------------------------

NOTE: Please sign this proxy as your name appears hereon, including the title
"Executor," "Trustee," etc. if such is indicated. If joint account, each joint owner should each sign. If stock is held by a corporation, this proxy should be executed by a proper officer thereof.

                       MURDOCK COMMUNICATIONS CORPORATION
                                 701 Tama Street
                                Marion, IA 52302

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 17, 2003

          This Proxy is solicited on Behalf of the Board of Directors.

     The undersigned hereby appoints Eugene I. Davis or Wayne Wright, or either of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Special Meeting of Stockholders of MURDOCK COMMUNCATIONS
CORPORATION ("MURDOCK") to be held on June 17, 2003, at 11:00 a.m. at Arenson
Law Offices, American Building, Suite 904, 101 Second Street S.E, Cedar Rapids,
IA, 52401, and at any adjournments or postponements thereof, and to vote thereat all the shares of common stock, without par value, held of record by the undersigned at the close of business on May 7, 2003, with all the power that the undersigned would possess if personally present.

     The Board of Directors recommends a vote "FOR" the approval of Proposals 1,
2 and 3 and "FOR" the election of each of the seven nominees for director listed under Proposal 4. If not otherwise specified, this proxy will be voted pursuant to the Board of Directors' recommendation.

1.   PROPOSAL to approve the Agreement and Plan of Merger dated as of December
     19, 2001, as amended, by and among Murdock, MCC Merger Sub Corporation
     ("MCC") and Polar Molecular Corporation ("Polar") and the merger of MCC with and into Polar, with Polar continuing as the surviving entity.

         [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

2.   PROPOSAL to approve the reincorporation of Murdock as a Delaware corporation, including a change of Murdock's name to "Polar Molecular
     Holding Corporation" and an increase in the number of authorized shares of our common stock from 40,000,000 to 200,000,000 and an increase in the number of authorized shares of preferred stock from 1,000,000 to
     50,000,000.

         [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

3.   PROPOSAL to approve and adopt a new equity incentive plan.

         [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

4.   PROPOSAL to elect each of the seven directors set forth below to serve until the next annual meeting of stockholders.

     Nominee:

         Mark L. Nelson

         Richard J. Socia
         Charles Eisenstein
         Chandra B. Prakash, Ph.D.
         Alan L. Smith
         Gilbert Chapelet
         Wayne Wright

     [ ] FOR all nominees (except as marked to the contrary)

     [ ] WITHHOLD AUTHORITY to vote for all nominees listed

To withhold authority for any individual nominee, strike through his name above.

5.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof, upon matters incident to the conduct of the meeting.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Joint Proxy Statement/Prospectus, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

PLEASE DATE AND SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS HEREON AND RETURN
IT IN THE ENCLOSED ENVELOPE. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE
VOTED TO GRANT AUTHORITY TO APPROVE THE AGREEMENT AND PLAN OF MERGER, APPROVE
THE REINCORPORATION TRANSACTION, APPROVE AND ADOPT THE EQUITY INCENTIVE PLAN,
AND ELECT THE NOMINEES AS DIRECTORS. IF OTHER MATTERS COME BEFORE THE MEETING,
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES
APPOINTED.

Signature(s):                                           Date:             , 2003
              ---------------------------------------        -------------

              ---------------------------------------
Title:
              ---------------------------------------

NOTE: Please sign this proxy as your name appears hereon, including the title
"Executor," "Trustee," etc. if such is indicated. If joint account, each joint owner should each sign. If stock is held by a corporation, this proxy should be executed by a proper officer thereof.